As filed with the Securities and Exchange Commission on October 18, 2013

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Monitronics International, Inc.*

(Exact name of registrant as specified in its charter)

Texas	7380	74-2719343
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Numbers)

2350 Valley View Lane, #100

Dallas, Texas 75234

(972) 243-7443

(Address, including zip code, and telephone number,

including area code, of registrants’ principal executive offices)

William E. Niles

Executive Vice President, General Counsel and Secretary

Ascent Capital Group, Inc.

5251 DTC Parkway, Suite 1000

Greenwood Village, CO 80111

(303) 628-5603

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Renee Wilm, Esq.

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112-4498

(212) 408-2503

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable following the effectiveness of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrants are large accelerated filers, accelerated filers, non-accelerated filers, or smaller reporting companies. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filers ☐	Accelerated filers ☐	Non-accelerated filers ☒	Smaller reporting companies ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

* Includes certain subsidiaries of Monitronics International, Inc. identified on the following page.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
9.125% Senior Notes due 2020	$175,000,000	100%	$175,000,000	$22,540
Guarantees of 9.125% Senior Notes due 2020(2)	—	—	—	—

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2) No separate consideration will be received for the guarantees, and no separate fee is payable pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBSIDIARY GUARANTORS

Exact Name of Registrant as specified in its Charter*	State or Other jurisdiction of Incorporation or Organization	I.R.S. Employer Identification
Monitronics Canada, Inc.	Delaware	20-4729545
Monitronics Funding LP	Delaware	20-8306754
Monitronics Security LP	Delaware	20-8306524
MI Servicer LP, LLC	Delaware	—
MIBU Servicer, Inc.	Delaware	20-8305978
Platinum Security Solutions, Inc.	Delaware	45-1273850
Security Networks LLC	Florida	65-0988893
Security Networks Acceptance LLC	Delaware	26-1399183

* The address for each registrant’s principal executive office is 2350 Valley View Lane, #100 Dallas, Texas 75234.

The information in this prospectus is not complete and may be changed. We may not commence the exchange offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2013

PROSPECTUS

Monitronics International, Inc.

Offer to Exchange

up to $175,000,000 Principal Amount of

9.125% Senior Notes due 2020

that have been registered under the Securities Act of 1933

for

a Like Principal Amount of

9.125% Senior Notes due 2020

that have not been registered under the Securities Act of 1933

This Exchange Offer will expire at 5:00 P.M.,

New York City time, on [                  ], 2013, unless extended.

We are offering to exchange up to $175,000,000 aggregate principal amount of our registered 9.125% Senior Notes due 2020, or the “exchange notes,” for any and all of the unregistered 9.125% Senior Notes due 2020, or the “original notes,” that we issued in a private offering on July 17, 2013. The notes will be governed by the indenture governing our existing $410,000,000 aggregate principal amount of 9.125% Senior Notes due 2020 issued on March 23, 2012 (the “existing notes” and, unless the context requires otherwise, together with the original notes and the exchange notes offered hereby, the “notes”). We refer to this exchange as the “exchange offer.” The exchange notes are substantially identical to the original notes, except the exchange notes are registered under the Securities Act of 1933, as amended, or the “Securities Act,” and the transfer restrictions and registration rights, and related special interest provisions, applicable to the original notes will not apply to the exchange notes. The exchange notes will represent the same debt as the original notes and we will issue the exchange notes under the same indenture used in issuing the original notes. If you fail to tender your original notes, you will continue to hold unregistered notes that you will not be able to transfer freely.

No public market currently exists for the original notes or the exchange notes.

Terms of the exchange offer:

·                  The exchange offer expires at 5:00 p.m., New York City time, on [                    ], 2013, unless we extend it.

·                  We will exchange all outstanding original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes. All interest due and payable on the original notes will become due on the same terms under the exchange notes.

·                  You may withdraw your tender of original notes at any time prior to the expiration of the exchange offer.

·                  The exchange offer is subject to customary conditions, which we may waive.

·                  The exchange of exchange notes for original notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption “Material United States Federal Income Tax Considerations” on page 136 for more information.

See “Risk Factors” beginning on page 21 for a discussion of risks you should consider in connection with the exchange offer and an investment in the exchange notes.

We qualify as an “emerging growth company,” as such term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).  However, we will not be taking advantage of the exemptions afforded to “emerging growth companies” under the JOBS Act.  Please see “Summary—Emerging Growth Company Status” for more information regarding this decision and our qualification as an “emerging growth company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                      ], 2013.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN THE LETTER OF TRANSMITTAL ACCOMPANYING THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY INFORMATION OR REPRESENT ANYTHING ABOUT US, OUR PARENT ASCENT CAPITAL GROUP, INC. OR THIS PROSPECTUS THAT IS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. IF GIVEN OR MADE, ANY SUCH OTHER INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.  WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE ACCURACY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. WE ARE NOT MAKING AN OFFER TO EXCHANGE THESE NOTES IN ANY JURISDICTION WHERE SUCH OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS (OR, IN THE CASE OF DOCUMENTS INCORPORATED BY REFERENCE HEREIN, THE DATE OF THE FILING OF ANY SUCH DOCUMENT). OUR BUSINESS, FINANCIAL CONDITIONS, RESULTS OF OPERATIONS AND PROSPECTUS MAY HAVE CHANGED SINCE SUCH DATE(S).

Each broker-dealer that receives exchange notes in exchange for original notes acquired for its own account as a result of market making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by broker-dealers in connection with such resales. We have agreed to make this prospectus available for a period ending on the earlier of 120 days from the effective date of the registration statement of which this prospectus forms a part and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. In addition, until [                    ], 2013 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. See “Plan of Distribution.”

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INDUSTRY AND MARKET DATA AND FORECASTS

Market and industry data used throughout this prospectus is based on the good faith estimates of management, which in turn are based upon management’s review of internal surveys, independent industry surveys and publications and other publicly available information. Although we believe that these third-party sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. Similarly, internal company surveys, while believed by us to be reliable, have not been verified by any independent sources.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, as presented in this prospectus, is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). It is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as measures of our liquidity. The Securities and Exchange Commission (the “SEC”) has adopted rules to regulate the use, in filings with the SEC and in other public disclosures, of “non-GAAP financial measures.”

For purposes of this prospectus, Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts and dealer network), realized and unrealized gain/(loss) on derivative instruments, restructuring charges, stock-based and other non-cash long-term incentive compensation, and other non-cash or nonrecurring charges. See “Summary—Monitronics Summary Historical Consolidated Financial Data and Operating Data,” “—Security Networks Summary Historical Consolidated Financial Data,” and “—Summary Unaudited Pro Forma Consolidated Financial Data.”

We believe that Adjusted EBITDA is an important indicator of the operational strength and performance of our business, including our business’ ability to fund our ongoing acquisition of subscriber accounts, our capital expenditures and to service our debt. In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which our covenants are calculated under the agreements governing certain of our debt obligations. The covenants in the indenture governing the notes are based upon an Adjusted EBITDA calculation (which may differ from the one described above and elsewhere herein) for our most recently completed fiscal quarter, annualized, at the time of determination. Adjusted EBITDA does not represent cash flow from operations as defined by GAAP, should not be construed as an alternative to net income or loss and is indicative neither of the results of our operations nor of cash flows available to fund all of our cash needs. It is, however, a measurement that we believe is useful to investors in analyzing our operating performance. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by us should not be compared to any similarly titled measures reported by other companies.

Our presentation of Adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

·                  it does not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

·                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

·                  it does not reflect income tax expense, and, because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate;

·                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements or improvements;

·                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

·                  it does not measure our liquidity; and

·                  it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to our company to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under the indenture governing the notes and our senior secured credit facility (the “Credit Facility”). Rather, Adjusted EBITDA should be considered together with other comparative tools, including GAAP measures, to assist in an evaluation of our operating performance. Such GAAP measures include operating income (loss), net income (loss), cash flows from operating activities and cash flow data. Investors should not place undue reliance on Adjusted EBITDA or ratios calculated using Adjusted EBITDA. Our GAAP-based measures can be found in the consolidated financial statements and the related notes thereto included elsewhere in this prospectus and incorporated by reference herein. In addition, please see “Summary—Monitronics Summary Historical Consolidated Financial Data and Operating Data,” “—Security Networks Summary Historical Consolidated Financial Data,” “—Summary Unaudited Pro Forma Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” for a reconciliation of Adjusted EBITDA to net income (loss), which management believes to be the most closely comparable financial measure calculated in accordance with GAAP.

TRADEMARKS

We own all United States rights in the “MONITRONICS” trademark and other United States trademarks related thereto. Security Networks LLC owns all United States rights in the “SECURITY NETWORKS” trademark and other United States trademarks related thereto.

NON-RELIANCE ON ASCENT PUBLIC FILINGS

We are a direct wholly-owned subsidiary of Ascent Capital Group, Inc. (formerly known as Ascent Media Corporation) (“Ascent”). Ascent is a company whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is therefore required to file periodic and current reports and other materials with the SEC. While such information is available, investors are cautioned that Ascent is not the issuer of the notes and is not otherwise a guarantor or obligor (contingent or otherwise) with respect to the notes, and no assets of Ascent and its direct and indirect subsidiaries other than our assets and the assets of the guarantors will be available to satisfy our obligations under the notes. Therefore, you are directed to rely solely on this prospectus in making your decision with respect to the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements made in this prospectus and in the documents incorporated by reference herein that are not statements of historical fact, including statements about our beliefs of future events and of our future financial performance, are forward-looking statements and should be evaluated as such. In some cases, you can identify these forward-looking statements by words such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will,” or the negative of those and other comparable words. These forward-looking statements are no guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate, many of which are beyond our control. Factors that may cause such differences to occur include, but are not limited to:

·                  general business conditions and industry trends;

·                  macroeconomic conditions and their effect on the general economy and on the U.S. housing market, in particular single family homes which represent our largest demographic;

·                  uncertainties in the development of our business strategies, including market acceptance of new products and services;

·                  the competitive environment in which we operate, in particular increasing competition in the alarm monitoring industry from larger existing competitors and new market entrants, including telecommunications and cable companies;

·                  integration of acquired assets and businesses, including a resultant increase in subscriber attrition and the possible loss of dealer relationships;

·                  the regulatory environment in which we operate, including the multiplicity of jurisdictions and licensing requirements to which we are subject and the risk of new regulations, such as the increasing adoption of false alarm ordinances;

·                  the availability and terms of capital, including our ability to obtain additional funds to grow our business;

·                  our high degree of leverage and the restrictive covenants governing our indebtedness;

·                  the outcome of any pending, threatened, or future litigation, including potential liability for failure to respond adequately to alarm activations;

·                  availability of qualified personnel;

·                  our anticipated growth strategies;

·                  our ability to acquire and integrate additional accounts, including competition for dealers with other alarm monitoring companies, which could cause an increase in expected subscriber acquisition costs;

·                  the operating performance of our network, including the potential for service disruptions due to acts of nature or technology deficiencies;

·                  changes in the nature of strategic relationships with original equipment manufacturers, dealers and other business partners;

·                  the reliability and creditworthiness of our independent alarm systems dealers and subscribers;

·                  changes in our expected rate of subscriber attrition;

·                  changes in technology that may make our service less attractive or obsolete, or require significant expenditures to update, including the phase-out of 2G networks by cellular carriers;

·                  the development of new services or service innovations by competitors;

·                  the trend away from the use of public switched telephone network lines and resultant increase in servicing costs associated with alternative methods of communication; and

·                  other risks referenced in this prospectus, including the section titled “Risk Factors,” or in the documents incorporated by reference herein.

The list of factors above is illustrative, but by no means exhaustive and should be read with other cautionary statements included in this prospectus and in the documents incorporated by reference herein. Should one or more of the risks and uncertainties described or incorporated by reference in this prospectus actually occur, including the risks described under “Risk Factors,” or should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described or incorporated by reference in this prospectus.

The forward-looking statements set forth or incorporated by reference in this prospectus and such risks, uncertainties and other factors speak only as of the date of this prospectus or the date of such incorporated documents. We expressly disclaim any obligation or undertaking to provide any updates or revisions to any forward looking statement set forth or incorporated by reference in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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SUMMARY

This summary highlights significant aspects of our business and this exchange offer, but it is not complete and does not contain all of the information that you should consider before making your decision regarding the exchange offer. You should carefully read the entire prospectus, including the information presented under the section entitled “Risk Factors” and our consolidated financial statements included in this prospectus and incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 and our Current Reports on Form 8-K filed on August 22, 2013 and September 19, 2013.

Unless otherwise indicated or required by the context, as used in this prospectus, “Monitronics,” the “Company,” the “Issuer,” “we,” “us,” and “our” for periods after December 16, 2010 refer to Monitronics International, Inc. and its consolidated subsidiaries (the “Successor”), following the consummation of the acquisition (the “Ascent Acquisition”) of all of the capital stock of Monitronics International, Inc. by Ascent Capital Group, Inc. (“Ascent”) on December 17, 2010 (the “Ascent Acquisition Date”), and for periods prior to the Ascent Acquisition Date refer to the historical operations of Monitronics International, Inc. and its consolidated subsidiaries (the “Predecessor”). The Predecessor reported using a fiscal year ending June 30. After the Ascent Acquisition, we changed our fiscal year to a calendar year. Therefore, all references in this prospectus to “fiscal year 2008,” “fiscal year 2009” and “fiscal year 2010” are to the twelve months ended June 30 of the year referenced and all references in this prospectus to “fiscal year 2011” are to the twelve months ending December 31, 2011. See “—Monitronics Summary Historical Consolidated Financial Data and Operating Data” and “Monitronics Selected Historical Consolidated Financial Data and Operating Data.” Unless otherwise indicated or required by the context, as used in this prospectus, “Security Networks” refers to Security Networks LLC and certain affiliated entities acquired in the acquisition, direct and indirect, of all of the equity interests of Security Networks and certain affiliated entities in the Security Networks Acquisition (as defined below).

Our Business

Overview

We are engaged in the business of providing security alarm monitoring services: monitoring signals arising from burglaries, fires, medical alerts and other events through security systems at subscribers’ premises, as well as providing customer service and technical support. We are one of the largest alarm monitoring companies in the United States, with over 810,000 subscribers under contract in all 50 states, the District of Columbia, Puerto Rico and Canada. In addition, we provide a wide range of mainly residential security services, including hands-free two-way interactive voice communication with the monitoring center, remote arming and disarming, activity notification and remote access to live and stored video camera streams. We also offer a full suite of home automation services, including smart phone remote monitoring and control of lights, thermostats and electronic door locks. We were incorporated in 1994 and are headquartered in Dallas, Texas.

Unlike many of our national competitors, we outsource the sales, installation and field service functions to our dealers. By outsourcing the low margin, high fixed-cost elements of our business to a large network of independent service providers, we are able to allocate capital to growing our revenue-generating account base rather than to local offices or depreciating hard assets. During 2012, we purchased alarm monitoring contracts from more than 370 dealers. We generally enter into alarm monitoring purchase agreements (“AMPAs”) with dealers only after a review of the dealer’s qualifications, licensing and financial situation. Each AMPA generally gives us a right of first refusal to purchase all alarm monitoring contracts sold by that dealer during the term of the AMPA, which is generally three years. It also establishes criteria for accounts to qualify for purchase and criteria for the purchase price calculation.

Our authorized independent dealers are typically small businesses that sell and install alarm systems. These dealers focus on the sale and installation of security systems and generally do not retain the alarm monitoring contracts for their customers and do not have their own facilities to monitor such systems due to the large upfront investment required to create the account and build a monitoring station. They also do not have the scale required to operate a monitoring station efficiently. These dealers typically sell the alarm monitoring contracts to companies who have monitoring stations and outsource the monitoring function for any accounts they retain. We have the ability to monitor signals from nearly all types of residential security systems.

Recent Developments

Security Networks Acquisition

On July 10, 2013, we entered into a securities purchase agreement with certain funds affiliated with Oak Hill Capital Partners, certain other holders and, for the limited purposes set forth therein, Ascent (the “Security Networks Acquisition Agreement”), pursuant to which we directly and indirectly acquired all of the equity interests of Security Networks LLC and certain affiliated entities (the “Security Networks Acquisition”) on August 16, 2013 (the “Security Networks Closing Date”). The purchase price (the “Security Networks Purchase Price”) consisted of $482.9 million in cash (based on the estimated amount of Security Networks’ recurring monthly revenue (as defined in the Security Networks Acquisition Agreement) delivered on the Security Networks Closing Date (“Acquisition RMR”)) plus 253,333 shares of Ascent’s Series A common stock with an agreed value of $20 million (the “Ascent Shares”). In addition to other customary post-closing adjustments, the Security Networks Purchase Price will be adjusted based on the actual amount of Security Networks’ Acquisition RMR delivered as of the Security Networks Closing Date. The sellers have agreed to a 90 day lock-up of the Ascent Shares following the Security Networks Closing Date, subject to limited exceptions.

Security Networks is the 14th largest alarm monitoring company in the United States. Based out of West Palm Beach, Florida, the company provides security alarm monitoring services, including monitoring signals arising from burglaries, fires, medical alerts and other events through security systems at subscribers’ premises, as well as providing customer service and technical support. Security Networks provides its monitoring services through its central monitoring operations, which have been recognized as “Five Diamond Certified” by the Central Station Alarm Association (the “CSAA”). Security Networks works with its rapidly growing network of exclusive dealers, who provide sales and installation support on behalf of the company to its customers.

Security Networks’ business model is very similar to that of Monitronics. Security Networks outsources its sales and installation functions to its nationwide network of dealers. Security Networks enters into agreements with dealers on an exclusive basis only after a review of the dealer’s qualifications, licensing and financial health. Through this program, the dealers receive origination fees for qualified accounts based on a multiple of RMR affected by credit score, billing method, contract term and volume. As of June 30, 2013, Security Networks had over 225 active dealers nationwide generating accounts in 33 states. Also as of June 30, 2013, Security Networks reported RMR of $8.4 million (including approximately $0.1 million of wholesale monitoring revenue) and approximately 195,000 subscribers. Unlike Monitronics, Security Networks includes wholesale monitoring revenue in its RMR consistent with the definition used in the Security Networks Acquisition Agreement. Also, as of June 30, 3013, Security Networks reported an average subscriber credit score of 720. For additional information about Security Networks, please see “—Security Networks Summary Historical Consolidated Financial Data” and “Security Networks Selected Historical Consolidated Financial Data.”

Substantially all of Security Networks’ revenue is derived from recurring monthly revenues under security alarm monitoring contracts originated through its dealer network. The financial success of their accounts is largely dependent on the underwriting standards of these accounts and their corresponding attrition rates. Like Monitronics, Security Networks has a rigorous due diligence process to assure the quality of alarm monitoring contracts. This process typically includes verification of credit score, homeownership and the alarm system’s ability to communicate with the monitoring center. Following an initial 90-day service period, in addition to accessing its dealer network, Security Networks employs its own field service technicians to service the subscriber’s premises (unlike Monitronics, which continues to only access our dealer network to provide field service to our subscribers). Consistent with our low cost philosophy, the Security Networks team operates without a local office and only in the most densely populated markets. Security Networks’ alarm monitoring contracts include a minimum term of three years, with many including a five-year term. These strict underwriting standards and contract terms have resulted in a large volume of high-quality accounts with statistically predictable subscriber behavior. Security Networks reports life cycle attrition levels in line with Monitronics’ current portfolio.

Security Networks Transactions

The Security Networks Acquisition was effected through the following financing events, which we collectively refer to as the “Security Networks Transactions”:

·                  The issuance of the original notes, that we issued in a private offering on July 17, 2013.

·                  On the Security Networks Closing Date, we entered into an amendment to our Credit Facility (the “Credit Facility Amendment”) to, among other things, increase the amount of our revolving credit facility under our Credit Facility by an amount equal to $75.0 million (except that no amounts were drawn to finance the Security Networks Acquisition) and increase the amount of our term facility by an amount equal to $225.0 million (the “New Term Loan”).

·                  On the Security Networks Closing Date, we entered into an intercompany loan with Ascent, pursuant to which we borrowed $100.0 million at an interest rate equal to 9.868% per annum, payable semi-annually in cash in arrears (the “Ascent Intercompany Loan”). The Ascent Intercompany Loan matures on October 1, 2020 and is not guaranteed by any of our subsidiaries. Ascent funded the amounts we borrow under the Ascent Intercompany Loan in part from cash on hand. In addition, concurrently with the offering of the original notes, our direct parent company Ascent offered and sold $103.5 million of convertible unsecured senior notes due 2020 (the “Ascent Convertible Notes”) in a public offering registered under the Securities Act (the “Ascent Convertible Notes Offering”). The foregoing description and any other information regarding the Ascent Convertible Notes Offering or the Ascent Intercompany Loan are included herein solely for informational purposes and do not purport to be complete. See “Description of Other Indebtedness—Ascent Intercompany Loan.”

·                  On the Security Networks Closing Date, Ascent made a contribution to us of approximately $20 million in cash and the Ascent Shares in connection with the Security Networks Acquisition.

·                  On the Security Networks Closing Date, we paid the Security Networks Purchase Price to the seller parties in the Security Networks Acquisition.

The foregoing description of the Security Networks Transactions is included herein for informational purposes and does not purport to be complete. Please see “Use of Proceeds”.

Corporate Information

Our principal executive offices are located at 2350 Valley View Lane, #100, Dallas, Texas 75234, telephone number (972) 243-7443, and our website is www.monitronics.com. The information on our website is not part of, or incorporated by reference into, this prospectus.

Each of the wholly-owned subsidiaries of Monitronics listed in the table below is a guarantor of the notes. None of these subsidiaries operate any business outside of the business of Monitronics. The address of each of these subsidiaries is c/o Monitronics International, Inc., 2350 Valley View Lane, #100, Dallas, Texas 75234, telephone number (972) 243-7443. The principal executive offices of each subsidiary are those of Monitronics.

Subsidiary	Jurisdiction of Formation

Monitronics Canada, Inc.	Delaware

MIBU Servicer Inc.	Delaware

Monitronics Security LP	Delaware

Monitronics Funding LP	Delaware

MI Servicer LP, LLC	Delaware

Platinum Security Solutions, Inc.	Delaware

Security Networks LLC	Florida

Security Networks Acceptance LLC	Delaware

Emerging Growth Company Status

We qualify as an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to: an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting; an exemption from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd-Frank Act relating to compensation of our chief executive officer; permission to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and an exemption from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on financial statements. Because Monitronics is the primary operating subsidiary of our publicly traded parent company Ascent, and Ascent is already subject to these reporting requirements, we will not be taking advantage of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. However, we are choosing to opt out of any extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We could continue to qualify as an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common units that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

The Exchange Offer

On July 17, 2013, we completed a private offering of the original notes in reliance on Section 4(2) of the Securities Act, and Rule 144A and Regulation S thereunder. As part of that offering, we entered into an exchange and registration rights agreement with the initial purchasers of the original notes, which we refer to as the “registration rights agreement,” in which we agreed, among other things, to offer to exchange the original notes for the exchange notes. The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in the section of this prospectus entitled “Exchange Offer.”

Original notes	$175 million aggregate principal amount of 9.125% Senior Notes due April 1, 2020, which were issued in a private placement on July 17, 2013.

Exchange notes

9.125% Senior Notes due April 1, 2020. The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions and registration rights, and related special interest provisions, applicable to the original notes will not apply to the exchange notes.

Exchange offer

Pursuant to the registration rights agreement, we are offering to exchange up to $175 million principal amount of our exchange notes that have been registered under the Securities Act for an equal principal amount of our original notes.

The exchange notes will evidence the same debt as the original notes, including principal and interest, and will be issued under and be entitled to the benefits of the same indenture that governs the original notes. Holders of the original notes do not have any appraisal or dissenter’s rights in connection with the exchange offer. Because the exchange notes will be registered, the exchange notes will not be subject to transfer restrictions and holders of original notes that tender and have their original notes accepted in the exchange offer will no longer have registration rights or the right to receive the related special interest under the circumstances described in the registration rights agreement.

Expiration date

The exchange offer will expire at 5:00 p.m., New York City time, on [                    ], 2013, which we refer to as the “Expiration Date,” unless we decide to extend it or terminate it early. We do not currently intend to extend the exchange offer. A tender of original notes pursuant to this exchange offer may be withdrawn at any time on or prior to the Expiration Date if we receive a valid written withdrawal request before the expiration of the exchange offer.

Conditions to the exchange offer

The exchange offer is subject to customary conditions, which we may, but are not required to, waive. We will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and we may terminate or amend the exchange offer if we determine in our reasonable judgment that the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC. Please see “Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer. We reserve the right, in our sole discretion, to waive any and all conditions to the exchange offer on or prior to the Expiration Date.

Procedures for tendering original notes

To participate in the exchange offer, on or prior to the Expiration Date you must tender your original notes by using the book-entry transfer procedures described in “Exchange Offer—Procedures for Tendering Original,” including transmission or delivery to the exchange agent of an agent’s message or a properly completed and duly executed letter of transmittal, with any required signature guarantee. In order for a book-entry transfer to constitute a valid tender of your original notes in the exchange offer, U.S. Bank National Association, as registrar and exchange agent, must receive a confirmation of book-entry transfer of your original notes into the exchange agent’s account at The Depository Trust Company prior to the Expiration Date. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

· you are acquiring exchange notes in the ordinary course of your business;

· you are not engaged in, and you do not intend to engage in, and you have no arrangement or understanding with any person or entity to participate in a distribution of the exchange notes;

· you are transferring good and marketable title to the original notes free and clear of all liens, security interests, encumbrances, or rights or interests of others except your own;

·    if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that were acquired by you as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of your exchange notes; and

·                  you are not our “affiliate” as defined in Rule 405 of the Securities Act. If you are a broker-dealer, you may not participate in the exchange offer as to any original notes you purchased directly from us.

Withdrawal

You may withdraw any original notes tendered in the exchange offer by sending the exchange agent notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Expiration Date. If we decide for any reason not to accept any original notes tendered for exchange or to withdraw the exchange offer, the original notes will be returned promptly after the expiration or termination of the exchange offer. For further information regarding the withdrawal of tendered original notes, please see “Exchange Offer—Withdrawal of Tenders.”

Acceptance of original notes and delivery of exchange notes

If you fulfill all conditions required for proper acceptance of the original notes, we will accept any and all original notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the Expiration Date. For more information, please read “Exchange Offer —Terms of the Exchange Offer.”

United States federal income tax considerations

The exchange of exchange notes for original notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please see “Material United States Federal Income Tax Considerations” for more information regarding the tax consequences to you of the exchange offer.

Use of proceeds

The issuance of the exchange notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement we entered into with the initial purchasers of the original notes.

Fees and expenses	We will pay all expenses incident to the exchange offer.

Exchange agent

We have appointed U.S. Bank National Association as our exchange agent for the exchange offer. You should tender your notes, direct questions and requests for assistance and requests for additional copies of this prospectus (including the letter of transmittal) to the exchange agent as follows:

Delivery by Registered or Certified Mail:

U.S. Bank National Association
[ ]

Overnight Delivery or Regular Mail:
[ ]

To Confirm by Telephone or for Information:
[ ]

Facsimile Transmissions:
[ ]

You can find more information regarding the exchange agent elsewhere in this prospectus under the caption “Exchange Offer—Exchange Agent.”

Resales of exchange notes

Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the exchange notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act so long as certain conditions are met. See “Exchange Offer—Resale of Exchange Notes” and “Plan of Distribution” for more information regarding resales.

Consequences of not exchanging your original notes

If you do not exchange your original notes in this exchange offer, you will continue to hold unregistered original notes and you will no longer be entitled to registration rights and or the special interest provisions related thereto, except in the limited circumstances set forth in the registration rights agreement. See “Exchange Offer—Consequences of Failure to Exchange.” In addition, you will not be able to resell, offer to resell or otherwise transfer your original notes unless you do so in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws or unless we register the offer and resale of your original notes under the Securities Act. Following the exchange offer, we will be under no obligation to register your original notes, except under the limited circumstances set forth in the registration rights agreement.

For information regarding the limited circumstances under which we may be required to file a registration statement after this exchange offer and the consequences of not tendering your original notes in this exchange offer, please see “Exchange Offer—Consequences of Failure to Exchange” and “Description of Exchange Notes.”

Additional documentation; further information; assistance

Any questions or requests for assistance or additional documentation regarding the exchange offer may be directed to the exchange agent at the number set forth above. Beneficial owners of original notes should contact their broker, dealer, commercial bank, trust company or other nominee for assistance in tendering their original notes in the exchange offer.

Terms of the Exchange Notes

The terms of the exchange notes and those of the outstanding original notes are substantially identical, except that the exchange notes are registered under the Securities Act, and the transfer restrictions and registration rights, and related special interest provisions, applicable to the original notes will not apply to the exchange notes. The exchange notes represent the same debt as the original notes for which they are being exchanged. Both the original notes and the exchange notes are governed by the same indenture.

Issuer	Monitronics International, Inc.

Exchange notes offered	$175 million aggregate principal amount of 9.125% Senior Notes due 2020.

The exchange notes offered hereby are an additional issue of Monitronics’ outstanding 9.125% Senior Notes due 2020 (the “existing notes” and, unless the context requires otherwise, together with the original notes and the exchange notes offered hereby, the “notes”). Holders who exchange their notes in the exchange offer will receive registered notes that are expected to share a single CUSIP number with the existing notes, and we expect that the exchange notes will thereafter be fungible with the existing notes.

Maturity Date	The notes will mature on April 1, 2020.

Interest

Interest on the notes will accrue at a rate of 9.125% per annum. Interest on the original notes and exchange notes will be payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing October 1, 2013. Interest on the original notes and exchange notes will be deemed to have accrued from April 1, 2013.

Guarantees	The notes will initially be guaranteed on a senior unsecured basis by each of our existing restricted subsidiaries. For more details, see “Description of Notes — Guarantees.”

Ranking	The notes and the guarantees will be the Company’s and the guarantors’ senior unsecured obligations and will:

·                                          rank equally in right of payment to all of the Company’s and the guarantors’ existing and future senior unsecured debt that is not, by its terms, expressly subordinated in right of payment to the notes and the guarantees;

·                                          rank senior in right of payment to any of the Company’s and the guarantors’ existing and future debt that is, by its terms, expressly subordinated in right of payment to the notes and the guarantees;

·                                          be effectively subordinated to the Company’s and the guarantors’ secured indebtedness, to the extent of the value of the collateral securing such indebtedness, including indebtedness outstanding under the Credit Facility; and

· be structurally subordinated to all of the existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the notes.

Optional redemption

On or after April 1, 2016, we may redeem some or all of the notes at any time at the redemption prices described in the section “Description of Notes—Optional Redemption.” Prior to such date, we may redeem some or all of the notes at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium. In addition, we may redeem up to 35% of the aggregate principal amount of the notes and the existing notes, in the aggregate, before April 1, 2016, with the proceeds of certain equity offerings at a redemption price of 109.125% of the principal amount plus accrued and unpaid interest, if any, to the redemption date.

Change of Control

If we experience certain kinds of changes of control, we must offer to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest. For more details, see “Description of Notes—Change of Control.”

Mandatory Offer to Repurchase Following Certain Asset Sales

If we sell certain assets and do not repay certain debt or reinvest the proceeds of such sales within certain time periods, we must offer to repurchase the notes at 100% of their principal amount, plus accrued and unpaid interest. For more details, see “Description of Notes—Certain Covenants—Limitation on Asset Sales.”

Certain Covenants	The indenture governing the notes contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

· incur or guarantee additional indebtedness;
· declare or pay dividends, redeem stock or make other distributions to stockholders;
· make investments;
· create liens or use assets as security in other transactions;
· merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets;
· enter into transactions with affiliates; and
· sell or transfer certain assets.

These covenants are subject to important qualifications and limitations. See “Description of Notes—Certain Covenants.”

Transfer Restrictions	The exchange notes generally will be freely transferable.

Market for the Notes

The exchange notes will be fungible with our existing notes for which there is currently an established trading market. However, we cannot assure you as to how the exchange notes offered hereby will trade or whether the trading market for our existing notes and exchange notes will continue to be liquid.

Form of New Notes	The exchange notes will be represented initially by one or more global notes. Each global exchange note will be deposited with the trustee, as custodian for DTC.

You should refer to the section entitled “Risk Factors” on page 21 for an explanation of certain risks related to the exchange offer and the risks of investing in the exchange notes.

Summary Historical Consolidated Financial and Subscriber Data

The following table sets forth Monitronics’ summary historical consolidated financial and other operating data for the periods presented. The data below relating to the 169-day period from July 1, 2010 to December 16, 2010 and the fiscal year ended June 30, 2010 reflects the consolidated financial data of the Predecessor. The (i) summary historical consolidated financial and other operating data (other than subscriber information) for the six months ended June 30, 2013 and 2012 and the fiscal years ended December 31, 2012 and 2011 and June 30, 2010 and for the periods July 1, 2010 to December 16, 2010 and December 17, 2010 to December 31, 2010, and (ii) the summary historical balance sheet data as of June 30, 2013, December 31, 2012 and December 31, 2011, presented in this table have been derived from our consolidated financial statements and related notes included elsewhere and incorporated by reference in this prospectus. The summary historical balance sheet data as of June 30, 2012, December 31, 2010 and June 30, 2010 are derived from our consolidated financial statements and related notes which are not included or incorporated by reference in this prospectus. In connection with the Ascent Acquisition, we changed our fiscal year end from June 30 to December 31.

The summary historical consolidated financial and other operating data included below and elsewhere (or incorporated by reference) in this prospectus are not necessarily indicative of future performance. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included elsewhere or incorporated by reference in this prospectus.

For a comparison of fiscal year ended December 31, 2011 to calendar year ended December 31, 2010 and a discussion of the derivation and calculation of the information for the twelve months ended December 31, 2010, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Change in Fiscal Year and Basis of Presentation” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Year Ended December 31, 2011 Compared to Twelve Months Ended December 31, 2010.”

	Successor					Predecessor
					15-Day period	169-Day
					from	period	Fiscal
					December 17,	from	year
	Six months ended		Year ended		to	July 1, to	ended
	June 30,		December 31,		December 31,	December 16,	June 30,
	2013	2012	2012	2011	2010	2010	2010
	(unaudited)	(unaudited)
	(Amounts in thousands)
Results of Operations Data:
Net revenue	$202,431	165,196	344,953	311,898	9,129	$133,432	271,951
Operating expenses:
Cost of Services	30,796	22,450	49,791	40,553	1,422	16,647	32,966
Selling, general, and administrative	34,016	29,004	59,575	57,170	2,130	37,454	52,385
Amortization of subscriber accounts and dealer network	90,313	77,430	163,468	159,619	5,980	56,660	118,834
Depreciation	3,209	2,622	5,286	4,704	199	2,796	5,937
Gain on sale of operating assets, net	(2)	—	—	—	—	—	—
	158,332	131,506	278,120	262,046	9,731	113,557	210,122
Operating income (loss)	44,099	33,690	66,833	49,852	(602)	19,875	61,829
Other expenses:
Interest expense	40,593	30,969	71,328	42,655	1,837	9,394	19,139
Realized and unrealized loss on derivative instruments	—	2,044	2,044	10,601	1,682	5,330	40,624
Refinancing expense	—	6,245	6,245	—	—	—	—
Other expense	—	619	630	83	—	—	—
	40,593	39,877	80,247	53,339	3,519	14,724	59,763
Income (loss) before income taxes	3,506	(6,187)	(13,414)	(3,487)	(4,121)	5,151	2,066
Income tax expense	1,565	1,338	2,616	2,523	109	1,070	2,188
Net income (loss)	$1,941	(7,525)	(16,030)	(6,010)	(4,230)	$4,081	(122)

	Successor					Predecessor
					15-Day
					period	169-Day
					from	period
					December 17,	from	Fiscal year
	Six months ended		Year ended		to	July 1, to	ended
	June 30,		December 31,		December 31,	December 16,	June 30,
	2013	2012	2012	2011	2010	2010	2010
	(unaudited)	(unaudited)
	(Amounts in thousands, other than subscriber data)
Other Operating and Financial Data:
Subscriber accounts owned at period end	838,723	711,832	812,539	700,880	670,450	668,453	645,874
Subscriber accounts purchased	76,193	50,532	202,379	114,691	3,339	64,618	131,323
Purchases of subscriber accounts, net of holdbacks	$(113,199)	(78,885)	(304,665)	(162,714)	(3,870)	$(88,829)	(177,009)
Cash flow from (used in) operating activities	100,714	84,910	167,284	149,705	(8,397)	64,453	130,109
Cash flow used in investing activities	(117,175)	(29,944)	(261,753)	(166,761)	(11,735)	(82,844)	(153,355)
Cash flow from (used in) financing activities	14,565	(55,289)	95,792	19,000	1,044	(3,193)	30,816
Capital expenditures	(3,978)	(2,479)	(5,868)	(4,003)	(86)	(2,194)	(4,022)
Adjusted EBITDA and Reconciliation of Net income (loss) to Adjusted EBITDA
Adjusted EBITDA(1)	$139,822	113,703	236,341	214,485	5,577	$93,000	186,906
Less:
Acquisition-related professional expenses(2)	(1,438)	—	—	—	—	(13,275)	—
Amortization of subscriber accounts and dealer network	(90,313)	(77,430)	(163,468)	(159,619)	(5,980)	(56,660)	(118,834)
Depreciation	(3,209)	(2,622)	(5,286)	(4,704)	(199)	(2,796)	(5,937)
Stock-based and long-term incentive compensation expense	(763)	(580)	(1,384)	(393)	—	(394)	(306)
Realized and unrealized loss on derivative instruments	—	(2,044)	(2,044)	(10,601)	(1,682)	(5,330)	(40,624)
Refinancing expense	—	(6,245)	(6,245)	—	—	—	—
Interest expense	(40,593)	(30,969)	(71,328)	(42,655)	(1,837)	(9,394)	(19,139)
Income tax expense	(1,565)	(1,338)	(2,616)	(2,523)	(109)	(1,070)	(2,188)
Net income (loss)	$1,941	(7,525)	(16,030)	(6,010)	(4,230)	$4,081	(122)

	Successor				Predecessor
					Transition
	As of		As of		period as of
	June 30,		December 31,		December 31,	As of June 30,
	2013	2012	2012	2011	2010	2010
	(unaudited)	(unaudited)
	(Amounts in thousands)
Balance Sheet Data
Cash and cash equivalents, including restricted cash	$4,177	1,787	$6,073	53,530	51,542	$92,614
Working capital (deficit)	$(31,962)	(27,130)	$(22,749)	(47,142)	(4,389)	$71,485
Total assets	$1,473,522	1,295,410	$1,445,431	1,332,861	1,319,816	$803,564
Total debt (current and long-term)	$1,126,106	953,323	$1,108,383	952,718	916,733	$844,200
Stockholder’s equity (deficiency)	$273,987	270,151	$260,419	289,373	294,990	$(153,623)

(1)                                 Adjusted EBITDA is a non-GAAP financial measure and is defined in this prospectus as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts and dealer network), realized and unrealized gain/(loss) on derivative instruments, restructuring charges, stock- based and other non-cash long-term incentive compensation, and other non-cash or nonrecurring charges. See “Non-GAAP Financial Measures” for more information regarding the use of non-GAAP financial measures in this prospectus.

(2)                                 For the six months ended June 30, 2013, acquisition-related professional expenses include non-recurring professional and legal expenses related to the Security Networks Acquisition.  For the 169-Day period from July 1 to December 16, 2010, acquisition-related professional expenses include non-recurring professional and legal expenses related to the Ascent Acquisition.

Security Networks Summary Historical Consolidated Financial Data

The following table sets forth Security Networks’ summary historical consolidated financial data for the periods presented. The summary historical consolidated financial have been derived from Security Networks’ consolidated financial statements and related notes included elsewhere or incorporated by reference in this prospectus.

The summary historical consolidated financial included below are not necessarily indicative of future performance. This information is only a summary and should be read in conjunction with Security Networks’ consolidated financial statements and related notes thereto included elsewhere or incorporated by reference in this prospectus.

	Six months ended		Year ended
	June 30,		December 31,
	2013	2012	2012
	(unaudited)	(unaudited)
		(Amounts in thousands)
Results of Operations Data:
Net Revenue	$48,407	35,415	$78,478
Operating expenses:
Cost of Services	7,747	5,362	12,262
Selling, general, and administrative	14,612	9,594	20,134
Amortization of subscriber accounts	15,013	10,404	24,470
Depreciation	621	537	1,138
Loss on sale of operating assets, net	28	—	—
Contingent consideration expense	—	—	982
	38,021	25,897	58,986
Operating income	10,386	9,518	19,492
Other expenses:
Interest expense	10,010	6,843	15,816
	10,010	6,843	15,816
Income before taxes	376	2,675	3,676
Income tax expense	161	82	100
Net income	$215	2,593	$3,576

	Six months ended		Year Ended
	June 30,		December 31,
	2013	2012	2012
	(unaudited)	(unaudited)
		(Amounts in thousands)
Adjusted EBITDA and Reconciliation of Net income (loss) to Adjusted EBITDA
Adjusted EBITDA(1)	$28,547	20,650	$46,470
Less:
Amortization of subscriber accounts	(15,013)	(10,404)	(24,470)
Depreciation	(621)	(537)	(1,138)
Stock-based and long-term incentive compensation expense	(197)	(191)	(388)
Acquisition related professional expenses	(2,330)	—	—
Contingent consideration expense	—	—	(982)
Interest expense	(10,010)	(6,843)	(15,816)
Income tax expense	(161)	(82)	(100)
Net income	$215	2,593	$3,576

	As of June 30, 2013	As of December 31, 2012
	(unaudited) (Amounts in thousands)
Balance Sheet Data
Cash and cash equivalents	$1,886	$881
Working capital (deficit)	$(8,021)	$(5,600)
Total assets	$309,544	$274,958
Total debt (current and long-term)	$237,972	$208,140
Stockholder’s equity	$52,296	$51,884

(1)                                 Adjusted EBITDA is a non-GAAP financial measure and is defined in this prospectus as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts and dealer network), realized and unrealized gain/(loss) on derivative instruments, restructuring charges, stock- based and other non-cash long-term incentive compensation, and other non-cash or nonrecurring charges. See “Non-GAAP Financial Measures” for more information regarding the use of non-GAAP financial measures in this prospectus.

Summary Unaudited Pro Forma Consolidated Financial Data

The following table sets forth the summary unaudited pro forma consolidated financial data as of and for the fiscal year ended December 31, 2012 and for the six months ended June 30, 2013. The unaudited pro forma consolidated financial data for the fiscal year ended December 31, 2012 and for the six months ended June 30, 2013 give effect to the Security Networks Transactions as if they were consummated on January 1, 2012. The unaudited pro forma consolidated financial data as of June 30, 2013 give effect to the Security Networks Transactions as if they were consummated on June 30, 2013. The unaudited pro forma consolidated financial data presented in this table have been derived from (i) the audited consolidated financial statements of each of Security Networks and the Company for the year ended December 31, 2012 and (ii) the unaudited consolidated financial statements of each of Security Networks and the Company as of and for the six months ended June 30, 2013 included elsewhere or incorporated by reference in this prospectus.

The unaudited pro forma consolidated financial information has been presented for informational purposes only and does not purport to represent, and is not necessarily indicative of, what our financial position or results of operations would have been had the Security Networks Acquisition been completed as of the dates indicated, and should not be taken as representative of our future consolidated financial position or results of operations. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Financial Statements” our historical consolidated financial statements and related notes thereto and Security Networks’ historical consolidated financial statements included elsewhere or incorporated by reference in this prospectus.

	Six months ended June 30, 2013	Year ended December 31, 2012
	(Amounts in thousands)
Results of Operations Data:
Net revenue	$250,838	$420,862
Operating expenses:
Cost of Services	38,543	62,053
Selling, general, and administrative	47,135	77,880
Amortization of subscriber accounts, dealer network and other intangible assets	116,653	224,818
Depreciation	3,209	6,690
Loss on sale of operating assets, net	26	—
Contingent consideration expense	—	982
	205,566	372,423
Operating income	45,272	48,439
Other expenses:
Interest expense	57,655	105,453
Realized and unrealized loss on derivative instruments	—	2,044
Refinancing expense	—	6,245
Other expense	—	630
	57,655	114,372
Loss before income taxes	(12,383)	(65,933)
Income tax expense	1,726	2,716
Net loss	$(14,109)	$(68,649)

As of June 30, 2013
(Amounts in thousands)
Balance Sheet Data:
Cash and cash equivalents, including restricted cash	$6,847
Working capital (deficit)	$(45,081)
Total assets	$2,016,889
Total debt (current and long-term)	$1,591,381
Stockholder’s equity	$313,574

RISK FACTORS

Before deciding to participate in the exchange offer, you should carefully consider the following factors described below and all other information in this prospectus. If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of the notes could decline, and you may lose all or part of your investment.

Risks Relating to the Exchange Offer

If you do not properly tender your original notes, you will continue to hold unregistered notes and your ability to transfer those original notes may be adversely affected.

If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the offering memorandum distributed in connection with the private placement of the original notes. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws or if they are offered and sold under an exemption from those requirements. We do not plan to register the offer and resale of the original notes under the Securities Act, unless required to do so under the limited circumstances set forth in the registration rights agreement. A sale of the original notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities law may require the delivery of an opinion of counsel to us and the registrar or co-registrar for the original notes. In addition, the issuance of the exchange notes may adversely affect the liquidity of the trading market for untendered, or tendered but unaccepted, original notes. For further information regarding the consequences of not tendering your original notes in the exchange offer, see “Exchange Offer—Consequences of Failure to Exchange.”

We will only issue exchange notes in exchange for original notes that you timely and properly tender into the exchange offer. Therefore, you should allow sufficient time to ensure timely delivery of your original notes and other required documents to the exchange agent and you should carefully follow the instructions on how to tender your original notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of original notes. We may waive any defects or irregularities with respect to your tender of original notes, but we are not required to do so and may not do so. We are not offering guaranteed delivery procedures in connection with the exchange offer. See “Exchange Offer—Procedures for Tendering Original Notes.”

Some holders who exchange their original notes may be deemed to be underwriters and hence subject to subsequent transfer restrictions.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the exchange notes. See “Exchange Offer—Resale of Exchange Notes” and “Plan of Distribution.”

Risks Relating to the Notes

We have a substantial amount of indebtedness and the costs of servicing our debt may materially affect our business and impair our ability to meet our obligations under the notes.

We have a significant amount of indebtedness. We funded the Security Networks Acquisition through a combination of the Ascent Intercompany Loan, the New Term Loan and the notes, which caused our level of indebtedness to increase. As of June 30, 2013, on an as adjusted basis after giving effect to the Security Networks Transactions, we would have had total principal indebtedness of approximately $1,597.0 million. Our substantial indebtedness, combined with our other financial obligations and contractual commitments, could have important consequences to us. For example, it could:

·                  make it more difficult for us to satisfy our obligations with respect to our existing and future indebtedness, including the notes and the existing notes, and any failure to comply with the obligations under any of the agreements governing our indebtedness could result in an event of default under such agreements;

·                  require us to dedicate a substantial portion of any cash flow from operations to the payment of interest and principal due under our indebtedness, which will reduce funds available to fund future subscriber account purchases, working capital, capital expenditures and other general corporate requirements;

·                  increase our vulnerability to general adverse economic and industry conditions;

·                  limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

·                  limit our ability to obtain additional financing required to fund future subscriber account purchases, working capital, capital expenditures and other general corporate requirements;

·                  expose us to market fluctuations in interest rates;

·                  place us at a competitive disadvantage compared to some of our competitors that are less leveraged;

·                  reduce or delay investments and capital expenditures;

·                  cause any refinancing of our indebtedness to be at higher interest rates and require us to comply with more onerous covenants, which could further restrict our business operations; and

·                  prevent us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the indenture governing the notes and, as a result of such default, a default under the Credit Facility.

We have a history of losses and may incur losses in the future.

We have incurred losses in our two most recently completed fiscal years, as well as each of our fiscal years ended June 30, 2010, 2009 and 2008. In future periods, we may not be able to achieve or sustain profitability on a consistent quarterly or annual basis. Failure to maintain profitability in future periods may materially and adversely affect our ability to make payments on our outstanding debt obligations, including the notes.

We and our subsidiaries may be able to incur substantially more indebtedness. This could exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantially more indebtedness in the future. Although the agreements governing our outstanding indebtedness, including the indenture governing the notes and our Credit Facility, contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. See “Description of Notes—Certain Covenants—Limitation on Incurrence of Debt.” If we incur any additional indebtedness that ranks equally with the notes, the holders of such indebtedness will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our business. In addition, the indenture governing the notes permits us to incur additional secured indebtedness. Any borrowings under the Credit Facility are secured, and as a result, effectively senior to the notes to the extent of the value of the collateral securing that indebtedness. If we incur additional indebtedness, the related risks that we now face could intensify.

Your right to receive payments on the notes is effectively subordinated to the right of creditors who have a security interest in our assets to the extent of the value of those assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured. Our obligations under the Credit Facility and each guarantor’s obligations under its guarantee of the Credit Facility is secured by a security interest in substantially all of our and our guarantors’ tangible and intangible assets. In addition, we may incur additional secured indebtedness. If we are declared bankrupt or insolvent, or if we default under the Credit Facility or other future secured indebtedness, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. Furthermore, if such secured creditors foreclose and sell the pledged equity interests in any guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in the guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full. See “Description of Other Indebtedness.”

As of June 30, 2013, on an as adjusted basis after giving effect to the Security Networks Transactions, we and the guarantors would have had approximately $1,597.0 million of principal indebtedness outstanding, approximately $912.0 million of which would have been secured indebtedness and up to $225 million of unused commitments available to be borrowed on a secured basis under the revolving portion of our Credit Facility.

The notes are structurally subordinated to the liabilities of our subsidiaries that do not guarantee the notes.

Payments on the notes are only required to be made by us and the guarantors. All of our existing domestic subsidiaries guarantee the notes. Any subsequently acquired subsidiaries that do not guarantee the notes will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. Accordingly, holders of the notes will be structurally subordinated to the claims of creditors of our non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries, including trade payables, will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to us or a guarantor of the notes.

In addition, the indenture governing the notes permits, subject to certain limitations, any non-guarantor subsidiaries to incur additional indebtedness without any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Certain of our subsidiaries may not be subject to the restrictive covenants in the indenture governing the notes.

The restrictive covenants in the indenture governing the notes only apply to us and our restricted subsidiaries, which as of the date of this prospectus, includes all of our existing domestic subsidiaries. Any subsequently acquired subsidiaries which are unrestricted subsidiaries, or any subsidiaries which are otherwise designated as unrestricted in accordance with the indenture governing the notes, will not be subject to the restrictive covenants in such indenture. This means that these entities will be able to engage in many of the activities that we and our restricted subsidiaries are prohibited or limited from doing under the terms of the indenture governing the notes, such as incurring additional debt, securing assets in priority to the claims of the holders of the notes, paying dividends, making investments, selling assets and entering into mergers or other business combinations. These actions could be detrimental to our ability to make payments of principal and interest when due and to comply with our other obligations under the notes, and could reduce the amount of our assets that would be available to satisfy your claims should we default on the notes.

We are controlled by our parent, Ascent, and its interests may conflict with yours and ours. Further, you will not be entitled to look to Ascent for payment of the notes in the event of any default by us.

Our parent, Ascent, beneficially owns all of our outstanding equity interests. As a result, the management of Ascent has the ability to elect and change our management and influence and determine our corporate policies and business strategy, including the approval of significant corporate transactions (such as mergers and acquisitions and asset sales) and the incurrence of debt by us. Further, Ascent is not restricted by the indenture governing the notes and may enter into similar or unrelated lines of business. The interests of Ascent may not in all cases be aligned with your interests or ours. Further, Ascent is not a co-issuer of the notes and will not otherwise guarantee the performance of our obligations under the notes. As a result, Ascent will not have any obligations under the notes or the related indenture. In the event we default on our obligations under the notes, holders of the notes will not have any recourse against Ascent for repayment.

We may not be able to generate sufficient cash to service our indebtedness, including the notes, and we may be forced to take other actions to satisfy our payment obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our future performance and financial condition, which will be affected by financial, business and economic conditions and other factors. We may not be able to control many of these factors, such as economic conditions in the markets in which we operate and competitive pressures. Our cash flow from operating activities may not be sufficient to allow us to pay principal and interest on our debt, including the notes, and to meet our other obligations.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time, and as a result, these alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. If we are required to dispose of material assets or operations to meet our debt service and other obligations, we may not be able to consummate those dispositions at favorable valuations, or at all. We may be unable to obtain the proceeds realized from such dispositions or the proceeds may not be adequate to meet our debt service obligations due at that time. The terms of the agreements governing our existing or future debt, including the Credit Facility and the indenture governing the notes, may restrict us from pursuing any of these alternatives. Any limitation on our ability to pay principal of and interest on the notes would likely reduce the value of the notes. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness and could adversely affect the trading price of the notes.

If we are unable to comply with the restrictions and covenants in the agreements governing the notes and our other debt, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would impact our ability to make principal and interest payments on the notes.

If we are unable to comply with the restrictions and covenants in the agreements governing our existing and future indebtedness, including the Credit Facility and the indenture governing the notes, we could be in default under the terms of such agreements. Our ability to comply with these agreements may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Any default under the agreements governing our indebtedness that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in the Credit Facility and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default,

·                  the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

·                  the lenders under the Credit Facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

·                  we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under the Credit Facility to avoid being in default. If we breach our covenants under the Credit Facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the Credit Facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

The agreements governing our various debt obligations, including our Credit Facility and the indenture governing the notes, will impose restrictions on our business and such restrictions could adversely affect our ability to undertake certain corporate actions.

The agreements governing our various debt obligations, including our Credit Facility and the indenture governing the notes, will include covenants imposing significant restrictions on our business. These restrictions may affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. These covenants place restrictions on our ability to, among other things:

·                  incur additional indebtedness;

·                  make cash distributions by means of loans or cash dividends;

·                  make certain loans and investments;

·                  create liens;

·                  enter into certain transactions with affiliates, including our parent company, Ascent;

·                  restrict subsidiary distributions;

·                  dissolve, merge or consolidate;

·                  make capital expenditures;

·                  transfer, sell or dispose of assets; and

·                  acquire certain types of alarm monitoring contracts.

In addition, we also must comply with certain financial covenants under the Credit Facility that require us to maintain a consolidated total leverage ratio (as defined in the Credit Facility) of not more than 5.00 to 1.00 through June 30, 2015 and then 4.50 to 1.00 thereafter, a consolidated senior secured leverage ratio (as defined in the Credit Facility) of not more than 3.25 to 1.00 through June 30, 2015 and then 3.00 to 1.00 thereafter, a consolidated interest coverage ratio (as defined in the Credit Facility) of not less than 2.00 to 1.00, each of which is calculated quarterly on a trailing twelve-month basis. In addition, the revolving portion of the Credit Facility requires us to maintain a consolidated senior secured RMR leverage ratio (as defined in the Credit Facility) of no more than 28.0 to 1.00, calculated quarterly on a one month basis, and an attrition rate (as defined in the Credit Facility) of no more than 15.0%, calculated quarterly on a trailing twelve-month basis. If we cannot comply with any of these covenants, we may not be able to make additional draw downs under the revolving portion of the Credit Facility, which would limit our ability to manage our working capital requirements. In addition, failure to comply with the restrictions contained in the Credit Facility could lead to an event of default, which could result in the acceleration of a substantial amount of our indebtedness.

We may be unable to purchase the notes upon a change of control.

Upon the occurrence of specified change of control events defined in the indenture governing the notes, we will be required to offer to repurchase all outstanding notes at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any. We may not have sufficient funds available to repurchase all of the notes tendered pursuant to any such offer and any other debt that would become payable upon a change of control or in connection with such offer. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and a cross default under the Credit Facility. The Credit Facility also provides that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions. See “Description of Notes—Change of Control.”

Certain important corporate events, such as takeovers, recapitalizations, restructurings, mergers or similar transactions, may not constitute a change of control under the indenture governing the notes and thus would not permit the holders of the notes to require us to repurchase the notes. In addition, the definition of change of control in the indenture governing the notes includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.

A court could void the guarantees of the notes under fraudulent transfer laws.

Although the guarantees of our subsidiaries provide you with a direct claim against the assets of the guarantors, under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims with respect to a guarantee could be subordinated to all other debts of that guarantor. In addition, a bankruptcy court could void (i.e., cancel) any payments by that guarantor pursuant to its guarantee and require those payments to be returned to the guarantor or to a fund for the benefit of the other creditors of the guarantor.

The bankruptcy court might take these actions if it found, among other things, that when a guarantor executed its guarantee (or, in some jurisdictions, when it became obligated to make payments under its guarantee):

·                  such guarantor received less than reasonably equivalent value or fair consideration for the incurrence of its guarantee; and

·                  such guarantor:

·                  was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

·                  was engaged or about to engage in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

·                  intended to incur, or believed that it would incur, obligations beyond its ability to pay as those obligations matured.

A bankruptcy court would likely find that a guarantor received less than fair consideration or reasonably equivalent value for its guarantee to the extent that it did not receive direct or indirect benefit from the issuance of the notes. A bankruptcy court could also void a guarantee if it found that the guarantor issued its guarantee with actual intent to hinder, delay, or defraud creditors. Although courts in different jurisdictions measure solvency differently, in general, an entity would be deemed insolvent if the sum of its debts, including contingent and unliquidated debts, exceeds the fair value of its assets, or if the present fair salable value of its assets is less than the amount that would be required to pay the expected liability on its debts, including contingent and unliquidated debts, as they become due.

We cannot predict what standard a court would apply in order to determine whether a guarantor was insolvent as of the date it issued the guarantee or whether, regardless of the method of valuation, a court would determine that the guarantor was insolvent on that date, or whether a court would determine that the payments under the guarantee constituted fraudulent transfers or conveyances on other grounds.

The indenture governing the notes contains a “savings clause” intended to limit each guarantor’s liability under its guarantee to the maximum amount that it could incur without causing the guarantee to be a fraudulent transfer under applicable law. There can be no assurance that this provision will be upheld as intended. The U.S. Bankruptcy Court in the Southern District of Florida has found this kind of provision to be ineffective, and held the guarantees to be fraudulent transfers and voided them in their entirety.

If a guarantee is deemed to be a fraudulent transfer, it could be voided altogether, or it could be subordinated to all other debts of the guarantor. In such case, any payment by the guarantor pursuant to its guarantee could be required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. If a guarantee is voided or held unenforceable for any other reason, holders of the notes would cease to have a claim against the guarantor based on the guarantee and would be creditors only of the Company and any guarantor whose guarantee was not similarly voided or otherwise held unenforceable.

An active trading market may not be available for the exchange notes.

Although a trading market has developed for our existing notes and it is our expectation that the exchange notes will be fungible with the existing notes, we cannot assure you that an active trading market will be available for the exchange notes following the completion of the exchange offer.  In addition, the liquidity of the trading market in the exchange notes and the market prices quoted for the exchange notes may be adversely affected by changes in the overall market for this type of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, an active trading market may not be available for the exchange notes, you may not be able to sell the exchange notes, or, even if you can sell the exchange notes, you may not be able to sell them at an acceptable price.

Risks Relating to Our Business

We face risks in acquiring and integrating new subscribers.

The acquisition of alarm monitoring contracts involves a number of risks, including the risk that the purchased alarm monitoring contracts may not be profitable due to higher than expected account attrition, lower than expected revenues from the alarm monitoring contracts or, when applicable, lower than expected recoveries from dealers. The purchase price we pay a dealer for an alarm monitoring contract is affected by the monthly recurring revenue generated by the alarm monitoring contract, as well as several other factors, including the level of competition, our prior experience with alarm monitoring contracts purchased from the dealer, the number of alarm monitoring contracts purchased, the subscriber’s credit score and the type of security equipment used by the subscriber. To the extent that the servicing costs or the attrition rates are higher than expected or the revenues from the alarm monitoring contracts or, when applicable, the recoveries from dealers are lower than expected, our business and results of operations could be adversely affected.

We are subject to credit risk and other risks associated with our subscribers.

Substantially all of our revenues are derived from the recurring monthly revenue due from subscribers under the alarm monitoring contracts. Therefore, we are dependent on the ability and willingness of subscribers to pay amounts due under the alarm monitoring contracts on a monthly basis in a timely manner. Although subscribers are contractually obligated to pay amounts due under an alarm monitoring contract and are prohibited from canceling the alarm monitoring contract for the initial term of the alarm monitoring contract (typically between three and five years), subscribers’ payment obligations are unsecured, which could impair our ability to collect any unpaid amounts from our subscribers. To the extent defaults by subscribers of their obligations under the alarm monitoring contracts are greater than anticipated, our business and results of operations could be materially and adversely affected.

We rely on a significant number of our subscribers remaining with us for an extended period of time.

We incur significant upfront cash costs for each new subscriber. We require a substantial amount of time, typically exceeding the initial term of the related alarm monitoring contract, to receive cash payments (net of variable cash operating costs) from a particular subscriber that are sufficient to offset this upfront cost. Accordingly, our long-term performance is dependent on our subscribers remaining with us for as long as possible. This requires us to minimize our rate of subscriber cancellations, or attrition. Factors that can increase cancellations include subscribers who relocate and do not reconnect, problems with service quality, competition from other alarm monitoring companies, equipment obsolescence, adverse economic conditions and the affordability of our service. If we fail to keep the subscribers for a sufficiently long period of time, attrition rates would be higher than expected and our financial position and results of operations could be materially and adversely affected. In addition, we may experience higher attrition rates with respect to subscribers acquired in bulk buys than subscribers acquired pursuant to our authorized dealer program. We completed our largest bulk buy during the fourth quarter of 2012, increasing our subscriber base by more than 10%.

We are subject to credit risk and other risks associated with our dealers.

Under the standard AMPA that we enter into with our dealers, if a subscriber terminates their service with us during the first twelve months after the alarm monitoring contract has been purchased, the dealer is typically required to elect between substituting another alarm monitoring contract for the terminating alarm monitoring contract or compensating us in an amount based on the original purchase price of the terminating alarm monitoring contract. We are subject to the risk that dealers will breach their obligation to provide a comparable substitute alarm monitoring contract for a terminating alarm monitoring contract. Although we withhold specified amounts from the purchase price paid to dealers for alarm monitoring contracts (“holdback”), which may be used to satisfy or offset these and other applicable dealer obligations under the AMPA, there can be no guarantee that these amounts will be sufficient to satisfy or offset the full extent of the default by a dealer of its obligations under an AMPA. If the holdback does prove insufficient to cover dealer obligations, we are also subject to the credit risk that the dealers may not have sufficient funds to compensate us when substitute alarm monitoring contracts are unavailable or that any such dealer will otherwise breach its obligation to compensate us for a terminating alarm monitoring contract. To the extent defaults by dealers of their obligations under the AMPAs are greater than anticipated, our financial condition and results of operations could be materially and adversely affected.

The alarm monitoring business is subject to macroeconomic factors that may negatively impact our results of operations, including prolonged downturns in the housing market.

The alarm monitoring business is dependent in part on national, regional and local economic conditions. In particular, where disposable income available for discretionary spending is reduced (such as by higher housing, energy, interest or other costs or where the actual or perceived wealth of customers has decreased because of circumstances such as lower residential real estate values, increased foreclosure rates, inflation, increased tax rates or other economic disruptions), the alarm monitoring business could experience increased attrition rates and reduced consumer demand. Although we have continued to grow our business in the most recent periods of general economic downturn, no assurance can be given that we will be able to continue acquiring quality alarm monitoring contracts or that we will not experience higher attrition rates. In addition, any deterioration in new construction and sales of existing single family homes could reduce opportunities to grow our subscriber accounts from the sales of new security systems and services and the take-over of existing security systems that had previously been monitored by our competitors. If the general economic downturn is prolonged or materially worsens, our results of operations and subscriber account growth could be materially and adversely affected.

Adverse economic conditions in states where our subscribers are more heavily concentrated may negatively impact our results of operations.

Even as economic conditions may improve in the United States as a whole, this improvement may not occur or further deterioration may occur in the regions where our subscribers are more heavily concentrated (such as Texas, California, Florida and Arizona). Although we have a geographically diverse subscriber base, adverse conditions in one or more states where our business is more heavily concentrated could have a significant adverse effect on our financial position, results of operations and cash flows. The existing Security Networks subscribers are also more heavily concentrated in Texas, California, Florida and Arizona. Accordingly, our exposure to the risk of adverse conditions in these states increased upon consummation of the Security Networks Acquisition.

If the insurance industry were to change its practice of providing incentives to homeowners for the use of alarm monitoring services, we may experience a reduction in new customer growth or an increase in our subscriber attrition rate.

It has been common practice in the insurance industry to provide a reduction in rates for policies written on homes that have monitored alarm systems. There can be no assurance that insurance companies will continue to offer these rate reductions. If these incentives were reduced or eliminated, new homeowners who otherwise may not feel the need for alarm monitoring services would be removed from our potential customer pool, which could hinder the growth of our business, and existing subscribers may choose to disconnect or not renew their service contracts, which could increase our attrition rates. In either case, our results of operations and growth prospects could be adversely affected.

Risks of liability from our business and operations may be significant.

The nature of the services we provide potentially exposes us to greater risks of liability for employee acts or omissions or system failures than may be inherent in other businesses. If subscribers believe that they incurred losses as a result of our action or failure to act, the subscribers could bring claims against us, and we have been subject to lawsuits of this type from time to time. Similarly, if dealers believe that they incurred losses or were denied rights under the AMPAs as a result of our action or failure to act, the dealers could bring claims against us. Although substantially all of our alarm monitoring contracts and AMPAs contain provisions limiting our liability to subscribers and dealers, respectively, in an attempt to reduce this risk, the alarm monitoring contracts or AMPAs that do not contain such provisions expose us to risks of liability that could materially and adversely affect our business. Moreover, even when such provisions are included in an alarm monitoring contract or AMPA, in the event of any such litigation, no assurance can be given that these limitations will be enforced, and the costs of such litigation or the related settlements or judgments could have a material adverse effect on our financial condition. In addition, there can be no assurance that we are adequately insured for these risks. Certain of our insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive or certain other types of damages or liability arising from gross negligence. If significant uninsured damages are assessed against us, the resulting liability could have a material adverse effect on our financial condition or results of operations. See footnote (15) to our consolidated financial statements for the year ended December 31, 2012, incorporated by reference herein.

Future litigation could result in adverse publicity for us.

In the ordinary course of business, from time to time, we are the subject of complaints or litigation from subscribers or inquiries from government officials, sometimes related to alleged violations of state consumer protection statutes (including by our dealers), negligent dealer installation and negligent service of alarm monitoring systems. We may also be subject to employee claims based on, among other things, alleged discrimination, harassment or wrongful termination claims. In addition to diverting management resources, adverse publicity resulting from such allegations may materially and adversely affect our reputation in the communities we service, regardless of whether such allegations are unfounded. Such adverse publicity could result in higher attrition rates and greater difficulty in attracting new subscribers on terms that are attractive to us or at all.

An inability to provide the contracted monitoring service could adversely affect our business.

A disruption to both the main monitoring facility and the back-up monitoring facility could affect our ability to provide alarm monitoring services to our subscribers. Our main monitoring facility holds Underwriters’ Laboratories listings as protective signaling services stations and maintains certain standards of building integrity, redundant computer and communications facilities and backup power, among other safeguards. However, no assurance can be given that our main monitoring facility will not be disrupted by a technical failure, including communication or hardware failures, catastrophic event or natural disaster, fire, weather, malicious acts or terrorism. Furthermore, no assurance can be given that the back-up monitoring center will not be disrupted by the same or a simultaneous event or that it will be able to perform effectively in the event our main monitoring center is disrupted. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on our business.

We rely on third parties to transmit signals to our monitoring facilities.

We rely on various third-party telecommunications providers and signal processing centers to transmit and communicate signals to our monitoring facilities in a timely and consistent manner. These telecommunications providers and signal processing centers could fail to transmit or communicate these signals to the monitoring facilities for many reasons, including due to disruptions from fire, natural disasters, weather, transmission interruption, malicious acts or terrorism. The failure of one or more of these telecommunications providers or signal processing centers to transmit and communicate signals to the monitoring facilities in a timely manner could affect our ability to provide alarm monitoring services to our subscribers. There can be no assurance that third-party telecommunications providers and signal processing centers will continue to transmit and communicate signals to the monitoring facilities without disruption. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on our business. See also “Shifts in customer choice of, or telecommunications providers’ support for, telecommunications services and equipment could adversely impact our business and require significant capital expenditures” below with respect to risks associated with changes in signal transmissions.

The alarm monitoring business is subject to technological innovation over time.

Our monitoring services depend upon the technology (both hardware and software) of security alarm systems located at subscribers’ premises. We may be required to implement new technology both to attract and retain subscribers or in response to changes in land-line or cellular technology or other factors, which could require significant expenditures. In addition, the availability of any new features developed for use in our industry (whether developed by us or otherwise) can have a significant impact on a subscriber’s initial decision to choose Monitronics’ or our competitor’s products and a subscriber’s decision to renew with Monitronics or switch to one of our competitors. To the extent our competitors have greater capital and other resources to dedicate to responding to technological innovation over time, the products and services offered by us may become less attractive to current or future subscribers thereby reducing demand for such products and services and increasing attrition over time. Those competitors that benefit from more capital being available to them may be at a particular advantage to us in this respect. If we are unable to adapt in response to changing technologies, market conditions or customer requirements in a timely manner, such inability could adversely affect our business by increasing our rate of subscriber attrition. We also face potential competition from improvements in self-monitoring systems, which enable current or future subscribers to monitor their home environments without third-party involvement, which could further increase attrition rates over time and hinder the acquisition of new alarm monitoring contracts.

Shifts in customer choice of, or telecommunications providers’ support for, telecommunications services and equipment could adversely impact our business and require significant capital expenditures.

A significant portion of our subscriber alarm systems use either a traditional, land-line telecommunication service or a 2G cellular service to communicate alarm signals from the subscribers’ locations to our monitoring facility. There is a growing trend for consumers to give up their land-line and exclusively use cellular and IP communication technology in their homes and businesses, and telecommunications providers may discontinue land-line services in the future. In addition, there is no guarantee that telecommunications providers will continue to support the 2G cellular network in the future. The continued operation of both the landline and 2G cellular networks will depend on a number of factors which are outside of our control. If either the land-line or 2G cellular network is discontinued, subscribers will need to replace certain equipment in their security system to maintain their monitoring service. This could increase our subscriber attrition rates and, to retain customers, require us to subsidize the replacement of subscribers’ outdated systems at our own expense. Any such upgrades or implementations could require significant expenditures and also divert management’s attention and other important resources away from customer service and sales efforts. In the future, we may not be able to successfully implement new technologies or adapt existing technologies to changing market demands. If we are unable to adapt timely to changing technologies, market conditions or customer preferences, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

Privacy concerns, such as consumer identity theft and security breaches, could hurt our reputation and revenues.

As part of our operations, we collect a large amount of private information from our subscribers, including credit card information, images and voice recordings. If we were to experience a breach of our data security, it may put private information of our subscribers at risk of exposure. To the extent that any such exposure leads to credit card fraud or identity theft, we may experience a general decline in consumer confidence in our business, which may lead to an increase in attrition rates or may make it more difficult to attract new subscribers. If consumers become reluctant to use our services because of concerns over data privacy or credit card fraud, our ability to generate revenues would be impaired. In addition, if technology upgrades or other expenditures are required to prevent security breaches of our network, boost general consumer confidence in our business, or prevent credit card fraud and identity theft, we may be required to make unplanned capital expenditures or expend other resources. Any such loss of confidence in our business or additional capital expenditure requirement could have a material adverse effect on our business, financial condition and results of operations.

Our reputation as a service provider of high quality security offerings may be adversely affected by product defects or shortfalls in customer service.

Our business depends on our reputation and ability to maintain good relationships with our subscribers, dealers and local regulators, among others. Our reputation may be harmed either through product defects, such as the failure of one or more of our subscribers’ alarm systems, or shortfalls in customer service. Subscribers generally judge our performance through their interactions with the staff at the monitoring centers and dealers who perform on-site maintenance services. Any failure to meet subscribers’ expectations in such customer service areas could cause an increase in attrition rates or make it difficult to recruit new subscribers. Any harm to our reputation or subscriber relationships caused by the actions of our dealers, personnel or third party service providers or any other factors could have a material adverse effect on our business, financial condition and results of operations.

A loss of experienced employees could adversely affect us.

Our success has been largely dependent upon the active participation of our officers and employees. The loss of the services of key members of our management for any reason may have a material adverse effect on our operations and the ability to maintain and grow our business. We depend on the managerial skills and expertise of our management and employees to provide customer service by, among other things, monitoring and responding to alarm signals, coordinating equipment repairs, administering billing and collections under the alarm monitoring contracts and administering and providing dealer services under the AMPAs. There is no assurance that we will be able to retain our current management and other experienced employees or replace them satisfactorily to the extent they leave our employ. The loss of any such experienced employees’ services and expertise could materially and adversely affect our business.

The high level of competition in our industry could adversely affect our business.

The security alarm monitoring industry is highly competitive and fragmented. As of December 31, 2012, we were one of the largest alarm monitoring companies in the U.S. when measured by the total number of subscribers under contract. We face competition from other alarm monitoring companies, including companies that have more capital and that may offer higher prices and more favorable terms to dealers for alarm monitoring contracts purchased or charge lower prices for monitoring services. We also face competition from a significant number of small regional competitors that concentrate their capital and other resources in targeting local markets and form new marketing channels that may displace the existing alarm system dealer channels for acquiring alarm monitoring contracts. Further, we are facing increasing competition from telecommunications and cable companies who are expanding into alarm monitoring services and bundling their existing offerings with monitored security services. The existing access to and relationship with subscribers that these companies have could give them a substantial advantage over us, especially if they are able to offer subscribers a lower price by bundling these services. Any of these forms of competition could reduce the acquisition opportunities available to us, thus slowing our rate of growth, or requiring us to increase the price paid for subscriber accounts, thus reducing our return on investment and negatively impacting our revenues and results of operations.

Our acquisition strategy may not be successful.

One focus of our strategy is to seek opportunities to grow free cash flow through strategic acquisitions, which may include leveraged acquisitions. If we engage in any acquisition, we will incur a variety of costs, and may never realize the anticipated benefits of the acquisition. If we undertake any acquisition, the process of operating such acquired business may result in unforeseen operating difficulties and expenditures. Moreover, we may fail to realize the anticipated benefits of any acquisition as rapidly as expected or at all, and we may experience increased attrition in our subscriber base and/or a loss of dealer relationships. Future acquisitions could cause us to incur debt and expose us to liabilities. Further, we may incur significant expenditures and devote substantial management time and attention in anticipation of an acquisition that is never realized. Lastly, while we intend to implement appropriate controls and procedures as we integrate any acquired companies, we may not be able to certify as to the effectiveness of these companies’ disclosure controls and procedures or internal control over financial reporting within the time periods required by U.S. federal securities laws and regulations.

We may be unable to obtain additional funds to grow our business.

We intend to continue to pursue growth through the acquisition of subscriber accounts through our authorized dealer program, among other means. To continue our growth strategy, we intend to make additional draw downs under the revolving credit portion of the Credit Facility and may seek financing through new credit arrangements or the possible sale of new securities, any of which may lead to higher leverage or result in higher borrowing costs. An inability to obtain funding through external financing sources on favorable terms or at all is likely to adversely affect our ability to continue or accelerate our subscriber account acquisition activities.

Third party claims with respect to our intellectual property, if decided against us, may result in competing uses of our intellectual property or require the adoption of new, non-infringing intellectual property.

We have received and may continue to receive notices claiming we committed intellectual property infringement, misappropriation or other intellectual property violations and third parties have claimed, and may, in the future, claim that we do not own or have rights to use all intellectual property rights used in the conduct of our business. While we do not believe that any of the currently outstanding claims are material, there can be no assurance that third parties will not assert future infringement claims against us or claims that our rights to our intellectual property are invalid or unenforceable, and we cannot guarantee that these claims will be unsuccessful. Any claims involving rights to use the “Monitronics” mark could have a material adverse effect on our business if such claims were decided against us and we were precluded from using or licensing the “Monitronics” mark or others were allowed to use it. Any claims involving rights to use the “Security Networks” mark could have a material adverse effect on our business if such claims were decided against us and we were precluded from using or licensing the “Security Networks” mark or others were allowed to use it. If we were required to adopt a new name, it would entail marketing costs in connection with building up recognition and goodwill in such new name. In the event that we were enjoined from using any of our other intellectual property, there would be costs associated with the replacement of such intellectual property with developed, acquired or licensed intellectual property. There would also be costs associated with the defense and settlement of any infringement or misappropriation allegations and any damages that may be awarded.

Risks Related to Regulatory Matters

“False Alarm” ordinances could adversely affect our business and operations.

Significant concern has arisen in certain municipalities about the high incidence of false alarms. In some localities, this concern has resulted in local ordinances or policies that restrict police response to third-party monitored burglar alarms. In addition, an increasing number of local governmental authorities have considered or adopted various measures aimed at reducing the number of false alarms, including:

·                  subjecting alarm monitoring companies to fines or penalties for transmitting false alarms;

·                  imposing fines on alarm monitoring services customers for false alarms;

·                  imposing limitations on the number of times the police will respond to alarms at a particular location; and

·                  requiring further verification of an alarm signal, such as visual verification or verification to two different phone numbers, before the police will respond.

Enactment of these measures could adversely affect our future operations and business. For example, numerous cities or metropolitan areas have implemented verified response ordinances for residential and commercial burglar alarms. A verified response policy means that police officers generally do not respond to an alarm until someone else (e.g., the resident, a neighbor or a security guard) first verifies that it is valid. Some alarm monitoring companies operating in these areas hire security guards or use third-party guard firms to verify an alarm. If we need to hire security guards or use third-party guard firms, it could have a material adverse effect on our business through either increased servicing costs, which could negatively affect the ability to fund properly our ongoing operations, or increased costs to our customer, which may limit our ability to attract new customers or increase our subscriber attrition rates. In addition, the perception that police departments will not respond to third-party monitored burglar alarms, may reduce customer satisfaction with traditional monitored alarm systems, which may also result in increased attrition rates or decreased customer demand. Although we have less than 35,000 subscribers in these areas, a more widespread adoption of such a policy or similar policies in other cities or municipalities could materially and adversely affect our business.

Our business operates in a regulated industry.

Our business, operations and dealers are subject to various U.S. federal, state and local consumer protection laws, licensing regulation and other laws and regulations, and, to a lesser extent, similar Canadian laws and regulations. While there are no U.S. federal laws that directly regulate the security alarm monitoring industry, our advertising and sales practices and that of our dealer network are subject to regulation by the U.S. Federal Trade Commission (the “FTC”) in addition to state consumer protection laws. The FTC and the Federal Communications Commission have issued regulations that place restrictions on, among other things, unsolicited automated telephone calls to residential and wireless telephone subscribers by means of automatic telephone dialing systems and the use of prerecorded or artificial voice messages. If our dealers were to take actions in violation of these regulations, such as telemarketing to individuals on the “Do Not Call” registry, we could be subject to fines, penalties, private actions or enforcement actions by government regulators. Although we have taken steps to insulate our self from any such wrongful conduct by our dealers, and to require our dealers to comply with these laws and regulations, no assurance can be given that we will not be exposed to liability as result of our dealers’ conduct. In addition, the business practices of some dealers in a dealer network that we acquire, such as in the Security Networks Acquisition, vary from our business practices and those of our existing dealers, including with respect to the amount and type of dealer contact with subscribers. If any such dealers do not comply with applicable laws, we may be exposed to increased liability and penalties. Further, to the extent that any changes in law or regulation further restrict the lead generation activity of our dealers, these restrictions could result in a material reduction in subscriber acquisition opportunities, reducing the growth prospects of our business and adversely affecting our financial condition and future cash flows. In addition, most states in which we operate have licensing laws directed specifically toward the monitored security services industry. Our business relies heavily upon wireline and cellular telephone service to communicate signals. Wireline and cellular telephone companies are currently regulated by both federal and state governments. Changes in laws or regulations could require us to change the way we operate, which could increase costs or otherwise disrupt operations. In addition, failure to comply with any such applicable laws or regulations could result in substantial fines or revocation of our operating permits and licenses, including in geographic areas where our services have substantial penetration, which could adversely affect our business and financial condition. Further, if these laws and regulations were to change or we failed to comply with such laws and regulations as they exist today or in the future, our business, financial condition and results of operations could be materially and adversely affected.

Increased adoption of statutes and governmental policies purporting to void automatic renewal provisions in the alarm monitoring contracts, or purporting to characterize certain charges in the alarm monitoring contracts as unlawful, could adversely affect our business and operations.

The alarm monitoring contracts typically contain provisions automatically renewing the term of the contract at the end of the initial term, unless a cancellation notice is delivered in accordance with the terms of the contract. If the customer cancels prior to the end of the contract term, other than in accordance with the contract, we may charge the customer an early cancellation fee as specified in the contract, which typically allows us to charge 80% of the amounts that would have been paid over the remaining term of the contract. Several states have adopted, or are considering the adoption of, consumer protection policies or legal precedents which purport to void or substantially limit the automatic renewal provisions of contracts such as the alarm monitoring contracts, or otherwise restrict the charges that can be imposed upon contract cancellation. Such initiatives could negatively impact our business. Adverse judicial determinations regarding these matters could increase legal exposure to customers against whom such charges have been imposed, and the risk that certain customers may seek to recover such charges through litigation. In addition, the costs of defending such litigation and enforcement actions could have an adverse effect on our business and operations.

Risks Related to Our Parent’s Corporate History

Our parent, Ascent, may have substantial indemnification obligations under a tax sharing agreement it entered into in connection with the spin-off of Ascent from Discovery Holding Company (“DHC”), a subsidiary of Discovery Communications, Inc., and, under the terms of this agreement, we may be responsible for any such obligations.

Pursuant to Ascent’s tax sharing agreement with DHC, Ascent has agreed to be responsible for all taxes attributable to Ascent or any of its subsidiaries, whether accruing before, on or after the spin-off (subject to specified exceptions). Ascent has also agreed to be responsible for and indemnify DHC with respect to (i) certain taxes attributable to DHC or any of its subsidiaries (other than Discovery Communications, LLC) and (ii) all taxes arising as a result of the spin-off (subject to specified exceptions). Under the terms of the tax sharing agreement, each subsidiary of Ascent, including us, is a member of the indemnifying group and may be responsible for any payments due to DHC thereunder. Ascent’s indemnification obligations under the tax sharing agreement are not limited in amount or subject to cap and could be substantial.

Risks Related to the Security Networks Acquisition

We cannot assure you that the Security Networks Acquisition will be beneficial to us.

We cannot assure you that the Security Networks Acquisition will achieve the desired benefits of the transaction, including potential synergies. The Security Networks Acquisition substantially increased the size of our business and our failure to assimilate Security Networks’ assets into our existing assets could adversely affect our financial condition and results of operations.

The Security Networks Acquisition involves numerous risks, including the failure to realize expected profitability or growth. We also will be exposed to risks that are commonly associated with any acquisition, some of which may be material, including: (i) increased attrition in our subscriber base, (ii) a loss of dealer relationships, (iii) unanticipated liabilities, costs and operating difficulties and expenditures and (iv) the diversion of management’s time and attention.

If any of these risks or unanticipated liabilities, costs or operating difficulties were to materialize, any desired benefits of the Security Networks Acquisition may not be fully realized, if at all, and our future financial performance and results of operations could be negatively impacted.

We incurred substantial transaction and acquisition-related fees and costs in connection with the planned Security Networks Acquisition.

As of June 30, 2013, we incurred transaction and acquisition-related fees and costs totaling approximately $1.4 million in connection with the completion of the Security Networks Acquisition and related Security Networks Transactions. Additional unanticipated costs may be incurred in the integration of the Security Networks business with our business. Although it is expected that the realization of synergies and efficiencies related to the integration of the businesses will offset the incremental transaction and acquisition-related costs over time, this benefit may not be achieved in the near term, or at all.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement relating to the original notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, outstanding original notes in like principal amount. We will cancel all original notes tendered in exchange for exchange notes in the exchange offer. Interest on each exchange note will accrue interest on the same terms as the original notes and such interest will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the note surrendered in exchange therefor or (ii) if the note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (b) if no interest has been paid on such note, from the original issue date of the notes. As a result, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness or in the early payment of interest.

EXCHANGE OFFER

This section of the prospectus describes the exchange offer. While we believe that the description covers the material terms of the exchange offer, this summary may not contain all of the information that is important to you. You should carefully read this entire document for a complete understanding of the exchange offer.

Purpose of the exchange offer

The purpose of the exchange offer is to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers of the original notes. We originally issued and sold $175,000,000 principal amount of original notes in a private placement on July 17, 2013. We did not register the offer and sale of the original notes in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A and Regulation S thereunder.

We are offering to exchange up to the entire $175,000,000 principal amount of original notes for a like principal amount of exchange notes.

Under the registration rights agreement, we are required, among other things, to:

·                    file a registration statement on or prior to February 12, 2014 (the 210th day after the issue date of the original notes), registering the proposed offer and exchange of any and all original notes for registered exchange notes with substantially identical terms;

·                    cause the registration statement to be declared effective under the Securities Act on or prior to April 13, 2014 (the 270th day after the issue date of the original notes);

·                    consummate the exchange offer on or prior to May 28, 2014 (the 315th day after the issue date of the original notes); and

·                    keep the exchange offer open for not less than 20 business days after the date notice thereof is mailed to holders of the original notes.

In addition, under certain circumstances, we may be required to file a shelf registration statement to cover resales of original notes. Specifically, in the event that, with respect to the notes:

·                    because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer;

·                    an exchange offer is not consummated within the time period set forth above;

·                    in certain circumstances, certain holders of unregistered exchange notes so request; or

·                    in the case of any holder that participates in an exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act), then, in each case, we will, at our sole expense,

·                  promptly file a shelf registration statement covering resales of the notes;

·                  cause such Shelf Registration Statement to be declared effective within 90 days of the filing thereof;

·                  keep effective such shelf registration statement until the earliest of (i) one year after the original issue date of the notes, (ii) such time as all of the notes have been sold thereunder or (iii) the date upon which all notes covered by such shelf registration statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144; and

·                  in the event that a shelf registration statement is filed, provide to each holder whose notes are registered under such shelf registration statement copies of the prospectus that is a part of such shelf registration statement, notify each such holder when such shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder that sells notes pursuant to a shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations).

If (1) we do not comply with the time periods set forth above in this section; or (2) the registration statement of which this prospectus forms a part, or any shelf registration statement covering resales of the notes required to be filed by the registration rights agreement, ceases to be effective at any time during which it is required to be so effective (subject to certain exceptions), then additional interest shall accrue on the principal amount of the notes at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such registration default continues, provided that the rate at which such additional interest accrues may in no event exceed 1.0% per annum); provided, however, that upon the exchange of exchange notes for all notes tendered (in the case of clause (1) above) or upon the effectiveness of the required registration statement (in the case of clause (2) above), additional interest on such notes as a result of such clause, as the case may be, shall cease to accrue and the interest rate on the applicable notes will be reduced to the original interest rate borne by such notes. All accrued additional interest will be paid in arrears on each semi-annual interest date.

Participation in the exchange offer is voluntary and you should carefully consider whether to participate.  We urge you to consult your financial and tax advisors in making your decision on whether to participate in the exchange offer.

Resale of Exchange Notes

We have not requested, and do not intend to request, an interpretation by the staff of the SEC with respect to whether the exchange notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corp. (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993), we believe the exchange notes may be offered for resale, resold and otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act provided such holder meets the following conditions:

·                  such holder is not a broker-dealer who purchased original notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act;

·                  such holder is not our “affiliate” within the meaning of Rule 405 under the Securities Act; and

·                  such holder acquires exchange notes in the ordinary course of its business and has no arrangement or understanding with any person to participate in the distribution of the exchange notes.

If you do not satisfy all of the above conditions, you cannot participate in the exchange offer. Rather, in the absence of an exemption you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the original notes. Any holder that complies with such registration and prospectus delivery requirements may incur liabilities under the Securities Act for which the holder will not be entitled to indemnification from us.

A broker-dealer that has bought original notes for its own account as part of its market-making or other trading activities must deliver a prospectus in order to resell the exchange notes it receives therefor pursuant to the exchange offer. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for such purpose, and we have agreed in the registration rights agreement to make this prospectus available to such broker-dealers for a period ending on the earlier of 120 days from the effective date of the registration statement of which this prospectus forms a part and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.” Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Consequences of failure to exchange

Original notes that are not exchanged for exchange notes in the exchange offer will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and will therefore continue to be subject to restrictions on transfer. Holders of such original notes will not be able to require us to register them under the Securities Act, except in the limited circumstances set forth in the registration rights agreement. Accordingly, following completion of the exchange offer any original notes that remain outstanding may not be offered, sold, pledged or otherwise transferred except:

(1)                                 to us, upon redemption thereof or otherwise,

(2)                                 to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act,

(3)                                 in an offshore transaction in accordance with Regulation S under the Securities Act,

(4)                                 pursuant to an exemption from registration in accordance with Rule 144, if available, under the Securities Act,

(5)                                 in reliance on another exemption from the registration requirements of the Securities Act, or

(6)                                 pursuant to an effective registration statement under the Securities Act.

In all of the situations discussed above, the resale must be in compliance with the Securities Act, any applicable securities laws of any state of the United States and any applicable securities laws of any foreign country. Any resale of original notes will also be subject to certain requirements of the registrar being met, including receipt by the registrar of a certification and, in the case of (3), (4) and (5) above, an opinion of counsel reasonably acceptable to us and the registrar.

To the extent original notes are tendered and accepted in the exchange offer, the principal amount of outstanding original notes will decrease with a resulting decrease in the liquidity in the market therefor. Accordingly, the liquidity of the market of the original notes could be adversely affected following completion of the exchange offer. See “Risk Factors—Risks Related to the Exchange Offer—If you do not properly tender your original notes, you will continue to hold unregistered notes and your ability to transfer those original notes may be adversely affected.”

Terms of the exchange offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, we will accept any and all original notes validly tendered (and not withdrawn) on or prior to the Expiration Date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. Interest on each exchange note will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the note surrendered in exchange therefor or (ii) if the note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (b) if no interest has been paid on such note, from the original issue date of the notes. All accrued interest on the original notes will become obligations under the exchange notes. Holders may tender some or all of their original notes pursuant to the exchange offer. However, original notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof.

The form and terms of the exchange notes are the same as the form and terms of the original notes, except that:

·                  the offer and sale of the exchange notes for the original notes will have been registered under the Securities Act, and the exchange notes will not bear legends restricting their transfer pursuant to the Securities Act, and

·                  except as otherwise described above, holders of the exchange notes will not be entitled to any rights under the registration rights agreement.

The exchange notes will evidence the same debt as the original notes that they replace, and will be issued under, and be entitled to the benefits of, the indenture which governs the original notes, including the payment of principal and interest.

We are sending this prospectus and the letter of transmittal to holders of the original notes through the facilities of The Depositary Trust Company, or DTC, whose nominee, Cede & Co, is the registered holder of the original notes. The original notes are represented by permanent global notes in fully registered form, without coupons, which have been deposited with the trustee for the notes, as custodian for DTC. Ownership of beneficial interests in each global note is limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. The term “holder,” as used in this prospectus, means those DTC participants in whose name interests in the global notes are credited on the books of DTC, and those persons who hold interests through such DTC participants. The term “original notes,” as used in this prospectus, means such interests in the global notes. Like the original notes, the exchange notes will be deposited with the trustee for the notes as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC.

Holders of the original notes do not have any appraisal or dissenter’s rights under Delaware law or the indenture governing the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the requirements of the Exchange Act and the SEC’s rules and regulations thereunder.

We will be deemed to have accepted validly tendered original notes when, as and if we have given written notice thereof to the exchange agent, which is U.S. Bank National Association. The exchange agent will act as agent for the tendering holders of the original notes for the purposes of receiving the exchange notes. The exchange notes delivered in the exchange offer will be issued promptly following our acceptance for exchange of original notes.

If any tendered original notes are not accepted for exchange because they do not comply with the procedures set forth in this prospectus and the accompanying letter of transmittal, our withdrawal of the exchange offer, the occurrence of certain other events set forth herein or otherwise, such unaccepted original notes will be returned, without expense, to the tendering holder promptly after the Expiration Date or our withdrawal of the exchange offer. Any acceptance, waiver of default or a rejection of a tender of original notes shall be at our discretion and shall be conclusive, final and binding.

Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of the original notes in the exchange offer. We will pay all charges and expenses, other than certain taxes, in connection with the exchange offer. See “—Fees and Expenses.”

We are not making the exchange offer to, nor will we accept surrenders for exchange from, holders of original notes in any jurisdiction in which this exchange offer or its acceptance would not comply with applicable state securities laws or applicable laws of a foreign jurisdiction.

Expiration date; extensions; amendments

The term “Expiration Date” with respect to the exchange offer means 5:00 p.m., New York City time, on [                      ], 2013 unless we, in our sole discretion, extend the exchange offer, in which case the term “Expiration Date” shall mean the latest date and time to which the exchange offer is extended.

If we extend the exchange offer, we will notify the exchange agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, no later than on the next business day after the previously scheduled Expiration Date.

We reserve the right, in our sole discretion,

·                  to extend the exchange offer,

·                  if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, to terminate the exchange offer or waive any conditions that have not been satisfied, or

·                  to amend the terms of the exchange offer in any manner.

We may effect any such extension, waiver, termination or amendment by giving written notice thereof to the exchange agent.

Except as specified in the second paragraph under this heading, we will make a public announcement of any such extension, termination, amendment or waiver as promptly as practicable. If we amend or waive any condition of the exchange offer in a manner determined by us to constitute a material change to the exchange offer, we will promptly disclose such amendment or waiver in a prospectus supplement that will be distributed to the holders of the original notes. The exchange offer will then be extended for a period of five to ten business days, as required by law, depending upon the significance of the amendment or waiver and the manner of disclosure to the registered holders.

We will make a timely release of a public announcement of any extension, termination, amendment or waiver to the exchange offer to an appropriate news agency.

Procedures for tendering original notes

Tenders of Original Notes; Book-Entry Delivery Procedure. All of the original notes are held in book-entry form, and tenders may only be made through DTC’s Book-Entry Transfer Facility.

In connection with the commencement of the exchange offer, the exchange agent will establish an account with respect to the original notes at DTC for purposes of the exchange offer, and any financial institution that is a participant in DTC that wishes to participate in the exchange offer may make book-entry delivery of the original notes by causing DTC to transfer such original notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. The confirmation of a book-entry transfer into the exchange agent’s account at DTC is referred to as a “Book-Entry Confirmation.” In addition, DTC participants on or before the Expiration Date must either

·                  properly complete and duly execute the letter of transmittal (or a facsimile thereof), and any other documents required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or such facsimile, with any required signature guarantees, to the exchange agent at one or more of its addresses below, or

·                  transmit their acceptance through DTC’s Automated Tender Offer Program, or ATOP, for which the exchange offer is eligible, and DTC will then edit and verify the acceptance and send an Agent’s Message to the exchange agent for its acceptance.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the original notes that such participant has received the letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant

Although delivery of original notes is to be effected through book-entry at DTC, the letter of transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one or more of its addresses set forth below on or prior to the Expiration Date. Delivery of the letter of transmittal or other required documents to DTC does not constitute delivery to the exchange agent.

The tender by a holder of original notes pursuant to the procedures set forth above will constitute the tendering holder’s acceptance of all of the terms and conditions of the exchange offer. Our acceptance for exchange of original notes tendered pursuant to the procedures described above will constitute a binding agreement between such tendering holder and us in accordance with the terms and subject to the conditions of the exchange offer. Only holders are authorized to tender their original notes.

The method of delivery of original notes and letters of transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance or Agent’s Message transmitted through ATOP, is at the election and risk of the persons tendering original notes and delivering letters of transmittal. If you use ATOP, you must allow sufficient time for completion of the ATOP procedures during normal business hours of DTC on or prior to the Expiration Date. Tender and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail, postage prepaid, with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the exchange agent prior to such date.

Except as provided below, unless the original notes being tendered are delivered to the exchange agent on or prior to the Expiration Date (accompanied by a completed and duly executed letter of transmittal or a properly transmitted Agent’s Message), we may, at our option, reject the tender of such original notes. The exchange of exchange notes for original notes will be made only against the tendered original notes, which must be deposited with the exchange agent prior to or on the Expiration Date, and receipt by the exchange agent of all other required documents prior to or on the Expiration Date.

Tender of Original Notes Held Through a Nominee. If you beneficially own original notes through a bank, depository, broker, trust company or other nominee and wish to tender your original notes, you must instruct such holder to cause your original notes to be tendered on your behalf. A letter of instruction from your bank, depository, broker, trust company or other nominee may be included in the materials provided along with this prospectus, which the beneficial owner may use to instruct its nominee to effect the tender of the original notes of the beneficial owner.

Signature Guarantees. Signatures on all letters of transmittal must be guaranteed by a recognized member of the Medallion Signature Guarantee Program or by any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing, an “Eligible Institution”), unless the original notes tendered thereby are tendered (1) by a participant in DTC whose name appears on a DTC security position listing as the owner of such original notes who has not completed either the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or (2) for the account of an Eligible Institution. See Instructions 1 and 4 of the letter of transmittal. If the original notes are in the name of a person other than the signer of the letter of transmittal or if original notes not accepted for exchange or not tendered are to be returned to a person other than the holder of such original notes, then the signatures on the letter of transmittal accompanying the tendered original notes must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 4 of the letter of transmittal.

No Guaranteed Delivery Procedures. No guaranteed delivery procedures are being made available in connection with the exchange offer. Therefore, to participate in the exchange offer your original notes must be transferred into the exchange agent’s account at DTC, and the exchange agent must receive a properly completed and duly executed letter of transmittal (and any other required documents) or an Agent’s Message transmitted through ATOP, in each case on or prior to the Expiration Date.

Your Representations to Us.  By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

·                           you are acquiring exchange notes in the ordinary course of your business;

·                           you are not engaged in, and you do not intend to engage in, and you have no arrangement or understanding with any person or entity to participate in a distribution of the exchange notes;

·                           you are transferring good and marketable title to the original notes free and clear of all liens, security interests, encumbrances, or rights or interests of others except your own;

·                           if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that were acquired by you as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of your exchange notes; and

·                           you are not our “affiliate” as defined in Rule 405 of the Securities Act. If you are a broker-dealer, you may not participate in the exchange offer as to any original notes you purchased directly from us.

Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered original notes will be determined by us, which determination will be conclusive, final and binding. Alternative, conditional or contingent tenders of original notes will not be considered valid and may be rejected by us. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, would be unlawful.

We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. The interpretation of the terms and conditions of our exchange offer (including the instructions in the letter of transmittal) by us will be conclusive, final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine.

Although we intend to notify holders of defects or irregularities with respect to tenders of original notes through the exchange agent, neither we, the exchange agent nor any other person is under any duty to give such notice, nor shall they incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

Any original notes tendered into the exchange agent’s account at DTC that are not validly tendered and as to which the defects or irregularities have not been cured or waived within the timeframes established by us in our sole discretion, if any, or if original notes are submitted in a principal amount greater than the principal amount of original notes being tendered by such tendering holder, such unaccepted or non-exchanged original notes will be credited back to the account maintained by the applicable DTC participant with such book-entry transfer facility.

Withdrawal of tenders

Tenders of original notes in the exchange offer may be withdrawn at any time on or prior to the Expiration Date.

To be effective, any notice of withdrawal must specify the name and number of the account at DTC to be credited with such withdrawn original notes and must otherwise comply with DTC’s procedures.

If the original notes to be withdrawn have been identified to the exchange agent, a signed notice of withdrawal meeting the requirements discussed above is effective immediately upon the exchange agent’s receipt of written or facsimile notice of withdrawal even if physical release is not yet effected. A withdrawal of original notes can only be accomplished in accordance with these procedures. Any failure to follow these procedures will not result in any original notes being withdrawn. The company and the exchange agent may reject any withdrawal request not in accordance with these procedures.

All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, which determination shall be final and binding on all parties. No withdrawal of original notes will be deemed to have been properly made until all defects or irregularities have been cured or expressly waived. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation, nor shall we or they incur any liability for failure to give any such notification. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the original notes so withdrawn are retendered on or prior to the Expiration Date. Properly withdrawn original notes may be retendered by following the procedures described above under “—Procedures for Tendering Original Notes” at any time on or prior to the Expiration Date.

Any original notes which have been tendered but which are not accepted for exchange due to the rejection of the tender due to uncured defects or the prior termination of the exchange offer, or which have been validly withdrawn, will be returned to the holder thereof unless otherwise provided in the letter of transmittal, promptly following the Expiration Date or, if so requested in the notice of withdrawal, promptly after receipt by us of notice of withdrawal without cost to such holder.

Conditions to the exchange offer

The exchange offer will not be subject to any conditions, other than:

·                  that the exchange offer, or the making of any exchange by a holder of original notes, does not violate applicable law or any applicable interpretation of the staff of the SEC;

·                  that applicable interpretations of the staff of the SEC regarding exchange offers of the type contemplated by this prospectus shall not have been changed, such that the exchange notes would not be generally free of the transfer restrictions of the Securities Act following consummation of the exchange offer;

·                  the due tendering of original notes and the delivery to the exchange agent of the letter of transmittal or an Agent’s Message (and all other required documents) in accordance with the exchange offer; and

·                  that each holder of the original notes exchanged in the exchange offer shall have made the representations set forth above in “ — Your Representations to Us” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or Staff interpretations to render the use of Form S-4 or other appropriate form under the Securities Act available.

If we determine in our reasonable discretion that any of the conditions to the exchange offer are not satisfied, we may:

·                  refuse to accept any original notes and return all tendered original notes to the tendering holders,

·                  terminate the exchange offer,

·                  extend the exchange offer and retain all original notes tendered prior to the Expiration Date, subject, however, to the rights of holders to withdraw such original notes, or

·                  waive such unsatisfied conditions with respect to the exchange offer and accept all validly tendered original notes which have not been withdrawn.

If our waiver of an unsatisfied condition constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders of the original notes, and will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

Exchange agent

U.S. Bank National Association, the trustee under the indenture governing the notes, has been appointed as exchange agent for the exchange offer. The exchange agent will not be (i) liable for any act or omission unless such act constitutes its own gross negligence or bad faith and in no event will the exchange agent be liable to a security holder, Monitronics, or any third party for special, indirect or consequential damages, or lost profits, arising in connection with the exchange offer or its duties and responsibilities related to the exchange offer; (ii) obligated to take any legal action with respect to the exchange offer which might in its judgment involve any expense or liability, unless it will be furnished with indemnity satisfactory to it; and (iii) liable or responsible for any statement contained in this prospectus.

Monitronics will indemnify the exchange agent with respect to certain matters relating to the exchange offer.

You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for other documents to the exchange agent as follows:

Delivery by Registered or Certified Mail:

[      ]
Overnight Delivery or Regular Mail:

[      ]

To Confirm by Telephone or for Information:

[      ]

Facsimile Transmissions:

[      ]

Fees and expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail by the exchange agent; however, additional solicitation may be made by telecopy, telephone or in person by our or our affiliates’ officers and regular employees.

No dealer-manager has been retained in connection with the exchange offer and no payments will be made to brokers, dealers or others soliciting acceptance of the exchange offer. However, reasonable and customary fees will be paid to the exchange agent for its services and it will be reimbursed for its reasonable out-of-pocket expenses.

Our out-of-pocket expenses for the exchange offer will include fees and expenses of the exchange agent and the trustee under the indenture governing the notes, accounting and legal fees and printing costs, among others.

Transfer taxes

We will pay all transfer taxes, if any, applicable to the exchange of the original notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the original notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the tendering holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting treatment for the exchange offer

The exchange notes will be recorded at the carrying value of the original notes and no gain or loss for accounting purposes will be recognized. The expenses of the exchange offer will be amortized over the term of the exchange notes.

SELECTED HISTORICAL CONSOLIDATED

FINANCIAL DATA AND OPERATING DATA

The following table sets forth our selected historical consolidated financial and other operating data for the periods presented. Except for the data relating to the six months ended June 30, 2013 and 2012, the years ended December 31, 2012 and 2011 and the 15-day period from December 17, 2010 to December 31, 2010, all data below reflects the consolidated financial data of the Predecessor. The (i) selected historical consolidated financial and other operating data (other than subscriber information) for the six months ended June 30, 2013 and 2012 and the fiscal years ended December 31, 2012 and 2011 and June 30, 2010 and for the periods July 1, 2010 to December 16, 2010 and December 17, 2010 to December 31, 2010, and (ii) the selected historical balance sheet data as of June 30, 2013, December 31, 2012 and December 31, 2011, presented in this table have been derived from our audited consolidated financial statements and related notes included elsewhere and incorporated by reference in this prospectus. The selected historical balance sheet data as of June 30, 2012, December 31, 2010, June 30, 2010, June 30, 2009, June 30, 2008 and the selected historical selected financial and other operating data (other than subscriber information) for the fiscal years ended June 30, 2009 and 2008 presented in this table are derived from our consolidated financial statements and related notes which are not included or incorporated by reference in this prospectus. In connection with the Ascent Acquisition, we changed our fiscal year end from June 30 to December 31.

The selected historical consolidated financial and other operating data included below and elsewhere or incorporated by reference in this prospectus are not necessarily indicative of future performance. This information is only a summary and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included elsewhere or incorporated by reference in this prospectus.

	Successor					Predecessor
	Six months ended June 30,		Year Ended December 31,				Fiscal Year Ended June 30,
	2013	2012	2012	2011	15-Day Period from December 17, to December 31, 2010	169-Day Period from July 1, to December 16, 2010	2010	2009	2008
	(unaudited)	(unaudited)
	(Amounts in thousands)
Results of Operations Data:
Net Revenue	$202,431	165,196	$344,953	311,898	9,129	$133,432	271,951	234,432	207,716
Operating expenses:
Cost of Services:	30,796	22,450	49,791	40,553	1,422	16,647	32,966	28,997	29,108
Selling, general, and administrative	34,016	29,004	59,575	57,170	2,130	37,454	52,385	52,475	47,724
Amortization	90,313	77,430	163,468	159,619	5,980	56,660	118,834	110,623	100,606
Depreciation	3,209	2,622	5,286	4,704	199	2,796	5,937	5,172	4,608
Gain on sale of operating assets	(2)	—	—	—	—	—	—	—	—
	158,332	131,506	278,120	262,046	9,731	113,557	210,122	197,267	182,046
Operating income (loss)	44,099	33,690	66,833	49,852	(602)	19,875	61,829	37,165	25,670
Other expenses:
Interest expense	40,593	30,969	71,328	42,655	1,837	9,394	19,139	24,925	54,034
Realized and unrealized loss on derivative instruments	—	2,044	2,044	10,601	1,682	5,330	40,624	66,692	48,206
Refinancing expense	—	6,245	6,245	—	—	—	—	—	6,952
Other	—	619	630	83	—	—	—	—	—
	40,593	39,877	80,247	53,339	3,519	14,724	59,763	91,617	109,192
Income (loss) before income taxes	3,506	(6,187)	(13,414)	(3,487)	(4,121)	5,151	2,066	(54,452)	(83,522)
Provision (benefit) for income taxes	1,565	1,338	2,616	2,523	109	1,070	2,188	689	1,804
Net income (loss)	$1,941	(7,525)	$(16,030)	(6,010)	(4,230)	$4,081	(122)	(55,141)	(85,326)

	Successor					Predecessor
	As of June 30,		As of December 31,			As of June 30,
	2013	2012	2012	2011	Transition period as of December 31, 2010	2010	2009	2008
	(unaudited)	(unaudited)
	(Amounts in thousands)
Balance Sheet Data
Cash and cash equivalents, including restricted cash	$4,177	1,787	$6,073	53,530	51,542	$92,614	112,720	31,615
Working capital (deficit)	$(31,962)	(27,130)	$(22,749)	(47,142)	(4,389)	$71,485	96,502	14,334
Total assets	$1,473,522	1,295,410	$1,445,431	1,332,861	1,319,816	$803,564	767,884	610,542
Total debt (current and long-term)	$1,126,106	953,323	$1,108,383	952,718	916,733	$844,200	813,384	639,000
Stockholder’s equity (deficiency)	$273,987	270,151	$260,419	289,373	294,990	$(153,623)	(153,807)	(98,966)

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma condensed statements of income for the fiscal year ended December 31, 2012 and for the six months ended June 30, 2013 give effect to the Security Networks Transactions as if they were consummated on January 1, 2012. The unaudited pro forma condensed balance sheet as of June 30, 2013 gives effect to the Security Networks Transactions as if they were consummated on June 30, 2013. The unaudited pro forma consolidated information has been derived from (i) the audited consolidated financial statements of each of Security Networks and the Company for the year ended December 31, 2012 and (ii) the unaudited consolidated financial statements of each of Security Networks and the Company as of and for the six months ended June 30, 2013 included elsewhere or incorporated by reference in this prospectus.

The unaudited pro forma consolidated financial information has been presented for informational purposes only and does not purport to represent, and is not necessarily indicative of, what our financial position or results of operations would have been had the Security Networks Acquisition been completed as of January 1, 2012 and June 30, 2013, as applicable, and should not be taken as representative of our future consolidated financial position or results of operations.  This information is only a summary and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our historical consolidated financial statements and related notes thereto and Security Networks’ historical consolidated financial statements and related notes thereto included elsewhere or incorporated by reference in this prospectus.

The Security Networks Acquisition has been accounted for as a business combination utilizing the purchase accounting method in accordance with FASB ASC Topic 805, Business Combinations.  The pro forma information presented below, including the purchase price and allocation of purchase price, is based on estimates of the fair values of assets acquired and liabilities assumed, available information as of the date of this prospectus and management assumptions, and may be revised as additional information becomes available.  The final purchase price and purchase price allocation is dependent upon, among other things, the finalization of the asset and liability valuations by our independent appraisal firm.  Any post-closing adjustments may change the purchase price or the allocation of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial information, including a change to goodwill.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are (a) directly attributable to the Security Networks Acquisition, (b) factually supportable, and (c) with respect to the statements of income, expected to have a continuing impact on the combined results.

As of June 30, 2013

	Monitronics	Security Networks	Pro Forma Adjustments		Pro Forma Condensed Consolidated Monitronics and Security Networks
	(Amounts in thousands)
Assets
Current assets:
Cash and cash equivalents	$1,537	1,886	784	(1)	4,207
Restricted cash	2,640	—	—		2,640
Trade Receivable, net of allowance for doubtful accounts	12,114	1,636	—		13,750
Parts inventory	—	477	—		477
Deferred income tax assets, net	5,100	—	—		5,100
Prepaid and other current assets	11,256	704	250	(7)	12,210
Total current assets	32,647	4,703	1,034		38,384

Property and equipment, net of accumulated depreciation	21,327	2,104	(700	)(2)	22,731
Subscriber accounts, net of accumulated amortization	1,020,664	239,651	68,049	(3)	1,328,364
Dealer network and other intangible assets, net of accumulated amortization	24,813	—	48,500	(3)	73,313
Goodwill	349,227	54,629	119,095	(4)	522,951
Other assets, net	24,844	8,457	(2,155	)(5)	31,146
Total assets	$1,473,522	309,544	233,823		2,016,889

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$5,393	1,645	3,528	(6)	10,566
Accrued payroll and related liabilities	3,038	513	—		3,551
Other accrued liabilities	23,844	4,107	5,173	(7)	33,124
Deferred revenue	9,704	3,778	(2,569	)(8)	10,913
Purchase holdbacks, including amounts due on acquired contracts – short-term	15,725	2,681	—		18,406
Current portion of long-term debt	6,905	—	—		6,905
Total current liabilities	64,609	12,724	6,132		83,465

Long-term debt	1,119,201	237,972	227,303	(9)	1,584,476
Derivative financial instruments	2,663	—	—		2,663
Deferred income tax liability, net	9,067	—	—		9,067
Due on acquired contracts – long-term	—	6,552	—		6,552
Other liabilities	3,995	—	13,097	(6)	17,092
Total liabilities	1,199,535	257,248	246,532		1,703,315
Commitments and contingencies
Stockholder’s equity	273,987	52,296	(12,709	)(10)	313,574
Total liabilities and stockholder’s equity	$1,473,522	309,544	233,823		2,016,889

Six Month Period Ended June 30, 2013

	Monitronics	Security Networks	Pro Forma Adjustments		Pro Forma Condensed Consolidated Monitronics and Security Networks
	(Amounts in thousands)

Net Revenue	$202,431	48,407	—		250,838
Operating expenses:
Cost of Services	30,796	7,747	—		38,543
Selling, general, and administrative	34,016	14,612	(1,493	)(6)	47,135
Amortization of subscriber accounts, dealer network and other intangible assets	90,313	15,013	11,327	(3)	116,653
Depreciation	3,209	621	(621	)(2)	3,209
Loss (gain) on sale of operating assets, net	(2)	28	—		26
	158,332	38,021	9,213		205,566
Operating income (loss)	44,099	10,386	(9,213)		45,272
Other expense:
Interest expense	40,593	10,010	7,052	(9)	57,655
	40,593	10,010	7,052		57,655
Income (loss) before income taxes	3,506	376	(16,265)		(12,383)
Income tax expense	1,565	161	—		1,726
Net income (loss)	$1,941	215	(16,265)		(14,109)

Year Ended December 31, 2012

	Monitronics	Security Networks	Pro Forma Adjustments		Pro Forma Condensed Consolidated Monitronics and Security Networks
	(Amounts in thousands)

Net Revenue	$344,953	78,478	(2,569	)(8)	420,862
Operating expenses:
Cost of Services	49,791	12,262	—		62,053
Selling, general, and administrative	59,575	20,134	(1,829	)(6)	77,880
Amortization of subscriber accounts, dealer network, and other intangible assets	163,468	24,470	36,880	(3)	224,818
Depreciation	5,286	1,138	266	(2)	6,690
Contingent consideration expense	—	982	—		982
	278,120	58,986	35,317		372,423
Operating income (loss)	66,833	19,492	(37,886)		48,439
Other expense:
Interest expense	71,328	15,816	18,309	(9)	105,453
Realized and unrealized loss on derivative instruments	2,044	—	—		2,044
Refinancing expense	6,245	—	—		6,245
Other expense	630	—	—		630
	80,247	15,816	18,309		114,372
Income (loss) before income taxes	(13,414)	3,676	(56,195)		(65,933)
Income tax expense	2,616	100	—		2,716
Net income (loss)	$(16,030)	3,576	(56,195)		(68,649)

(1)                     Reflects cash received from incremental debt and cash contributions from Ascent to finance the Security Networks Acquisition, in excess of purchase price paid, payment of deferred financing costs, and the repayment of $33.6 million of the revolving portion of the Company’s Credit Facility outstanding as of June 30, 2013.

(2)                    Reflects fair value adjustments and pro forma depreciation expense adjustments for the acquisition of Security Networks’ property and equipment.

(3)                     Reflects fair value adjustments and pro forma amortization expense adjustments for the acquisition of Security Networks’ identifiable intangible assets, which are comprised of subscriber accounts, its dealer network and non-compete agreements.  Subscriber accounts are amortized using the 14-year 235% declining balance method.  Dealer network and non-compete agreements are amortized over their estimated remaining useful lives of 5 years on a straight-line basis.

(4)                     Reflects the elimination of Security Networks’ historical goodwill balance of $54.6 million and the origination of goodwill arising from the Company’s purchase of Security Networks.  Adjusted goodwill reflects the preliminary estimated excess of purchase price over the fair value of assets acquired and liabilities assumed.  The purchase price of Security Networks consisted of $482.9 million of cash and 253,333 shares of Ascent Series A common stock and has been allocated on a preliminary basis as follows (amounts in thousands):

Estimated fair value of assets acquired and liabilities assumed:

Subscriber accounts	$307,700
Dealer network and other intangible assets	48,500
Property and equipment	1,404
Other assets acquired	4,953
Goodwill	173,724
Estimated fair value of liabilities assumed	(33,803)
Fair value of consideration	$502,478

(5)                     Reflects the elimination of Security Networks deferred financing costs not acquired and other fair value adjustments, net of additional deferred financing costs incurred by the Company on incremental debt obtained.

(6)                     Reflects fair value adjustments related to Security Networks revenue sharing program and elimination of historical revenue sharing expenses.

(7)                     Reflects accrued liabilities recognized in connection with the issuance the of the New Senior Notes and other purchase accounting adjustments, net of the elimination of Security Networks accrued interest that was paid off as of the closing date of the Acquisition.

(8)                     Represents estimated purchase accounting adjustments related to Security Networks’ deferred revenues.

(9)                    Reflects incremental debt obtained to finance the Security Networks Acquisition, net of the elimination of Security Networks debt not assumed.  The statement of operations adjustments are to record pro forma interest expense on these incremental borrowings.  Pro forma interest expense adjustments were calculated based on the weighted effective interest rate on incremental debt in connection with the Security Networks Acquisition, including amortization costs of debt discount and deferred financing costs.

(10)              Reflects the elimination of Security Networks historical stockholder’s equity, net of the effect of Ascent’s contribution of $20.0 million in cash to the Company and the transfer of 253,333 shares of Ascent Series A common stock as consideration paid for the Security Networks Acquisition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations covers periods prior to the Security Networks Transactions. Accordingly, except as specifically noted below, the discussion and analysis of historical periods do not reflect the significant impact that the Security Networks Transactions will have on us, including increased levels of indebtedness and the impact of purchase accounting. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Summary—Summary Historical Consolidated Financial Data and Operating Data,” “Selected Historical Consolidated Financial Data and Operating Data” and our financial statements, and the related notes to those financial statements, included elsewhere or incorporated by reference in this prospectus. Those statements in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that are not historical in nature should be considered to be forward-looking statements that are inherently uncertain. See “Forward-Looking Statements.” This discussion also involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

Overview

We provide security alarm monitoring and related services to residential and business subscribers throughout the U.S. and parts of Canada. We monitor signals arising from burglaries, fires, medical alerts and other events through security systems at subscribers’ premises. Nearly all of our revenues are derived from monthly recurring revenues under security alarm monitoring contracts purchased from independent dealers in our exclusive nationwide network.

Revenues are recognized as the related monitoring services are provided. Other revenues are derived primarily from the provision of third-party contract monitoring services and from field technical repair services. All direct external costs associated with the creation of subscriber accounts are capitalized and amortized over fourteen to fifteen years using a declining balance method beginning in the month following the date of purchase. Internal costs, including all personnel and related support costs incurred solely in connection with subscriber account acquisitions and transitions, are expensed as incurred.

Attrition

Account cancellation, otherwise referred to as subscriber attrition, has a direct impact on the number of subscribers that we service and on our financial results, including revenues, operating income and cash flow. A portion of the subscriber base can be expected to cancel its service every year. Subscribers may choose not to renew or terminate their contract for a variety of reasons, including relocation, cost and switching to a competitor’s service. The largest category of canceled accounts relate to subscriber relocation or the inability to contact the subscriber. We define our attrition rate as the number of canceled accounts in a given period divided by the weighted average of number of subscribers for that period. We consider an account canceled if payment from the subscriber is deemed uncollectible or if the subscriber cancels for various reasons. If a subscriber relocates but continues its service, this is not a cancellation. If the subscriber relocates, discontinues its service and a new subscriber takes over the original subscriber’s service continuing the revenue stream (a “new owner takeover”), this is also not a cancellation. We adjust the number of canceled accounts by excluding those that are contractually guaranteed by our dealers. The typical Monitronics dealer contract provides that if a subscriber cancels in the first year of its contract, the dealer must either replace the canceled account with a new one or refund the purchase price. To help ensure the dealer’s obligation to us, we typically hold back a portion of the purchase price for every account purchased, ranging from 5-10%. In some cases, the amount of the purchase holdback may be less than actual attrition experience. Following the Security Networks Acquisition, on a consolidated basis, a portion of our dealer contracts will provide only for a refund of the purchase price and not a replacement of the canceled account.

The table below presents subscriber data for the twelve months ended June 30, 2013 and 2012 and December 31, 2012, 2011 and 2010:

	For the twelve months ended June 30,		For the twelve months ended December 31,
	2013	2012	2012	2011	2010
Beginning balance of accounts	711,832	688,119	700,880	670,450	621,186
Accounts purchased (a)	228,040	108,600	202.379	114,691	126,619
Accounts cancelled (b)	(98,107)	(81,747)	(89,724)	(76,067)	(71,501)
Accounts guaranteed to be refunded by dealer	(3,042)	(3,140)	(996)	(8,194)	(5,854)
Ending balance of accounts	838,723	711,832	812,539	700,880	670,450
Monthly weighted average accounts	787,735	701,515	732,694	688,774	643,157
Attrition rate	(12.5)%	(11.7)%	(12.2)%	(11.0)%	(11.1)%

(a)                                During the six months ended June 30, 2013 and 2012, the Company purchased 76,193 and 50,532 subscriber accounts, respectively. The account purchases for the six months ended June 30, 2013 reflect bulk buys of approximately 18,200 accounts purchased in the second quarter of 2013.

(b)                                 Net of canceled accounts that are contractually guaranteed to be refunded from holdback.

The attrition rate for the twelve months ended June 30, 2013 and 2012 was 12.5% and 11.7%, respectively. Increased attrition reflects the current age of accounts in the portfolio and an increase in disconnections due to household relocations.

We also analyze our attrition by classifying accounts into annual pools based on the year of origination. We then track the number of accounts that cancel as a percentage of the initial number of accounts purchased for each pool for each year subsequent to its purchase. Based on the average cancellation rate across the pools, in recent years we have averaged less than 1% attrition within the initial 12-month period after considering the accounts which were replaced or refunded by the dealers at no additional cost to us. Over the next few years of the subscriber account life, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool gradually increases and historically has peaked following the end of the initial contract term, which is typically three to five years. The peak following the end of the initial contract term is primarily a result of the buildup of subscribers that moved or no longer had need for the service but did not cancel their service until the end of their initial contract term. Subsequent to the peak following the end of the initial contract term, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool declines.

Adjusted EBITDA

We evaluate the performance of our operations based on financial measures such as revenue and “Adjusted EBITDA.” Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts and dealer network), realized and unrealized gain/(loss) on derivative instruments, restructuring charges, stock-based and other non-cash long-term incentive compensation, and other non-cash or nonrecurring charges.

We believe that Adjusted EBITDA is an important indicator of the operational strength and performance of our business, including our business’ ability to fund our ongoing acquisition of subscriber accounts, our capital expenditures and to service our debt. In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which our covenants are calculated under the agreements governing our debt obligations. Adjusted EBITDA does not represent cash flow from operations as defined by GAAP, should not be construed as an alternative to net income or loss and is indicative neither of the results of our operations nor of cash flows available to fund all of our cash needs. It is, however, a measurement that we believe is useful to investors in analyzing our operating performance. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently,

Adjusted EBITDA as calculated by us should not be compared to any similarly titled measures reported by other companies. For a further discussion of the limitations of Adjusted EBITDA, see “Non-GAAP Financial Measures.”

Change in Fiscal Year and Basis of Presentation

On December 17, 2010, Ascent acquired 100% of our outstanding capital stock in the Ascent Acquisition. The Ascent Acquisition was accounted for as a purchase in accordance with accounting guidance for business combinations, and accordingly has resulted in a new accounting basis that recorded the assets acquired and liabilities assumed at fair value as of the date of the Ascent Acquisition. Because of the change in ownership and new basis of accounting, GAAP requires our operating results prior to the date of the Ascent Acquisition to be presented as the Predecessor’s results in the historical financial statements. Operating results subsequent to the Ascent Acquisition are presented as the Successor’s results with respect to all periods beginning subsequent to December 16, 2010. Although there have been no changes in our business operations due to the Ascent Acquisition, the results of operations of the Predecessor are not necessarily directly comparable to those of the Successor due to purchase accounting adjustments.

In connection with the Ascent Acquisition, we changed our fiscal year-end to December 31st from June 30th. As a result of the change in our fiscal year and the change in accounting bases in connection with the Ascent Acquisition, financial information for calendar year 2010 is presented for the six-month period ending June 30, 2010, which is a pre-acquisition period, and the transition period ended December 31, 2010, which is separated into one pre-acquisition period (July 1, 2010 to December 16, 2010) and one post-acquisition period (December 17, 2010 to December 31, 2010). The financial data for the six months ended June 30, 2010 are unaudited. The financial data for the periods from July 1, 2010 to December 16, 2010 and from December 17, 2010 to December 31, 2010 have been derived from our audited financial statements included elsewhere or incorporated by reference in this prospectus.

We believe that this split presentation impedes the ability of users of our financial information to understand our financial and operating performance. Consequently, in order to enhance an analysis of our financial and operating results, we have presented our financial and operating results on a combined basis for the full twelve-month period ended December 31, 2010. This combined presentation for the twelve-month period ended December 31, 2010 simply represents the mathematical addition of the pre-acquisition six-month period ended June 30, 2010, the pre-acquisition period from July 1, 2010 to December 16, 2010 and the post-acquisition period from December 17, 2010 to December 31, 2010. It is not intended to represent what our operating results would have been had the Ascent Acquisition occurred at the beginning of the period.

Though we believe that the combined presentation is most meaningful, it is not in conformity with GAAP. As such, we have supplemented our historical operating results, as appropriate, with pro forma financial information and have further highlighted in our discussions that follow any significant effects from the Ascent Acquisition to facilitate an understanding of a comparison of our operating results from period-to-period.

Results of Operations

Three and Six Months Ended June 30, 2013 Compared to Three and Six Months Ended June 30, 2012

The following table sets forth selected data for the periods indicated from our condensed consolidated statements of operations and comprehensive income (loss) included elsewhere and incorporated by reference in this prospectus (dollar amounts in thousands).

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Net revenue	$102,273	83,315	$202,431	165,196
Cost of services	15,594	11,391	30,796	22,450
Selling, general, and administrative	18,113	14,653	34,016	29,004
Amortization of subscriber accounts and dealer network	45,998	39,349	90,313	77,430
Interest expense	19,466	19,347	40,593	30,969
Realized and unrealized loss on derivative financial instruments	—	—	—	2,044
Income tax expense from continuing operations	791	671	1,565	1,338
Net income (loss)	592	(3,753)	1,941	(7,525)

Adjusted EBITDA (a)	$70,408	57,218	$139,822	113,703
Adjusted EBITDA as a percentage of Revenue	68.8%	68.7%	69.1%	68.8%

(a)         See reconciliation to net income (loss) below.

Net revenue.  Net revenue increased $18,958,000, or 22.8%, and $37,235,000, or 22.5%, for the three and six months ended June 30, 2013, respectively, as compared to the corresponding prior year periods.  The increase in net revenue is attributable to the growth in the number of subscriber accounts and the related increase in recurring monthly revenue (“RMR”).  The growth in subscriber accounts reflects the effects of purchases of approximately 110,000 accounts through the Company’s authorized dealer program subsequent to June 30, 2012, the purchase of approximately 93,000 accounts in a bulk buy in October 2012 and other bulk buys of which approximately 18,200 accounts were purchased in the second quarter of 2013.

RMR increased from approximately $27,030,000 as of June 30, 2012 to approximately $33,533,000 as of June 30, 2013.  RMR purchased during the three months ended June 30, 2013 and 2012 was approximately $2,090,000 and $1,165,000, respectively.  RMR purchased during the six months ended June 30, 2013 and 2012 was approximately $3,367,000 and $2,214,000, respectively.  In addition, average monthly revenue per subscriber increased from $37.97 as of June 30, 2012 to $39.98 as of June 30, 2013.

Cost of services.  Cost of services increased $4,203,000, or 36.9%, and $8,346,000, or 37.2%, for the three and six months ended June 30, 2013, respectively, as compared to the corresponding prior year periods.  The increase is primarily attributable to an increased number of accounts monitored across the cellular network and having interactive and home automation services, which result in higher operating and service costs.  Cost of services as a percent of net revenue increased from 13.7% and 13.6% for the three and six months ended June 30, 2012, respectively, to 15.2% for both the three and six months ended June 30, 2013.

Selling, general and administrative.  Selling, general and administrative costs (“SG&A”) increased $3,460,000, or 23.6%, and $5,012,000, or 17.3% for the three and six months ended June 30, 2013, respectively, as compared to the corresponding prior year periods.  The increase is primarily attributable to increased payroll expenses of approximately $616,000 and $1,571,000 for the three and six months ended June 30, 2013, respectively, as compared to the corresponding prior year periods and increases in professional services expenses primarily related to $1,438,000 of Security Networks Acquisition transaction costs incurred in the three and six months ended June 30, 2013.  SG&A as a percent of net revenue increased from 17.6% for the three months ended June 30, 2012 to 17.7% for the three months ended June 30, 2013.  SG&A as a percent of revenue decreased from 17.6% for the six months ended June 30, 2012 to 16.8% for the six months ended June 30, 2013.

Amortization of subscriber accounts and dealer network.  Amortization of subscriber accounts and dealer network increased $6,649,000 and $12,883,000 for the three and six months ended June 30, 2013 as compared to the corresponding prior year periods.  The increase is primarily attributable to amortization of subscriber accounts purchased subsequent to June 30, 2012.

Interest Expense.  Interest expense increased $119,000 and $9,624,000 for the three and six months ended June 30, 2013 as compared to the corresponding prior year period.  The increase in interest expense for the three months ended June 30, 2013 is primarily attributable to the increase in term loan debt outstanding under our Credit Facility offset by decreased interest rates on the outstanding term loan debt in conjunction with the March 25, 2013 repricing of the Credit Facility term loan.

The increase in interest expense for the six months ended June 30, 2013 is primarily due to the presentation of interest cost related to our current derivative instruments. Interest cost related to our current derivative instruments is presented in Interest expense on the statement of operations as the related derivative instrument is an effective cash flow hedge of our interest rate risk for which hedge accounting is applied.  As we did not apply hedge accounting on our prior derivative instruments, the related interest costs incurred prior to March 23, 2012 are presented in Realized and unrealized loss on derivative financial instruments in the condensed consolidated statements of operations and comprehensive income (loss).  This increase was offset by decreased interest rates on the Credit Facility term loans, as noted above, and a decrease in amortization of debt discount, as the debt discount related to the securitized debt structure outstanding prior to the March 23, 2012 refinancing exceeded the debt discount on the Credit Facility.  Amortization of debt discount for the six months ended June 30, 2013 and 2012 was $387,000 and $4,101,000, respectively.

Realized and unrealized loss on derivative financial instruments.  There was no realized and unrealized gain or loss on derivative financial instruments for the three and six months ended June 30, 2013, as hedge accounting was applied on our outstanding derivative instruments. Realized and unrealized loss on derivative financial instruments for the six months ended June 30, 2012 was $2,044,000, which includes settlement payments of $8,837,000 partially offset by a $6,793,000 unrealized gain related to the change in the fair value of the derivative financial instruments that were terminated on March 23, 2012.

Income tax expense from continuing operations.  We had pre-tax income of $1,383,000 and $3,506,000 for the three and six months ended June 30, 2013, respectively, and income tax expense of $791,000 and $1,565,000 for the three and six months ended June 30, 2013, respectively.  We had a pre-tax loss of $3,082,000 and $6,187,000 for the three and six months ended June 30, 2012, respectively, and income tax expense of $671,000 and $1,338,000 for the three and six months ended June 30, 2012, respectively.  Income tax expense for all periods presented primarily relates to Texas state margin tax incurred on our operations.

Adjusted EBITDA. The following table provides a reconciliation of total Adjusted EBITDA to net income (loss):

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Amounts in thousands)

Total Adjusted EBITDA	$70,408	57,218	$139,822	113,703
Amortization of subscriber accounts and dealer network	(45,998)	(39,349)	(90,313)	(77,430)
Depreciation	(1,721)	(1,320)	(3,209)	(2,622)
Stock-based and long-term incentive compensation	(402)	(280)	(763)	(580)
Acquisition related costs	(1,438)	—	(1,438)	—
Realized and unrealized loss on derivative instruments	—	—	—	(2,044)
Refinancing costs	—	(4)	—	(6,245)
Interest expense	(19,466)	(19,347)	(40,593)	(30,969)
Income tax expense from continuing operations	(791)	(671)	(1,565)	(1,338)

Net income (loss) from continuing operations	$592	(3,753)	$1,941	(7,525)

Adjusted EBITDA increased $13,190,000, or 23.1%, and $26,119,000, or 23.0%, for the three and six months ended June 30, 2013 as compared to the respective prior year period.  The increase in Adjusted EBITDA was primarily due to revenue growth.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

The following table sets forth selected data for the periods indicated from our condensed consolidated statements of operations and comprehensive income (loss) included elsewhere and incorporated by reference in this prospectus (dollar amounts in thousands):

	Years ended December 31,
	2012	2011
Net revenue	$344,953	$311,898 (a)
Cost of services	49,791	40,553
Selling, general, and administrative	59,575	57,170
Amortization of subscriber accounts and dealer network	163,468	159,619
Interest expense	71,328	42,655
Realized and unrealized loss on derivative financial instruments	2,044	10,601
Income tax expense	2,616	2,523
Net loss	(16,030)	(6,010)
Adjusted EBITDA(b)	$236,341	$214,485
Adjusted EBITDA as a percentage of Net Revenue	68.5%	68.8%

(a)                                 Net revenue for the year ended December 31, 2011 reflects the negative impact of a $2,295,000 fair value adjustment that reduced deferred revenue acquired in the Ascent Acquisition.

(b)                                 See reconciliation to net loss below.

Net revenue.  Revenue increased $33,055,000, or 10.6%, for the year ended December 31, 2012 as compared to the corresponding prior year. The increase is attributable to the increase in the number of subscriber accounts from 700,880 as of December 31, 2011 to 812,539 as of December 31, 2012. Approximately 93,000 accounts were acquired in a bulk buy on October 25, 2012, which provided approximately $9,640,000 in increased revenue. Average monthly revenue per subscriber increased from $37.49 as of December 31, 2011 to $39.50 as of December 31, 2012. Furthermore, the increase is partially attributable to a $2,295,000 fair value adjustment associated with deferred revenue related to the Ascent Acquisition, which reduced net revenue for the year ended December 31, 2011.

Cost of services.  Cost of services increased $9,238,000 or 22.8%, for the year ended December 31, 2012 as compared to the corresponding prior year. The increase is attributable to an increased number of accounts monitored across the cellular network and an increase in interactive and home automation services, which result in higher operating and service costs. Cost of service as a percent of net revenue increased from 13.0% for the year ended December 31, 2011 to 14.4% for the year ended December 31, 2012.

Selling, general and administrative.  SG&A increased $2,405,000, or 4.2%, for the year ended December 31, 2012 as compared to the corresponding prior year. The increase was attributable to increased payroll, marketing and stock- based compensation expenses of approximately $3,525,000 as compared to the corresponding prior year period. The increase in stock-based compensation expense is related to restricted stock and stock option awards granted to certain employees during 2011 and 2012. The increase was partially offset by a non-recurring $2,640,000 charge related to an ongoing litigation matter recorded for the year ended December 31, 2011. SG&A as a percent of net revenue decreased from 18.3% for the year ended December 31, 2011 to 17.3% for the year ended December 31, 2012.

Amortization of subscriber accounts and dealer network.  Amortization of subscriber accounts and dealer network increased $3,849,000 for the year ended December 31, 2012 as compared to the corresponding prior year. The increase is primarily attributable to amortization of subscriber accounts purchased subsequent to December 31, 2011.

Interest expense.  Interest expense increased $28,673,000 for the year ended December 31, 2012 as compared to the corresponding prior year. The increase is primarily due to the presentation of interest costs related to derivative instruments executed on March 23, 2012 in conjunction with our debt refinancing. Interest costs related to the current derivative instruments are presented in Interest expense on the consolidated statement of operations and comprehensive income (loss) as the related derivative instruments are effective hedges of our interest rate risk for which hedge accounting is applied. As we did not apply hedge accounting on our prior derivative instruments, the related interest costs incurred prior to March 23, 2012 are presented in Realized and unrealized loss on derivative financial instruments in the consolidated statement of operations and comprehensive income (loss). The increase is also attributable to the increase in debt and the increase in interest rates associated with the Senior Notes and Credit Facility, as compared to our prior debt obligations. Interest expense includes amortization of debt discount of $4,473,000, $16,985,000 for the years ended December 31, 2012 and 2011 respectively.

Realized and unrealized loss on derivative financial instruments.  Realized and unrealized loss on derivative financial instruments was $2,044,000 and $10,601,000 for the years ended December 31, 2012 and 2011, respectively. The decrease is attributable to the March 23, 2012 settlement of our prior derivative instruments for which we did not apply hedge accounting.

For the year ended December 31, 2012, the realized and unrealized loss on the derivative financial instruments includes settlement payments of $8,837,000 partially offset by a $6,793,000 unrealized gain related to the change in fair value of the derivative instruments before their termination on March 23, 2012. For the year ended December 31, 2011, the realized and unrealized loss on derivative financial instruments includes settlement payments of $38,645,000 partially offset by a $28,044,000 unrealized gain related to the change in the fair value of these derivatives.

Income tax expense.  For the year ended December 31, 2012, we had a pre-tax loss of $13,414,000 and income tax of $2,616,000. For the year ended December 31, 2011, we had a pre-tax loss of $3,487,000 and an income tax expense of $2,523,000. Income tax expense for the year ended December 31, 2012 and 2011 is primarily attributable to Texas state margin tax incurred on our operations.

Adjusted EBITDA.  The following table provides a reconciliation of total Adjusted EBITDA to net loss (amounts in thousands):

	Year Ended December 31,
	2012	2011
Total Adjusted EBITDA	$236,341	$214,485
Amortization of subscriber accounts and dealer network	(163,468)	(159,619)
Depreciation	(5,286)	(4,704)
Stock-based compensation	(1,384)	(393)
Realized and unrealized loss on derivative instruments	(2,044)	(10,601)
Refinancing costs	(6,245)	—
Interest expense	(71,328)	(42,655)
Income tax expense	(2,616)	(2,523)
Net loss	$(16,030)	$(6,010)

Adjusted EBITDA increased $21,856,000, or 10.2% for the year ended December 31, 2012 as compared to the corresponding prior year. The increase in Adjusted EBITDA was primarily due to revenue growth.

Year Ended December 31, 2011 Compared to Twelve Months Ended December 31, 2010

The following table sets forth selected data for the periods indicated from our condensed consolidated statements of operations and comprehensive income (loss) included elsewhere or incorporated by reference in this prospectus (dollar amounts in thousands):

	Successor	Combined	Successor	Predecessor
	Twelve months ended December 31, 2011	Twelve months ended December 31, 2010	15-day period from December 17, 2010 to December 31, 2010	169-day period from July 1, 2010 to December 16, 2010	Six months ended June 30, 2010
		(unaudited)			(unaudited)
Net revenue	$311,898 (a)	$281,314	$9,129	$133,432	$138,753
Cost of services	40,553	34,540	1,422	16,647	16,471
Selling, general, and administrative	57,170	66,600	2,130	37,454	27,016
Amortization	159,619	123,046	5,980	56,660	60,406
Interest expense	42,655	20,830	1,837	9,394	9,599
Realized and unrealized loss on derivative financial instruments	10,601	34,628	1,682	5,330	27,616
Income tax expense	2,523	2,298	109	1,070	1,119
Net income (loss)	(6,010)	(6,658)	(4,230)	4,081	(6,509)
Adjusted EBITDA(b)	214,485	193,997	5,577	93,000	95,420
Adjusted EBITDA as a percentage of Net Revenue	68.8%	69.0%	61.1%	69.7%	68.8%

(a)                                 Net revenue for the year ended December 31, 2011 reflects the negative impact of a $2,295,000 fair value adjustment that reduced deferred revenue acquired in the Ascent Acquisition.

(b)                                 See reconciliation to net income (loss) below.

Net revenue.  Net revenue increased $30,584,000, or 10.9%, for the year ended December 31, 2011 as compared to the twelve months ended December 31, 2010. The increase is primarily attributable to an increase in the number of subscriber accounts from 670,450 as of December 31, 2010 to 700,880 as of December 31, 2011. The monthly average accounts increased 7% as compared to the prior period. In addition, average recurring monthly revenue per subscriber increased from $36.29 as of December 31, 2010 to $37.49 as of December 31, 2011.

Cost of services.  Cost of services increased $6,013,000, or 17.4%, for the year ended December 31, 2011 as compared to the twelve months ended December 31, 2010. The increase is primarily attributable to an increased number of accounts monitored across the cellular network, which result in higher operating and service costs. Cost of services as a percent of net revenue increased from 12.3% for the twelve months ended December 31, 2010 to 13.0% for the year ended December 31, 2011.

Selling, general and administrative.  SG&A decreased $9,430,000, or 14.2%, for the years ended December 31, 2011 as compared to the twelve months ended December 31, 2010. The decrease is primarily attributable to non- recurring professional fees of approximately $13,275,000 related to the Ascent Acquisition on December 17, 2010. The decrease was partially offset by increased bad debt expense and a $2,640,000 reserve taken in 2011 in connection with an ongoing litigation matter which management views as a non-recurring, non-operating expense. SG&A as a percent of net revenue decreased from 23.7% for the twelve months ended December 31, 2010 to 18.3% for the year ended December 31, 2011.

Amortization of subscriber accounts and dealer network.  Amortization of subscriber accounts and dealer network increased $36,573,000 for the year ended December 31, 2011 as compared to the twelve months ended December 31, 2010. The increase in subscriber account amortization is primarily attributable to the step-up in fair value of subscriber accounts resulting from the Ascent Acquisition, the change in our amortization policy, and increased subscriber accounts. Prior to the Ascent Acquisition, we amortized subscriber accounts using the 10-year 135% declining balance method. Subsequent to the Ascent Acquisition, subscriber accounts existing at the date of the Ascent Acquisition were amortized using the 14-year 235% declining balance method. The costs of subscriber accounts acquired subsequent to the Ascent Acquisition were amortized using the 15-year 220% declining balance method, beginning in the month following the date of purchase. The amortization methods were selected to provide an approximate matching of the amortization of the subscriber accounts intangible asset to estimated future subscriber revenues based on the projected lives of individual subscriber contracts. The increase in amortization is also attributable to increased amortization of dealer networks, which was established in connection with the Ascent Acquisition. Amortization of dealer networks was $10,080,000 for the year ended December 31, 2011 as compared to $420,000 for the twelve months ended December 31, 2010.

Interest expense.  Interest expense increased $21,825,000 for the year ended December 31, 2011 as compared to the twelve months ended December 31, 2010. The increase is primarily attributable to an increase in the amortization of debt discount established in connection with the Ascent Acquisition as well as increased debt as compared to the prior year. Amortization of debt discount was $16,985,000 for the year ended December 31, 2011 as compared to $780,000 for the twelve months ended December 31, 2010.

Realized and unrealized loss on derivative instruments.  Realized and unrealized loss on derivative financial instruments decreased $24,027,000 for the year ended December 31, 2011 as compared to the twelve months ended December 31, 2010. The decrease is primarily attributable to the recognition of an unrealized gain on the derivative financial instruments of $28,044,000 for the year ended December 31, 2011 as compared to an unrealized gain of $3,264,000 recognized for the twelve months ended December 31, 2010.

Income tax expense.  Income tax expense increased $225,000, or 9.8%, for the year ended December 31, 2011 as compared to the twelve months ended December 31, 2010. Income tax expense is primarily attributable to Texas state margin tax incurred on our operations.

Adjusted EBITDA.  The following table provides a reconciliation of total Adjusted EBITDA to net income (loss) before income taxes (amounts in thousands):

	Successor	Combined	Successor	Predecessor
	Twelve months ended December 31, 2011	Twelve months ended December 31, 2010	15-day period from December 17, 2010 to December 31, 2010	169-day period from July 1, 2010 to December 16, 2010	Six months ended June 30, 2010
		(unaudited)			(unaudited)
Adjusted EBITDA	$214,485	$193,997	$5,577	$93,000	$95,420
Amortization	(159,619)	(123,046)	(5,980)	(56,660)	(60,406)
Depreciation	(4,704)	(6,030)	(199)	(2,796)	(3,035)
Stock-based compensation	(393)	(548)	—	(394)	(154)
Realized and unrealized loss on derivative financial instruments	(10,601)	(34,628)	(1,682)	(5,330)	(27,616)
Acquisition related professional expenses	—	(13,275)	—	(13,275)	—
Interest expense	(42,655)	(20,830)	(1,837)	(9,394)	(9,599)
Income tax expense	(2,523)	(2,298)	(109)	(1,070)	(1,119)
Net income (loss)	$(6,010)	$(6,658)	$(4,230)	$4,081	$(6,509)

Adjusted EBITDA increased $20,488,000, or 10.6%, for the year ended December 31, 2011 as compared to the twelve months ended December 31, 2010. The increase is primarily attributable to increased net revenues driven by increased number of subscriber accounts and recurring monthly revenue as discussed above.

Liquidity and Capital Resources

At June 30, 2013, we had $1,537,000 of cash and cash equivalents and $2,640,000 of current restricted cash on a consolidated basis.  At December 31, 2012, we had $3,433,000 of cash and cash equivalents.  Our primary source of funds is our cash flows from operating activities which are generated from alarm monitoring and related service revenues.  During the six months ended June 30, 2013 and 2012, our cash flow from operating activities was $100,714,000 and $84,910,000, respectively.  During the twelve months ended December 31, 2012, December 31, 2011 and June 30, 2010, our cash flow from operating activities was $167,284,000, $149,705,000 and $130,109,000, respectively.  The primary driver of our cash flow from operating activities is Adjusted EBITDA.  Fluctuations in our Adjusted EBITDA and the components of that measure are discussed in “—Results of Operations” above.  In addition, our cash flow from operating activities may be significantly impacted by changes in working capital.

During the six months ended June 30, 2013 and 2012, we used cash of $113,199,000 and $78,885,000, respectively, to fund purchases of subscriber accounts net of holdback and guarantee obligations.  In addition, during the six months ended June 30, 2013 and 2012, we used cash of $3,978,000 and $2,479,000, respectively, to fund our capital expenditures.  During the twelve months ended December 31, 2012, December 31, 2011 and June 30, 2010, we used cash of $304,665,000, $162,714,000 and $177,009,000, respectively, to fund purchases of subscriber accounts, net of holdback and guarantee obligations.  In addition, during the twelve months ended December 31, 2012, December 31, 2011 and June 30, 2010, we used cash of $5,868,000, $4,003,000, and $4,022,000, respectively, to fund our capital expenditures.

In considering our liquidity requirements for 2013, we evaluated our known future commitments and obligations.  We will require the availability of funds to finance our strategy, which is to grow through subscriber account purchases.  In addition, we considered the borrowing capacity under our Credit Facility revolver, under which we could borrow an additional $116,400,000 as of June 30, 2013.  Based on this analysis, we expect that cash on hand, cash flow generated from operations and available borrowings under our Credit Facility will provide sufficient liquidity to fund our anticipated current requirements.

On March 25, 2013, we entered into a second amendment to the Credit Facility which repriced the interest rates applicable to the Credit Facility term loans and revolving credit facility. Concurrently with the repricing, we extended the maturity of the revolving credit facility by nine months to December 22, 2017.

Our existing long-term debt at June 30, 2013 included the principal balance of $1,130,648,000 under our existing notes, Credit Facility, and Credit Facility revolver.  The existing notes had an outstanding principal balance of $410,000,000 as of June 30, 2013 and mature on April 1, 2020.  The Credit Facility term loan had an outstanding principal balance of $687,048,000 as of June 30, 2013 and requires principal payments of approximately $1,726,000 per quarter with the remaining outstanding balance becoming due on March 23, 2018.  The Credit Facility revolver had an outstanding balance of $33,600,000 as of June 30, 2013 and becomes due on December 22, 2017.  For a description of our Credit Facility, please see “Description of Other Indebtedness.”

In considering our liquidity requirements, we also have evaluated our expected commitments and obligations in connection with the Security Networks Acquisition. The cash portion of the Security Networks Purchase Price was funded by cash contributions from Ascent Capital and new debt, which consisted of the $100,000,000 Ascent Intercompany Loan, the $175,000,000 proceeds from the offering of the original notes and the Incremental Term Loan of $225,000,000 provided under our Credit Facility.

The Ascent Intercompany Loan was entered into upon the closing of the Security Networks Acquisition.  The Ascent Intercompany Loan has an interest rate equal to 9.868% per annum, payable semi-annually in cash in arrears, and matures on October 1, 2020.  The notes offering was completed on July 17, 2013 by Monitronics Escrow Corporation (the “Escrow Issuer”), a wholly-owned subsidiary of Ascent Capital, and the proceeds from this offering were placed in escrow.  In connection with the completion of the Security Networks Acquisition, the Escrow Issuer was merged into the Company and the Company assumed the notes.  The notes will mature on April 1, 2020 and bear interest at 9.125% per annum, with interest being payable semi-annually on April 1 and October 1 of each year.  The Incremental Term Loan was entered into upon the closing of the Security Networks Acquisition.  The Incremental Term Loan will mature on March 23, 2018 and will bear interest based on LIBOR plus an applicable margin to be agreed, subject to LIBOR floor.

In addition, we have evaluated our borrowing capacity subsequent to the Security Networks Acquisition, upon which we increased the borrowing available under our Credit Facility revolver by an amount equal to

$75,000,000 (except that no amounts were drawn to finance the Security Networks Acquisition). Based on our analysis, we expect that cash on hand, cash flow generated from operations and available borrowings under the amended revolving credit facility will provide sufficient liquidity to fund our anticipated requirements following the Security Networks Acquisition.

We may seek capital contributions from Ascent or external debt financing in the event of any new investment opportunities, additional capital expenditures or if our operations require additional funds, but there can be no assurance that we will be able to obtain capital contributions from Ascent or debt financing on terms that would be acceptable to us.  Our ability to seek additional sources of funding depends on our future financial position and results of operations, which are subject to general conditions in or affecting our industry and our customers and to general economic, political, financial, competitive, legislative and regulatory factors beyond our control.

Contractual Obligations

Information concerning the amount and timing of required payments under our contractual obligations at December 31, 2012 is summarized below (in thousands):

	Payments Due by Period
	Less than 1 Year	1 - 3 Years	3 - 5 Years	After 5 Years	Total
Operating leases	$1,850	2,560	190	55	4,655
Long-term debt(a)	6,950	13,900	26,700	1,065,763	1,113,313
Other	10,928	220	336	2,311	13,795
Total contractual obligations	$19,728	16,680	27,226	1,068,129	1,131,763

(a)                                 Amounts reflect principal amounts owed and therefore excludes discount of $4,930,000. Amounts also exclude interest payments which are based on variable interest rates.

We have contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible we may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying consolidated financial statements.

Critical Accounting Policies and Estimates

We qualify as an “emerging growth company,” as such term is defined in the JOBS Act. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7 (a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Valuation of Subscriber Accounts.  Subscriber accounts, which totaled $987,975,000 net of accumulated amortization, at December 31, 2012, relate to the cost of acquiring portfolios of monitoring service contracts from independent dealers. The subscriber accounts that existed at the date of the Ascent Acquisition were recorded at fair value under the purchase method of accounting. Subscriber accounts purchased subsequent to the Ascent Acquisition are recorded at cost. All direct external costs associated with the creation of subscriber accounts are capitalized. Internal costs, including all personnel and related support costs, incurred solely in connection with subscriber account acquisitions and transitions are expensed as incurred.

Prior to the Ascent Acquisition, the costs of subscriber accounts were amortized using a 10-year 135% declining balance method. In connection with the Ascent Acquisition, management updated its assessment of the useful life of its subscriber assets. Accordingly, the costs of subscriber accounts existing at the time of the Ascent Acquisition, as well as certain accounts acquired in bulk purchases after the Ascent Acquisition, are amortized using the 14-year 235% declining balance method. The costs of all other subscriber accounts are amortized using the 15-year 220% declining balance method, beginning in the month following the date of purchase. The amortization methods were selected to provide an approximate matching of the amortization of the subscriber accounts intangible asset to estimated future subscriber revenues based on the projected lives of individual subscriber contracts. The realizable value and remaining useful lives of these assets could be impacted by changes in subscriber attrition rates, which could have an adverse effect on our earnings.

We review the subscriber accounts for impairment or a change in amortization method and period whenever events or changes indicate that the carrying amount of the asset may not be recoverable or the life should be shortened. For purposes of recognition and measurement of an impairment loss, we view subscriber accounts as a single pool because of the assets’ homogeneous characteristics, and because the pool of subscriber accounts is the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities.

Valuation of Long-lived Assets and Amortizable Other Intangible Assets.  We perform impairment tests for our long-lived assets, primarily property and equipment, if an event or circumstance indicates that the carrying amount of our long-lived assets may not be recoverable. We are subject to the possibility of impairment of long-lived assets arising in the ordinary course of business. We regularly consider the likelihood of impairment and may recognize impairment if the carrying amount of a long-lived asset or intangible asset is not recoverable from its undiscounted cash flows. Impairment is measured as the difference between the carrying amount and the fair value of the asset. We use both the income approach and market approach to estimate fair value. Our estimates of fair value are subject to a high degree of judgment since they include a long-term forecast of future operations. Accordingly, any value ultimately derived from our long-lived assets may differ from our estimate of fair value.

Valuation of Trade Receivables.  We must make estimates of the collectability of our trade receivables. We perform extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and require no collateral on the accounts that are acquired. We establish an allowance for doubtful accounts for estimated losses resulting from the inability of subscribers to make required payments. Factors such as historical-loss experience, recoveries and economic conditions are considered in determining the sufficiency of the allowance to cover potential losses. Our trade receivables balance was $10,891,000, net of allowance for doubtful accounts of $1,436,000, as of December 31, 2012. As of December 31, 2011, our trade receivables balance was $10,973,000, net of allowance for doubtful accounts of $1,815,000.

Valuation of Deferred Tax Assets.  In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, Income Taxes, we review the nature of each component of our deferred income taxes for the ability to realize the future tax benefits. As part of this review, we rely on the objective evidence of our current performance and the subjective evidence of estimates of our forecast of future operations. Our estimates of realizability are subject to a high degree of judgment since they include such forecasts of future operations. After consideration of all available positive and negative evidence and estimates, we have determined that it is more likely than not that we will not realize the tax benefits associated with our United States deferred tax assets and certain foreign deferred tax assets, and as such, we have a valuation allowance which totaled $18,443,000 and $4,391,000 as of December 31, 2012 and 2011, respectively.

Valuation of Goodwill.  As of December 31, 2012, we had goodwill of $349,227,000, which represents approximately 24% of total assets. This goodwill was recorded in connection with the Ascent Acquisition on December 17, 2010. The Company accounts for its goodwill pursuant to the provisions of FASB ASC Topic 350, Intangibles—Goodwill and Other (“FASB ASC Topic 350”). In accordance with FASB ASC Topic 350, goodwill is not amortized, but rather tested for impairment at least annually.

To the extent necessary, recoverability of goodwill at a reporting unit level is measured using a discounted cash flow model incorporating discount rates commensurate with the risks involved, which is classified as a Level 3 measurement under FASB ASC Topic 820, Fair Value Measurements and Disclosures. The key assumptions used in the discounted cash flow valuation model include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates, growth rates and cash flow projections are the most sensitive and susceptible to change as they require significant management judgment. If the calculated fair value is less than the current carrying value, impairment of the reporting unit may exist. When the recoverability test indicates potential impairment, we will calculate an implied fair value of goodwill for the reporting unit. The implied fair value of goodwill is determined in a manner similar to how goodwill is calculated in a business combination. If the implied fair value of goodwill exceeds the carrying value of goodwill assigned to the reporting unit, there is no impairment. If the carrying value of goodwill assigned to a reporting unit exceeds the implied fair value of the goodwill, an impairment loss is recorded to write down the carrying value. An impairment loss cannot exceed the carrying value of goodwill assigned to the reporting unit but may indicate certain long-lived and amortizable intangible assets associated with the reporting unit may require additional impairment testing.

We perform our annual goodwill impairment analysis during the fourth quarter of each fiscal year. In the event that we are not able to achieve expected cash flow levels, or other factors indicate that goodwill is impaired, we may need to write off all or part of our goodwill, which would adversely impact our operating results and financial position.

Quantitative And Qualitative Disclosures About Market Risk

Interest Rate Risk.  As of December 31, 2012, we have variable interest rate debt with principal amounts of $703,312,500. As a result, we have exposure to changes in interest rates related to these debt obligations. We use derivative financial instruments to manage the exposure related to the movement in interest rates. As of December 31, 2012, we have a net derivative financial instrument liability of approximately $12,243,000, which represented the two outstanding derivatives’ net fair value at that date. The derivatives are designated as hedges and were entered into with the intention of reducing the risk associated with variable interest rates on the debt obligations. We do not use derivative financial instruments for trading purposes.

Tabular Presentation of Interest Rate Risk.  The table below provides information about our debt obligations and derivative financial instruments, as of December 31, 2012, that are sensitive to changes in interest rates. Interest rate swaps are presented at fair value and by maturity date. Debt amounts represent principal payments by maturity date.

Year of Maturity	Fixed Rate Derivative Instruments(a)	Swaps(a)	Variable Rate Debt	Total
	Amounts in thousands
2013	$—	$6,950	$—	$6,950
2014	—	6,950	—	6,950
2015	—	6,950	—	6,950
2016	—	6,950	—	6,950
2017	—	19,750	—	19,750
Thereafter	12,243	655,763	410,000	1,078,006
Total	$12,243	$703,313	$410,000	$1,125,556

(a)                                 The derivative financial instruments reflected in this column include two interest rate swaps, both with a maturity date of March 23, 2018. The terms of the Company’s outstanding swap derivative instruments as of December 31, 2012 are as follows:

Notional	Effective Date	Rate Paid	Rate Received
$545,875000	March 23, 2012	2.055%	3 mo. USD-LIBOR-BBA, subject to a 1.25% floor
144,637,500	December 31, 2012	1.555%	3 mo. USD-LIBOR-BBA, subject to a 1.25% floor

BUSINESS

Overview

We are engaged in the business of providing security alarm monitoring services: monitoring signals arising from burglaries, fires, medical alerts and other events through security systems at subscribers’ premises, as well as providing customer service and technical support. We are one of the largest alarm monitoring companies in the United States, with over 810,000 subscribers under contract in all 50 states, the District of Columbia, Puerto Rico and Canada. In addition, we provide a wide range of mainly residential security services, including hands-free two-way interactive voice communication with the monitoring center, remote arming and disarming, activity notification and remote access to live and stored video camera streams. We also offer a full suite of home automation services, including smart phone remote monitoring and control of lights, thermostats and electronic door locks. We were incorporated in 1994 and are headquartered in Dallas, Texas. Except as otherwise described below in “—Recent Developments,” references below to our historical operating performance relate to Monitronics and not to Monitronics and Security Networks on a consolidated basis as the integration of our businesses is ongoing at this time.

Recent Developments

The original notes were issued as part of the acquisition financing for the Security Networks Acquisition. On July 10, 2013, we entered into the Security Networks Acquisition Agreement, pursuant to which we directly and indirectly acquired all of the equity interests of Security Networks LLC and certain affiliated entities on August 16, 2013. We are currently in the process of integrating the two companies.

Security Networks is the 14th largest alarm monitoring company in the United States. Based out of West Palm Beach, Florida, the company provides security alarm monitoring services, including monitoring signals arising from burglaries, fires, medical alerts and other events through security systems at subscribers’ premises, as well as providing customer service and technical support. Security Networks provides its monitoring services through its central monitoring operations, which have been recognized as “Five Diamond Certified” by the CSAA and are located in Kissimmee, Florida. Security Networks works with its rapidly growing network of exclusive dealers, who provide sales and installation support on behalf of the company to its customers. As part of the Security Networks Acquisition, we acquired a network of field service technicians that operate without a local office, which is an operational approach that is consistent with our low fixed-cost philosophy.

Security Networks’ business model is very similar to that of Monitronics. Security Networks outsources its sales and installation functions to its nationwide network of dealers. Security Networks enters into agreements with dealers on an exclusive basis only after a review of the dealer’s qualifications, licensing and financial health. Through this program, the dealers receive origination fees for qualified accounts based on a multiple of RMR affected by credit score, billing method, contract term and volume. As of June 30, 2013, Security Networks had over 225 active dealers nationwide generating accounts in 33 states. Also as of June 30, 2013, Security Networks reported RMR of $8.4 million (including approximately $0.1 million of wholesale monitoring revenue) and approximately 195,000 subscribers. Unlike Monitronics, Security Networks includes wholesale monitoring revenue in its RMR consistent with the definition used in the Security Networks Acquisition Agreement. Also, as of June 30, 3013, Security Networks reported an average subscriber credit score of 720. For additional information about Security Networks, please see “—Security Networks Summary Historical Consolidated Financial Data” and “Security Networks Selected Historical Consolidated Financial Data.”

Substantially all of Security Networks’ revenue is derived from recurring monthly revenues under security alarm monitoring contracts originated through its dealer network. The financial success of their accounts is largely dependent on the underwriting standards of these accounts and their corresponding attrition rates. Like Monitronics, Security Networks has a rigorous due diligence process to assure the quality of alarm monitoring contracts. This process typically includes verification of credit score, homeownership and the alarm system’s ability to communicate with the monitoring center. Following an initial 90-day service period, in addition to accessing its dealer network, Security Networks employs its own field service technicians to service the subscriber’s premises (unlike Monitronics, which continues to only access our dealer network to provide field service to our subscribers).

Consistent with our low cost philosophy, the Security Networks team operates without a local office and only in the most densely populated markets. Security Networks’ alarm monitoring contracts include a minimum term of three years, with many including a five-year term. These strict underwriting standards and contract terms have resulted in a large volume of high-quality accounts with statistically predictable subscriber behavior. Security Networks reports life cycle attrition levels in line with Monitronics’ current portfolio.

Operations

Unlike many of our national competitors, we outsource the sales, installation and field service functions to our dealers. By outsourcing the low margin, high fixed-cost elements of our business to a large network of independent service providers, we are able to allocate capital to growing our revenue-generating account base rather than to local offices or depreciating hard assets.

·                  Operating Stability.  We have consistently grown revenues and Adjusted EBITDA and increased account credit quality through two major recessions.

·                  Reduced Business Risk.  Because of our low fixed costs, we have the operational flexibility to adapt to market conditions without a major negative impact on our margins and cash flow.

·                  Operating Leverage.  Incremental revenue falls disproportionately to cash flow due to the minimal incremental costs of servicing additional subscribers, which we refer to as our flow-through margin.

·                  Managed Growth.  Dealer network can be expanded or contracted and subscriber growth can be accelerated or reduced as conditions warrant with little marginal cost.

·                  Flexibility.  The dealer network enables us to easily enter or exit new geographic markets without the fixed overhead, capital, management or time required to establish a local office.

·                  Scalability.  Because our monitoring facility and operating systems were recently expanded and upgraded, we can expand our existing subscriber base significantly without material capital expenditures.

During 2012, we purchased alarm monitoring contracts from more than 370 dealers. We generally enter into AMPAs with dealers only after a thorough review of the dealer’s qualifications, licensing and financial situation. Each AMPA generally gives us a right of first refusal to purchase all alarm monitoring contracts sold by that dealer during the term of the AMPA, which is generally three years. It also establishes criteria for accounts to qualify for purchase and criteria for the purchase price calculation.

We pay dealers a purchase multiple of RMR adjusted for underlying credit quality and several other factors. Purchase multiples in 2012 were approximately 32.4x RMR, and new accounts generated on average approximately $45.77 of monthly fees, or $549.24 in annual revenue, in each case, per subscriber. Excluding our bulk buy of approximately 93,000 subscriber accounts from Pinnacle Security during the fourth quarter, our purchase multiples in 2012 were approximately 35.0x. Our high flow-through margins result in the generation of strong incremental Adjusted EBITDA margins from new account growth. With an average life of 8 years and strong incremental cash flows, accounts provide a strong return on investment.

Revenue is generated primarily from fees charged to customers under alarm monitoring contracts. The initial contract term is typically three to five years, with automatic renewal on a month-to-month basis. We generate incremental revenue by providing additional services, such as maintenance and contract monitoring. Contract monitoring includes fees charged to other security alarm companies for monitoring their accounts on a wholesale basis. As of June 30, 2013, we provide contract monitoring services for over 75,000 accounts. These incremental revenue streams do not represent a significant portion of our overall revenue.

Our authorized independent dealers are typically small businesses that sell and install alarm systems. These dealers focus on the sale and installation of security systems and generally do not retain the alarm monitoring contracts for their customers and do not have their own facilities to monitor such systems due to the large upfront investment required to create the account and build a monitoring station. They also do not have the scale required to operate a monitoring station efficiently. These dealers typically sell the alarm monitoring contracts to third parties and outsource the monitoring function for any accounts they retain. We have the ability to monitor a variety of signals from nearly all types of residential security systems. We generally enter into exclusive contracts with dealers under which the dealers sell and install security systems and we have a right of first refusal to purchase the associated alarm monitoring contracts. In order to maximize revenues, we seek to attract dealers from throughout the United States rather than focusing on specific local or regional markets. In evaluating the quality of potential participants for the dealer program, we conduct an internal due diligence review and analysis of each dealer using information obtained from third party sources. This process includes:

·                  lien searches and background checks on the dealer; and

·                  a review of the dealer’s licensing status and creditworthiness.

Once a dealer is approved and signed as our authorized dealer, the primary steps in creating an account are as follows:

1.                                      Dealer sells an alarm system to a homeowner or small business.

2.                                      Dealer installs the alarm system, which is monitored by our central monitoring center, trains the customer on its use, and receives a signed three to five year contract for monitoring services.

3.                                      Dealer presents the account to us for purchase.

4.                                      We perform diligence on the alarm monitoring account to validate quality.

5.                                      We acquire the customer contract at a formula-based price.

6.                                      Customer becomes our account.

7.                                      All future billing and customer service is conducted through us.

In addition to the development of our dealer network, we periodically acquire alarm monitoring accounts from other alarm companies in bulk on a negotiated basis.

We believe our ability to maximize our return on invested capital is largely dependent on the quality of the accounts purchased. We conduct a review of each account to be purchased from the dealer. This process typically includes:

·                  subscriber credit score reviews;

·                  telephone surveys to confirm satisfaction with the installation and security systems;

·                  an individual review of each alarm monitoring contract;

·                  confirmation that the customer is a homeowner; and

·                  confirmation that each security system is monitored by our central monitoring station prior to purchase.

We generally pay a purchase price for each new customer account based on a multiple of the account’s monthly recurring revenue. Our dealer contracts generally provide that if a customer account acquired by us is terminated within the first 12 months, the dealer must replace the account or refund the purchase price paid by us. To secure the dealer’s obligation, we typically hold back a percentage of the purchase price for a 12 month period.

We believe that this process, which includes both clearly defined customer account standards and a comprehensive due diligence process, contributes significantly to the high quality of our subscriber base. For each of the last seven calendar years, the average credit score of accounts we purchased was in excess of 700 on the FICO scale.

In the future, in addition to purchasing from dealers contracts that are entered into between such dealer and the subscriber, we will utilize our dealer network to generate contracts that are entered into directly between the subscriber and us. These contracts would still be subject to our rigorous due diligence process and to the same performance guarantees from our dealers.

Approximately 95% of our subscribers are residential homeowners and the remainder are small commercial accounts. We believe by focusing on residential homeowners rather than renters we can reduce attrition, because homeowners relocate less frequently than renters.

We provide monitoring services as well as billing and 24-hour telephone support through our central monitoring station, located in Dallas, Texas. This facility is Underwriters Laboratories (“UL”) listed. To obtain and maintain a UL listing, an alarm monitoring center must be located in a building meeting UL’s structural requirements, have back-up and uninterruptable power supplies, have secure telephone lines and maintain redundant computer systems. UL conducts periodic reviews of alarm monitoring centers to ensure compliance with their requirements. Our central monitoring station in Dallas has also received the CSAA’s prestigious “Five Diamond Certification.” According to the CSAA, less than approximately 5% of all central monitoring stations in the U.S. have attained “Five Diamond Certified” status. We also have a back-up facility located in McKinney, Texas that is capable of supporting monitoring, billing and customer service operations in the event of a disruption at our primary monitoring center. A call center in Mexico provides telephone support for Spanish-speaking subscribers.

Our telephone systems utilize high-capacity, high-quality, digital circuits backed up by conventional telephone lines. When an alarm signal is received at the monitoring facility, it is routed to an operator. At the same time, information concerning the subscriber whose alarm has been activated and the nature and location of the alarm signal are delivered to the operator’s computer terminal. The operator is then responsible for following standard procedures to contact the subscriber or take other appropriate action, including, if the situation requires, contacting local emergency service providers. We never dispatch our own personnel to the subscriber’s premises. If a subscriber lives in an area where the emergency service provider will not respond without verification of an actual emergency, we will contract with an independent third party responder if available in that area.

We seek to increase subscriber satisfaction and retention by carefully managing customer and technical service. The customer service center handles all general inquiries from subscribers, including those related to subscriber information changes, basic alarm troubleshooting, alarm verification, technical service requests and requests to enhance existing services. We have a proprietary centralized information system that enables us to satisfy over 85% of subscriber technical inquiries over the telephone, without dispatching a service technician. If the customer requires field service, we rely on our nationwide network of over 650 service dealers to provide such service on a time and materials basis. We closely monitor service dealer performance with customer satisfaction forms, follow-up quality assurance calls and other performance metrics.

Sales and Marketing

General

We believe our nationwide network of authorized dealers is the most effective way to market alarm systems. Locally-based dealers are often an integral part of the communities they serve and understand the local market and how best to satisfy local needs. By combining the dealer’s local presence and reputation with our high quality service and support, we are able to cost-effectively provide local services and take advantage of economies of scale where appropriate.

Agreements with dealers provide for the purchase of the dealer’s subscriber accounts on an ongoing basis. The dealers install the alarm system and arrange for subscribers to enter into a multi-year alarm monitoring contract in a form acceptable to us. The dealer then submits this alarm monitoring contract for our due diligence review and purchase.

Dealer Network Development

We remain focused on expanding our network of independent authorized dealers. To do so, we have established a dealer program that provides participating dealers with a variety of support services to assist them as they grow their businesses. Authorized dealers may use the Monitronics brand name in their sales and marketing activities and on the products they sell and install. Authorized dealers benefit from their affiliation with us and our national reputation for high customer satisfaction, as well as the support they receive from us. Authorized dealers benefit by generating operating capital and profits from the sale of their accounts to us. We also provide authorized dealers with the opportunity to obtain discounts on alarm systems and other equipment purchased by such dealers from original equipment manufacturers, including alarm systems labeled with the Monitronics logo. We also make available sales, business and technical training, sales literature, co-branded marketing materials, sales leads and management support to our authorized dealers. In most cases these services and cost savings would not be available to security alarm dealers on an individual basis.

Currently, we employ sales representatives to promote our authorized dealer program, find account acquisition opportunities and sell our monitoring services. We target independent alarm dealers across the U.S. that can benefit from our dealer program services and can generate high quality monitoring customers. We use a variety of marketing techniques to promote the dealer program and related services. These activities include direct mail, trade magazine advertising, trade shows, internet web site marketing, publicity and telemarketing.

Dealer Marketing Support

We offer our authorized dealers an extensive marketing support program. We focus on developing professionally designed sales and marketing materials that will help dealers market alarm systems and monitoring services with maximum effectiveness. Materials offered to authorized dealers include:

·                  sales brochures and flyers;

·                  yard signs;

·                  window decals;

·                  customer forms and agreements;

·                  sales presentation binders;

·                  door hangers;

·                  lead boxes;

·                  vehicle graphics;

·                  trade show booths; and

·                  clothing bearing the Monitronics brand name.

These materials are made available to dealers at prices that management believes would not be available to dealers on an individual basis.

Our sales materials promote both the Monitronics brand and the dealer’s status as one of our authorized dealers. Dealers often sell and install alarm systems which display the Monitronics logo and telephone number, which further strengthens consumer recognition of their status as one of our authorized dealers. Management believes that the dealers’ use of the Monitronics brand to promote their affiliation with one of the nation’s largest alarm monitoring companies boosts the dealers’ credibility and reputation in their local markets and also assists in supporting their sales success.

Customer Integration and Marketing

The customer’s awareness and identification of the Monitronics brand as the monitoring service provider is further supported by the distribution of Monitronics-branded materials by the dealer to the customer at the point of sale. Such materials may include Monitronics yard signs, brochures, instruction cards, and other promotional items. Our dealers typically introduce customers to our services in the home when describing our central monitoring station.

Following the purchase of an alarm monitoring contract from a dealer, the customer is sent a brochure notifying them that we have assumed responsibility for all their monitoring and customer service needs. All materials focus on the Monitronics brand and our role as the single source of support for the customer.

Negotiated Account Acquisitions

In addition to the development of our dealer network, we periodically acquire alarm monitoring accounts from other alarm companies in bulk on a negotiated basis. Our management has extensive experience in identifying potential opportunities, negotiating account acquisitions and performing thorough due diligence, which helps facilitate execution of new acquisitions in a timely manner.

Our Strategy

Our goal is to maximize return on invested capital, which we believe can be achieved by pursuing the following strategies:

Maximize Subscriber Retention

We seek to maximize subscriber retention by continuing to acquire high quality accounts and to increase the average life of an account by continuing to:

·                  implement our highly disciplined account acquisition program;

·                  incentivize our dealers to sell us high-quality accounts through quality incentives built into the purchase price and by having a performance guarantee on substantially all dealer accounts;

·                  provide superior customer service on the telephone and in the field; and

·                  actively identify subscribers who are relocating, the number one reason for account cancellations, and target retention of such subscribers.

Maximize Economics of Business Model

Due to the scalability of our operations and the low fixed and variable costs inherent in our cost structure, we believe we will continue to experience high Adjusted EBITDA margins as costs are spread over larger recurring revenue streams. We believe our cash flows may also benefit from our continued efforts to increase subscriber retention rates and reduce response times, call duration and false alarms. For a further discussion of the limitations of Adjusted EBITDA, see “Non-GAAP Financial Measures.”

Expand Our Network of Dealers

We plan to continue to grow account purchases from our dealer network by targeting dealers that can benefit from our dealer program services and that can generate high quality subscribers for us. We believe we are an attractive partner for dealers for the following reasons:

·                  we provide our dealers with a full range of services designed to assist them in all aspects of their business, including sales leads, sales training, technical training, comprehensive on-line account access, detailed weekly account summaries, sales support materials and discounts on security system hardware purchased through our strategic alliances with security system manufacturers;

·                  individual dealers retain local name recognition and responsibility for day-to-day sales and installation efforts, thereby supporting the entrepreneurial culture at the dealer level and allowing us to capitalize on the considerable local market knowledge, goodwill and name recognition of our dealers; and

·                  we are a reliable purchaser of accounts at competitive rates.

Industry; Competition

Large and Stable Industry

The North American electronic security segment of the security industry, in which we primarily compete, is estimated to be an approximately $16.8 billion market.

The industry has an established track record of growth throughout economic cycles, having achieved consistent positive growth throughout several recessionary periods. Even with this history of sustained growth, less than 20% of U.S. households were projected to own a monitored security system as of December 31, 2012.

This growth trend is expected to continue due in part to the evolution and advancement of industry products and services. Subscriber monitoring packages today often include a set of products and services that extend beyond traditional home security. Today, interactive services that let you interact with your alarm system remotely can be coupled with basic home automation functionality. Security dealers have been able to market additional services, contributing to increases in the average revenue that companies are able to generate from a typical subscriber.

Competition

The security alarm industry is highly competitive and fragmented, and competitors include four other major firms with nationwide coverage and numerous smaller providers with regional or local coverage. The four other security alarm companies with coverage across the United States are as follows:

·                  The ADT Corporation (“ADT”);

·                  Protection One, Inc.;

·                  Stanley Security Solutions, a subsidiary of Stanley Black and Decker; and

·                  Vivint, Inc.

The security alarm industry has remained highly competitive and fragmented over time without any material change to market concentration. Competition in the security alarm industry is based primarily on reputation for quality of service, market visibility, services offered, price and the ability to identify subscriber accounts. We believe we compete effectively with other national, regional and local alarm monitoring companies due to our reputation for reliable monitoring, customer and technical services, the quality of services, and our low cost structure. The dynamics of the security alarm industry often favor larger alarm monitoring companies with a nationwide focus that have greater capital and benefit from economies of scale in technology, advertising and other expenditures.

Some of these larger alarm monitoring companies have also adopted, in whole or in part, a dealer program similar to that of Monitronics. In these instances, we must also compete with these programs in recruiting dealers. We believe we compete effectively with other dealer programs due to our competitive account purchase terms and the quality of our dealer support services. The alarm monitoring companies that we compete with for alarm system dealers in this manner include ADT, which is significantly larger and has more capital.

Seasonality

Our operations are subject to a certain level of seasonality. Since more household moves take place during the second and third calendar quarters of each year, our disconnect rate and expenses related to retaining customers are typically higher in those calendar quarters than in the first and fourth quarters. There is also a slight seasonal effect resulting in higher new customer volume and related cash expenditures incurred in investment in new subscribers in the second and third quarters.

Regulatory Matters

Our operations are subject to a variety of laws, regulations and licensing requirements of federal, state and local authorities. In certain jurisdictions, we are required to obtain licenses or permits to comply with standards governing employee selection and training and to meet certain standards in the conduct of its business. The security industry is also subject to requirements imposed by various insurance, approval, listing and standards organizations. Depending upon the type of subscriber served, the type of security service provided and the requirements of the applicable local governmental jurisdiction, adherence to the requirements and standards of such organizations is mandatory in some instances and voluntary in others.

Although local governments routinely respond to panic and smoke/fire alarms, there are an increasing number of local governmental authorities that have adopted or are considering various measures aimed at reducing the number of false burglar alarms. Such measures include:

·                  subjecting alarm monitoring companies to fines or penalties for false alarms;

·                  imposing fines on alarm subscribers for false alarms;

·                  imposing limitations on the number of times the police will respond to false alarms at a particular location;

·                  requiring additional verification of intrusion alarms by calling two different phone numbers prior to dispatch (“Enhanced Call Verification”); and

·                  requiring visual verification of an actual emergency at the premise before the police will respond to an alarm signal.

We have implemented Enhanced Call Verification as standard policy.

Our alarm monitoring business utilizes telephone lines, internet connections, cellular networks and radio frequencies to transmit alarm signals. The cost of telephone lines, and the type of equipment which may be used in telephone line transmission, are currently regulated by both federal and state governments. The operation and utilization of cellular and radio frequencies are regulated by the Federal Communications Commission and state public utility commissions.

Facilities

We lease approximately 110,000 square feet in Dallas, Texas to house our executive offices, monitoring and call centers, sales and marketing and data retention functions. Approximately 98,000 square feet of the 110,000 square feet is under an eleven-year lease expiring May 31, 2015 and 12,000 square feet is under a seven-year lease expiring January 31, 2015. We also lease approximately 13,000 square feet for the McKinney, Texas back-up monitoring facility.

Employees

At June 30, 2013, we had approximately 800 full-time employees and an additional 16 employees that are employed on a part-time or freelance basis, all of whom are located in the United States.

Intellectual Property

We have a registered service mark for the Monitronics name and a service mark for the Monitronics logo. Security Networks owns all United States rights in the “SECURITY NETWORKS” trademark and other United States trademarks related thereto.  We own certain proprietary software applications that are used to provide services to our dealers and subscribers. We do not hold any patents or other intellectual property rights on our proprietary software applications.

Legal Proceedings

From time to time, we are involved in litigation and similar claims incidental to the conduct of our business. Although no assurances can be given, in the opinion of management, none of the pending actions is likely to have a material adverse impact on our financial position or results of operations, either individually or in the aggregate. See footnote (8) to our consolidated financial statements for the six months ended June 30, 2013, included herein.

MANAGEMENT AND CORPORATE GOVERNANCE

The following table sets forth, as of the date of this prospectus, certain information regarding our directors and senior officers.

Name	Age	Position
Michael R. Haislip	61	President and Chief Executive Officer
Michael R. Meyers	56	Chief Financial Officer, Vice President and Assistant Secretary
Kelly Habbas	39	Vice President and Chief Information Officer
Bruce Mungiguerra	46	Vice President of Operations
Robert N. Sherman	66	Vice President of Operations
William R. Fitzgerald	56	Director and Chairman of the Board
William E. Niles	49	Director and Executive Vice President and Secretary

Michael R. Haislip.  Michael R. Haislip is our President and Chief Executive Officer, and an Executive Vice President of Ascent. Mr. Haislip joined our company as Vice President and Chief Operating Officer in May 2005. Mr. Haislip has more than thirty-one years of executive management experience in the telecommunications industry. From 2003 to 2005, he served as Senior Vice President at Charter Communications, a national broadband communications company based in St. Louis. Prior to that, he served at various other cable companies, including Armstrong Cable, from 2000 to 2003, and Star Cable Associates, both located in Pennsylvania, and Enstar Communications in Atlanta. He began his career at Cox Communications in Atlanta, where he worked for 10 years in various operations and financial management positions. Mr. Haislip holds a bachelor’s degree in management science and accounting.

Michael R. Meyers.  Michael R. Meyers joined our company in July 1996 as Vice President and Chief Financial Officer. Mr. Meyers is also the Chief Financial Officer and a Senior Vice President of Ascent. Prior to joining our company, Mr. Meyers served as Treasurer and Vice President of Tyler Corporation, a diversified public holding company. He also served as senior vice president of Forest City Auto Parts, a 65-store auto parts retail division of Tyler Corporation. Prior to that time, Mr. Meyers served as director of finance for a paging subsidiary operation of PacTel Personal Communications, a cellular and paging company. Mr. Meyers is a certified public accountant and has over twenty-six years of accounting, finance and operations experience with Fortune 500, medium and small companies. Mr. Meyers holds a B.A. in economics, a B.B.A. in business and an M.B.A.

Kelly Habbas.  Kelly Habbas, Vice President and Chief Information Officer, joined our company in June 2008. He worked in the energy, consulting, financial, and pharmaceutical industries for more than fifteen years. Prior to joining our company, Mr. Habbas was the managing IT director for Direct Energy’s commercial and industrial business unit. While at Direct Energy, he led all North American custom application development, architecture, and maintenance activities. Mr. Habbas began his career at Arthur Andersen, and held senior positions at Capgemini and Hitachi Consulting. He received his B.B.A. in management information systems from Southern Methodist University in 1996.

Bruce Mungiguerra.  Bruce Mungiguerra joined our company in 2006 and is currently Vice President of Operations, responsible for all aspects of both Dealer and Customer operations, including Customer Care, Central Station, Technical Services, Dealer Sales, the Monitronics Dealer Program and the company’s industry manufacturer and distributor relationships. Before joining our company, Mr. Mungiguerra worked for Brinks Home Security at their corporate headquarters, holding various senior management and field operations leadership positions. He also spent 14 years with Delta Air Lines on the sales, operations and call center side of the business.

Robert N. Sherman.  Robert N. Sherman joined our company in October 1994 as Vice President, Operations, and Secretary. From 1991 to 1994, Mr. Sherman served as Vice President of My Alarm, Inc. Prior to that time, Mr. Sherman served as Vice President of Network Multi-Family Security, Inc., which Mr. Sherman helped build from a concept to a company monitoring approximately 150,000 security alarm systems installed in multi-family projects in 35 states. Mr. Sherman holds a B.S. in electrical engineering, an M.S. in computer science and an M.B.A.

William R. Fitzgerald.  William R. Fitzgerald has been our director and Chairman of the Board since December 2010, and a director of Ascent since September 2008. Mr. Fitzgerald is Ascent’s Chief Executive Officer and Chairman of the Board. Mr. Fitzgerald also served as Chairman of Ascent Media Group, LLC (“AMG”) from July 2000 until Ascent sold AMG at the end of 2010. Mr. Fitzgerald served as a Senior Vice President of Liberty Interactive Corporation (“Liberty Interactive”) and its predecessors from July 2000 to September 2011 and a Senior Vice President of the former Liberty Media Corporation (currently known as Starz) since its split-off from Liberty Interactive in September 2011 to December 2012. Prior to joining Liberty Interactive, Mr. Fitzgerald served as Executive Vice President and Chief Operating Officer for AT&T Broadband (formerly known as Tele-Communications, Inc. (“TCI”)), a cable television company, from 1998 to 2000 and was Executive Vice President, Corporate Development of TCI Communications, Inc., a wholly owned subsidiary of TCI, from 1996 to 1998. Mr. Fitzgerald served as a director of Expedia, Inc. from March 2006 to December 2012, during which time he also served as a member of the compensation committee, and served as a director of TripAdvisor, Inc. from December 2011 to February 2013. In addition, Mr. Fitzgerald served as a director of On Command Corporation from 2001 to 2005 and Cablevision Systems Corporation from 1999 to 2000.

William E. Niles.  William E. Niles has been our director and Executive Vice President and Secretary since December 2010, and has served as Executive Vice President, General Counsel and Secretary of Ascent since the spin-off of Ascent from Discovery Holding Company in September 2008, and also served as Executive Vice President and General Counsel of AMG from January 2002 until the sale of AMG on December 31, 2010. From August 2006 through February 2008, Mr. Niles was a member of AMG’s executive committee. Prior to 2002, Mr. Niles was a senior executive handling legal and business affairs within AMG and its predecessor companies.

EXECUTIVE COMPENSATION

This section sets forth information relating to, and an analysis and discussion of, compensation paid by our Company to:

·                  Michael R. Haislip;

·                  Michael R. Meyers;

·                  Kelly Habbas;

·                  Bruce Mungiguerra;

·                  Robert Sherman; and

·                  Rick Hudson.

Mr. Haislip is our principal executive officer, Mr. Meyers is our principal financial officer and Messrs. Habbas, Mungiguerra and Sherman are our three other most highly compensated executive officers.  Mr. Hudson served as our Vice President of Monitoring during 2012, and would have been one our three other most highly compensated executive officers, but resigned from our Company in May 2012.  We refer to Messrs. Haislip, Meyers, Habbas, Mungiguerra, Sherman and Hudson in this prospectus as our “named executive officers.”

Compensation Discussion and Analysis

Overview

During calendar year 2012, we were, and continue to be, a wholly owned subsidiary of Ascent.  As a result, our board of directors, which is comprised of two executive officers of Ascent, has responsibility for overseeing the compensation of our named executive officers, and the compensation committee of Ascent’s board of directors has responsibility for overseeing the compensation of those of our named executive officers who are also executive officers of Ascent.  Our board and Ascent’s compensation committee share the same objectives and philosophy with respect to executive compensation.  Ascent’s compensation committee also administers its equity incentive plan and has the authority to make and modify grants under, and to approve or disapprove participation in, this plan.

Objectives

The compensation program for our named executive officers was designed to meet the following objectives that align with and support our strategic business goals:

·                  attracting and retaining executive managers with the industry knowledge, skills, experience and talent to help our company attain its strategic objectives and build long-term company value;

·                  emphasizing variable performance-based compensation components, which include equity-based compensation, by linking individual compensation with corporate operating metrics as well as individual professional achievements; and

·                  aligning the interests of the management of our company with the interests of Ascent’s public stockholders.

Principles

The following principles are used to guide the design of our executive compensation program and to ensure that the program is consistent with the objectives described above:

Competitive Positioning.  We believe that our executive compensation program must provide compensation to our named executive officers that is both reasonable in relation to, and competitive with, the compensation paid to similarly situated employees of companies in our industries and companies with which we compete for talent, taking into account many factors, including cost-of-living considerations.  See “—Setting Executive Compensation” below.

“Pay for Performance” Philosophy.  We believe our compensation program should align the interests of our named executive officers with the interests of our company and Ascent’s stockholders by strengthening the link between pay and company and individual performance.  Accordingly, we believe variable compensation, including plan-based awards, should represent a significant portion of the total compensation mix for our named executive officers.

Role of Chief Executive Officer in Compensation Decisions

As a general matter, our Chief Executive Officer provides recommendations to our board and Ascent’s compensation committee with respect to all elements of compensation proposed to be paid to the other named executive officers in conjunction with his evaluation of their performance.

Following the Ascent Acquisition, it was a priority of Ascent’s compensation committee that the services of Messrs. Haislip and Meyers (our two most senior executives) and our other named executive officers be retained, long-term, to enable Ascent to maximize the return on its investment in acquiring Monitronics.  Accordingly, our director and Chairman of the Board and Ascent’s Chief Executive Officer, Mr. Fitzgerald, was tasked with negotiating new employment agreements with each of Messrs. Haislip and Meyers with the input, oversight and, ultimately, approval of Ascent’s compensation committee.  The description of the compensation paid to Messrs. Haislip and Meyers herein reflects the culmination of these negotiations.  Our other named executive officers do not have employment agreements.

Setting Executive Compensation

Consistent with the principles outlined above, our board and, with respect to Messrs. Haislip and Meyers, Ascent’s compensation committee considers compensation data relating to other companies in reviewing and approving the compensation packages of our named executive officers. Historically, Ascent’s compensation committee had focused on a select group of peer companies that operated in various markets within the technology, media, communications and entertainment industries. However, in connection with Ascent’s transition out of the media and entertainment business, Ascent’s compensation committee hired Compensia, Inc., a compensation consultant (“Compensia”), in May 2011 to assist Ascent’s compensation committee in identifying a new peer group of companies, gathering market data on competitive market practices with respect to cash and equity-based compensation and developing an updated compensation framework, including with respect to equity awards (such as award types, vesting parameters and individual allocations).

Along with Compensia, Ascent’s compensation committee developed its peer group list taking into account our company’s focus on the alarm monitoring and security business (a technology business supported by subscription-based revenue), Ascent’s range of consolidated financial performance metrics and Ascent’s aggregate market capitalization. Compensia advised Ascent’s compensation committee that its peer group of companies should be comprised of those in the technology space and those with a subscription/service-based business model, which together most closely correlate to our current business and operations.  Accordingly, the companies in Ascent’s peer group list are set forth below:

Technology
Ancestry.com, Inc.	J2 Global, Inc.
Bally Technologies, Inc.	National Cinemedia, Inc.
Cardtronics Inc.	Scientific Games Corporation
Shutterfly, Inc.

Subscription/Service-based
Belo Corp.	Mobile Mini, Inc.
Fair Isaac Corporation	Ntelos Holdings Corp.
Iridium Communications, Inc.	TiVo, Inc.
Interval Leisure Group, Inc.

Ascent’s compensation committee did not apply specific benchmarking parameters in crafting the compensation packages offered to Messrs. Haislip and Meyers to secure their long-term services following the Ascent Acquisition.  Rather, Ascent’s compensation committee incorporated the competitive market data received from Compensia, including as to the compensation paid by the peer group used at the time, into the compensation committee’s total mix of information (including its members’ general business and industry knowledge and experience and its evaluation of each named executive officer’s job performance) in establishing what the compensation committee believed to be reasonable and competitive variable elements of each of Messrs. Haislip’s and Meyer’s compensation package.  These factors (utilizing the new peer group) were also considered by Ascent’s compensation committee in approving the equity incentive awards granted to Mr. Mungiguerra during 2012.

In addition, Ascent’s compensation committee determined that it would be in the best interests of Ascent to adopt a performance-based bonus program which would be structured to comply with Section 162(m) of the Internal Revenue Code (the “Code”). Thus, beginning in 2012, Ascent adopted such a program, as described below, for all of its named executive officers, which included Messrs. Haislip and Meyers. Our other named executive officers do not participate in a performance-based bonus program.

Elements of 2012 Executive Compensation

For 2012, the principal components of compensation for our named executive officers were:

·                  base salary;

·                  a performance-based bonus in the case of Mr. Haislip, a performance-based bonus and a discretionary bonus in the case of Mr. Meyers, and discretionary bonuses in the case of the other named executive officers except for Mr. Hudson (who received a severance payment in connection with his departure from the Company);

·                  equity incentive compensation in the case of Mr. Mungiguerra; and

·                  limited perquisites and personal benefits.

A summary of each element of our compensation program is set forth below.  We believe that each element complements the others and that together they serve to achieve our compensation objectives.

Base Salary

We provide competitive base salaries to attract and retain high-performing executive talent.  We believe that a competitive base salary is an important component of compensation as it provides a degree of financial stability for executives.  The base salary level of each named executive officer is generally determined based on the responsibilities performed by such officer, his experience, overall effectiveness and demonstrated leadership ability, the performance expectations set for such officer, and competitive market factors.  As the responsibilities of each of the named executive officers had not substantively changed for 2012, each received a modest cost-of-living increase to his base salary.

Bonuses

Performance-Based and Other.  As described above, Ascent’s compensation committee determined to adopt a performance-based bonus program for 2012 in which Messrs. Haislip and Meyers were eligible to participate. The program is designed to comply with Section 162(m) of the Code.  In order for a named executive officer of Ascent to be eligible to receive any bonus under the program, Ascent had to achieve a consolidated Adjusted EBITDA (as defined in Ascent’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Form 10-K”)) for the year ended December 31, 2012 of no less than 105% of Ascent’s consolidated Adjusted

EBITDA for the year ended December 31, 2011 (as reported in the 2011 Form 10-K), subject to such adjustments (to the extent permissible under Section 162(m) of the Code) as Ascent’s compensation committee may determine to be necessary or appropriate to provide year-over-year comparability (including, for example, in the event of any acquisitions, dispositions, changes in accounting policies or other extraordinary events).  As this threshold performance metric was met for 2012, Ascent’s compensation committee then determined, in its sole discretion, the actual portion of each grantee’s target (which was also his maximum) bonus amount that was payable under the program (which could have been zero) after taking into account each grantee’s personal performance over the year based on a set of key performance indicators (“KPIs”) adopted for each of Ascent’s named executive officer with respect to 2012, which included Messrs. Haislip and Meyers.  Mr. Haislip’s and Mr. Meyers’ target and maximum bonus amount for 2012 (which was determined by Ascent’s compensation committee in accordance with such named executive officer’s applicable employment agreement) was as follows:  Mr. Haislip $322,500 and Mr. Meyers $182,500. The KPIs considered for each of Mr. Haislip and Mr. Meyers were as follows:

Name	KPIs
Michael R. Haislip

·                  Successful completion of Monitronics’ debt refinancing under reasonable terms and rates prior to July 2012

·                  Achievement of financial and operating performance objectives established for Monitronics by Ascent

·                  Retention and support of new head of business development and creation of new business and revenue opportunities for Monitronics thereunder

·                  Identification of acquisition opportunities for Ascent and/or Monitronics and assistance in evaluation and diligence efforts as required

·                  Along with Mr. Fitzgerald, refinement of management incentive compensation plans for senior leadership of Monitronics

·                  Pursuit of objectives and strategies consistent with improving Ascent’s and Monitronics’ near and long-term financial performance, which serves to enhance shareholder value

Michael R. Meyers

·                  Successful completion of Monitronics’ debt refinancing under reasonable terms and rates prior to July 2012

·                  Achievement of financial and operating performance objectives established for Monitronics by Ascent

·                  Reorganization and strengthening of accounting, financial planning and operational analysis functions to support growth and acquisitions

·                  Successful implementation and deployment of electronic contracts for use by Monitronics’ authorized dealers

·                  Identification of acquisition opportunities for Ascent and/or Monitronics and assistance in evaluation and diligence efforts as required

·                  Pursuit of objectives and strategies consistent with improving Ascent’s and Monitronics’ near and long-term financial performance which serves to enhance shareholder value

After evaluating each of Mr. Haislip’s and Mr. Meyers’ performance over the year, and taking into account the aggregate amount of his other compensation outside of the program, Ascent’s compensation committee determined the appropriate blend of compensation components for each of Mr. Haislip and Mr. Meyers and exercised its discretionary authority to determine the amount payable to each under the program. The performance-based bonus for each was paid as follows:

Name	Target/ Maximum Bonus	Percentage Target Bonus Payable	Total Payout
Michael R. Haislip	$322,500	93.0%	$300,000
Michael R. Meyers	$182,500	109.6%	$200,000

In light of Mr. Meyers’ exceptional performance in 2012, Ascent’s compensation committee determined to grant Mr. Meyers a performance-based award that exceeded his target/maximum bonus amount under the program. Therefore, this additional bonus amount of $17,500 was awarded to Mr. Meyers as a discretionary bonus outside of the program.

For more information on these awards, see “Summary Compensation Table” and “—Grants of Plan Based Awards.”

Discretionary Bonuses.  Each of the named executive officers other than Messrs. Haislip and Meyers did not participate in the Ascent performance-based bonus program described above.  Rather, each of Messrs. Habbas, Mungiguerra and Sherman received a discretionary bonus for his services rendered in 2012 of $64,500, $99,369 and $37,600, respectively.  The grant to each of these named executive officers of a cash bonus was based on our board’s positive review of each of such named executive officer’s performance in 2012 as well as our board’s knowledge of market conditions.  In addition, in determining to grant these cash bonuses, our board noted the achievement of our budget goals and the attainment of certain performance criteria.

For more information on these awards, see “Summary Compensation Table” below.

Equity Incentive Compensation

Consistent with our compensation philosophy, we seek to align the interests of our named executive officers with those of Ascent’s stockholders by awarding equity-based incentive compensation, ensuring that our executives have a continuing stake in the long-term success of our consolidated company.  Accordingly, we believe that the overall mix of compensation of an executive should be weighted more heavily toward equity-based incentives.

The Ascent Capital Group, Inc. 2008 Incentive Plan (which we refer to as the “incentive plan”) provides for the grant of a variety of incentive awards, including non-qualified stock options, stock appreciation rights (which we refer to as “SARs”), restricted shares, restricted stock units, cash awards and performance awards and is administered by Ascent’s compensation committee.  On December 13, 2012, Ascent’s compensation committee granted Mr. Mungiguerra awards of restricted shares of and options to purchase shares of Ascent’s Series A common stock in connection with his promotion to Vice President of Operations and his additional responsibilities in the areas of customer care and monitoring operations.  For more information regarding these awards, see “—Grants of Plan-Based Awards” below.

Perquisites and Personal Benefits

For the year ended December 31, 2012, the limited perquisites and personal benefits provided to our named executive officers consisted generally of 401(k) matching contributions.  We offer our named executive officers other benefits that are also available on the same basis to all of our salaried employees, such as medical and disability insurance premiums.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)		Total ($)
Michael R. Haislip	2012	436,295	—		—	—	300,000	2,500		738,795
President and Chief Executive Officer	2011	432,778	319,125		1,084,677	877,500	—	2,450		2,716,530
	2010	424,570	200,000		—	—	—	2,450		627,020

Michael R. Meyers	2012	374,147	17,500	(4)	—	—	182,500	2,500		576,647
Chief Financial Officer, Vice President and Assistant Secretary	2011	364,820	188,132		655,795	526,500	—	2,450		1,737,697
	2010	344,977	115,000		—	—	—	2,450		462,427

Kelly Habbas	2012	224,138	64,500		—	—	—	2,500		291,138
Vice President and Chief Information Officer	2011	216,920	76,813		175,500	176,940	—	1,788		647,961
	2010	211,924	50,000		—	—	—	2,365		264,289

Bruce Mungiguerra	2012	193,167	99,369		77,711	100,486	—	2,500		473,233
Vice President, Operations	2011	179,535	79,500		210,600	212,328	—	2,120		684,083
	2010	149,560	35,000		—	—	—	2,450		187,010

Robert Sherman (6)	2012	194,289	37,600		—	—	—	2,223		234,112
Vice President of Operations

Rick Hudson (6)	2012	73,014	—		—	—	—	151,661	(5)	224,675
Former Vice President of Monitoring

(1)                                  In connection with Monitronics’ changing its fiscal year end from June 30 to December 31 following the Ascent Acquisition, each of Messrs. Haislip, Meyers, Habbas and Mungiguerra received two bonuses for services rendered during 2011.  The first of the two bonuses, which was paid in 2011, related to the last six months of 2010 and the first six months of 2011.  The entire amount of these bonuses has been included in the table under 2011.  The bonus amounts listed for 2010 are reflective only of actual bonus amounts paid during calendar year 2010.  The bonus amounts for 2011 and the respective periods for which they were paid are as follows:

	Amounts ($)
Name	July 1, 2010 - June 30, 2011	July 1, 2011 - December 31, 2011
Michael R. Haislip	190,125	129,000
Michael R. Meyers	115,132	73,000
Kelly Habbas	47,250	29,563
Bruce Mungiguerra	52,500	27,000

(2)                                  The aggregate grant date fair value of stock awards and option awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 17 to our consolidated financial statements for the year ended December 31, 2012 (which are included in Ascent’s Annual Report on Form 10-K as filed with the SEC on February 27, 2013).

(3)                                  Includes the following matching contributions to the applicable named executive officer’s 401(k) account:

	Amounts ($)
Name	2012	2011	2010
Michael R. Haislip	2,500	2,450	2,450
Michael R. Meyers	2,500	2,450	2,450
Kelly Habbas	2,500	1,788	2,365
Bruce Mungiguerra	2,500	2,120	2,450
Robert Sherman	2,223	—	—
Rick Hudson	1,125	—	—

(4)                                  Represents the portion of Mr. Meyers’ performance-based award that exceeded his maximum bonus amount under the plan, which was thus granted to Mr. Meyers as a discretionary bonus. See “—Compensation Discussion and Analysis —Elements of 2012 Executive Compensation—Bonuses: Performance-Based and Other.”

(5)                                 Reflects $150,536 of severance payments made to Mr. Hudson upon his resignation from our Company.

(6)                                  Compensation information has been included for 2012 only because Messrs. Sherman and Hudson were not named executive officers in 2011 and 2010.

Executive Compensation Arrangements

Michael R. Haislip

On September 30, 2011, Ascent and Michael R. Haislip entered into an Employment Agreement (the “Haislip Employment Agreement”), setting forth the terms and conditions of Mr. Haislip’s employment as Executive Vice President of Ascent and our President and Chief Executive Officer. The initial term of the Haislip Employment Agreement is five years, effective as of June 15, 2011. Mr. Haislip’s annual base salary is $430,000, and such amount is subject to annual review and increase in the sole discretion of Ascent’s compensation committee. Mr. Haislip may also receive an annual bonus, in the sole discretion of Ascent’s compensation committee, based upon Mr. Haislip’s achievement of annually pre-established performance criteria.

Upon termination of Mr. Haislip’s employment, Ascent will be obligated to pay him for any base salary, vacation time and business expenses, in each case, accrued or incurred but unpaid prior to the date of termination. In addition, if Ascent terminates Mr. Haislip’s employment without “cause” or if Mr. Haislip terminates his employment for “good reason” (in each case, as defined in the Haislip Employment Agreement), Ascent will pay to Mr. Haislip an amount equal to the sum of (a) any then unpaid bonus to which Mr. Haislip has become entitled for the calendar year prior to the year in which such termination occurs, (b) any unpaid salary, vacation time or expense reimbursement that was accrued but unpaid as of the date of termination, (c) 1.5 times Mr. Haislip’s then-current base salary, plus (d) a pro-rated target bonus for the year in which termination occurs. As a condition to receiving any such severance payment, Mr. Haislip is required to execute a release and comply with certain post-termination covenants (including as to confidentiality, non-competition and non-solicitation), but he has no duty to mitigate by seeking other employment.

Michael R. Meyers

On September 30, 2011, Ascent and Michael R. Meyers entered into an Employment Agreement (the “Meyers Employment Agreement”), setting forth the terms and conditions of Mr. Meyers’ employment as our and Ascent’s Chief Financial Officer and Senior Vice President. The initial term of the Meyers Employment Agreement is five years, commencing effective as of June 15, 2011. Mr. Meyers’ annual base salary is $365,000, and such amount is subject to annual review and increase in the sole discretion of Ascent’s compensation committee. Mr. Meyers may also receive an annual bonus, in the sole discretion of Ascent’s compensation committee, based upon Mr. Meyers’ achievement of annually pre-established performance criteria.

Upon termination of Mr. Meyers’ employment, Ascent will be obligated to pay him for any base salary, vacation time and business expenses, in each case, accrued or incurred but unpaid prior to the date of termination. In addition, if Ascent terminates Mr. Meyers’ employment without “cause” or if Mr. Meyers terminates his employment for “good reason” (in each case, as defined in the Meyers Employment Agreement), Ascent will pay to Mr. Meyers an amount equal to the sum of (a) any then unpaid bonus to which Mr. Meyers has become entitled for the calendar year prior to the year in which such termination occurs, (b) any unpaid salary, vacation time or expense reimbursement that was accrued but unpaid as of the date of termination, (c) 1.25 times Mr. Meyers’ then-current base salary, plus (d) a pro-rated target bonus for the year in which termination occurs. As a condition to receiving any such severance payment, Mr. Meyers is required to execute a release and comply with certain post-termination covenants (including as to confidentiality, non-competition and non-solicitation), but he has no duty to mitigate by seeking other employment.

Rick Hudson

On April 24, 2012, we entered into a Severance Agreement and Release with Rick Hudson, setting forth the terms and conditions of Mr. Hudson’s receipt of a severance payment upon his termination.  In consideration for Mr. Hudson’s release of our Company and its owners, subsidiaries, affiliates, directors and officers and certain of its representatives (collectively, the “releasees”) from any and all claims and causes of action which Mr. Hudson may have against the releasees, we agreed to pay to Mr. Hudson an amount in cash equal to $150,536, representing nine months severance and 8 weeks of pay in lieu of notice.

Grants of Plan-Based Awards

The following table contains information regarding plan-based incentive awards granted by our parent Ascent during the year ended December 31, 2012 to our named executive officers, other than Messrs. Habbas, Sherman and Hudson, who received no such awards during the year ended December 31, 2012.

			Estimated Future Payouts under Non-equity Incentive Plan Awards			All other stock awards: Number of shares of stock or		All other option awards: Number of securities underlying		Exercise or base price of option	Grant date fair value of stock and
Name	Grant Date		Threshold ($)(2)	Target ($)(3)	Maximum ($)(3)	units (#)		options (#)		awards ($/Sh)	option awards ($)
Michael R. Haislip	3/29/2012	(1)	—	322,500	322,500	—		—		—	—
Michael R. Meyers	3/29/2012	(1)	—	182,500	182,500	—		—		—	—
Bruce Mungiguerra	12/13/2012		—	—	—	1,264	(4)	—		—	77,711
	12/13/2012		—	—	—	—		4,492	(4)	61.48	100,486

(1)                                   Reflects the date on which Ascent’s compensation committee established the terms of the 2012 performance-based bonus program, as described under “—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—Bonuses—Performance-Based and Other.

(2)                                   Ascent’s 2012 performance-based bonus program did not provide for a threshold bonus amount. For the actual bonuses paid by Ascent to Messrs. Haislip and Meyers, see the amounts included for 2012 in the column entitled Non-Equity Incentive Plan Compensation in the “Summary Compensation Table” above.

(3)                                   Represents the target and maximum bonus amounts payable under the program, as determined by Ascent’s compensation committee in accordance with the terms of Messrs. Haislip’s and Meyer’s respective employment agreements. See “—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—Bonuses—Performance-Based and Other.”

(4)                                   Vests in accordance with the following schedule: (a) 20% of the restricted shares and options will vest in four equal quarterly installments during 2015, (b) 30% of the restricted shares and options will vest in four equal quarterly installments during 2016 and (c) 50% of the restricted shares and options will vest in four equal quarterly installments during 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding unexercised options to acquire shares of Series A common stock of our parent, Ascent, and unvested restricted shares of Ascent’s Series A common stock, which were outstanding as of December 31, 2012 and held by our named executive officers, other than Mr. Sherman, who had no such outstanding equity awards as of December 31, 2012, and Mr. Hudson, whose outstanding option and stock awards, all of which were unvested, were forfeited with his termination of employment with our Company.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options- Exercisable	Number of Securities Underlying Unexercised Options- Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)

Michael R. Haislip
Option Awards
Series A	—	75,000	(1)	$48.00	12/31/17	—		—
Stock Awards
Series A	—	—		—	—	581	(2)	35,987
Series A	—	—		—	—	22,500	(1)	1,393,650
Michael R. Meyers
Option Awards
Series A	—	45,000	(1)	$48.00	12/31/17	—		—
Stock Awards
Series A	—	—		—	—	365	(2)	22,608
Series A	—	—		—	—	13,500	(1)	836,190
Kelly Habbas
Option Awards
Series A	—	15,000	(1)	$48.00	12/31/17	—		—
Stock Awards
Series A	—	—		—	—	4,500	(1)	278,730
Bruce Mungiguerra
Option Awards
Series A	—	18,000	(1)	$48.00	12/31/17	—		—
Series A	—	4,492	(3)	$61.48	12/13/19	—		—
Stock Awards
Series A	—	—		—	—	5,400	(1)	334,476
Series A	—	—		—	—	1,264	(3)	78,292

(1)    Vests in accordance with the following schedule: (a) 20% of the restricted shares and options will vest in four equal quarterly installments during 2013, (b) 30% of the restricted shares and options will vest in four equal quarterly installments during 2014 and (c) 50% of the restricted shares and options will vest in four equal quarterly installments during 2015.

(2)    Vests quarterly over two years from March 1, 2011.

(3)    Vests in accordance with the following schedule: (a) 20% of the restricted shares and options will vest in four equal quarterly installments during 2015, (b) 30% of the restricted shares and options will vest in four equal quarterly installments during 2016 and (c) 50% of the restricted shares and options will vest in four equal quarterly installments during 2017.

Stock Vested

The following table sets forth information regarding the vesting of restricted shares of Ascent’s Series A common stock held by our named executive officers, in each case, during the year ended December 31, 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

Michael R. Haislip
Series A	2,321	123,791

Michael R. Meyers
Series A	1,450	77,330

(1)           Includes shares withheld in payment of withholding taxes at election of holder.

Potential Payments Upon Termination or Change-in-Control

Each of Messrs. Haislip and Meyers’ employment agreements, as in effect on December 31, 2012, and Ascent’s incentive plan provides for rights upon certain termination events, with adjustments to be made to the amounts payable to certain named executive officers if the termination occurs concurrently with or following a change of control of our company.  As used in this section, “we”, “our” and “our company” refer to Ascent and Monitronics, on a consolidated basis; however, Ascent is the party contractually responsible for the payments to Messrs. Haislip and Meyers under their respective employment agreements and for the settlement of all awards under Ascent’s incentive plan.

Termination for Cause

If any of our named executive officers were terminated for “cause,” we would have no further liability or obligations to such named executive officers other than accrued and unpaid base salary and all incurred and unpaid expenses, and, in the case of Messrs. Haislip and Meyers, accrued and unused vacation time and all approved and unpaid bonus amounts.  “Cause” is generally defined to include: breaches of material obligations under the applicable employment agreement; continued failure to perform the applicable named executive officer’s duties; material violations of company policies or applicable laws and regulations; fraud, dishonesty or misrepresentation; gross negligence in the performance of duties; conviction of a felony or crime of moral turpitude; and other misconduct that is materially injurious to our financial condition or business reputation.

Termination Without Cause

If the employment of Messrs. Haislip or Meyers were terminated without cause, we would become obligated to pay the applicable named executive officer all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses, as well as a severance payment equal to:

(i)    in the case of Mr. Haislip, an amount equal to the sum of (A) 1.5 times his annual base salary plus (B) his minimum target bonus of 60% of his base salary (which shall be pro rated for the number of days worked during the year of such termination); and

(ii)   In the case of Mr. Meyers, an amount equal to the sum of (A) 1.25 times his annual base salary plus (B) his minimum target bonus of 40% of his base salary (which shall be pro rated for the number of days worked during the year of such termination).

The equity grants made in September 2011 to certain of our named executive officers provide for certain acceleration events (other than upon a change of control, death or disability).  If either of Messrs. Haislip or Meyers is terminated without cause, his stock option awards and restricted stock awards will vest as to the portion of such awards that would have vested through the end of the calendar year in which the termination occurred, unless such termination occurs prior to January 1, 2013, in which case, each would vest as to 20% of the total number of options or restricted shares, as applicable, covered by such awards.  If either of Messrs. Habbas and Mungiguerra is terminated without cause, his stock option awards and restricted stock awards will vest as to the portion of such awards that would have vested through the end of the calendar quarter in which the termination occurred.

Termination with Good Reason

Subject to certain notice provisions and our rights with respect to a cure period or a renegotiation period, as applicable, Messrs. Haislip and Meyers each may terminate his employment for “Good Reason” and receive the same rights and payments as if such named executive officer’s employment was terminated without cause.  “Good Reason” is defined in each employment agreement to include a material reduction in base salary, the company requiring the applicable named executive officer to devote a majority of such officer’s time to the performance of duties that are materially inconsistent with such officer’s position at the company, the relocation of the applicable named executive officer’s principal place of employment by more than 75 miles, and a material breach by our company of any provision of the applicable named executive officer’s employment agreement.

Death or Disability

In the event Messrs. Haislip or Meyers dies or becomes disabled during such named executive officer’s term of employment, we become obligated to pay such named executive officer (or his legal representative, as applicable) all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses.

Each of the named executive officers’ outstanding stock option awards and restricted stock awards would vest in full upon his termination by reason of death or disability.

Non-Renewal

Each of the employment agreements of Messrs. Haislip and Meyers provides that, if (i) we do not offer him a new employment agreement beyond the term of his existing employment agreement or (ii) we do offer him such a new employment agreement but it is generally not as favorable, in all material respects, as his existing employment agreement, then such named executive officer will be deemed terminated without cause and entitled to the severance benefits described under “—Termination Without Cause” above.

Ascent’s Incentive Plan

Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the incentive plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and restricted stock units will become fully vested, unless individual agreements state otherwise. At the time an award is granted, Ascent’s compensation committee will determine, and the relevant agreement will provide for, any vesting or early termination, upon a holder’s termination of employment with our company, of any unvested options, SARs, restricted stock units or restricted shares, and the period following any such termination during which any vested options, SARs and stock units must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder’s service terminates by reason of death or disability (as defined in the incentive plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder’s service for “cause” (as defined in the incentive plan) will result in the immediate termination of all options, SARs and restricted stock units and the forfeiture of all rights to any restricted shares retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder’s service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise.

Mr. Hudson’s Severance Agreement

On April 24, 2012, we entered into a Severance Agreement and Release with Rick Hudson, setting forth the terms and conditions of Mr. Hudson’s receipt of a severance payment upon his termination.  In consideration for Mr. Hudson’s release of our Company and its owners, subsidiaries, affiliates, directors and officers and certain of its representatives (collectively, the “releasees”) from any and all claims and causes of action which Mr. Hudson may have against the releasees, we agreed to pay to Mr. Hudson an amount in cash equal to $150,536, representing nine months severance and 8 weeks of pay in lieu of notice.

Benefits Payable Upon Termination or Change in Control

The following table sets forth benefits that (i) would have been payable to each named executive officer (other than Mr. Hudson) if the employment of such named executive officer had been terminated on December 31, 2012, and assumes that all salary, vacation, bonus and expense reimbursement amounts accrued and payable on or before December 31, 2012 had been paid in full as of such date and (ii) were payable to Mr. Hudson upon his resignation in May 2012.

Name	Voluntary Termination ($)	Termination for Cause ($)	Termination Without Cause or for Good Reason (After a Change in Control) ($)		Termination Without Cause or for Good Reason (Without a Change in Control) ($)		Death ($)		Disability ($)
Michael R. Haislip
Severance	––	––	654,000		654,000		––		––
Restricted Stock	––	––	1,429,637	(1)	278,730	(2)	1,429,637	(1)	1,429,637	(1)
Options	––	––	1,045,500	(1)	209,100	(2)	1,045,500	(1)	1,045,500	(1)
Total	––	––	3,129,137	(3)	1,141,830	(3)	2,475,137		2,475,137

Michael R. Meyers
Severance	––	––	467,500		467,500		––		––
Restricted Stock	––	––	858,798	(1)	167,238	(2)	858,798	(1)	858,798	(1)
Options	––	––	627,300	(1)	125,460	(2)	627,300	(1)	627,300	(1)
Total	––	––	1,953,598	(3)	760,198	(3)	1,486,098		1,486,098

Kelly Habbas
Restricted Stock	––	––	––		––		278,730	(1)	278,730	(1)
Options	––	––	––		––		209,100	(1)	209,100	(1)
Total	––	––	––		––		487,830		487,830

Bruce Mungiguerra
Restricted Stock	––	––	––		––		412,768	(1)	412,768	(1)
Options	––	––	––		––		252,986	(1)	252,986	(1)
Total	––	––	––		––		665,754		665,754

Robert Sherman
Restricted Stock	––	––	––		––		––		––
Options	––	––	––		––		––		––
Total	––	––	––		––		––		––

Rick Hudson
Severance Payment	150,536	––	––		––		––		––
Total	150,536	––	––		––		––		––

(1)           Based on (i) the number of vested options and (ii) the number of unvested options and the number of shares of restricted stock, in each case, held by each named executive officer at year-end.  For more information, see the “Outstanding Equity Awards at Fiscal Year-End” table above.

(2)           Based on 20% of the total number of options or restricted shares, as applicable, subject to the named executive officer’s stock option awards and restricted stock awards made in September 2011.

(3)           Amounts payable to Messrs. Haislip and Meyers are conditioned upon continued compliance with the terms of the Non-Competition and Non-Solicitation sections of their respective employment agreements.

Compensation of Directors

We are a wholly owned subsidiary of Ascent, and our board of directors consists of two of Ascent’s executive officers, each of whom serves as a director of our company for no additional consideration.

SECURITY OWNERSHIP

Monitronics International, Inc. is a wholly owned subsidiary of Ascent, whose address is 5251 DTC Parkway, Suite 1000, Greenwood Village, CO 80111. Ascent is a company whose securities are registered under the Exchange Act, and is therefore required to file periodic and current reports and other materials with the SEC. While such information is available, investors are cautioned that Ascent is not the issuer of the notes and is not otherwise a guarantor or obligor (contingent or otherwise) with respect to the notes, and no assets of Ascent and its direct and indirect subsidiaries other than our assets and the assets of the guarantors will be available to satisfy our obligations under the notes. Therefore, you are directed to rely solely on this prospectus in making your decision with respect to the exchange offer.

The following table sets forth information with respect to the ownership by each of our directors, each of our named executive officers (as defined below) and by all of our directors and executive officers as a group, of shares of Ascent’s Series A common stock and Series B common stock.  The security ownership information is given as of September 25, 2013, and, in the case of percentage ownership information, is based upon 13,647,925 shares of Series A common stock and 736,105 shares of Series B common stock, in each case, outstanding on that date.  Such outstanding share amounts do not include shares of Ascent’s common stock that may be issued upon the exercise of stock options, including stock options disclosed in the table below.  The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

Shares of restricted stock that have been granted pursuant to Ascent’s equity incentive plans are included in the outstanding share numbers provided throughout this proxy statement.  Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that, as of September 25, 2013, were exercisable or convertible on such date or within 60 days thereafter, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  For purposes of the following presentation, any beneficial ownership of shares of Ascent’s Series B common stock, though convertible on a one-for-one basis into shares of Ascent’s Series A common stock, is reported as beneficial ownership of Ascent’s Series B common stock only, and not as beneficial ownership of Ascent’s Series A common stock.  So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power

Michael R. Haislip	Series A	25,272	(1)	*	*
President and Chief Executive Officer	Series B	—		—

Michael R. Meyers	Series A	15,359	(1)(2)	*	*
Chief Financial Officer, Vice President and Assistant Secretary	Series B	—		—

Kelly Habbas	Series A	4,379	(1)	*	*
Vice President and Chief Information Officer	Series B	—		—

Bruce Mungiguerra	Series A	6,518	(1)	*	*
Vice President, Operations	Series B	—		—

Robert Sherman	Series A	—		—	—
Vice President of Operations	Series B	—		—

Rick Hudson	Series A	—		—	—
Former Vice President of Monitoring	Series B	—		—

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power

William R. Fitzgerald	Series A	251,555	(1)(3)(4)	4.39%	3.30%
Director, Chairman of the Board	Series B	9,029		1.23%

William E. Niles	Series A	22,011	(1)(3)	*	*
Director, Executive Vice President and Secretary	Series B	—		—

All directors and executive	Series A	325,094	(1)(2)(3)	5.35%	3.94%
officers as a group (8 persons)	Series B	9,029		1.23%

* Less than one percent

(1)                                  Includes, as applicable, the following restricted shares of Ascent’s Series A common stock which remain subject to vesting as of September 25, 2013:

Name	Restricted Shares
Michael R. Haislip	20,250
Michael R. Meyers	12,150
Kelly Habbas	4,050
Bruce Mungiguerra	6,124
William R. Fitzgerald	145,400
William E. Niles	14,502

(2)                              Includes 115 shares of our Series A common stock owned by Mr. Meyers jointly with his wife.

(3)                                  Includes, as applicable, beneficial ownership of the following shares of Ascent’s Series A common stock that may be acquired upon exercise of stock options that are exercisable within 60 days of September 25, 2013:

Name	Option Shares
Michael R. Haislip	11,250
Michael R. Meyers	6,750
Kelly Habbas	2,250
Bruce Mungiguerra	2,700
William R. Fitzgerald	363,703
William E. Niles	42,220

(4)                              Includes (i) 29,720 shares of Ascent’s Series A common stock owned by the William R. Fitzgerald Irrevocable 2012 Trust, of which Mr. Fitzgerald’s wife is the voting trustee, and (ii) 23,210 shares of Ascent’s Series A common stock held in a grantor retained annuity trust, over which Mr. Fitzgerald has sole voting power.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Administrative Services

The Company provides general administrative services to its parent, Ascent, for which intercompany allocations are made in the ordinary course of business.

Ascent Intercompany Loan

On the Security Networks Closing Date, the Company entered into the Ascent Intercompany Loan, pursuant to which the Company borrowed $100.0 million at an interest rate equal to 9.868% per annum, payable semi-annually in cash in arrears. The Ascent Intercompany Loan matures on October 1, 2020 and is prepayable, in whole or in part, by the Company without premium and is not be guaranteed by any of the Company’s subsidiaries. Ascent funded the amounts we borrowed under the Ascent Intercompany Loan partially from the proceeds of the concurrent Ascent Convertible Note Offering and partially from cash on hand. The Ascent Intercompany Loan was made on arms-length terms, consistent with the covenants in our indenture relating to the notes. See “Description of Other Indebtedness.”

Notes

Ascent acquired $5,000,000 in principal amount of the notes in the open market as investment securities.  The annual interest payments due to Ascent as a result of its ownership of the notes will total approximately $456,250.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

On March 23, 2012, we entered into a credit agreement with the lenders party thereto and Bank of America, N.A., as administrative agent, which provided a $550.0 term loan at a 1% discount and a $150.0 million revolving credit facility, which we refer to collectively as the “Credit Facility.” On November 7, 2012, we entered into an amendment to the credit agreement, which provided an incremental term loan with an aggregate principal amount of $145.0 million. On March 25, 2013, we entered into a second amendment to the credit agreement, pursuant to which we repriced the interest rates applicable to the Credit Facility and extended the maturity of the revolving portion of the Credit Facility by nine months to December 22, 2017. The term loan matures on March 23, 2018. As of June 30, 2013, the outstanding balances of the term loan and revolving portion of the Credit Facility were $687.048 million and $33.6 million, respectively.

The Credit Facility term loans bear interest at LIBOR plus 3.25%, subject to a LIBOR floor of 1.00%. Principal payments of approximately $1,726,000 and interest on the term loans are due quarterly. The Credit Facility revolver bears interest at LIBOR plus 3.75%, subject to a LIBOR floor of 1.00%. There is an annual commitment fee of 0.50% on unused portions of the Credit Facility revolver. As of June 30, 2013, $116,400,000 was available for borrowing under the revolving credit facility.

The Credit Facility is secured by a pledge of all of our outstanding stock and all of the outstanding stock of our existing subsidiaries and is guaranteed by all of our existing subsidiaries. Ascent has not guaranteed any of our obligations under the Credit Facility.

The Credit Facility contains affirmative and negative covenants and financial covenants that require us to maintain a consolidated total leverage ratio (as defined in the Credit Facility) of not more than 5.00 to 1.00 through June 30, 2015 and then 4.50 to 1.00 thereafter, a consolidated senior secured leverage ratio (as defined in the Credit Facility) of not more than 3.25 to 1.00 through June 30, 2015 and then 3.00 to 1.00 thereafter, a consolidated interest coverage ratio (as defined in the Credit Facility) of not less than 2.00 to 1.00, each of which is calculated quarterly on a trailing twelve-month basis. In addition, the revolving portion of the Credit Facility requires us to maintain a consolidated senior secured RMR leverage ratio (as defined in the Credit Facility) of no more than 28.0 to 1.00, calculated quarterly on a one month basis, and an attrition rate (as defined in the Credit Facility) of no more than 15.0%, calculated quarterly on a trailing twelve-month basis. The negative covenants limit our ability and the ability of our subsidiaries to, among other things:

·                  incur additional indebtedness;

·                  make cash distributions by means of loans or cash dividends;

·                  make certain loans and investments;

·                  create liens;

·                  enter into certain transactions with affiliates, including our parent company, Ascent;

·                  restrict subsidiary distributions;

·                  dissolve, merge or consolidate;

·                  make capital expenditures;

·                  transfer, sell or dispose of assets; and

·                  acquire certain types of alarm monitoring contracts.

These covenants are subject to significant exceptions. As of June 30, 2013 and December 31, 2012, we were in compliance with all required covenants.

The Credit Facility contains customary events of default, including, among other things, the failure to perform or observe terms, covenants or agreements included in Credit Facility, nonpayment defaults on principal, interest or fees under our senior secured credit facilities, defaults on other indebtedness in an aggregate principal amount exceeding $20.0 million if the effect is to permit acceleration, entry of unsatisfied judgments in an aggregate amount in excess of $20.0 million against us or our restricted subsidiaries, the occurrence of a change of control, failure of any collateral document to create or maintain a priority lien, and certain events related to bankruptcy and insolvency or ERISA matters. If an event of default occurs, the lenders under the Credit Facility will be able to, among other things, terminate their commitments, declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees, and exercise remedies under the collateral documents relating to the Credit Facility.

Amendment to Credit Facility

On the Security Networks Closing Date, we entered into the Credit Facility Amendment to, among other things, increase the amount of our revolving credit facility under our Credit Facility by an amount equal to $75.0 million (except that no amounts were drawn to finance the Security Networks Acquisition) and increase the amount of our term facility under our Credit Facility by an amount equal to $225.0 million, which we refer to herein as the “New Term Loan.”

Existing Senior Notes due 2020

On March 23, 2012, the Company issued $410.0 million in aggregate principal amount of the existing notes. The notes will vote and be treated as a single series under the indenture together with the existing notes and will have the same terms as the existing notes, except that the notes will be subject to a separate registration rights agreement. Following the Security Networks Transactions, we have $585,000,000 aggregate principal amount of 9.125% Senior Notes due 2020 outstanding. For more information concerning the terms of the existing notes, see “Description of Notes.”

Ascent Intercompany Loan

On the Security Networks Closing Date, the Company entered into the Ascent Intercompany Loan, pursuant to which the Company borrowed $100.0 million at an interest rate equal to 9.868% per annum, payable semi-annually in cash in arrears. The Ascent Intercompany Loan matures on October 1, 2020 and is prepayable, in whole or in part, by the Company without premium. The Ascent Intercompany Loan does not contain any mandatory prepayments. The Ascent Intercompany Loan was made on terms that are not materially less favorable to the Company than those that could reasonably be expected to have been obtained in a comparable arm’s length transaction by the Company. In addition, the Ascent Intercompany Loan provides that any default under the indenture governing the notes that results in the acceleration of the maturity of the notes will also result in the automatic acceleration of the maturity of the Company’s indebtedness under the Ascent Intercompany Loan.

The Ascent Intercompany Loan is not guaranteed by any of the Company’s subsidiaries. As a result, the Ascent Intercompany Loan is pari passu with the Company’s existing and future senior unsecured debt, including the notes, and is structurally subordinated to all of the existing and future liabilities of the Company’s subsidiaries.

Ascent funded the amounts the Company borrowed under the Ascent Intercompany Loan partially from the proceeds of the Ascent Convertible Note Offering and partially from cash on hand.

DESCRIPTION OF NOTES

On August 16, 2013, we issued $175 million aggregate principal amount of 9.125% Senior Notes due 2020, or the “original notes,” pursuant to the Supplemental Indenture, dated August 16, 2013, and as further supplemented by the Second Supplemental Indenture, dated August 26, 2013, between Monitronics International, Inc. (the “Company”), the guarantors party thereto and U.S. Bank National Association, as Trustee (the “Supplemental Indentures”), to the Indenture, dated March 23, 2012 (the “Existing Indenture” and, together with the Supplemental Indentures, the “Indenture”), between the Company, the guarantors party thereto and the Trustee under which we previously issued $410 million aggregate principal amount of 9.125% Senior Notes due 2020 (the “Existing Notes”). We relied on the exemption afforded by Section 4(2) of the Securities Act in effecting the offer and sale of the original notes to the initial purchasers, as well as Rule 144A and Regulation S under the Securities Act.

The original notes were initially issued as notes under an indenture dated as of July 17, 2013 (the “initial notes”) (the “Escrow Corporation Indenture”) between Monitronics Escrow Corporation, a Texas corporation (the “Escrow Issuer”), and the Trustee. Upon the consummation of the Security Networks Acquisition, the Escrow Issuer merged with and into the Company (the “Merger”), with the Company as the surviving entity in the Merger in accordance with the Existing Indenture.  In connection with the Merger and the execution of the Supplemental Indentures, (i) the Company assumed the obligations of the Escrow Issuer for the initial notes, (ii) the original notes were issued under the Indenture as “Additional Notes” and (iii) the Escrow Corporation Indenture was discharged and terminated.

As part of our sale of the original notes, we are required, among other things, to complete this exchange offer, exchanging the original notes for new registered 9.125% Senior Notes due 2020, or the “exchange notes.” The exchange notes will be registered with the same CUSIP as the existing notes. The exchange notes are substantially identical to the original notes, except the exchange notes are registered under the Securities Act, and the transfer restrictions and registration rights, and related special interest provisions, applicable to the original notes will not apply to the exchange notes.  The exchange notes will represent the same debt as the original notes and we will issue the exchange notes under the Indenture (the same indenture we used in issuing the original notes).  The terms of the original notes and the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.”  The original notes and the exchange notes are collectively referred to herein as the “Notes.”

The exchange notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The exchange notes will be represented by one or more registered notes in global form and in limited circumstances may be represented by notes in certificated form.  See “—Book-entry, delivery and form” below.

The following statements are subject to the detailed provisions of the Indenture and are qualified in their entirety by reference to the Indenture, including, without limitation, the terms made a part thereof by the Trust Indenture Act.  We urge you to read the Indenture in its entirety because it, and not this description, defines your rights as holders of the exchange notes.  You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions” below.  Capitalized terms used herein which are not otherwise defined shall have the meanings assigned to them in the Indenture.

General

We have issued $175 million aggregate principal amount of 9.125% Senior Notes due 2020 as additional notes under the Existing Indenture, under which we previously issued the Existing Notes. The Company may issue additional notes under the Indenture (the “Additional Notes”), subject to the limitations described below under the covenant “Limitation on Incurrence of Debt.” The Notes, (including the Existing Notes), and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and, except as otherwise specified herein, all references to the “Notes” include any Additional Notes.

Principal, Maturity and Interest

Interest on the Notes is payable at a rate of 9.125% per annum. Interest on the Notes is payable semi-annually in immediately available funds in arrears on April 1 and October 1 of each year. The first interest payment date for the Notes is October 1, 2013. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding March 15 and September 15. Interest on the Notes will accrue from April 1, 2013. Interest will be calculated based on a 360-day year consisting of 12 months of 30 days.

Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the corporate trust office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Guarantees

The Company’s obligations under the Notes and the Indenture have been guaranteed on a joint and several basis, by the Guarantors pursuant to a guarantee (the “Note Guarantees”). As of the date hereof, each of our domestic Subsidiaries is a Guarantor. The Note Guarantees are senior unsecured obligations of each Guarantor and rank equally in right of payment with all existing and future senior unsecured obligations of such Guarantor that are not, by their terms, expressly subordinated in right of payment to the Note Guarantee of such Guarantor and are effectively subordinated to any obligations of such Guarantor to the extent of the value of the collateral securing such obligations, including the Credit Agreement. The obligations of a Guarantor under its Note Guarantee will be limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. This provision may not be effective to protect the Note Guarantees from being voided under fraudulent transfer law, or may eliminate the Guarantor’s obligations or reduce such obligations to an amount that effectively makes the Guarantee worthless. In a Florida bankruptcy case, a similar provision was found to be ineffective to protect the guarantee. Not all of the Company’s Subsidiaries will guarantee the Notes. Unrestricted Subsidiaries and any Foreign Subsidiaries will not be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, these non-Guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to the Company or any other Guarantor.

As of the date hereof, all of our domestic Subsidiaries are “Restricted Subsidiaries.” Under the circumstances described below under the subheading “—Certain Covenants—Limitation on Creation of Unrestricted Subsidiaries,” any of our Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture, will not guarantee the Notes and, if such Subsidiary has previously been a Guarantor, it will be released from its Note Guarantee and its obligations under the Indenture and the assets, income, cash flow and other financial results of such Subsidiary will no longer be consolidated with those of the Company for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The Indenture provides that the Note Guarantee of a Guarantor will be automatically and unconditionally released and will be discharged under a supplemental indenture:

(i)            in the event of a sale or other transfer or disposition of all or substantially all of the assets of such Guarantor, by way of consolidation, merger or otherwise, or a sale or other disposition of the Capital Interests in any Guarantor to any Person that is not an Affiliate of the Company, or in any other event in which such Guarantor ceases to be a Subsidiary of the Company;

(ii)           if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case, in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, as the case may be;

(iii)          in connection with a legal defeasance or covenant defeasance of the Indenture or upon satisfaction and discharge of the Indenture; or

(iv)          upon dissolution and completion of winding up of such Guarantor.

Ranking

Ranking of the Notes

The Notes are general unsecured obligations of the Company.  As a result, the Notes rank:

·                  equally in right of payment with all existing and future senior unsecured obligations of the Company that are not, by their terms, expressly subordinated in right of payment to the Notes;

·                  senior in right of payment to all existing and future Debt of the Company, if any, that is by its terms expressly subordinated to the Notes;

·                  effectively subordinated to any secured obligations of the Company, including secured Debt under the Credit Agreement, to the extent of the value of the collateral securing such obligations; and

·                  structurally junior to any Debt or other obligations of any non- guarantor Subsidiaries.

As of June 30, 2013, after giving pro forma effect to the transactions described under “Summary—Security Networks Acquisition and Security Networks Transactions,” the Company and the Guarantors would have had approximately $1,597.0 million of principal indebtedness outstanding, approximately $912.0 million of which would have been secured indebtedness and up to $225 million of unused commitments available to be borrowed on a secured basis under our revolving credit facility.

Ranking of the Note Guarantees

Each Note Guarantee of a Guarantor is a general unsecured obligation of each Guarantor. As such, each Note Guarantee ranks:

·                  equally in right of payment with all existing and future senior unsecured obligations of the Guarantors that are not, by their terms, expressly subordinated in right of payment to the Note Guarantee;

·                  senior in right of payment to all existing and future obligations of the Guarantors, if any, that are by their terms expressly subordinated to the Note Guarantees; and

·                  effectively subordinated to any obligations of such Guarantor, including secured Debt outstanding under our Credit Agreement, to the extent of the value of the collateral securing such obligations.

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional Redemption

General

The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time or from time to time on or after April 1, 2016, at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on April 1 of the years indicated below:

Year	Redemption Price
2016	104.563%
2017	102.281%
2018 and thereafter	100.000%

Redemption at Applicable Premium

At any time or from time to time prior to April 1, 2016, the Company may also, at its option, on any one or more occasion, redeem all or any portion of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Redemption with Proceeds from Equity Offerings

In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraphs, prior to April 1, 2015, the Company may on any one or more occasion, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a redemption price equal to 109.125% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption; provided that at least 65% of the aggregate principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Qualified Equity Offering.

Selection and Notice of Redemption

If less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, the Trustee will select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to The Depository Trust Company’s procedures, as applicable).

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder thereof upon cancellation of the Note to be redeemed. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption.

The Company may at any time, and from time to time, acquire Notes by means other than a redemption whether pursuant to an issuer tender offer, open market purchase or negotiated transaction so long as the acquisition does not otherwise violate the terms of the Indenture.

Change of Control

Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under “Optional Redemption,” the Company will make an Offer to Purchase all of the outstanding Notes at a purchase price (the “Purchase Price”) in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including, the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company or a third party (including for this purpose any Affiliate of the Company) commences an Offer to Purchase all outstanding Notes at the Purchase Price and (ii) all Notes validly tendered and not withdrawn pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, there can be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Company to make an Offer to Purchase the Notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding Notes. See “—Amendment, Supplement and Waiver.”

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any Offer to Purchase as described above. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

The Company will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption for all outstanding notes has been given by the Company pursuant to the Indenture as described above under the caption “—Optional Redemption.”

The Company’s ability to pay cash to the Holders of Notes upon a Change of Control will be subject to the Company’s then existing financial resources and may be restricted by agreements governing the Company’s other Debt. The Credit Agreement provides that a change of control (as defined therein) will be a default that permits lenders to accelerate the maturity of all borrowings thereunder. Other future debt agreements may also require the Company to repurchase the Debt outstanding thereunder upon a Change of Control, which would further limit the Company’s ability to effect a purchase of the Notes upon a Change of Control. See “Risk Factors—Risks Related to the Notes—We may be unable to purchase the notes upon a change of control.” Notwithstanding anything to the contrary herein, an Offer to Purchase may be made by the Company or a third party (including for this purpose an Affiliate of the Company) in advance of a Change of Control, and conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Offer to Purchase.

Certain Covenants—Indenture.  The Indenture contains the following restrictive covenants:

Limitation on Incurrence of Debt

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt; provided that the Company or any of its Restricted Subsidiaries may Incur additional Debt if, immediately after giving pro forma effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Total Debt Ratio would be less than or equal to 4.75 to 1.0 and (b) no Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt; provided further, that the amount of Debt (other than Permitted Debt) that may be Incurred by Restricted Subsidiaries that are not Guarantors, pursuant to the foregoing, shall not exceed $25.0 million at any one time outstanding.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining compliance with this “Limitation on Incurrence of Debt” covenant, (x) Debt Incurred under the Credit Agreement on March 23, 2012 shall be treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt,” and may not later be reclassified and (y) the outstanding principal amount of any Debt shall be counted only once such that (without limitation) any obligation arising under any Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this covenant, except as provided above, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the definition of “Permitted Debt” or Debt Incurred pursuant to the first paragraph of this “Limitation on Incurrence of Debt” covenant, the Company, in its sole discretion, may classify and divide, and from time to time may redivide and reclassify, all or any portion of such item of Debt in more than one of the types of Debt described (provided that at the time of reclassification or redivision such Debt meets the criteria in such category or categories).

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the forms of additional Debt or payment of dividends on Redeemable Capital Interests in the forms of additional shares of

Redeemable Capital Interests with the same terms and any changes in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an Incurrence of Debt or issuance of Redeemable Capital Interests for purposes of this covenant.

The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Debt that is by its terms (or by the terms of any agreement governing such Debt) subordinated in right of payment to any other Debt of the Company or of such Guarantor, as the case may be, unless such Debt is also by its terms (or by the terms of any agreement governing such Debt) made expressly subordinate in right of payment to the Notes or the Note Guarantee of such Guarantor, to the same extent and in the same manner as such Debt is subordinated to such other Debt of the Company or such Guarantor, as the case may be.

For purposes of the foregoing, no Debt will be deemed to be subordinated in right of payment to any other Debt of the Company or any Guarantor solely by virtue of being unsecured or secured by a Permitted Lien or by virtue of the fact that the holders of such Debt have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them or other payments among them.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of such Restricted Payment:

(a)           no Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b)           after giving effect to such Restricted Payment on a pro forma basis, the Company’s Consolidated Total Debt Ratio would be less than or equal to 3.75 to 1.0; and

(c)           after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after March 23, 2012 (excluding Restricted Payments permitted by clauses (ii) through (xii) of the next succeeding paragraph), shall not exceed the sum (without duplication) of:

(1)           100% of the Consolidated Cash Flow (or if Consolidated Cash Flow shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from January 1, 2012 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 2.0 times the Company’s Consolidated Interest Expense for the same period, plus

(2)           100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to March 23, 2012 either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Company), plus

(3)           100% of the amount by which Debt of the Company is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to March 23, 2012 of any Debt of the Company for Qualified Capital Interests of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange), plus

(4)           100% of the net reduction in Investments (other than Permitted Investments), subsequent to March 23, 2012, in any Person, resulting from (x) payments of interest on Debt, dividends, distributions, redemption, repurchases, repayments of loans or advances, or other transfers of assets (but only to the extent such interest, dividends, distributions, redemptions, repurchases, repayments or other transfers were made in cash), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, an Unrestricted Subsidiary), (y) the sale or other disposition (other than to the Company or a Restricted Subsidiary) thereof made by the Company and its Restricted Subsidiaries or (z) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, in each case, not to exceed in the case of any Person the amount of Investments (other than Permitted Investments) previously made by the Company or any Restricted Subsidiary in such Person.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions; provided that, in the case of clauses (iv), (ix) or (x), immediately after giving effect to such action no Event of Default has occurred and is continuing:

(i)            the payment of any dividend or other distribution on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this covenant;

(ii)           the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company or an employee stock ownership plan or trust established by the Company) of Qualified Capital Interests of the Company;

(iii)          the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes out of the net cash proceeds of a substantially concurrent issue and sale of (x) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with the Indenture or (y) Qualified Capital Interests of the Company or a Guarantor;

(iv)          the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Capital Interests in the Company held by employees, consultants, officers or directors or by former employees, consultants, officers or directors of the Company or any Restricted Subsidiary (or their respective permitted transferees, assigns, estates or heirs) upon death, disability, retirement, termination or alteration of employment or service; provided that the aggregate cash consideration paid for such purchase, repurchase, redemption, defeasance, retirement or other acquisition of such Capital Interests does not exceed $5.0 million in any calendar year; provided that any unused amounts in any calendar year may be carried forward to one or more future periods; provided, further, that the aggregate amount of repurchases made pursuant to this clause (iv) may not exceed $10.0 million in any calendar year;

(v)           repurchase, redemptions or other acquisitions or retirements for value of Capital Interests of the Company or any Restricted Subsidiary deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Capital Interest represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities;

(vi)          the prepayment of intercompany Debt, the Incurrence of which was permitted pursuant to the covenant described under “—Limitation on Incurrence of Debt”;

(vii)         cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(viii)        the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with the covenant described above under “—Limitation on Incurrence of Debt”;

(ix)          upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those described under “—Change of Control” and “—Limitation on Asset Sales” at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than 100% of the principal amount thereof (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(x)           payment of other Restricted Payments not in excess of $40.0 million in the aggregate;

(xi)          the payment of any amounts under any agreement or arrangement (whether or not written) by and among any of the Company, the Parent and their respective Subsidiaries related to the furnishing of general administrative services and the allocation of such costs; provided that any such costs are allocated among the parties fairly and reasonably and consistent with historical practice, and in amount not to exceed $2.0 million in any calendar year; and

(xii)         with respect to any taxable year for which the Company and/or any of its Subsidiaries is a member of a consolidated, combined or similar income, margin, profits or franchise tax group of which Parent or another direct or indirect parent of the Company is the common parent (a “Tax Group”), distributions or other payments to Parent in an aggregate amount equal to the portion of any consolidated, combined or similar income, margin, profits or franchise taxes of the Tax Group for such taxable year that is attributable to the Company and/or its Subsidiaries; provided that any amount payable under this clause (xii) in respect of any tax for any taxable year shall not exceed the amount of such tax that would have been payable by the Company and/or its applicable Subsidiaries for such taxable year had the Company and/or its applicable Subsidiaries been a stand-alone taxpayer or stand-alone group for all taxable years ending after the date hereof; and provided, further, that a distribution or other payment attributable to an Unrestricted Subsidiary shall be permitted only to the extent that such Unrestricted Subsidiary has made a cash payment for such purpose to the Company or a Restricted Subsidiary.

For purposes of the covenant described above, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company, in its sole discretion, may classify and divide, and from time to time may redivide and reclassify, such Investment or Restricted Payment in any manner that complies with this covenant (provided that at the time of reclassification or redivision the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception).

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall be a Permitted Investment and shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant, or clause (x) above, in each case to the extent such Investments would otherwise be so counted.

If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with the “—Limitation on Asset Sales” covenant, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant or clause (x) above, the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant or clause (x) above.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any property or assets of the Company or any Restricted Subsidiary now owned or hereafter acquired and which Lien secures Debt, without securing the Notes and all other amounts due under the Indenture (for so long as such Lien exists) equally and ratably with (or prior to) the Debt secured by such Lien.

Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to the Indenture, law, rules or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Guarantor.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a)           any encumbrance or restriction in existence on March 23, 2012, including those required by any Credit Facility in existence on March 23, 2012 or any future Debt incurred in compliance with any such Credit Facility (so long as such restrictions are not materially more restrictive, taken as a whole, than any such Credit Facility) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are no more materially restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on March 23, 2012 or refinancings thereof;

(b)           any encumbrance or restriction pursuant to an agreement relating to an acquisition of securities or property, so long as the encumbrances or restrictions in any such agreement relate solely to the securities or property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c)           any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with a Restricted Subsidiary after March 23, 2012, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d)           any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are, in the good faith judgment of the Company, no more materially restrictive, taken as a whole, than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, Refinanced or extended;

(e)           customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f)            any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;

(g)           any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(h)           any encumbrance or restriction under the Indenture, the Notes and the Note Guarantees;

(i)            restrictions on cash and other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business;

(j)            provisions with respect to the disposition or distribution of assets or property in joint venture agreements, limited liability company agreements, partnership agreements, shareholder agreements, asset sale agreements, sale- leaseback agreements, stock sale agreements and other similar agreements;

(k)           any instrument governing any Debt or Capital Interests of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(1)           Liens securing Debt otherwise permitted to be Incurred under the Indenture, including the provisions of the covenant described above under the caption “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(m)          customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale- leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by the Indenture, which limitation is applicable only to the assets (including Capital Interests of Subsidiaries) that are the subject of such agreements; and

(n)           restrictions in financings that are not materially more restrictive, taken as a whole, than customary provisions in comparable financings and, as determined by management of the Company in its reasonable and good faith judgment, will not materially impair the Company’s ability to make payments required under the Notes.

Limitation on Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of; and

(2)           at least 75% of the total consideration received in such Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)           any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b)           any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 365 days of their receipt to the extent of the cash received in that conversion.

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(1)           to repay Debt under any Credit Facility (or other Debt of the Company or Restricted Subsidiary, as applicable, secured by a Lien), and, in the case of any such repayment under any revolving credit or other facility that permits future borrowings effect a permanent reduction in the availability or commitments under such facility;

(2)           to acquire assets constituting, or any Capital Interests of, a Permitted Business, if, after giving effect to any such acquisition of Capital Interests, such assets are owned by the Company or a Restricted Subsidiary or the Person owning such Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)           to acquire alarm monitoring accounts or agreements;

(4)           to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of the Indenture;

(5)           to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(6)           any combination of the foregoing;

provided that if during such 365-day period the Company or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Cash Proceeds in accordance with the requirements of clause (2), (3), (4) or (5), or any combination thereof, of this paragraph, such 365-day period will be extended up to an additional 180 days with respect to the amount of Net Cash Proceeds so committed. Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce borrowings under the Credit Agreement.

Subject to the next succeeding paragraph, any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $25.0 million (it being understood that the Company may, in its sole discretion, make an Offer to Purchase pursuant to this covenant prior to the time that the aggregate amount of Excess Proceeds exceeds $25.0 million), the Company will, within 30 days of reaching such threshold, make an Offer to Purchase to all Holders of Notes and to all holders of other Debt ranking pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to asset sales, in each case, equal to the Excess Proceeds. The offer price for the Notes in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under the Indenture. If the aggregate principal amount of Notes and other pari passu debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated between the Notes and such other pari passu Debt pro rata in proportion to the respective principal amount of Notes and such other pari passu Debt tendered. The Trustee will select the tendered Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, by lot, pro rata among all the Notes tendered or by any other method the Trustee shall deem fair and appropriate (subject to The Depository Trust Company Procedures, as applicable). Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

The Company’s ability to pay cash to the Holders of Notes under an Offer to Purchase under this covenant will be subject to the Company’s then existing financial resources and may be restricted by agreements governing the Company’s other Debt, including the Credit Agreement. Our other debt agreements may also have similar covenants, such as requiring the Company to repurchase the Debt outstanding thereunder after an Asset Sale, which would further limit the Company’s ability to effect an Offer to Purchase under this covenant. See “Risk Factors—Risks Related to the Notes—We may be unable to purchase the notes upon a change of control.”

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Limitation on Transactions with Affiliates

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions involving aggregate payments or consideration in excess of $5.0 million, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”), unless:

(i)            such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with an unaffiliated party;

(ii)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10.0 million, the Company delivers to the Trustee a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, the Company must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm (an “Independent Financial Advisor”) stating that the transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

The foregoing limitations do not limit, and shall not apply to:

(1)           Restricted Payments that are permitted by the provisions of the Indenture described above under “—Limitation on Restricted Payments,” any Permitted Investments that are permitted by the Indenture and transactions permitted by, and complying with, the provisions of the Indenture described below under “—Consolidation, Merger, Conveyance, Transfer or Lease”;

(2)           the payment (and any agreement, plan or arrangement relating thereto) of reasonable compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnification and insurance arrangements to members of the Board of Directors of the Company or a Restricted Subsidiary;

(3)           the payment (and any agreement, plan or arrangement relating thereto) of reasonable compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnification and insurance arrangements to officers, employees and consultants of the Company or any Restricted Subsidiary;

(4)           transactions between or among the Company and/or its Restricted Subsidiaries;

(5)           any transaction with an Affiliate in which the only consideration paid by the Company or any Restricted Subsidiary is Qualified Capital Interests of the Company or any Restricted Subsidiary or any issuance of Qualified Capital Interest by the Company or any Restricted Subsidiary;

(6)           any agreement or arrangement as in effect on March 23, 2012 and any amendment, extension or modification thereto so long as such amendment, extension or modification is not more disadvantageous to the Holders of the Notes in any material respect;

(7)           transactions in which the Company delivers to the Trustee a written opinion from an Independent Financial Advisor to the effect that the transaction is fair, from a financial point of view, to the Company and any relevant Restricted Subsidiaries;

(8)           any contribution of capital to the Company or any Restricted Subsidiary;

(9)           transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, on terms that (taken as a whole) are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company, than those that could reasonably be expected to be obtained in a comparable arm’s-length transaction with an unaffiliated party; or

(10)         payments by the Company or any Restricted Subsidiary made pursuant to management/consulting agreements in existence on March 23, 2012, and the performance of the obligations of the Company and any Restricted Subsidiary as required or permitted by the terms of such agreements; provided, however, that the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the date of the Indenture shall only be permitted by this clause (10) to the extent that the terms (taken as a whole) of any such amendment or new agreement are not otherwise materially disadvantageous to the Holders of the Notes.

Provision of Financial Information

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish without cost to each Holder of Notes and file with the Trustee, within the time periods specified in the Commission’s rules and regulations that would then be applicable to the Company:

(1)           all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company was required to file such reports; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports.

All such reports will be prepared in all material respects in accordance with the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the consolidated financial statements of the Company by the certified independent accountants of the Company.

In addition, if at any time any direct or indirect parent becomes a Guarantor (there being no obligation of any such parent to do so), such entity holds no material assets other than cash, cash equivalents and the Capital Interests of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and would comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be furnished to Holders of the Notes pursuant to this covenant may, at the option of the Company, be furnished by and be those of such parent rather than the Company.

If the Company files the documents and reports required under this covenant with the Commission and such documents and reports are publicly available on the Commission’s Electronic Data-Gathering, Analysis, and Retrieval system (or any successor system), such document or report shall be deemed delivered to each Holder of the Notes and filed with the Trustee for purposes of this covenant.

In addition, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Additional Note Guarantees

On the date hereof, each of our domestic subsidiaries is a Guarantor which guarantees the Notes in the manner and on the terms set forth in the Indenture.

The Company will cause each of its Restricted Subsidiaries (other than (x) any Foreign Subsidiary and (y) any Restricted Subsidiary that is prohibited by law from guaranteeing the Notes or that would experience adverse regulatory consequences as a result providing a guarantee of the Notes (so long as, in the case of this clause (y), such Restricted Subsidiary has not provided a guarantee of any other Debt of the Company or any Guarantor)) that (A) Incurs Debt in an aggregate principal amount in excess of $2.0 million (other than Debt permitted to be Incurred pursuant to clauses (iv), (v), (viii), (ix), (xi), (xii), (xiv) (in the case of Refinancing Debt under clause (iv) referenced therein) and (xv) of the definition of “Permitted Debt”) at any time outstanding or (B) guarantees Debt under a Credit Agreement or any other Debt (other than pursuant to the Permitted Debt clauses referred to above) of the Company or the Guarantors, in each case, to guarantee the Notes and the Company’s other obligations under the Indenture.

Each Note Guarantee by a Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—A court could void the guarantees of the notes under fraudulent transfer laws.”

Limitation on Creation of Unrestricted Subsidiaries

The Company may designate any Subsidiary of the Company (including any newly acquired Subsidiary or Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

“Unrestricted Subsidiary” means:

(1)           any Subsidiary designated as such by the Board of Directors of the Company as set forth below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company; provided that either:

(x)           the Subsidiary to be so designated has total assets of $1,000 or less; or

(y)           (i) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph under the “Limitation on Incurrence of Debt” covenant and (ii) the Company or any Restricted Subsidiary would be permitted to make a Restricted Payment or Permitted Investment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the “—Limitation on Restricted Payments” covenant and such amount is thereafter treated as a Restricted Payment or Permitted Investment for the purpose of calculating the amount available in connection with such covenant.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “—Limitation on Incurrence of Debt” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “—Limitation on Liens” covenant.

Consolidation, Merger, Conveyance, Transfer or Lease

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i)            either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under the Indenture; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(ii)           immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii)          immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of the “—Limitation on Incurrence of Debt” covenant; and

(iv)          the Company delivers, or causes to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture.

The preceding clause (iii) will not prohibit:

(a)           a merger between the Company and a Restricted Subsidiary of the Company; or

(b)           a merger between the Company (or any Restricted Subsidiary) and an Affiliate thereof incorporated solely for the purpose of changing the Company’s (or such Restricted Subsidiary’s) state of incorporation or converting the Company (or such Restricted Subsidiary) into a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia.

No Guarantor may consolidate with or merge with or into another Person, unless:

(1)           immediately after giving effect to such transaction, no Default or Event of Default exists shall have occurred and be continuing; and

(2)           either (a) such Guarantor will be the surviving or continuing Person or (b) the Person (if other than the Guarantor) formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and the Indenture.

For all purposes of the Indenture and the Notes, (i) Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and (ii) all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions, shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, the conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under the Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Limitation on Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to the extent as would not be material to us and our Restricted Subsidiaries taken as a whole (as determined by our Board of Directors).

Events of Default

Each of the following is an “Event of Default” under the Indenture:

(1)           default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)           default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)           failure to perform or comply with the Indenture provisions described under “Consolidation, Merger, Conveyance, Transfer or Lease”;

(4)           except as permitted by the Indenture, (i) any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, in full force and effect and enforceable in accordance with its terms (other than in accordance with the terms of the Note Guarantee or the Indenture) for a period of 30 days after written notice thereof by the Trustee or the Holders of 25% in principal amount of the outstanding Notes or (ii) the Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason be asserted by any Guarantor that is a Significant Subsidiary (or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) or the Company not to be in full force and effect and enforceable in accordance with its terms (other than by reason of release of the Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee);

(5)           failure by the Company or any Guarantor to comply with (i) any covenant or agreement in the Indenture (other than (x) a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above or (y) a covenant or agreement described under “—Provision of Financial Information” above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes or (ii) any covenant or agreement described under “—Provision of Financial Information” above and continuance of such default or breach for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6)           a default or defaults under any bonds, debentures, notes or other evidences of Debt for borrowed money (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal amount outstanding of at least $25.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $25.0 million of principal of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7)           the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) of a final judgment or final judgments (following the exhaustion of all available appeal processes pending which such final judgment or final judgments are stayed) for the payment of money in an aggregate amount in excess of $25.0 million (to the extent not covered by insurance or indemnity), by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(8)           certain events in bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary).

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 30 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture and the Guarantees for any of the following purposes:

(1)           to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor in the Indenture, the Guarantees and the Notes;

(2)           to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(3)           to add additional Events of Default;

(4)           to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5)           to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6)           to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7)           to cure any ambiguity, defect, omission, mistake or inconsistency;

(8)           to make any other provisions with respect to matters or questions arising under the Indenture; provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

(9)           to conform the text of the Indenture or the Notes to any provision of this “Description of Notes”; or

(10)         to release Guarantors when permitted by the Indenture.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture (together with the other consents required thereby) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture, modification or amendment shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)           change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor,

(2)           reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3)           modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or Asset Sale, as applicable,

(4)           subordinate, in right of payment, the Notes to any other Debt of the Company,

(5)           modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6)           release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

(1)           in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

(2)           in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Satisfaction and Discharge of the Indenture; Defeasance

The Company and the Guarantors may terminate the obligations under the Indenture (a “Discharge”) when:

(1)           either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)           the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company;

(3)           the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4)           the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5)           the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have its obligations discharged with respect to the outstanding Notes (“legal defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1)           the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2)           the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)           the rights, powers, trusts, duties and immunities of the Trustee,

(4)           the Company’s right of optional redemption, and

(5)           the defeasance provisions of the Indenture.

In addition, the Company and the Guarantors may elect, at their option, to have their obligations released with respect to the Guarantees and certain covenants, including, without limitation, the obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding Notes:

(1)           the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2)           in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3)           in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)           no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5)           such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act);

(6)           such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; and

(7)           the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

In the event of a legal defeasance or a Discharge, under current law a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would generally be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with legal defeasance.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Trustee

U.S. Bank National Association, the Trustee under the Indenture, will be the initial paying agent and registrar for the Notes. The Trustee from time to time may extend credit to the Company in the normal course of business. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee, the exchange offer or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

Governing Law

The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“Acquired Debt” means (1) with respect to any Person that becomes a Restricted Subsidiary after March 23, 2012, Debt of such Person existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Debt of a Person, other than the Company or a Restricted Subsidiary, existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Debt expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Debt was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Applicable Premium” means, as calculated by the Company, with respect to any Note on any applicable redemption date, the greater of:

(1)           1.0% of the principal amount of the Note; and

(2)           the excess of:

(a)           the present value at such redemption date of (i) the redemption price of the Note at April 1, 2016 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption—General”) plus (ii) all required interest payments due on the Note through April 1, 2016 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)           the principal amount of such Note.

“Asset Acquisition” means:

(a)           an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(b)           the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person, other than in the ordinary course of business.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(i)            Capital Interests in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii)           any other property or assets (other than in the ordinary course of business, which shall include any sale or other disposition of obsolete or permanently retired equipment and any sale of inventory in the ordinary course of business);

provided, however, that the term “Asset Sale” shall exclude:

(a)           any asset disposition permitted by the provisions described under “Consolidation, Merger, Conveyance, Transfer or Lease” that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;

(b)           any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $5.0 million;

(c)           sales or other dispositions of cash or Eligible Cash Equivalents;

(d)           sales of interests in Unrestricted Subsidiaries;

(e)           the sale and leaseback of any assets within 90 days of the acquisition thereof;

(f)            the disposition of assets that, in the good faith judgment of the Board of Directors of the Company, are no longer used or useful in the business of such entity;

(g)           a Restricted Payment or Permitted Investment that is otherwise permitted by the Indenture;

(h)           any trade-in of equipment in exchange for other equipment in the ordinary course or dispositions of equipment or real property to the extent (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property;

(i)            the creation of a Lien (but not the sale or other disposition of the property subject to such Lien other than a Permitted Lien);

(j)            leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of the Indenture;

(k)           dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(l)            licensing of intellectual property in the ordinary course of business;

(m)          any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(n)           voluntary termination of Hedging Obligations;

(o)           amounts held as a holdback from the purchase price of any alarm monitoring agreements and the reconveyance to dealers of accounts cancelled due to non-performance during the guarantee period; or

(p)           any transaction that constitutes a Change of Control.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years (calculated to the nearest one-twelfth) from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the aggregate amount of scheduled principal payment by (ii) the then outstanding principal amount of such Debt.

“Board of Directors” means (i) with respect to the Company or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to any other corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation of a Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Change of Control” means the occurrence of any of the following events:

(a)           the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or any “group” controlled by a Permitted Holder, that is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Interests in the Company;

(b)           the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders (other than Parent) or any “group” controlled by a Permitted Holder (other than Parent), that is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (b) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Interests in the Parent; provided, however, that this clause (b) shall cease to apply following the completion of any Offer of Purchase conducted in accordance with the covenants set forth in “Description of Notes—Change of Control” in connection with the occurrence of an event described in clause (a) or (c) of this definition; or

(c)           the Company or any Restricted Subsidiary sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of the Company’s and its Restricted Subsidiaries’ assets (determined on a consolidated basis) to any Person (other than the Company, a Restricted Subsidiary or one or more Permitted Holders), or the Company merges or consolidates with, a Person other than a Restricted Subsidiary of the Company or a Person that is a Permitted Holder (unless the shareholders holding Voting Interests of the Company immediately prior to such merger or consolidation control in excess of 50% of the total voting power of the Voting Interests in the surviving Person immediately following such merger or consolidation).

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)           an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)           Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)           the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, to the extent that such Consolidated Interest Expense was deducted in computing such Consolidated Net Income; plus

(4)           Consolidated Non-cash Charges, to the extent that such Consolidated Non-cash Charges were deducted in computing such Consolidated Net Income; plus

(5)           severance costs and charges and closure costs; plus

(6)           any expenses or charges related to the Transactions, including payments made in connection with the termination of the Securitization Indebtedness and any related swap arrangements; plus

(7)           non-cash interest expense; plus

(8)           interest incurred in connection with Investments in discontinued operations; minus

(9)           non-cash items increasing such Consolidated Net Income, other than (a) the accrual of revenue in the ordinary course of business and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes, margin taxes or other taxes on profits of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i)            the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a)           any amortization of debt discount;

(b)           the net cost under non-speculative Hedging Obligations (including any amortization of discounts);

(c)           the interest portion of any deferred payment obligation;

(d)           all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(e)           all accrued interest; plus

(ii)           the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP;

(iii)          the interest expense on any Debt guaranteed by such Person and its Restricted Subsidiaries; plus

(iv)          all capitalized interest of such Person and its Restricted Subsidiaries for such period; less

(v)           interest income of such Person and its Restricted Subsidiaries for such period;

provided, however, that Consolidated Interest Expense will exclude the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(A)          excluding, without duplication

(i)            all extraordinary or non-recurring gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(ii)           the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not or could not have actually been received by such Person or one of its Restricted Subsidiaries;

(iii)          gains or losses in respect of any Asset Sales after March 23, 2012 by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv)          the net income (loss) from any operations disposed of or discontinued after March 23, 2012 and any net gains or losses on such disposition or discontinuance, on an after-tax basis;

(v)           solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the net income of any Restricted Subsidiary (other than a Guarantor) of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

(vi)          any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vii)         any fees and expenses, including deferred finance costs, paid in connection with the Transactions (including payments made in connection with the termination of the Securitization Indebtedness and any related swaps arrangements and rating agency fees);

(viii)        non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(ix)          any net after-tax gains or losses attributable to the early extinguishment of Debt;

(x)           any Creation Costs expensed during such period; and

(B)          including, without duplication, dividends from Persons that are not Restricted Subsidiaries actually received in cash by the Company or any Restricted Subsidiary.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles) and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charges to the extent that it represents an accrual of or reserve for cash payments to be made in any future period or amortization of a prepaid cash expense that was paid in a prior period).

“Consolidated Secured Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Debt of the Company and its Restricted Subsidiaries secured by a Lien (excluding (x) Hedging Obligations and (y) any undrawn letters of credit issued in the ordinary course of business).

“Consolidated Secured Debt Ratio” means, as of any date of determination (the “Determination Date”), the ratio of (a) the Consolidated Secured Debt of the Company and its Restricted Subsidiaries on the Determination Date to (b) the aggregate amount of Consolidated Cash Flow for the last full fiscal quarter for which financial information in respect thereof is available immediately preceding the Determination Date (the “Last Fiscal Quarter”) multiplied by 4. For purposes of this definition, Consolidated Secured Debt and Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)           the Incurrence of any Debt secured by a Lien (other than working capital borrowings under any revolving credit facility in the ordinary course of business) of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Debt secured by a Lien (other than working capital borrowings under any revolving credit facility in the ordinary course of business) occurring during the Last Fiscal Quarter or at any time subsequent to the last day of the Last Fiscal Quarter and on or prior to the Determination Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Last Fiscal Quarter; and

(b)           any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Debt secured by a Lien and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis in accordance with Regulation S-X under the Exchange Act associated with any such Asset Acquisition or Asset Sale) occurring during the Last Fiscal Quarter or at any time subsequent to the last day of the Last Fiscal Quarter and on or prior to the Determination Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Debt or Acquired Debt) occurred on the first day of the Last Fiscal Quarter;

provided that no pro forma effect shall be given to the incurrence of any Permitted Debt Incurred on such date of determination or the discharge on such date of determination of any Debt from the proceeds of any such Permitted Debt.

“Consolidated Total Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of all outstanding Debt of the Company and its Restricted Subsidiaries (excluding (x) Hedging Obligations and (y) any undrawn letters of credit issued in the ordinary course of business).

“Consolidated Total Debt Ratio” means, as of any Determination Date, the ratio of (a) the Consolidated Total Debt of the Company and its Restricted Subsidiaries on the date of determination to (b) the aggregate amount of Consolidated Cash Flow for the Last Fiscal Quarter multiplied by 4. For purposes of this definition, Consolidated Total Debt and Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)           the Incurrence of any Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Debt (other than working capital borrowings under any revolving credit facility in the ordinary course of business) occurring during the Last Fiscal Quarter or at any time subsequent to the last day of the Last Fiscal Quarter and on or prior to the Determination Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Last Fiscal Quarter; and

(b)           any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Debt and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis in accordance with Regulation S-X under the Exchange Act, associated with any such Asset Acquisition or Asset Sale) occurring during the Last Fiscal Quarter or at any time subsequent to the last day of the Last Fiscal Quarter and on or prior to the Determination Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Debt or Acquired Debt) occurred on the first day of the Last Fiscal Quarter;

provided that no pro forma effect shall be given to the incurrence of any Permitted Debt Incurred on such date of determination or the discharge on such date of determination of any Debt from the proceeds of any such Permitted Debt.

“Creation Costs” means the cost, whether capitalized or expensed, of selling, equipping and installing an alarm system less the installation revenue received plus indirect expenses for general and administrative items allocated to account generation.

“Credit Agreement” means the Credit Agreement dated as of March 23, 2012, by and among the Company, as Borrower, Bank of America, N.A., as issuing bank and administrative agent, and the other agents and lenders named therein, including any notes, letters of credit, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Debt incurred thereunder), and in each case as amended or refinanced by one or more Credit Facilities.

“Credit Facility” means one or more debt facilities of the Company or any Restricted Subsidiary (which may be outstanding at the same time as and including the Credit Agreement) with banks or other institutional lenders or investors or indentures providing for revolving credit loans, term loans, letters of credit or other long term indebtedness, including all notes, letters of credit, collateral documents, guarantees, instruments and agreements executed and delivered in connection therewith, and in each case as such agreement may be amended, modified, supplemented, restated, refinanced, refunded, replaced or otherwise restructured, in whole or in part from time to time, including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, increases the amount of available borrowings or obligations thereunder; provided that such increase in borrowings is permitted under the covenant described under “Certain Covenants—Limitation on Incurrence of Debt” or adds Subsidiaries of the Company as additional borrowers, issuers or guarantors thereunder (whether pursuant to the same agreement or one or more replacement or additional agreements), in each case with respect to such agreement or agreements, any successor or replacement agreement or agreements or any indenture or replacement indenture and whether by the same or any other agent, lender, group of lenders, investors, purchasers or debt holders.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following, if and to the extent the following items (other than clauses (iii), (vi), (vii), (viii) and (ix) below) would appear as liabilities on a balance sheet of such Person prepared in accordance with GAAP: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business and excluding trade accounts payable arising in the ordinary course of business and accrued expenses and any obligations to pay a contingent purchase price as long as such obligation remains contingent and payment under purchase agreements; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person for the reimbursement of any obligor on any letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (other than obligations with respect to letters of credit securing obligations (other than obligations described under (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit); (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (excluding trade accounts payable arising in the ordinary course of business and accrued expenses and any obligations to pay a contingent purchase price as long as such obligation remains contingent), (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination (but excluding any accrued dividends); (vii) net Obligations under any Hedging Obligations of such Person at the time of determination; and (viii) all obligations of the types referred to in clauses (i) through (vii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions (in which case the amount of such Debt shall be deemed to be the lesser of the value of such property or other assets and the amount of the Debt, dividends or other distributions so secured). For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (viii)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (viii)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that such amount would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

The amount paid by the Company or any Restricted Subsidiary for the purchase of subscriber accounts shall not be considered “Debt,” nor shall any amount withheld by the Company or a Restricted Subsidiary as a holdback to ensure the future performance obligations of the dealer from whom any purchase of subscriber accounts is made.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Determination Date” has the meaning set forth in the definition of “Consolidated Secured Debt Ratio.”

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America or Canada, or any state, territory or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank; provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof; provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company; provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof, as determined in good faith by the Company.

“Foreign Subsidiary” means any Subsidiary of the Company organized under the laws of any jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of March 23, 2012.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such Person under:

(i)            interest rate protection agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, interest rate futures and interest rate options;

(ii)           other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(iii)          foreign exchange contracts, currency swap agreements or similar agreements or arrangements.

“Holder” means a Person in whose name a Note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1)           amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2)           the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3)           the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4)           realized or unrealized losses or charges in respect of Hedging Obligations.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and U.S. Bancorp Investments, Inc. and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; and (ii) the purchase, acquisition or Guarantee of the obligations of another Person or the issuance of a “keep-well” with respect thereto; but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms arising in the ordinary course of business (and provided that such trade terms may include such concessionary trade terms as such Person deems reasonable under the circumstances); (b) the acquisition of property and assets from suppliers and other vendors in the ordinary course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the ordinary course of business. For the avoidance of doubt, any payments pursuant to any Guarantee previously incurred in compliance with the Indenture shall not be deemed to be Investments by the Company or any of its Restricted Subsidiaries.

“Issue Date” means July 17, 2013, the date on which the initial notes were originally issued under the Escrow Corporation Indenture.

“Last Fiscal Quarter” has the meaning set forth in the definition of “Consolidated Secured Debt Ratio.”

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance or other security agreement of any kind or nature on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, investment banking, appraisal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred, any relocation expenses incurred as a result thereof, and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to any Person owning a beneficial interest in the assets subject to sale or minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the Expiration Date. The Company shall notify the Trustee at least five days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1)           the section of the Indenture pursuant to which the Offer to Purchase is being made;

(2)           the Expiration Date and the Purchase Date;

(3)           the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4)           the purchase price to be paid by the Company for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to the Indenture);

(5)           that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);

(6)           the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7)           that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8)           that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9)           that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to 5:00 p.m., New York City time, on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)         that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than 5:00 p.m., New York City time, on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)         that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to The Depository Trust Company’s procedures, as applicable) (with such adjustments as maybe deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall remain outstanding following such purchase); and

(12)         if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Officers’ Certificate” means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

“Parent” means Ascent Capital Group, Inc., a Delaware corporation, together with its successors (by operation of law or otherwise).

“Permitted Business” means any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on March 23, 2012 and any business reasonably ancillary, incidental, complementary or related to the business conducted by the Company and the Restricted Subsidiaries on March 23, 2012 or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Board of Directors of the Company.

“Permitted Debt” means

(i)            Debt Incurred pursuant to any Credit Facility in an aggregate principal, amount at any one time outstanding not to exceed $700.0 million;

(ii)           Debt outstanding under the Notes (excluding any Additional Notes) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;

(iii)          Guarantees of the Notes;

(iv)          Debt of the Company or any Restricted Subsidiary outstanding on March 23, 2012 (other than clauses (i), (ii) or (iii) above or (xv) below);

(v)           Debt owed to and held by the Company or a Restricted Subsidiary;

(vi)          Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under the Indenture;

(vii)         Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under any Credit Facility; provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on Incurrence of Debt” covenant and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being Guaranteed;

(viii)        Debt Incurred in respect of workers’ compensation claims, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or Incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(ix)          Debt under Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

(x)           Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt and any Refinancing Debt that refinances any Debt Incurred under this clause (x); provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $15.0 million in the aggregate;

(xi)          Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price, holdback or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets, including acquisitions of alarm monitoring agreements, or any acquisition or disposition of Capital Interests of the Company or a Restricted Subsidiary otherwise permitted under the Indenture;

(xii)         Debt arising by virtue of the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Redeemable Capital Interests; provided, however, that:

(a)           any subsequent issuance or transfer of Redeemable Capital Interests that results in any such Redeemable Capital Interests being held by a Person other than the Company or a Restricted Subsidiary; and

(b)           any sale or other transfer of any such Redeemable Capital Interests to a Person that is not either the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an Incurrence of Debt by such Restricted Subsidiary that was not permitted by this clause (xii);

(xiii)        Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition (including additional Debt under any Credit Agreement), in an aggregate principal amount not to exceed $75.0 million at any time outstanding;

(xiv)        Refinancing Debt in respect of Debt permitted by clauses (ii), (iii) and (iv) above, this clause (xiv) or the first paragraph under “—Certain Covenants—Limitation on Incurrence of Debt”; and

(xv)         Debt of the Company or any of its Restricted Subsidiaries arising from customary cash management services or the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within 10 business days of Incurrence.

Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xiv) of this definition of “Permitted Debt.”

“Permitted Holders” means any one or more of the following: (i) Parent, or (ii) any Permitted Management Holder; provided that Permitted Management Holders shall not be Permitted Holders in connection with a “going private” transaction within the meaning of Rule 13e-3.

“Permitted Investments” means:

(a)           Investments in existence on March 23, 2012 or Investments which constitute an amendment, extension, modification, or renewal of any such Investments (but without increasing the amount of the initial Investment);

(b)           Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on March 23, 2012, to make such Investments;

(c)           Investments in cash and Eligible Cash Equivalents;

(d)           Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the operation of a Permitted Business (including the purchase of subscriber accounts and amounts that may be owed to the Company or any Restricted Subsidiary by alarm dealers for lost or terminated subscriber accounts);

(e)           Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

(f)            Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

(g)           Hedging Obligations entered into to protect the Company and the Restricted Subsidiaries from fluctuations in interest rates, commodity prices and currency exchange rates;

(h)           Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary or as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(i)            Investments by the Company or any Restricted Subsidiary made after March 23, 2012 not otherwise permitted under this definition, in an aggregate amount not to exceed $35.0 million at any one time outstanding;

(j)            loans and advances to, or reimbursements of, directors, officers, consultants, and employees of the Company and any Restricted Subsidiary (other than those described in clause (m) below) (A) in the ordinary course of business (other than loans or advances to any director or executive officer (or the equivalent thereto) that would be in violation of Section 402 of the Sarbanes-Oxley Act) and (B) to make purchases of Capital Interests and options of the Company and its Restricted Subsidiaries in an amount not to exceed $5.0 million in the aggregate at any one time outstanding;

(k)           Investments the payment for which consists solely of Qualified Capital Interests of the Company;

(l)            any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales” or any other disposition of property or assets not constituting an Asset Sale;

(m)          payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(n)           guarantees of Debt permitted by the covenant described hereunder “—Certain Covenants—Limitation on Incurrence of Debt”;

(o)           the issuance of any letter of credit or similar support for the obligations of any insurance Subsidiary in the ordinary course of business; and

(p)           loans or advances to originators or dealers of alarm monitoring agreements not to exceed $15.0 million at any one time outstanding.

“Permitted Liens” means:

(a)           Liens existing on March 23, 2012;

(b)           Liens that secure obligations incurred pursuant to clause (i) or clause (ix) of the definition of “Permitted Debt”;

(c)           any Lien for taxes or assessments or other governmental charges or levies not then overdue by more than 30 days (or which, if overdue by more than 30 days, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(d)           any Liens in respect of property of the Company or any Restricted Subsidiary imposed by Law or contract, such as carrier’s, warehousemen’s, materialmen’s, mechanic’s, landlord’s or other similar Liens which were not incurred or created to secure debt for borrowed money and which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the use thereof in the operation of the business of such Person;

(e)           survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Debt and which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of such Person;

(f)            pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business; or (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(g)           Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary or on property acquired by the Company or any Restricted Subsidiary (and in each case not created or Incurred in anticipation of such transaction), including Liens securing Acquired Debt permitted under this Indenture; provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

(h)           Liens securing Debt of a Restricted Subsidiary that is a Guarantor owed to and held by the Company or a Restricted Subsidiary that is a Guarantor thereof;

(i)            other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of such assets or materially impair the operation of the business of the Company or its Restricted Subsidiaries;

(j)            Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) and (g); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not greater than the sum of the principal amount of the refinanced Debt plus any fees and expenses, including premiums or original issue discount related to such extension, renewal, refinancing or refunding;

(k)           Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(l)            licenses of intellectual property granted in the ordinary course of business;

(m)          Liens to secure Capital Lease Obligations or Purchase Money Debt permitted to be Incurred pursuant to clause (x) of the definition of “Permitted Debt” covering only the assets financed by or acquired with such Debt;

(n)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(o)           Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(p)           Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto and proceeds thereof) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(q)           Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(r)            Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(s)            deposits made in the ordinary course of business to secure liability to insurance carriers;

(t)            leases, subleases, licenses or sublicenses granted to others in the ordinary course of business so long as such leases, subleases, licenses or sublicenses do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt;

(u)           Liens arising from UCC financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(v)           Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Debt and other obligations of such Restricted Subsidiary incurred in compliance with the Indenture;

(w)          Liens not otherwise permitted under the Indenture securing Debt, as measured by principal amount, which, when taken together with the principal amount of all other Debt secured by Liens at the time of Incurrence and after giving effect to the Incurrence of such Debt and the application of proceeds therefrom on such date, the Consolidated Secured Debt Ratio of the Company would not exceed 2.75 to 1.0; and

(x)           any extensions, substitutions, replacements or renewals of the foregoing.

“Permitted Management Holder” means (i) an executive officer or director of Parent on March 23, 2012; (ii) spouses, siblings and lineal descendants (including adoptees) of the Persons described in clause (i); (iii) any trusts or private foundations created for the benefit of, or controlled by, any of the Persons described in clauses (i), (ii) or (iv) or any trusts or private foundations created for the benefit of any such trust or private foundation; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or similar fiduciary or beneficiaries, heirs, devisees or distributees, in each case, who at any particular date shall beneficially own (as defined in clause (a) or (b), as applicable, of the definition of “Change of Control” set forth above) Capital Interests of the Company or Parent.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt

(i)            Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(ii)           that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (and assets or property affixed or appurtenant thereto and any proceeds thereof); and

in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act of the Company, or any direct or indirect parent company of the

Company but only to the extent contributed to the Company in the form of Qualified Capital Interests or (ii) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Interests, in each case yielding gross process to the Company of at least $50.0 million, other than any public offerings registered on Form S-8.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests; provided, further, that any class of equity securities of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of equity securities that are not Redeemable Capital Interests, and that is not convertible into or puttable or exchangeable for Redeemable Capital Interests or Debt, will not be deemed to be Redeemable Capital Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of equity securities that are not Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company or any Restricted Subsidiary to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the change of control or asset sale provisions applicable to such equity security are no more favorable to such holders than the provisions described under “—Change of Control” and “—Certain Covenants—Limitations on Asset Sales,” respectively. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Refinancing Debt” means Debt that refunds, refinances, defeases, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:

(i)            the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced, defeased, renewed, replaced or extended, if such Debt was subordinated to the Notes,

(ii)           the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,

(iii)          the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, defeased, renewed, replaced or extended,

(iv)          such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, defeased, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of pre-existing optional prepayment provisions on such Debt being refunded, refinanced, defeased, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, and

(v)           such Refinancing Debt shall not include (x) Debt of a Restricted Subsidiary of the Company that is not a Guarantor that refinances Debt of the Company or a Guarantor or (y) Debt of the Company or a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Issue Date, among, inter alia, the Company, Monitronics Escrow Corporation, the Guarantors, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and U.S. Bancorp Investments, Inc.

“Restricted Payment” is defined to mean any of the following:

(a)           any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company; provided that the following shall not be “Restricted Payments”:

(i)            dividends, distributions or payments, in each case, made solely in Qualified Capital Interests in the Company; and

(ii)           dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis;

(b)           any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company or any of its Restricted Subsidiaries, including any issuance of Debt, in exchange for such Capital Interests or the conversion or exchange of such Capital Interests into or for Debt other than any such Capital Interests owned by the Company or any Restricted Subsidiary;

(c)           any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal or interest in anticipation of satisfying a sinking fund obligation, scheduled payment or final maturity, in each case, within one year of the due date thereof;

(d)           any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e)           any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

provided that notwithstanding the foregoing clauses (a) through (e), any payments in respect of Debt, if such Debt was issued prior to March 23, 2012 or the issuance of such Debt constituted a Restricted Payment under clause (b) above shall not be deemed to be Restricted Payments.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“Securitization Indebtedness” means the Class A-1a Term Notes due 2027, the Class A-1b Term Notes due 2027, the Class A-2 Term Notes due 2037, Class A-3 Variable Funding Note due 2037 and the Class A-4 Variable Funding Note due 2037, in each case, issued by the Company.

“Security Networks Acquisition” means the acquisition, directly and indirectly, of all the equity interest of Security Networks LLC and certain affiliated entities pursuant to the Security Networks Acquisition Agreement.

“Security Networks Acquisition Agreement” means the Securities Purchase Agreement dated as of July 10, 2013 among Monitronics, Parent (for certain limited purposes), Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P., PCP SN Holdings, Inc., BNY Mellon-Alcentra Mezzanine Partners III, L.P., Perry Companies, Inc., Charles May, Ken Wiesenfeld, Gary Franklyn, Nicholas Perry, Oak Hill Capital Partners III (AIV I), L.P. and Oak Hill Capital Partners III (AIV II), L.P. (together with all exhibits and schedules thereto, as amended, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time on or prior to the Assumption Date).

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority in total voting power of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Transactions” means the issuance of the Notes on March 23, 2012, the repayment, defeasance, redemption or repurchase of the Securitization Indebtedness and the entering into the Credit Agreement and the transactions related thereto.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis, determined in accordance with GAAP, as of the last day of the most recently ended fiscal quarter of the Company for which internal financial statements are available.

“Treasury Rate” means, as obtained by the Company, with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 1, 2016; provided, however, that if the period from such redemption date to April 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“UCC” means the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

Book-entry, delivery and form

The certificates representing the exchange notes will be issued in fully registered form without interest coupons. The exchange notes initially will be represented by permanent global notes in fully registered form without interest coupons (each, a “Global Note”) and will be deposited with the Trustee as a custodian for DTC, as depositary, and registered in the name of a nominee of such depositary, in each case for credit to an account of a direct or indirect participant in DTC as described below.

The Global Notes

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchasers and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants and which will be legended as set forth in the notes and the indenture.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the Trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

A Global Note is exchangeable for certificated notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:

·                  DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note and we fail to appoint a successor depositary within 90 days of such notice, or

·                  there shall have occurred and be continuing an event of default with respect to the notes under the indenture and DTC shall have requested the issuance of Certificated Securities.

Certificated Securities may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes, if any.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax consequences relating to the exchange of original notes for exchange notes pursuant to the exchange offer and the material U.S. federal income tax consequences and, in the case of certain Non-U.S. Holders (as defined below), certain estate tax consequences of the acquisition, ownership and disposition of notes. It applies to you only if you hold the notes as capital assets for U.S. federal income tax purposes. The following discussion is not exhaustive of all possible tax considerations and does not address foreign, state, local or other tax laws or other U.S. federal taxes, such as the federal gift tax, the alternative minimum tax, or, except as specifically noted under “—Non-U.S. Holders—Certain U.S. Federal Estate Tax Considerations,” the federal estate tax.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

·                  a dealer in securities or currencies,

·                  a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings,

·                  a bank or other financial institution,

·                  a life insurance company,

·                  an entity treated as a partnership for U.S. federal income tax purposes (or an investor in such entities),

·                  a regulated investment company,

·                  a real estate investment trust,

·                  a tax-exempt organization,

·                  a United States expatriate,

·                  a “controlled foreign corporation,”

·                  a “passive foreign investment company,”

·                  a person subject to alternative minimum tax,

·                  a person that owns notes that are part of a hedging transaction,

·                  a person that owns notes as part of a straddle or a conversion, integrated or constructive sale transaction for U.S. federal income tax purposes, or

·                  a U.S. Holder (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

This section is based on the Code, applicable Treasury regulations promulgated under the Code, administrative interpretations and court decisions, all (unless otherwise noted) as currently in effect. These laws are subject to change, possibly on a retroactive basis. We cannot assure you that the U.S. Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of exchanging original notes for exchange notes or of acquiring, holding or disposing of the notes.

Please consult your own tax advisor concerning the U.S. federal tax consequences of exchanging your original notes for exchange notes and of the acquisition, ownership and disposition of notes in your particular circumstances under the Code, as well as other federal tax laws (e.g., federal estate or gift tax) and the laws of state, local, foreign or any other taxing jurisdiction.

You are a United States holder (a “U.S. Holder”) if you are a beneficial owner of notes and you are, for U.S. federal income tax purposes:

·                  an individual who is a citizen or resident of the United States,

·                  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the United States, any state thereof or the District of Columbia,

·                  an estate whose income is subject to U.S. federal income tax regardless of its source, or

·                  a trust (i) if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Except as modified for estate tax purposes (as described below), you are a non-United States holder (a “Non-U.S. Holder”) if you are a beneficial owner of notes that is not a “U.S. Holder” and that is, for U.S. federal income tax purposes, not a partnership.

If an entity treated as a partnership for U.S. federal income tax purposes acquires or holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership considering an investment in the notes should consult its tax advisor with regard to the U.S. federal income tax consequences of the acquisition, ownership and disposition of notes.

Certain Contingent Payments

In certain instances, we may be obligated to pay amounts in excess of the stated interest and principal on the notes (e.g., as described under “Description of Notes—Change of Control”). These payments may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” According to the applicable Treasury regulations, however, certain contingent payments will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingent payments, as of the date of issuance, are remote or incidental. We intend to take the position that any contingent payments on the notes are remote or incidental, and we do not intend to treat the notes as contingent payment debt instruments. Our position that such contingent payments are remote or incidental is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a holder might be required to accrue interest income, as original issue discount (“OID”), at a higher rate than the stated interest rate on the notes, and to treat as ordinary interest income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

U.S. Holders

Exchange Offer

The exchange of original notes for exchange notes pursuant to the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind from the original notes. Accordingly, in the case of your exchange of original notes for exchange notes:

·                  you will not recognize gain or loss upon receipt of an exchange note;

·                  the adjusted tax basis of the exchange note you receive will be the same as your adjusted tax basis in the original note (determined immediately prior to the exchange) that is exchanged therefor; and

·                  the holding period of the exchange note you receive will include your holding period of the original note exchanged therefor.

Stated Interest

Each exchange note should be treated as a continuation of the original note exchanged therefor for purposes of the inclusion of stated interest into income.  Stated interest on a note will be includible in the gross income of a U.S. Holder as ordinary interest income in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Taxable Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Upon a sale, taxable exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference, if any, between the amount received upon the sale, taxable exchange, redemption, retirement or other taxable disposition (other than any amounts attributable to accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in income) and your adjusted tax basis in the note at that time. Your adjusted tax basis in your notes generally will equal the amount you paid for the notes.

Any gain or loss realized on the sale, taxable exchange, redemption, retirement or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the sale, taxable exchange, redemption, retirement or other taxable disposition, the note has been held for more than one year. Long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Amortizable Bond Premium

If you purchase a note for an amount in excess of the sum of all remaining amounts payable on the note (other than in respect of stated interest), such excess will be considered “amortizable bond premium.” For this purpose, in determining the sum of all remaining amounts payable on the note, a holder is required to assume that we will exercise our rights to call the notes at a premium, and subsequent adjustments may be made if we do not in fact exercise our call rights. This assumption may eliminate, reduce or defer any amortization deductions.  Any amortizable bond premium on original notes should carry over to the exchange notes received in exchange therefore.

A U.S. holder may elect to reduce the amount required to be included in income each year with respect to stated interest on a note by the amount of amortizable bond premium allocable to that year, based on a constant yield method (and taking into account the foregoing assumptions). U.S. holders should consult their own tax advisors concerning the computation and amortization of any bond premium on the notes. If a U.S. holder makes the election to amortize bond premium, such election will apply to all debt instruments (other than debt instruments the interest on which is excludible from gross income) that the U.S. holder holds at the beginning of the first taxable year to which the election applies or thereafter acquires, and the election may not be revoked without the consent of the IRS.

Market Discount

If you purchase a note for an amount that is less than its stated principal amount, you will be treated as having purchased the note with “market discount” unless the discount is less than a specified de minimis amount.  Market discount on original notes should carry over to the exchange notes received in exchange therefor.  Under the market discount rules, a U.S. holder generally will be required to treat any gain realized on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent of any accrued market discount that has not previously been included in income.  For this purpose, market discount will be considered to accrue ratably during the period from the date of the U.S. holder’s acquisition of the note to the maturity date of the note, unless the U.S. holder made an election to accrue market discount on a constant yield basis.  Accrued market discount on original notes that has not previously been included in income by a U.S. holder should carry over to the exchange notes received in exchange therefor.  A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity date or certain earlier dispositions.  A U.S. holder may elect to include market discount in income currently as it accrues on either a ratable or a constant yield basis, in which case the rules described above regarding (1) the treatment as ordinary income of gain upon the disposition of the note and (2) the deferral of interest deductions will not apply.  Currently included market discount is generally treated as ordinary interest income for U.S. federal income tax purposes.  An election to include market discount in income as it accrues will apply to all debt instruments with market discount acquired by the U.S. holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS.

Information Reporting and Backup Withholding

In general, information reporting will apply to payments of interest on the notes and to the proceeds from the sale or other disposition (including a redemption or retirement) of a note paid to you unless you are an exempt recipient. Additionally, a backup withholding tax (currently at a rate of 28%) will apply to such payments or proceeds if you fail to provide a correct taxpayer identification number or certification of exempt status, if you become subject to backup withholding because you previously failed to report dividend or interest income in full or if you otherwise fail to comply with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. If backup withholding applies to you, you may use the amounts withheld as a credit against your U.S. federal income tax liability, as long as you timely provide certain information to the IRS.

Non-U.S. Holders

Interest

Interest that we pay to you that is not effectively connected with a U.S. trade or business will not be subject to U.S. federal income tax and withholding of U.S. federal income tax will not be required on that payment if you:

·                  are not a “10-percent shareholder” (within the meaning of sections 881(c)(3)(B) and 871(h)(3)(B) of the Code) of us;

·                  are not a controlled foreign corporation related to us;

·                  are not a bank receiving interest on a loan entered into in the ordinary course of business within the meaning of section 881(c)(3)(A) of the Code; and

·                  certify to us, our paying agent, or the person who would otherwise be required to withhold U.S. federal income tax, generally on IRS Form W-8BEN or applicable substitute form, under penalties of perjury, that you are not a U.S. person for U.S. federal income tax purposes and provide your name and address.

Interest that does not satisfy the foregoing exception will be subject to U.S. federal withholding tax, currently at a rate of 30%, unless:

·                  such tax is eliminated or reduced under an applicable U.S. income tax treaty and you provide a properly executed IRS Form W-8BEN (or other applicable form) establishing such reduction or exemption from withholding tax on interest; or

·                  such interest is effectively connected with a your conduct of a trade or business within the United States (and, if an applicable income tax treaty applies, is attributable to a permanent establishment or fixed base you maintain in the United States) and you provide a properly executed IRS Form W-8ECI or W-8BEN claiming an exemption from withholding tax on such interest.

A Non-U.S. Holder whose interest income on the notes is effectively connected with a United States trade or business of the Non-U.S. Holder will be subject to regular U.S. federal income tax on such interest in generally the same manner as if it were a U.S. Holder, unless an applicable income tax treaty provides otherwise. A corporate Non-U.S. Holder may also be subject to a U.S. branch profits tax at a rate of 30% (or lower applicable treaty rate) on its effectively connected earnings and profits attributable to such interest, subject to adjustments.

Sale, Exchange, Redemption, Retirement or Other Disposition of the Notes

You generally will not be subject to U.S. federal income tax with respect to any gain recognized on a sale, taxable exchange, redemption, retirement or other taxable disposition of a note unless:

·                  the gain is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty applies, is attributable to a permanent establishment or fixed base you maintain in the United States), in which event any gain will be subject to tax generally in the same manner as described above under “—U.S. Holders—Sale, Taxable Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes”; or

·                  you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met, in which event the gain (net of certain U.S. source capital losses) will be subject to a 30% (or lower applicable treaty rate) U.S. federal income tax.

Exchange Offer

The U.S. federal income tax consequences of the exchange of original notes for exchange notes pursuant to the exchange offer will be as described in “—U.S. Holders—Exchange Offer” above.

Information Reporting and Backup Withholding

You generally will be required to comply with certain certification procedures to establish that you are not a U.S. person in order to avoid backup withholding with respect to interest payments on, or the proceeds of a disposition (including a retirement or redemption) of, the notes. In addition, we must report annually to the IRS and to you the amount of any interest paid to you regardless of whether any tax was actually withheld. We may also be required to report the proceeds of a disposition to the IRS unless you properly establish an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided the required information is timely provided to the IRS.

Certain U.S. Federal Estate Tax Considerations

If you are an individual who is not a citizen or resident (as defined for U.S. federal estate tax purposes) of the United States at the time of your death, any notes owned (or deemed to be owned) by you at the time of your death will not be included in your estate for U.S. federal estate tax purposes provided that, at the time of your death, interest on the notes qualifies for the interest exemption under the rules described in the first paragraph of “—Non U.S. Holders—Interest” above, without regard to the certification requirement.

Other Tax Consequences

Net Investment Income

Recently enacted legislation imposes a 3.8% tax on the “net investment income” of certain United States citizens and resident aliens and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally would include interest on the notes and certain net gain from the sale, redemption, exchange, retirement or other taxable disposition of property, such as the notes, less certain deductions.

PLAN OF DISTRIBUTION

Based on interpretations of the Staff of the SEC in no-action letters issued to third parties, we believe the exchange notes may be offered for resale, resold and otherwise transferred by any holder without compliance with the registration and prospectus delivery requirements of the Securities Act provided such holder meets the following conditions:

·       such holder is not a broker-dealer who purchased original notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act;

·       such holder is not our “affiliate” within the meaning of Rule 405 under the Securities Act; and

·       such holder acquires exchange notes in the ordinary course of its business and has no arrangement or understanding with any person to participate in the distribution of the exchange notes.

If you do not satisfy all of the above conditions, you cannot participate in the exchange offer.

If you wish to receive exchange notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Tender of Original Notes Held Through a Nominee” and “Exchange Offer — Your Representations to Us” in this prospectus.  As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your outstanding notes in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities (and not as a resale of an unsold allotment from the original sale of the notes). We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of 120 days from the effective date of the registration statement of which this prospectus forms a part and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading actions. In addition, until [                      ], 2013 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from the exchange of original notes for exchange notes or from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

·      in the over-the-counter market,

·      in negotiated transactions,

·      through the writing of options on the exchange notes or a combination of such methods of resale,

·      at market prices prevailing at the time of resale,

·      at prices related to such prevailing market prices, or

·      at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes.

Any broker-dealer that resells exchange notes received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period described in Section 4(3) and Rule 174 under the Securities Act that is applicable to transactions by broker-dealers with respect to the exchange notes, we will promptly send additional copies of this prospectus at no charge and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the exchange offer (including the reasonable fees and expenses of one counsel for the holders of the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of notes will be passed upon for us by Baker Botts L.L.P., New York, New York.

EXPERTS

The consolidated financial statements of Monitronics International, Inc. and subsidiaries as of December 31, 2012 and December 31, 2011 and for each of the years in the two-year period ended December 31, 2012 and the periods December 17, 2010 to December 31, 2010 (Successor) and July 1, 2010 to December 16, 2010 (Predecessor), have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of operations and comprehensive income (loss), stockholder’s equity, and cash flows of Monitronics International, Inc. and its subsidiaries for the year ended June 30, 2010, included in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their report, which is included herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Security Networks LLC and subsidiaries as of and for the year ended December 31, 2012, included in this prospectus, have been audited by CohnReznick LLP, independent auditors, as stated in their report, which is included herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and our subsidiary guarantors have filed with the SEC, a registration statement on Form S-4, including all required exhibits and schedules, under the Securities Act to register the offer and exchange of the exchange notes for the original notes.  As is permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits some information, exhibits, schedules and undertakings set forth in the registration statement. For further information with respect to us, our subsidiary guarantors and the exchange offer, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act and, accordingly, file certain reports and documents with the SEC, including the annual reports, quarterly reports and current reports that we are required to transmit to the holders of the notes and the Trustee for so long as the notes are outstanding.

You may read and, at prescribed rates, copy the registration statement and the other documents we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference room may be obtained by calling the SEC at (800) 732-0330. The SEC also maintains a website at http://www.sec.gov that contains reports and other information regarding registrants that make electronic filings with the SEC using its EDGAR system, and you may access the registration statement and our other filings by means of the SEC website.  You may also obtain a copy of the registration statement of which this prospectus forms a part, and other information that we file with the SEC, as well as certain agreements that we have entered into, such as the indenture and the Credit Facility without charge to you by making a written request to us at Monitronics International, Inc., 2350 Valley View Lane #100, Dallas, Texas 75234.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference the documents listed below and any documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC), from the date of this prospectus until the completion of the exchange offer or the exchange offer is otherwise terminated:

·      our Annual Report on Form 10-K for the year ended December 31, 2012;

·      our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013; and

·      our Current Reports on Form 8-K and 8-K/A filed on March 29, 2013, July 11, 2013, July 12, 2013, July 17, 2013 and August 22, 2013.

Any statement contained in the filings (or portions of filings) incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any filing by us with the SEC prior to the completion of this offering modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Monitronics International, Inc. and Subsidiaries
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Report of Independent Auditors	F-3
Consolidated Balance Sheets, December 31, 2012 and 2011	F-4

Consolidated Statements of Operations and Comprehensive Income (loss), Years ended December 31, 2012 and 2011, 15-Day Period ended December 31, 2010, 169-Day Period ended December 16, 2010 (Predecessor) and Year ended June 30, 2010 (Predecessor)

F-5

Consolidated Statements of Cash Flows, Years Ended December 31, 2012 and 2011, 15-Day Period ended December 31, 2010, 169-Day Period ended December 16, 2010 (Predecessor) and Year ended June 30, 2010 (Predecessor)

F-6

Consolidated Statements of Shareholder’s Equity, Years ended December 31, 2012 and 2011, 15-Day Period ended December 31, 2010, 169-Day Period ended December 16, 2010 (Predecessor) and Year ended June 30, 2010 (Predecessor)

F-7
Notes to Consolidated Financial Statements	F-8
Monitronics International, Inc. and Subsidiaries
Unaudited Consolidated Financial Statements
Condensed Consolidated Balance Sheets, June 30, 2013 and December 31, 2012	F-24
Condensed Consolidated Statements of Operations and Comprehensive Income (loss), March 31, 2013 and 2012	F-25
Condensed Consolidated Statements of Cash Flows, March 31, 2013 and 2012	F-26
Notes to Condensed Consolidated Financial Statements	F-27
Security Networks, LLC and Subsidiaries
Audited Consolidated Financial Statements
Independent Auditor’s Report	F-34
Consolidated Balance Sheet	F-35
Consolidated Statement of Operations	F-36
Consolidated Statement of Member’s Equity	F-37
Consolidated Statement of Cash Flows	F-38
Notes to Consolidated Financial Statements	F-39
Security Networks, LLC and Subsidiaries
Unaudited Consolidated Financial Statements
Independent Auditors’ Review Report	F-47
Consolidated Balance Sheet	F-48
Consolidated Statement of Operations	F-50
Consolidated Statement of Member’s Equity	F-51
Consolidated Statement of Cash Flows	F-52
Notes to Consolidated Financial Statements	F-53

Report of Independent Registered Public Accounting Firm

The Board of Directors

Monitronics International, Inc.

We have audited the accompanying consolidated balance sheets of Monitronics International, Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), cash flows and stockholder’s equity for each of the years in the two-year period ended December 31, 2012 (Successor), and the periods December 17, 2010 to December 31, 2010 (Successor) and July 1, 2010 to December 16, 2010 (Predecessor). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Monitronics International, Inc. and subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of years in the two-year period ended December 31, 2012 (Successor), and the periods December 17, 2010 to December 31, 2010 (Successor) and July 1, 2010 to December 16, 2010 (Predecessor), in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Dallas, Texas March 1, 2013

Report of Independent Auditors

The Board of Directors

Monitronics International, Inc.

We have audited the accompanying consolidated statements of operations and comprehensive income (loss), stockholder’s equity, and cash flows of Monitronics International, Inc. and its subsidiaries for the year ended June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Monitronics International, Inc. and its subsidiaries for the year ended June 30, 2010, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Dallas, Texas
October 13, 2010

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

Amounts in thousands, except share amounts

	As of December 31
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$3,433	2,110
Restricted cash	2,640	23,420
Trade receivables, net of allowance for doubtful accounts of $1,436 in 2012 and $1,815 in 2011	10,891	10,973
Deferred income tax assets, net	5,100	4,516
Prepaid and other current assets	13,597	13,387
Total current assets	35,661	54,406
Restricted cash	—	28,000
Property and equipment, net of accumulated depreciation of $10,189 in 2012 and $4,903 in 2011	20,559	19,977
Subscriber accounts, net of accumulated amortization of $308,487 in 2012 and $155,099 in 2011	987,975	838,441
Dealer network, net of accumulated amortization of $20,580 in 2012 and $10,500 in 2011	29,853	39,933
Goodwill	349,227	349,227
Other assets, net	22,156	2,877
Total assets	$1,445,431	1,332,861
Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$3,655	3,864
Accrued payroll and related liabilities	3,179	2,523
Other accrued liabilities	23,481	16,085
Deferred revenue	10,327	6,803
Purchase holdbacks	10,818	12,273
Current portion of long-term debt	6,950	60,000
Total current liabilities	58,410	101,548
Non-current liabilities:
Long-term debt	1,101,433	892,718
Derivative financial instruments	12,359	36,279
Deferred income tax liability, net	8,849	7,844
Other liabilities	3,961	5,099
Total liabilities	1,185,012	1,043,488
Commitments and contingencies
Stockholder’s equity:
Common stock, $.01 par value. 1 share authorized, issued and outstanding at December 31, 2012 and December 31, 2011, respectively	—	—
Additional paid-in capital	298,932	299,613
Accumulated deficit	(26,270)	(10,240)
Accumulated other comprehensive loss	(12,243)	—
Total stockholder’s equity	260,419	289,373
Total liabilities and stockholder’s equity	$1,445,431	1,332,861

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

Amounts in thousands

	Successor			Predecessor
	Year Ended December 31,		15-Day Period from December 17, to December 31,	169-Day Period from July 1, to December 16,	Year Ended June 30,
	2012	2011	2010	2010	2010
Net revenue	$344,953	311,898	9,129	$133,432	271,951
Operating expenses:
Cost of services	49,791	40,553	1,422	16,647	32,966
Selling, general, and administrative, including stock-based and long-term incentive compensation	59,575	57,170	2,130	37,454	52,385
Amortization of subscriber accounts and dealer network	163,468	159,619	5,980	56,660	118,834
Depreciation	5,286	4,704	199	2,796	5,937
	278,120	262,046	9,731	113,557	210,122
Operating income (loss)	66,833	49,852	(602)	19,875	61,829
Other expense:
Interest expense	71,328	42,655	1,837	9,394	19,139
Realized and unrealized loss on derivative financial instruments	2,044	10,601	1,682	5,330	40,624
Refinancing expense	6,245	—	—	—	—
Other expense	630	83	—	—	—
	80,247	53,339	3,519	14,724	59,763
Income (loss) before income taxes	(13,414)	(3,487)	(4,121)	5,151	2,066
Income tax expense	2,616	2,523	109	1,070	2,188
Net income (loss)	(16,030)	(6,010)	(4,230)	4,081	(122)
Other comprehensive loss:
Unrealized loss on derivative contracts	(12,243)	—	—	—	—
Total other comprehensive loss, net of tax	(12,243)	—	—	—	—
Comprehensive income (loss)	$(28,273)	(6,010)	(4,230)	$4,081	(122)

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Amounts in thousands

	Successor			Predecessor
	Year Ended December 31,		15-Day Period from December 17, to December 31,	169-Day Period from July 1, to December 16,	Year Ended June 30,
	2012	2011	2010	2010	2010
Cash flows from operating activities:
Net income (loss)	$(16,030)	(6,010)	(4,230)	$4,081	(122)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of subscriber accounts and dealer network	163,468	159,619	5,980	56,660	118,834
Depreciation	5,286	4,704	199	2,796	5,937
Stock based compensation	1,384	393	—	394	306
Deferred income tax expense	421	401	27	217	374
Unrealized (gain) loss on derivative financial instruments	(6,793)	(28,044)	1,682	(12,246)	2,202
Refinancing expense	6,245	—	—	—	—
Long-term debt amortization	4,473	16,985	780	—	—
Other non-cash activity, net	8,677	6,473	268	2,857	7,185
Changes in assets and liabilities:
Trade receivables	(5,778)	(5,365)	(625)	(2,060)	(5,457)
Prepaid expenses and other assets	(4,289)	(8,651)	(935)	(2,273)	(928)
Payables and other liabilities	10,220	9,200	(11,543)	14,027	1,778
Net cash provided by (used in) operating activities	167,284	149,705	(8,397)	64,453	130,109
Cash flows from investing activities:
Capital expenditures	(5,868)	(4,003)	(86)	(2,194)	(4,022)
Purchases of subscriber accounts	(304,665)	(162,714)	(3,870)	(88,829)	(177,009)
Decrease (increase) in restricted cash	48,780	(44)	(7,779)	8,179	27,676
Net cash used in investing activities	(261,753)	(166,761)	(11,735)	(82,844)	(153,355)
Cash flows from financing activities:
Proceeds from long-term debt	1,277,900	78,800	106,300	—	44,392
Payments on long-term debt	(1,133,387)	(59,800)	(5,000)	—	(13,576)
Refinancing costs and payments of deferred financing costs	(46,721)	—	(2,388)	—	—
Investment by Ascent	—	—	299,220	—	—
Repurchase of predecessor common stock	—	—	(397,088)	—	—
Dividend to Ascent	(2,000)	—	—	—	—
Dividends to predecessor shareholders	—	—	—	(3,193)	—
Net cash provided by (used in) financing activities	95,792	19,000	1,044	(3,193)	30,816
Net increase (decrease) in cash and cash equivalents	1,323	1,944	(19,088)	(21,584)	7,570
Cash and cash equivalents at beginning of period	2,110	166	19,254	40,838	33,268
Cash and cash equivalents at end of period	$3,433	2,110	166	$19,254	40,838
Supplemental cash flow information:
State taxes paid	$2,125	2,802	—	$10	1,699
Interest paid	52,327	25,204	2,110	8,368	3,499

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholder’s Equity

Amounts in thousands, except share amounts

	Common Stock		Class A Common Stock		Class B Common Stock		Additional paid-in	Treasury stock at cost		Accumulated other comprehensive	Accumulated	Total stockholder’s
	Shares	Amount	Shares	Amount	Shares	Amount	capital	Shares	Amount	loss	deficit	equity
Predecessor
Balance at June 30, 2009	—	$—	31,102,347	$311	—	$—	$125,633	1,322,135	$(12,037)	$—	$(267,714)	$(153,807)
Net loss	—	—	—	—	—	—	—	—	—	—	(122)	(122)
Stock-based compensation	—	—	—	—	—	—	306	—	—	—	—	306
Balance at June 30, 2010	—	—	31,102,347	311	—	—	125,939	1,322,135	(12,037)	—	(267,836)	(153,623)
Net income	—	—	—		—	—		—	—	—	4,081	4,081
Dividends to predecessor shareholders	—	—	—	—	—	—	(3,193)	—	—	—	—	(3,193)
Stock-based compensation	—	—	—	—	—	—	394	—	—	—	—	394
Balance at December 16, 2010	—	$—	31,102,347	$311	—	$—	$123,140	1,322,135	$(12,037)	$—	$(263,755)	$(152,341)
Successor
Net loss	—	$—	—	$—	—	$—	$—	—	$—	$—	$(4,230)	$(4,230)
Investment by Ascent	1	—	—	—	—	—	299,220	—	—	—	—	299,220
Balance at December 31, 2010	1	—	—	—	—	—	299,220	—	—	—	(4,230)	294,990
Net loss	—	—	—	—	—	—	—	—	—	—	(6,010)	(6,010)
Stock-based compensation	—	—	—	—	—	—	393	—	—	—	—	393
Balance at December 31, 2011	1	—	—	—	—	—	299,613	—	—	—	(10,240)	289,373
Net loss	—	—	—	—	—	—	—	—	—	—	(16,030)	(16,030)
Other comprehensive income	—	—	—	—	—	—	—	—	—	(12,243)	—	(12,243)
Dividend Paid to Ascent Capital	—	—	—	—	—	—	(2,000)	—	—	—	—	(2,000)
Stock-based compensation, net of withholding tax	—	—	—	—	—	—	1,319	—	—	—	—	1,319
Balance at December 31, 2012	1	$—	—	$—	—	$—	$298,932	—	$—	$(12,243)	$(26,270)	$260,419

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1) Basis of Presentation

Monitronics International, Inc. and subsidiaries (the “Company” or “Monitronics”) provide security alarm monitoring and related services to residential and business subscribers throughout the United States and parts of Canada. The Company monitors signals arising from burglaries, fires, medical alerts, and other events through security systems installed by independent dealers at subscribers’ premises.

On December 17, 2010, Ascent Capital Group, Inc. (“Ascent Capital”) acquired 100% of the outstanding capital stock of the Company through the merger of Mono Lake Merger Sub, Inc. (“Merger Sub”), a direct wholly owned subsidiary of Ascent Capital established to consummate the merger, with and into the Company, with the Company as the surviving corporation in the merger (the “Acquisition”). The Acquisition was accounted for in accordance with accounting guidance for business combinations, and accordingly has resulted in the recognition of assets acquired and liabilities assumed at fair value as of the acquisition date.

Accounting principles generally accepted in the United States of America (“U.S. GAAP”) require operating results for the Company prior to the Acquisition to be presented as the predecessor’s results in the historical financial statements. Operating results subsequent to the Acquisition are presented as the successor’s results and include the period subsequent to December 17, 2010. There have been no changes in the business operations of the Company due to the Acquisition.

In connection with the Acquisition, the Company changed its fiscal year-end from June 30 to December 31 to be consistent with Ascent Capital’s fiscal year-end. These financial statements present the consolidated balance sheet as of December 31, 2012 and 2011 and the consolidated statements of operations and comprehensive income (loss), stockholder’s equity, and cash flows for the successor periods, twelve months ended December 31, 2012, and 2011 and the 15-day period from December 17, 2010 to December 31, 2010, and the Predecessor periods, 169-day period from July 1, 2010 to December 16, 2010 and the twelve months ended June 30, 2010.

The consolidated financial statements contained in this Annual Report have been prepared in accordance with U.S. GAAP for all periods presented.

The Company has reclassified certain prior period amounts to conform to the current period’s presentation.

(2) Summary of Significant Accounting Policies

Consolidation Principles

The consolidated financial statements have been prepared in accordance with U.S. GAAP for all periods presented and include the accounts of the Company and its majority owned subsidiaries over which the Company exercises control. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in banks, and cash equivalents. The Company classifies all highly liquid investments with original maturities when purchased of three months or less as cash equivalents.

Restricted Cash

Restricted cash is cash that is restricted for a specific purpose and cannot be included in the cash and cash equivalents account. At December 31, 2012, the Company had restricted cash of $2,640,000, classified as current, that is held in an escrow account in connection with certain financial obligations. The cash will remain in escrow until settlement of such obligations, which is expected to be within the next twelve months.

Trade Receivables

Trade receivables consist primarily of amounts due from customers for recurring monthly monitoring services over a wide geographical base. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and requires no collateral on the accounts that are acquired. The Company has established an allowance for doubtful accounts for estimated losses resulting from the inability of subscribers to make required payments. Factors such as historical-loss experience, recoveries and economic conditions are considered in determining the sufficiency of the allowance to cover potential losses. The allowance for doubtful accounts as of December 31, 2012 and 2011 was $1,436,000 and $1,815,000, respectively.

A summary of activity in the allowance for doubtful accounts for the years ending December 31, 2012 and 2011 is as follows (amounts in thousands):

	Balance Beginning of Year	Charged to Expense	Write-Offs and Other	Balance End of Year
2012	$1,815	5,860	(6,239)	1,436
2011	$250	5,484	(3,919)	1,815

During the 15-day period ended December 31, 2010 and 169-day period ended December 16, 2010, the Company recorded a provision for uncollectible accounts of $250,000 and $2,114,000 in the consolidated statements of operations, respectively. During the predecessor period fiscal year ended June 30, 2010, the Company recorded a provision for uncollectible accounts of $5,725,000 in the consolidated statement of operations.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and requires no collateral on the subscriber accounts that are acquired. Concentrations of credit risk with respect to trade accounts receivable are generally limited due to the large number of subscribers comprising the Company’s customer base.

Fair Value of Financial Instruments

Fair values of cash equivalents, current accounts receivable and current accounts payable approximate the carrying amounts because of their short-term nature. The Company’s debt instruments are recorded at amortized cost on the consolidated balance sheet. See note 10, Fair Value Measurements, for further fair value information around the Company’s debt instruments.

Property and Equipment

Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the underlying lease. Estimated useful lives by class of asset are as follows:

Leasehold improvements	15 years or lease term, if shorter
Machinery and equipment	5 - 7 years
Computer systems and software (included in Machinery and equipment in note 5)	3 - 5 years

Management reviews the realizability of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the value and future benefits of long-term assets, their carrying value is compared to management’s best estimate of undiscounted future cash flows over the remaining economic life. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the estimated fair value of the assets.

Subscriber Accounts

Subscriber accounts relate to the cost of acquiring monitoring service contracts from independent dealers. The subscriber accounts acquired in the Monitronics Acquisition were recorded at fair value under the acquisition method of accounting. Subscriber accounts purchased subsequent to the acquisition are recorded at cost. All direct external costs associated with the creation of subscriber accounts are capitalized. Internal costs, including all personnel and related support costs, incurred solely in connection with subscriber account acquisitions and transitions are expensed as incurred.

Prior to the Acquisition, the costs of subscriber accounts were amortized using a 10-year 135% declining balance method. In connection with the Acquisition, management updated its assessment of the useful life of its subscriber assets. Accordingly, the costs of subscriber accounts existing at the time of the Acquisition, as well as certain accounts acquired in bulk purchases after the Acquisition, are amortized using the 14-year 235% declining balance method. The costs of all other subscriber accounts are amortized using the 15-year 220% declining balance method, beginning in the month following the date of purchase. The amortization methods were selected to provide an approximate matching of the amortization of the subscriber accounts intangible asset to estimated future subscriber revenues based on the projected lives of individual subscriber contracts. The realizable value and remaining useful lives of these assets could be impacted by changes in subscriber attrition rates, which could have an adverse effect on our earnings.

Amortization of subscriber accounts was $153,388,000 and $149,539,000 for the fiscal years ended December 31, 2012 and 2011, respectively. Amortization of subscriber accounts during the 15-day period ended December 31, 2010 and 169-day period ended December 16, 2010 was $5,560,000 and $56,660,000, respectively. Amortization of subscriber accounts during the predecessor period fiscal year ended June 30, 2010 was $118,834,000.

Based on subscriber accounts held at December 31, 2012, estimated amortization of subscriber accounts in the succeeding five fiscal years ending December 31 is as follows (amounts in thousands):

2013	$158,747
2014	132,920
2015	111,293
2016	93,225
2017	87,299
Total	$583,484

The Company reviews the subscriber accounts for impairment or a change in amortization method and period whenever events or changes indicate that the carrying amount of the asset may not be recoverable or the life should be shortened. For purposes of recognition and measurement of an impairment loss, the Company views subscriber accounts as a single pool because of the assets’ homogeneous characteristics, and the pool of subscriber accounts is the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities.

Dealer Network

Dealer network is an intangible asset that relates to the dealer relationships that existed at the time of the Acquisition. This intangible asset will be amortized on a straight-line basis over its estimated useful life of five years. Amortization of dealer network was $10,080,000 for both of the fiscal years ended December 31, 2012 and 2011. Amortization of dealer network during the 15-day period ended December 31, 2010 was $420,000.

The Company reviews the dealer network intangible asset for impairment or a change in amortization period whenever events or changes indicate that the carrying amount of the asset may not be recoverable or the life should be shortened.

Goodwill

The Company accounts for its goodwill pursuant to the provisions of FASB ASC Topic 350, Intangibles—Goodwill and Other (“FASB ASC Topic 350”). In accordance with FASB ASC Topic 350, goodwill is not amortized, but rather tested for impairment at least annually.

The Company assesses the recoverability of the carrying value of goodwill during the fourth quarter of its fiscal year or whenever events or changes in circumstances indicate that the carrying amount of the goodwill of a reporting unit may not be fully recoverable. Recoverability is measured at the reporting unit level based on the provisions of FASB ASC Topic 350.

To the extent necessary, recoverability of goodwill at a reporting unit level is measured using a discounted cash flow model incorporating discount rates commensurate with the risks involved, which is classified as a Level 3 measurement under FASB ASC Topic 820, Fair Value Measurements and Disclosures. The key assumptions used in the discounted cash flow valuation model include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates, growth rates and cash flow projections are the most sensitive and susceptible to change as they require significant management judgment. If the calculated fair value is less than the current carrying value, impairment of the reporting unit may exist. When the recoverability test indicates potential impairment, the Company will calculate an implied fair value of goodwill for the reporting unit. The implied fair value of goodwill is determined in a manner similar to how goodwill is calculated in a business combination. If the implied fair value of goodwill exceeds the carrying value of goodwill assigned to the reporting unit, there is no impairment. If the carrying value of goodwill assigned to a reporting unit exceeds the implied fair value of the goodwill, an impairment loss is recorded to write down the carrying value. An impairment loss cannot exceed the carrying value of goodwill assigned to the reporting unit but may indicate certain long-lived and amortizable intangible assets associated with the reporting unit may require additional impairment testing.

Deferred Financing Costs

Deferred financing costs are capitalized when the related debt is issued or when revolving credit lines increase the borrowing capacity of the Company. Deferred financing costs are amortized over the term of the related debt using the effective interest method.

Purchase Holdbacks

The Company typically withholds payment of a designated percentage of the purchase price when it purchases subscriber accounts from dealers. The withheld funds are recorded as a liability until the guarantee period provided by the dealer has expired. The holdback is used as a reserve to cover any terminated subscriber accounts that are not replaced by the dealer during the guarantee period. At the end of the guarantee period, which is typically one year from the date of purchase, the dealer is responsible for any deficit or is paid the balance of the holdback.

Derivative Financial Instruments

The Company uses derivative financial instruments to manage exposure to movement in interest rates. The use of these financial instruments modifies the exposure of these risks with the intention of reducing the risk or cost. The Company does not use derivatives for speculative or trading purposes. The Company recognizes the fair value of all derivative instruments as either assets or liabilities at fair value on the consolidated balance sheets. Fair value is based on market quotes for similar instruments with the same duration. For derivative instruments that qualify for hedge accounting under the provisions of FASB ASC Topic 815, Derivatives and Hedging, unrealized gains and losses on the derivative instruments are reported in Accumulated other comprehensive income (loss), to the extent the hedges are effective, until the underlying transactions are recognized in earnings. Derivative instruments that do not qualify for hedge accounting are marked to market at the end of each accounting period with the change in fair value recorded in earnings.

Revenue Recognition

Revenue is generated from security alarm monitoring and related services. Revenue related to alarm monitoring services is recognized ratably over the life of the contract. Revenue related to maintenance and other services is recognized as the services are rendered. Deferred revenue includes payments for monitoring services to be provided in future periods.

Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes (“FASB ASC Topic 740”), which prescribes an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than proposed changes in the tax law or rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

FASB ASC Topic 740 specifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In instances where the Company has taken or expects to take a tax position in its tax return and the Company believes it is more likely than not that such tax position will be upheld by the relevant taxing authority, the Company records the benefits of such tax position in its consolidated financial statements.

Stock-Based Compensation

The Company accounts for stock-based awards pursuant to FASB ASC Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), which requires companies to measure the cost of employee services received in exchange for an award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the award, and to recognize that cost over the period during which the employee is required to provide service (usually the vesting period of the award).

The grant-date fair value of the Ascent Capital stock options granted to the Company’s employees was calculated using the Black-Scholes model. The expected term of the awards was calculated using the simplified method included in FASB ASC Topic 718. The volatility used in the calculation is based on the historical volatility of peer companies and the risk-free rate is based on Treasury Bonds with a term similar to that of the subject options. A dividend rate of zero was utilized for all granted stock options.

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses for each reporting period. The significant estimates made in preparation of the Company’s consolidated financial statements primarily relate to valuation of goodwill, other intangible assets, long-lived assets, deferred tax assets, derivative financial instruments, and the amount of the allowance for doubtful accounts. These estimates are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts them when facts and circumstances change. As the effects of future events cannot be determined with any certainty, actual results could differ from the estimates upon which the carrying values were based.

(3) Accounting Pronouncements

There were no new accounting pronouncements issued during the year ended December 31, 2012 that are expected to have a material impact on the Company.

(4) Acquisition by Ascent Capital Group, Inc.

On December 17, 2010, Ascent Capital acquired 100% of the outstanding capital stock of the Company. The cash consideration paid by Ascent Capital was approximately $397,088,000. The consideration was funded by a $60,000,000 term loan, a draw of $45,000,000 on an $115,000,000 revolving credit facility and cash on hand. Goodwill of $349,227,000 recorded in the acquisition reflects the value to Ascent Capital of Monitronics’ recurring revenue and cash flow streams and its unique business strategy of partnering with independent dealers to obtain customers. The goodwill balance is not deductible for tax purposes.

(5) Property and Equipment

Property and equipment consist of the following (amounts in thousands):

	As of December 31,
	2012	2011
Property and equipment, net:
Land	$172	172
Leasehold improvements	2,803	2,685
Machinery and equipment	27,773	22,023
	30,748	24,880
Accumulated depreciation	(10,189)	(4,903)
	$20,559	19,977

Depreciation expense for property and equipment was $5,286,000 and $4,704,000 for the years ended December 31, 2012 and 2011, respectively. Depreciation expense during the fifteen day period ended December 31, 2010 and 169-day period ended December 16, 2010 was $199,000 and $2,796,000, respectively. Depreciation expense for property and equipment during the predecessor fiscal year ended June 30, 2010 was $5,937,000.

(6) Goodwill

The following table provides the activity and balances of goodwill in the Monitronics business group (amounts in thousands):

Balance at December 31, 2010	$349,227
Period activity	—
Balance at December 31, 2011	349,227
Period activity	—
Balance at December 31, 2012	$349,227

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(6) Goodwill

In connection with the Company’s 2012 annual goodwill impairment analysis, the Company did not record an impairment loss related to goodwill as the estimated fair value the Company’s reporting unit exceeded the carrying value of the underlying assets.

(7) Other Accrued Liabilities

Other accrued liabilities consisted of the following (amounts in thousands):

	As of December 31,
	2012	2011
Interest payable	$9,624	2,847
Income taxes payable	2,286	2,207
Legal accrual	9,324	8,794
Other	2,247	2,237
Total other accrued liabilities	$23,481	16,085

(8) Long-Term Debt

Long-term debt consisted of the following (amounts in thousands):

	As of December 31,
	2012	2011
9.125% Senior Notes due April 1, 2020	$410,000	—
Term loans, mature March 23, 2018, LIBOR plus 4.25%, subject to a LIBOR floor of 1.25%	685,583	—
$150 million revolving credit facility, matures March 23, 2017, LIBOR plus 4.25%, subject to a LIBOR floor of 1.25%	12,800	—
Class A-1a Term Notes due July, 2027, LIBOR plus 1.8%(a)	—	345,577
Class A-1b Term Notes due July, 2027, LIBOR plus 1.7%(a)	—	98,676
Class A-2 Term Notes due July, 2037, LIBOR plus 2.2%(a)	—	98,978
Class A-3 Variable Funding Note due July, 2037, LIBOR plus 1.8%(a)	—	256,558
Class A-4 Variable Funding Note due July, 2037, LIBOR plus 1.8%(a)	—	27,629
Term Loan due June 30, 2012(a)(b)	—	60,000
$115 million revolving credit facility, matures December 17, 2013, LIBOR plus 4.5%(a)	—	65,300
	1,108,383	952,718
Less current portion of long-term debt	(6,950)	(60,000)
Long-term debt	$1,101,433	892,718

(a)                                 These facilities were repaid in full in conjunction with the March 23, 2012 debt refinancing.

(b)                                 The interest rate on the term loan was LIBOR plus 3.5% until July 1, 2011, then LIBOR plus 4.0% until January 1, 2012, and LIBOR plus 4.5% thereafter.

Senior Notes

On March 23, 2012, the Company closed on a $410,000,000 privately placed debt offering of 9.125% Senior Notes due 2020 (the “Senior Notes”). The Senior Notes mature on April 1, 2020 and bear interest at 9.125% per annum. Interest payments are due semi-annually on April 1 and October 1 of each year, beginning on October 1, 2012. In August 2012, the Company completed an exchange of the Senior Notes for identical securities in a registered offering under the Securities Act of 1933, as amended.

The Senior Notes are guaranteed by all of the Company’s existing subsidiaries. Ascent Capital has not guaranteed any of the Company’s obligations under the Senior Notes.

Credit Facility

On March 23, 2012, the Company entered into a new senior secured credit facility with the lenders party thereto and Bank of America, N.A., as administrative agent, which provided a $550,000,000 term loan at a 1% discount and a $150,000,000 revolving credit facility (the “Existing Credit Agreement”). Proceeds from the Existing Credit Agreement and the Senior Notes, together with cash on hand, were used to retire all outstanding borrowings under the Company’s former credit facility, securitization debt, and to settle all related derivative contracts.

On November 7, 2012, the Company entered into an amendment to the Existing Credit Agreement (the “Amendment”), which provided an incremental term loan with an aggregate principal amount of $145,000,000 (the Amendment together with the Existing Credit Agreement, the “Credit Facility”). The incremental term loan was used to fund the acquisition of approximately 93,000 subscriber accounts which were acquired for a purchase price of approximately $131,000,000.

The Credit Facility term loans bear interest at LIBOR plus 4.25%, subject to a LIBOR floor of 1.25%, and mature on March 23, 2018. Principal payments of $1,737,500 and interest on the term loans are due quarterly. The Credit Facility revolver bears interest at LIBOR plus 4.25%, subject to a LIBOR floor of 1.25%, and matures on March 23, 2017. There is an annual commitment fee of 0.50% on unused portions of the Credit Facility revolver. As of December 31, 2012, $137,200,000 is available for borrowing under the Credit Facility revolver.

At any time after the occurrence of an event of default under the Credit Facility, the lenders may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and terminate any commitment to make further loans under the Credit Facility. In addition, failure to comply with restrictions contained in the Senior Notes indebtedness could lead to an event of default under the Credit Facility.

The Credit Facility is secured by a pledge of all of the outstanding stock of the Company and all of its existing subsidiaries and is guaranteed by all of the Company’s existing subsidiaries. Ascent Capital has not guaranteed any of the Company’s obligations under the Credit Facility.

As a result of the March 2012 refinancing, the Company accelerated amortization of the securitization debt premium and certain deferred financing costs related to the former senior secured credit facility, and expensed certain other refinancing costs. The components of the Refinancing expense, reflected in the consolidated statement of operations and comprehensive income (loss) as a component of Other income (expense), are as follows (amounts in thousands):

Year Ended December 31, 2012
Accelerated amortization of deferred financing costs	$389
Accelerated amortization of securitization debt discount	6,679
Other refinancing costs	7,628
Gain on early termination of derivative instruments	(8,451)
Total refinancing expenses	$6,245

In 2012, the Company entered into two interest rate swap agreements, with terms similar to the Credit Facility term loans, in an aggregate notional amount of $694,637,500, in order to reduce the financial risk related to changes in interest rates associated with the floating rate term loans under the Credit Facility (the “Swaps”). The Swaps have a maturity date of March 23, 2018, to match the term of the Credit Facility term loans. The notional amount of the Swaps will decrease over time matching the scheduled minimum principal payments of the term loans. The Swaps have been designated as effective hedges of the Company’s variable rate debt and qualify for hedge accounting. See note 9, Derivatives, for further disclosures related to derivative instruments. As a result of the Swaps, the interest rate on the borrowings under the Credit Facility term loans have been effectively converted from a variable to fixed rate. On March 23, 2012, in connection with the refinancing, the Company terminated its previously outstanding interest rate agreements, which did not qualify for hedge accounting, resulting in a gain of $8,451,000.

In 2012, the Company recorded deferred financing costs of $21,676,000 related to the Senior Notes and Credit Facility, which are included in Other assets on the accompanying consolidated balance sheet as of December 31, 2012, and will be amortized over the term of the new respective debt instrument using the effective-interest method.

Principal payments scheduled to be made on the Company’s debt obligations, including short term borrowings, are as follows (amounts in thousands):

2013	$6,950
2014	6,950
2015	6,950
2016	6,950
2017	19,750
2018	655,763
Thereafter	410,000
Total principal payments	1,113,313
Less: Discount	(4,930)
Total debt on balance sheet	$1,108,383

The terms of the Senior Notes and Credit Facility provide for certain financial and nonfinancial covenants. As of December 31, 2012, the Company was in compliance with all required covenants.

(9) Derivatives

The Company utilizes interest rate swaps to reduce the interest rate risk inherent in the Company’s variable rate debt obligations. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatility. The Company incorporates credit valuation adjustments to appropriately reflect the respective counterparty’s nonperformance risk in the fair value measurements. See note 10, Fair Value Measurements, for additional information about the credit valuation adjustments.

At December 31, 2012, derivative financial instruments include an interest rate swap with a fair value of $116,000, that constitutes an asset of the Company, and an interest rate swap with a fair value of $12,359,000, that constitutes a liability of the Company. The Swaps are included in Other Assets, net and Derivative financial instruments on the consolidated balance sheet. The Swaps are designated and qualify as cash flow hedging instruments, with the effective portion of the Swaps’ change in fair value recorded in Other Comprehensive Income (“OCI”). The Swaps of variable rate interest are deemed to be highly effective hedges, and resulted in no gain or loss recorded for hedge ineffectiveness in the consolidated statement of operations and comprehensive income (loss) for the year ended December 31, 2012. Amounts in OCI are reclassified in interest expense when the hedged interest payments on the underlying debt are recognized. Amounts of OCI relating to the Swaps expected to be recognized in interest expense in the coming 12 months total $4,817,000.

At December 31, 2011, derivative financial instruments include one interest rate cap with a fair value of $25,000, that constitutes an asset of the Company, an interest rate floor with a fair value of $19,320,000 that constitutes a liability of the Company, and three interest rate swaps (“2011 Swaps”) with an aggregate fair value of $16,959,000 that constitute liabilities of the Company. The interest rate cap is included in Other assets on the consolidated balance sheet, while the interest rate floor and 2011 Swaps are included in Derivative financial instruments on the consolidated balance sheet. The interest rate cap, floor and 2011 Swaps were not designated as hedges. The derivative instruments outstanding as of December 31, 2011 were also outstanding as of December 31, 2010.

The objective of the swap derivative instruments was to reduce the risk associated with the Company’s term loan variable interest rates. In effect, the swap derivative instruments convert variable interest rates into fixed interest rates on the Company’s term loan borrowings. It is the Company’s policy to offset fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting agreement. As of December 31, 2012 and 2011, no such amounts were offset.

The details of the Company’s swap derivative instruments are as follows:

As of December 31, 2012(a)

Notional	Effective Date	Rate Paid	Rate Received
$545,875,000	March 23, 2012	2.055%	3 mo. USD-LIBOR-BBA, subject to a 1.25% floor
144,637,500	December 31, 2012	1.555%	3 mo. USD-LIBOR-BBA, subject to a 1.25% floor

(a)                                 The Swaps are each held with a different counterparty and both have a maturity date of March 23, 2018 to match the term of the Credit Facility term loans.

As of December 31, 2011(b)

Notional	Effective Date	Rate Paid	Rate Received
$350,000,000	August 8, 2007	6.56%	1 mo. USD-LIBOR-BBA plus 0.85%
100,000,000	August 8, 2007	6.06%	1 mo. USD-LIBOR-BBA plus 0.75%
100,000,000	August 8, 2007	6.64%	1 mo. USD-LIBOR-BBA plus 1.25%

(b)                                 The 2011 Swaps were held with a single counterparty. These swaps were terminated on March 23, 2012.

The impact of the Swaps on the consolidated financial statements is depicted below (amounts in thousands):

	Year Ended December 31, 2012
	Gain (loss) recognized in Other comprehensive income (loss)	Gain (loss) recognized in Net income (loss)(a)
Derivative designated as cash flow hedge:
Interest rate swap	$(15,715)	(3,472)

(a)                                 Amount represents reclassification from Accumulated other comprehensive income (loss) and is included in Interest expense in the consolidated statements of operations and comprehensive income (loss).

On March 23, 2012, in connection with the refinancing, the Company terminated all of its previously outstanding derivative financial instruments and recorded a gain of $8,451,000. The previously outstanding derivative financial instruments were not designated as hedges. For the fiscal year ended December 31, 2012, the realized and unrealized loss on derivative financial instruments includes settlement payments of $8,837,000 partially offset by a $6,793,000 unrealized gain related to the change in the fair value of these derivatives prior to their termination in March 2012.

For year ended December 31, 2011, the realized and unrealized loss on derivative financial instruments in the consolidated statements of operations includes settlement payments of $38,645,000 partially offset by a $28,044,000 unrealized gain related to the change in the fair value of these derivatives.

For the 15-day period ended December 31, 2010, the realized and unrealized loss on outstanding derivative instruments in the consolidated statements of operations includes a $1,682,000 unrealized loss related to the change in the fair value of the outstanding derivatives. There were no settlement payments during the 15-day period ended December 31, 2010. For the 169-day period ended December 16, 2010, the realized and unrealized loss on outstanding derivative instruments in the consolidated statements of operations includes settlement payments of $17,576,000, partially offset by a $12,246,000 unrealized gain related to the change in the fair value of the outstanding derivatives.

For the year ended June 30, 2010, the realized and unrealized loss on outstanding derivative instruments in the consolidated statements of operations include settlement payments of $38,422,000 and a $2,202,000 unrealized loss related to the change in the fair value of the outstanding derivatives.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(10) Fair Value Measurements

According to the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

·                  Level 1—Quoted prices for identical instruments in active markets.

·                  Level 2—Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.

·                  Level 3—Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

The following summarizes the fair value level of assets and liabilities that are measured on a recurring basis at December 31 (amounts in thousands):

	Level 1	Level 2	Level 3	Total
2012
Derivative financial instruments—assets	$—	116	—	116
Derivative financial instruments—liabilities	—	(12,359)	—	(12,359)
Total	$—	(12,243)	—	(12,243)
2011
Derivative financial instruments—assets	$—	25	—	25
Derivative financial instruments—liabilities	—	(19,320)	(16,959)	(36,279)
Total	$—	(19,295)	(16,959)	(36,254)

The Company has determined that the majority of the inputs used to value the Swaps fall within Level 2 of the fair value hierarchy. The credit valuation adjustments associated with the derivative utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by its counterparties. As the counterparties have publicly available credit information, the credit spreads over LIBOR used in the calculations represent implied credit default swap spreads obtained from a third-party credit data provider. However, as of December 31, 2012, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Swaps. As a result, the Company has determined that the December 31, 2012 derivative valuation is classified in Level 2 of the fair value hierarchy.

For derivative financial instruments outstanding as of December 31, 2011, the Company has determined that the majority of the inputs used to value its interest rate caps and floor derivatives fall within Level 2 of the fair value hierarchy. The Company has determined that the majority of the inputs used to value the 2011 Swaps fall within Level 3 of the fair value hierarchy. The credit valuation adjustments associated with derivatives outstanding as of December 31, 2011 also utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by its counterparties. For counterparties with publicly available credit information, the credit spreads over LIBOR used in the calculations represent implied credit default swap spreads obtained from a third-party credit data provider. However, as of December 31, 2011, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its interest rate caps and floor derivatives, but are significant for the 2011 Swaps. As a result, the Company has determined that its derivative valuations on its interest rate caps and floor are classified in Level 2 of the fair value hierarchy and its derivative valuation on the 2011 Swaps are classified in Level 3 of the fair-value hierarchy.

The following table presents the activity in the Level 3 balances (amounts in thousands):

	Year Ended December 31,
	2012	2011
Derivative financial instruments—liabilities
Beginning balance	$(16,959)	$(42,935)
Unrealized gain	16,959	25,976
Ending balance	$—	$(16,959)

The carrying value and fair value of the Company’s long-term debt is $1,108,383,000 and $1,130,978,000, respectively, as of December 31, 2012. The fair value is based on valuations from third party financial institutions.

The Company’s financial instruments, including cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates their fair value because of their short-term maturity.

(11) Income Taxes

The Company’s income tax expense consists of the following (amounts in thousands):

	Successor			Predecessor
	Year Ended December 31,		15-Day Period from December 17, to December 31,	169-Day Period from July 1, to December 16,	Year Ended June 30,
	2012	2011	2010	2010	2010
Current:
Federal	$—	—	—	$—	—
State	2,195	2,148	82	853	1,814
Total current	2,195	2,148	82	853	1,814
Deferred:
Federal	406	353	27	217	374
State	15	22	—	—	—
Total deferred	421	375	27	217	374
Total tax expense	$2,616	2,523	109	$1,070	2,188

Income tax expense differs from the amounts computed by applying the United States federal income tax rate of 35% as a result of the following (amounts in thousands):

	Successor			Predecessor
	Year Ended December 31,		15-Day Period from December 17, to December 31,	169-Day Period from July 1, to December 16,	Year Ended June 30,
	2012	2011	2010	2010	2010
Computed expected tax provision (benefit)	$(4,695)	(1,220)	(1,442)	$1,803	723
State and local income taxes, net of federal income taxes	1,437	2,163	82	582	1,179
Change in valuation allowance affecting tax expense	5,320	1,496	1,458	(5,852)	(333)
Non-deductible expenses	148	159	—	4,537	67
Other, net	406	(75)	11	—	552
Income tax expense	$2,616	2,523	109	$1,070	2,188

Components of deferred tax assets and liabilities as of December 31 are as follows (amounts in thousands):

	2012	2011
Current assets:
Allowance for doubtful accounts	$505	$636
Accrued liabilities	5,902	3,102
Other	29	1,004
Total current deferred tax assets	6,436	4,742
Valuation allowance	(1,336)	(226)
Current deferred tax assets, net	5,100	4,516
Noncurrent assets:
Net operating loss carryforwards	75,181	59,708
Derivative financial instruments	4,308	12,718
Deferred financing costs	—	9,056
Business credits	1,524	1,553
Other	1,014	4,288
Total noncurrent deferred tax assets	82,027	87,323
Valuation allowance	(17,107)	(4,165)
Noncurrent deferred tax asset, net	64,920	83,158
Total deferred tax assets, net	70,020	87,674
Noncurrent liabilities:
Intangible assets	(70,634)	(84,290)
Long-term debt	—	(3,686)
Property, plant and equipment	(3,135)	(3,026)
Total deferred tax liabilities	(73,769)	(91,002)
Net deferred tax liabilities	$(3,749)	$(3,328)

The Company’s deferred tax assets and liabilities are reported in the accompanying consolidated balance sheets as follows (amounts in thousands):

	December 31,
	2012	2011
Current deferred tax assets, net	$5,100	$4,516
Long-term deferred tax liabilities, net	(8,849)	(7,844)
Net deferred tax assets (liabilities)	$(3,749)	$(3,328)

For the year ended December 31, 2012, the valuation allowance increased by $14,052,000. The change in the valuation allowance includes an increase of $5,320,000 related to income tax expense, an increase of $4,308,000 related to a reduction of income tax benefits in other comprehensive income and an increase of $4,424,000 related to other adjustments to deferred taxes.

As of December 31, 2012, the Company had $213,540,000 of federal net operating loss carryforwards, which begin to expire, if unused, in 2024. Approximately $84,000,000 of the Company’s federal net operating losses are subject to IRC Section 382 limitations. In addition, the Company had available for federal income tax purposes an alternative minimum tax credit carryforward of $426,000, which is available for an indefinite period. As of December 31, 2012, the Company had available for state income tax purposes net operating loss carryforwards of $82,963,000 and state tax credits of $1,098,000, the latter of which will expire in 2026.

As of December 31, 2012 and 2011, the Company had a reserve for an uncertain tax position of approximately $117,000. When the tax law requires interest to be paid on an underpayment of income taxes, the Company recognizes interest expense from the first period the interest would begin accruing according to the relevant tax law. Such interest expense is included in Other expense in the accompanying consolidated statements of operations. Any accrual of penalties related to underpayment of income taxes on uncertain tax positions is included in Other expense in the accompanying consolidated statements of operations. For all periods presented, accrued interest and penalties related to uncertain tax positions were not significant. The Company does not expect a significant change in uncertain tax positions in the next twelve months.

As of December 31, 2012, the Company’s federal income tax returns for the 2008 through 2012 tax years remain subject to examination by the IRS and state authorities. The Company’s state income tax returns subsequent to 2007 are subject to examination by state tax authorities.

(12) Stock-based and Long-Term Compensation

During 2012 and 2011, certain employees of Monitronics were granted restricted shares of Ascent Capital Series A common stock and options to purchase shares of Ascent Capital Series A common stock under Ascent Capital’s 2008 Incentive Plan. The restricted shares of Ascent Capital Series A common stock vest over periods ranging from four to five years. The fair values for the restricted stock awards were the closing prices of the Ascent Capital Series A common stock on the applicable dates of grant.

The fair value of each option granted is estimated on the grant date using the Black-Scholes option pricing method. The weighted averages of the assumptions used in the model are as follows:

	Year Ended December 31,
	2012	2011
Risk-free interest rate	0.89%	0.96%
Estimated life in years	4.76	4.63
Dividend yield	0%	0%
Volatility	43%	42%

The following table presents the number and weighted average fair value (“WAFV”) of unvested restricted stock awards granted to certain Monitronics employees:

	Series A common stock	WAFV
Outstanding at January 1, 2012	60,967	$39.76
Granted	28,593	51.66
Vested	(2,770)	53.33
Cancelled	(9,101)	40.86
Outstanding at December 31, 2012	77,689	$43.91

The following table presents the number and weighted average exercise price (“WAEP”) of options to purchase Ascent Capital Series A common stock granted to certain Monitronics employees:

	Series A common stock	WAEP
Outstanding at January 1, 2012	187,500	$48.00
Granted	89,947	51.84
Exercised	—	—
Forfeited	(27,000)	48.00
Outstanding at December 31, 2012	250,447	49.38
Exercisable at December 31, 2012	—	$—

The intrinsic value of outstanding stock option awards and exercisable stock option awards at December 31, 2012 was $3,146,000 and $0, respectively. The weighted average remaining contractual life of outstanding awards at December 31, 2012 was 5.5 years.

As of December 31, 2012, the total compensation cost related to unvested equity awards was approximately $5,618,000. Such amount will be recognized in the consolidated statements of operations over a period of approximately 5 years.

(13) Stockholder’s Equity

Common Stock

Pursuant to the Acquisition, the Company deauthorized all shares of Class A and Class B common stock upon its merger with Merger Sub on December 17, 2010. The newly formed entity has one share of common stock issued and outstanding to Ascent Capital as of December 31, 2010. There have been no changes to the common stock issued and outstanding since the Acquisition.

Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) included in the consolidated balance sheets and consolidated statement of stockholder’s equity reflect the aggregate fair market value adjustments to the Swaps.

The change in the components of accumulated other comprehensive income (loss), net of taxes, is summarized as follows (amounts in thousands):

	Derivative adjustments(a)	Accumulated Other Comprehensive Income (Loss), Net of Taxes
Balance at December 31, 2011	$—	$—
Other comprehensive income	(12,243)	(12,243)
Balance at December 31, 2012	$(12,243)	$(12,243)

(a)                                 No income taxes were recorded on the derivative instrument adjustments to OCI for the year ended December 31, 2012 because the Company is subject to a full valuation allowance.

(14) Employee Benefit Plans

The Company offers a 401(k) defined contribution plan covering most of its full-time domestic employees. The plan is funded by employee and employer contributions. Total 401(k) plan expense for the years ended December 31, 2012 and 2011 was $106,000 and $74,000, respectively. Total 401(k) plan expense during the fifteen day period ended December 31, 2010 and 169-day period ended December 16, 2010 was $4,000 and $57,000, respectively. Total 401(k) expense for the predecessor fiscal year ended June 30, 2010 was $77,000.

(15) Commitments and Contingencies

Contractual Obligations

Future minimum lease payments under scheduled operating leases, which are primarily for buildings and equipment, having initial or remaining noncancelable terms in excess of one year are as follows (in thousands):

Year ended December 31:
2013	$1,850
2014	1,825
2015	735
2016	95
2017	95
Thereafter	55
Minimum lease commitments	$4,655

Rent expense was approximately $1,855,000 and $1,865,000 for the years ended December 31, 2012 and 2011, respectively. Rental expense during the fifteen day period ended December 31, 2010 and 169-day period ended December 16, 2010 was approximately $70,000 and $800,000, respectively. Rental expense during the predecessor period fiscal year ended June 30, 2010 was approximately $1,746,000.

Legal

The Company is involved in litigation and similar claims incidental to the conduct of its business. Matters that are probable of unfavorable outcome to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, management’s estimate of the outcomes of such matters and experience in contesting, litigating and settling similar matters. In management’s opinion, none of the pending actions is likely to have a material adverse impact on the Company’s financial position or results of operations. The Company accrues and expenses legal fees related to loss contingency matters as incurred.

In the third quarter of 2011, a monitoring service subscriber filed suit against Monitronics and Tel-Star Alarms, Inc., a Monitronics authorized dealer, alleging negligence related to a home break-in. On November 16, 2011, a trial court awarded the plaintiff $8,600,000, of which $6,000,000 is expected to be covered by Monitronics’ general liability insurance policies. An appeal of this court ruling has been filed. As of December 31, 2012, Monitronics has recorded legal reserves of approximately $9,250,000 and an insurance receivable of approximately $6,610,000, related to this matter. In the fourth quarter of 2012, Monitronics funded approximately $2,640,000 into an escrow account, classified as restricted cash on the December 31, 2012 consolidated balance sheet, for the excess liability above the insurance coverage. This amount will be released upon settlement of the appeal.

(16) Quarterly Financial Information (Unaudited)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Amounts in thousands
2012:
Net Revenue	$81,881	83,315	84,667	95,090
Operating income	$17,088	16,602	14,848	18,295
Net loss	$(3,772)	(3,753)	(5,095)	(3,410)
2011:
Net Revenue	$73,870	77,577	79,515	80,936
Operating income	$12,837	13,726	13,151	10,138
Net income (loss)	$1,464	(3,089)	(2,577)	(1,808)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

Amounts in thousands, except share amounts

(unaudited)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$1,537	$3,433
Restricted cash	2,640	2,640
Trade receivables, net of allowance for doubtful accounts of $1,575 in 2013 and $1,436 in 2012	12,114	10,891
Deferred income tax assets, net	5,100	5,100
Prepaid and other current assets	11,256	13,597
Total current assets	32,647	35,661

Property and equipment, net of accumulated depreciation of $13,398 in 2013 and $10,189 in 2012	21,327	20,559
Subscriber accounts, net of accumulated amortization of $393,760 in 2013 and $308,487 in 2012	1,020,664	987,975
Dealer network, net of accumulated amortization of $25,620 in 2013 and $20,580 in 2012	24,813	29,853
Goodwill	349,227	349,227
Other assets, net	24,844	22,156
Total assets	$1,473,522	$1,445,431

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,393	$3,655
Accrued payroll and related liabilities	3,038	3,179
Other accrued liabilities	23,844	23,481
Deferred revenue	9,704	10,327
Purchase holdbacks	15,725	10,818
Current portion of long-term debt	6,905	6,950
Total current liabilities	64,609	58,410

Non-current liabilities:
Long-term debt	1,119,201	1,101,433
Derivative financial instruments	2,663	12,359
Deferred income tax liability, net	9,067	8,849
Other liabilities	3,995	3,961
Total liabilities	1,199,535	1,185,012

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value.1 share authorized, issued and outstanding at June 30, 2013 and December 31, 2012, respectively	—	—
Additional paid-in capital	298,629	298,932
Accumulated deficit	(24,329)	(26,270)
Accumulated other comprehensive loss	(313)	(12,243)
Total stockholders’ equity	273,987	260,419
Total liabilities and stockholders’ equity	$1,473,522	$1,445,431

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

Amounts in thousands, except share amounts

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Net revenue	$102,273	83,315	$202,431	165,196

Operating expenses:
Cost of services	15,594	11,391	30,796	22,450
Selling, general, and administrative, including stock-based and long-term incentive compensation	18,113	14,653	34,016	29,004
Amortization of subscriber accounts and dealer network	45,998	39,349	90,313	77,430
Depreciation	1,721	1,320	3,209	2,622
Gain on sale of operating assets	(2)	—	(2)	—
	81,424	66,713	158,332	131,506

Operating income	20,849	16,602	44,099	33,690

Other expense:
Interest expense	19,466	19,347	40,593	30,969
Realized and unrealized loss on derivative financial instruments, net	—	—	—	2,044
Refinancing expense	—	4	—	6,245
Other expense	—	333	—	619
	19,466	19,684	40,593	39,877

Income (loss) before income taxes	1,383	(3,082)	3,506	(6,187)
Income tax expense	791	671	1,565	1,338
Net income (loss)	592	(3,753)	1,941	(7,525)

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts	11,671	(8,835)	11,930	(11,240)
Total Other comprehensive income (loss)	11,671	(8,835)	11,930	(11,240)

Comprehensive income (loss)	$12,263	(12,588)	$13,871	(18,765)

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

Amounts in thousands

(unaudited)

	Six months ended
	June 30,
	2013	2012

Cash flows from operating activities:
Net income (loss)	$1,941	(7,525)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of subscriber accounts and dealer network	90,313	77,430
Depreciation	3,209	2,622
Stock based compensation	763	580
Deferred income tax expense	204	213
Unrealized gain on derivative financial instruments	—	(6,793)
Refinancing expense	—	6,245
Long-term debt amortization	387	4,101
Other non-cash activity, net	4,710	3,689
Changes in assets and liabilities:
Trade receivables	(4,126)	(2,165)
Prepaid expenses and other assets	1,928	(216)
Payables and other liabilities	1,385	6,729

Net cash provided by operating activities	100,714	84,910

Cash flows from investing activities:
Capital expenditures	(3,978)	(2,479)
Purchases of subscriber accounts	(113,199)	(78,885)
Proceeds from sale of operating assets	2	—
Decrease in restricted cash	—	51,420

Net cash used in investing activities	(117,175)	(29,944)

Cash flows from financing activities:
Proceeds from long-term debt	62,100	967,200
Repayments of long-term debt	(44,764)	(977,375)
Payments of deferred financing costs and refinancing costs	(1,771)	(44,114)
Dividend to Ascent	(1,000)	(1,000)

Net cash provided by (used in) financing activities	14,565	(55,289)

Net decrease in cash and cash equivalents	(1,896)	(323)

Cash and cash equivalents at beginning of period	3,433	2,110

Cash and cash equivalents at end of period	$1,537	1,787

Supplemental cash flow information:
State taxes paid	$2,350	2,108
Interest paid	38,648	15,332

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(1)                                 Basis of Presentation

Monitronics International, Inc. and subsidiaries (the “Company” or “Monitronics”) are wholly owned subsidiaries of Ascent Capital Group, Inc. (“Ascent Capital”).  The Company provides security alarm monitoring and related services to residential and business subscribers throughout the United States and parts of Canada.  The Company monitors signals arising from burglaries, fires, medical alerts and other events through security systems at subscribers’ premises, as well as provides customer service and technical support.

The unaudited interim financial information of the Company has been prepared in accordance with Article 10 of the Securities and Exchange Commission’s (the “SEC”) Regulation S-X. Accordingly, it does not include all of the information required by generally accepted accounting principles in the United States (“U.S. GAAP”) for complete financial statements.  The Company’s unaudited condensed consolidated financial statements as of June 30, 2013, and for the three and six months ended June 30, 2013 and 2012, include Monitronics and all of its direct and indirect subsidiaries.  The accompanying interim condensed consolidated financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year.  These condensed consolidated financial statements should be read in conjunction with the Monitronics Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 1, 2013 (the “2012 Form 10-K”).

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses for each reporting period.  The significant estimates made in preparation of the Company’s condensed consolidated financial statements primarily relate to valuation of goodwill, other intangible assets, long-lived assets, deferred tax assets, derivative financial instruments, and the amount of the allowance for doubtful accounts. These estimates are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts them when facts and circumstances change. As the effects of future events cannot be determined with any certainty, actual results could differ from the estimates upon which the carrying values were based.

(2)                                 Recent Accounting Pronouncements

There were no new accounting pronouncements issued during the six months ended June 30, 2013 that are expected to have a material impact on the Company.

(3)                               Other Accrued Liabilities

Other accrued liabilities consisted of the following (amounts in thousands):

	June 30, 2013	December 31, 2012

Interest payable	$9,733	$9,624
Income taxes payable	1,255	2,286
Legal accrual	9,831	9,324
Other	3,025	2,247
Total Other accrued liabilities	$23,844	$23,481

(4)                             Long-Term Debt

Long-term debt consisted of the following (amounts in thousands):

	June 30, 2013	December 31, 2012

9.125% Senior Notes due April 1, 2020	$410,000	$410,000
Term loans, matures March 23, 2018, LIBOR plus 3.25%, subject to a LIBOR floor of 1.00% (a)	682,506	685,583
$ 150 million revolving credit facility, matures December 22, 2017, LIBOR plus 3.75%, subject to a LIBOR floor of 1.00% (b)	33,600	12,800
	1,126,106	1,108,383
Less current portion of long-term debt	(6,905)	(6,950)
Long-term debt	$1,119,201	$1,101,433

(a)         The interest rate on the term loan was LIBOR plus 4.25%, subject to a LIBOR floor of 1.25%, until March 25, 2013.

(b)         The interest rate on the revolving credit facility was LIBOR plus 4.25%, subject to a LIBOR floor of 1.25%, until March 25, 2013.

Senior Notes

On March 23, 2012, the Company closed on a $410,000,000 privately placed debt offering of 9.125% Senior Notes due 2020 (the “Senior Notes”).  The Senior Notes mature on April 1, 2020 and bear interest at 9.125% per annum.  Interest payments are due semi-annually on April 1 and October 1 of each year, beginning on October 1, 2012.  In August 2012, the Company completed an exchange of the Senior Notes for identical securities in a registered offering under the Securities Act of 1933, as amended.

The Senior Notes are guaranteed by all of the Company’s existing subsidiaries.  Ascent Capital has not guaranteed any of the Company’s obligations under the Senior Notes.

Credit Facility

On March 23, 2012, the Company entered into a senior secured credit facility with the lenders party thereto and Bank of America, N.A., as administrative agent, which provided a $550,000,000 term loan at a 1% discount and a $150,000,000 revolving credit facility (the “Credit Agreement”).  Proceeds from the Credit Agreement and the Senior Notes, together with cash on hand, were used to retire all outstanding borrowings under the Company’s former credit facility, securitization debt, and to settle all related derivative contracts (the “Refinancing”).

On November 7, 2012, the Company entered into an amendment to the Credit Agreement (“Amendment No. 1”), which provided an incremental term loan with an aggregate principal amount of $145,000,000.  The incremental term loan was used to fund the acquisition of approximately 93,000 subscriber accounts for a purchase price of approximately $131,000,000.

On March 25, 2013, the Company entered into a second amendment to the Credit Agreement (“Amendment No. 2”). Pursuant to Amendment No. 2, the Company repriced the interest rates applicable to the Credit Agreement’s facility (the “Repricing”) which is comprised of the term loans and revolving credit facility noted above (the Credit Agreement together with Amendment No. 1 and Amendment No. 2, the “Credit Facility”). Concurrently with the Repricing, the Company extended the maturity of the revolving credit facility by nine months to December 22, 2017.

The Credit Facility term loans bear interest at LIBOR plus 3.25%, subject to a LIBOR floor of 1.00%, and mature on March 23, 2018.  Principal payments of approximately $1,726,000 and interest on the term loans are due quarterly.  The Credit Facility revolver bears interest at LIBOR plus 3.75%, subject to a LIBOR floor of 1.00%, and matures on December 22, 2017.  There is an annual commitment fee of 0.50% on unused portions of the Credit Facility revolver.  As of June 30, 2013, $116,400,000 is available for borrowing under the revolving credit facility.

At any time after the occurrence of an event of default under the Credit Facility, the lenders may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and terminate any commitment to make further loans under the Credit Facility.  In addition, failure to comply with restrictions contained in the Senior Notes could lead to an event of default under the Credit Facility.

The Credit Facility is secured by a pledge of all of the outstanding stock of the Company and all of its existing subsidiaries and is guaranteed by all of the Company’s existing subsidiaries.  Ascent Capital has not guaranteed any of the Company’s obligations under the Credit Facility.

The Company recorded deferred financing costs of $24,236,000 related to the Senior Notes and Credit Facility, which are included in Other assets, net on the accompanying condensed consolidated balance sheet as of June 30, 2013, and will be amortized over the term of the respective debt instruments using the effective-interest method.

As a result of the Refinancing, the Company accelerated amortization of the securitization debt premium and certain deferred financing costs related to the former senior secured credit facility, and expensed certain other refinancing costs. The components of the Refinancing expense, reflected in the condensed consolidated statement of operations and comprehensive income (loss) as a component of Other income (expense) for the six months ended June 30, 2012, are as follows (amounts in thousands):

For the six months ended
June 30, 2012

Accelerated amortization of deferred financing costs	$389
Accelerated amortization of securitization debt discount	6,679
Other refinancing costs	7,628
Gain on early termination of derivative instruments	(8,451)
Total refinancing expense	$6,245

In order to reduce the financial risk related to changes in interest rates associated with the floating rate term loans under the Credit Facility, the Company entered into two interest rate swap agreements (each with separate counterparties) in 2012, with terms similar to the Credit Facility term loans.  On March 25, 2013, the Company negotiated amendments to the terms of these interest rate swap agreements (the “Swaps”) to coincide with the Repricing.  The Swaps have a maturity date of March 23, 2018 to match the term of the Credit Facility term loans.  The Swaps have been designated as effective hedges of the Company’s variable rate debt and qualify for hedge accounting.  See note 5, Derivatives, for further disclosures related to these derivative instruments.  As a result of the Swaps, the interest rate on the borrowings under the Credit Facility term loans have been effectively converted from a variable rate to a weighted average fixed rate of 5.03%.

The terms of the Senior Notes and Credit Facility provide for certain financial and nonfinancial covenants.  As of June 30, 2013, the Company was in compliance with all required covenants.

Principal payments scheduled to be made on the Company’s debt obligations are as follows (amounts in thousands):

Remainder of 2013	$3,452
2014	6,905
2015	6,905
2016	6,905
2017	40,505
2018	655,976
Thereafter	410,000
Total principal payments	1,130,648
Less: Discount	4,542
Total debt on condensed consolidated balance sheet	$1,126,106

(5)                             Derivatives

The Company utilizes interest rate swap agreements to reduce the interest rate risk inherent in the Company’s variable rate Credit Facility term loans.  The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatility. The Company incorporates credit valuation adjustments to appropriately reflect the respective counterparty’s nonperformance risk in the fair value measurements.  See note 7, Fair Value Measurements, for additional information about the credit valuation adjustments.

On March 25, 2013, the Company negotiated amendments to the terms of its existing interest rate swap agreements to coincide with the repricing of the Credit Facility.  The Swaps, as amended, are held with the same counterparties as the existing interest rate swap agreements.  See the amended Swaps’ outstanding notional balance as of June 30, 2013 and terms below:

Notional	Effective Date	Fixed Rate Paid	Variable Rate Received

$543,125,000	March 28, 2013	1.884%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
143,912,500	March 28, 2013	1.384%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor

Upon entering into swap amendments on March 25, 2013, the Company simultaneously dedesignated its existing interest rate swap agreements and redesignated the Swaps as cash flow hedges for the underlying change in the swap terms.  The amounts previously recognized in Accumulated other comprehensive loss relating to the dedesignation will be recognized in Interest expense over the remaining life of the Swaps.  The amended Swaps are designated and qualify as cash flow hedging instruments, with the effective portion of the Swaps change in fair value recorded in Accumulated other comprehensive loss.  Any ineffective portions of the Swaps change in fair value are recognized in current earnings in Interest expense.  Changes in the fair value of the Swaps recognized in Accumulated other comprehensive loss are reclassified to Interest expense when the hedged interest payments on the underlying debt are recognized.  Amounts in Accumulated other comprehensive loss expected to be recognized in Interest expense in the coming 12 months total approximately $4,872,000.

The impact of the derivatives designated as cash flow hedges on the condensed consolidated financial statements is depicted below (amounts in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2013	2012	2013	2012

Effective portion of gain (loss) recognized in Accumulated other comprehensive loss	$10,473	(9,954)	$9,564	(12,457)

Effective portion of loss reclassified from Accumulated other comprehensive loss into Net income (a)	$(1,198)	(1,119)	$(2,366)	(1,217)

Ineffective portion of amount of gain (loss) recognized into Net income on interest rate swaps (a)	$61	—	$80	—

(a)         Amounts are included in Interest expense in the unaudited condensed consolidated statements of operations and comprehensive income (loss).

On March 23, 2012, in connection with the Refinancing, the Company terminated all of its previously outstanding derivative financial instruments and recorded a gain of $8,451,000.  These derivative financial instruments were not designated as hedges.  For the six months ended June 30, 2012, the realized and unrealized loss on derivative financial instruments includes settlement payments of $8,837,000 partially offset by a $6,793,000 unrealized gain related to the change in the fair value of these derivatives prior to their termination in March 2012.

(6)                                 Accumulated Other Comprehensive Income (Loss)

The following table provides a summary of the changes in Accumulated other comprehensive income (loss) for the period presented (amounts in thousands):

Accumulated other comprehensive income (loss)

As of December 31, 2012	(12,243)
Unrealized gain on derivatives recognized through Accumulated other comprehensive income (loss)	9,564
Reclassifications of unrealized loss on derivatives into net income (a)	2,366
As of June 30, 2013	(313)

(a)         Amounts reclassified into net income are included in Interest expense on the condensed consolidated statement of operations.  See note 5, Derivatives, for further information.

(7)                             Fair Value Measurements

According to the Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board Accounting Standards Codification, fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

·                  Level 1 - Quoted prices for identical instruments in active markets.

·                  Level 2 - Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.

·                  Level 3 - Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

The following summarizes the fair value level of assets and liabilities that are measured on a recurring basis at June 30, 2013 and December 31, 2012 (amounts in thousands):

	Level 1	Level 2	Level 3	Total

June 30, 2013
Derivative financial instruments - assets (a)	$—	2,587	—	2,587
Derivative financial instruments - liabilities	—	(2,663)	—	(2,663)
Total	$—	(76)	—	(76)

December 31, 2012
Derivative financial instruments - assets (a)	$—	116	—	116
Derivative financial instruments - liabilities	—	(12,359)	—	(12,359)
Total	$—	(12,243)	—	(12,243)

(a)         Included in Other assets, net on the condensed consolidated balance sheets

The Company has determined that the majority of the inputs used to value the Swaps fall within Level 2 of the fair value hierarchy.  The credit valuation adjustments associated with the derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by their counterparties.  As the counterparties have publicly available credit information, the credit spreads over LIBOR used in the calculations represent implied credit default swap spreads obtained from a third-party credit data provider.  However, as of June 30, 2013, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Swaps.  As a result, the Company has determined that its derivative valuations are classified in Level 2 of the fair value hierarchy.

The following table presents the activity in the Level 3 balances (amounts in thousands):

	Six months ended June 30,
	2013	2012

Beginning balance	$—	(16,959)
Unrealized gain recognized	—	16,959
Ending balance	$—	—

Carrying values and fair values of financial instruments that are not carried at fair value are as follows (amounts in thousands):

	June 30, 2013	December 31, 2012

Long term debt, including current portion:
Carrying value	$1,126,106	$1,108,383
Fair value (a)	1,144,140	1,130,978

(a)         The fair value is based on valuations from third party financial institutions and is classified as Level 2 in the hierarchy.

The Company’s other financial instruments, including cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates their fair value because of their short-term maturity.

(8)                                 Commitments, Contingencies and Other Liabilities

The Company is involved in litigation and similar claims incidental to the conduct of its business, including from time to time, contractual disputes, claims related to alleged security system failures and claims related to alleged violations of the U.S. Telephone Consumer Protection Act. Matters that are probable of unfavorable outcome to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, management’s estimate of the outcomes of such matters and experience in contesting, litigating and settling similar matters.  In management’s opinion, none of the pending actions is likely to have a material adverse impact on the Company’s financial position or results of operations.

Based on events occurring in the State of Georgia in 2006, a monitoring service subscriber filed suit against the Company and Tel-Star Alarms, Inc., a Monitronics authorized dealer, alleging negligence.  On November 16, 2011, a Georgia trial court awarded the plaintiff $8,600,000, of which $6,000,000 is expected to be covered by the Company’s general liability insurance policies.  In July 2013, the trial court’s ruling was affirmed by the Georgia Court of Appeals.  The Company intends to seek review of the Court of Appeals’ ruling in Georgia’s Supreme Court.  As of June 30, 2013, the Company has recorded legal reserves of approximately $9,517,000 and an insurance receivable of approximately $6,877,000, related to this matter.  In the fourth quarter of 2012, the Company funded approximately $2,640,000 into an escrow account for the excess liability above the insurance coverage, classified as restricted cash on the June 30, 2013 and December 31, 2012 condensed consolidated balance sheets.  This amount will be released upon settlement of the appeal.

(9)                                 Subsequent Events

On July 10, 2013, the Company entered into a securities purchase agreement with certain funds affiliated with Oak Hill Capital Partners, certain other holders and for the limited purposes set forth therein, Ascent Capital (the “Agreement”), pursuant to which the Company will directly and indirectly acquire all of the equity interests of Security Networks, LLC (“Security Networks”) and certain affiliated entities (the “Security Networks Acquisition”). The estimated purchase price (the “Security Networks Purchase Price”) will consist of $487,500,000 in cash plus 253,333 shares of Ascent Capital’s Series A common stock with an agreed value of $20,000,000 (the “Ascent Shares”) based on Security Networks delivering recurring monthly revenue (as defined in the Agreement) (“Acquisition RMR”) of approximately $8,800,000 (including approximately $100,000 of wholesale monitoring revenue) as of the date of closing (the “Security Networks Closing Date”). In addition to other customary post-closing adjustments, the Security Networks Purchase Price will be adjusted based on the actual amount of Security Networks’ Acquisition RMR delivered as of the Security Networks Closing Date.  The cash portion of the Security Networks Purchase Price will be funded by cash contributions from Ascent Capital and incremental borrowings.  The incremental borrowings will consist of a $100,000,000 intercompany loan from Ascent Capital (the “Ascent Intercompany Loan”), $175,000,000 of 9.125% senior notes due 2020 issued by Monitronics Escrow Corporation (the “New Senior Notes”) and an expected incremental term loan of $225,000,000 to be provided under the Company’s Credit Facility (the “Incremental Term Loan”).  As of June 30, 2013, the Company has incurred $1,438,000 of legal and professional services expense related to the Security Networks Acquisition, which are included in Selling, general, and administrative expense in the unaudited condensed consolidated statements of operations and comprehensive income (loss).

Ascent Capital will fund the Ascent Intercompany Loan with proceeds from a $103,500,000 convertible senior notes offering (the “Convertible Notes”).  The Convertible Notes offering was completed on July 17, 2013 with the notes maturing on July 15, 2020 and bearing interest at 4.00% per annum from July 17, 2013.  Interest will be payable semi-annually on January 15 and July 15 of each year.  Holders of the Convertible Notes (“Noteholders”) shall have the right, at their option, to convert all or any portion of such Convertible Note, subject to the satisfaction of certain conditions, at an initial conversion rate of 9.7272 shares of Ascent Capital Series A common stock (the “Common Stock”) per $1,000 principal amount of Convertible Notes (subject to adjustment in certain situations), which represents an initial conversion price of approximately $102.804. Ascent Capital is entitled to settle any such conversion by delivery of cash, shares of Common Stock or any combination thereof at Ascent Capital’s election. In addition, Noteholders will have the right to submit Convertible Notes for conversion, subject to the satisfaction of certain conditions, in the event of certain corporate transactions.

We expect that the Ascent Intercompany Loan will be entered into upon the closing of the Security Networks Acquisition.  The Ascent Intercompany Loan is expected to have an interest rate equal to 9.868% and to mature on October 1, 2020.

The New Senior Notes offering was completed on July 17, 2013 by Monitronics Escrow Corporation (the “Escrow Issuer”), a wholly-owned subsidiary of Ascent Capital.  The proceeds from this offering have been placed in escrow and will be released upon the closing of the Security Networks Acquisition.  In connection with the completion of the Security Networks Acquisition, the Escrow Issuer will be merged into the Company and the Company will assume the New Senior Notes.  The New Senior Notes will mature on April 1, 2020 and bear interest at 9.125% per annum, with interest being payable semi-annually on April 1 and October 1 of each year.  Following the completion of the Security Networks Acquisition, the New Senior Notes will be guaranteed by all of the Company’s subsidiaries, including Security Networks and its subsidiaries.  Ascent Capital will not be a guarantor of the New Senior Notes.

We expect that the Incremental Term Loan will be entered into upon the closing of the Security Networks Acquisition.  We expect that the Incremental Term Loan will mature on March 23, 2018 and will bear interest based on LIBOR plus an applicable margin to be agreed, subject to LIBOR floor to be agreed.  Quarterly required principal payments are expected to be approximately 0.25% of the principal balance.

The Agreement contains certain termination rights in the event that the Security Networks Acquisition is not consummated by September 30, 2013 (subject to extension in certain circumstances), including if the failure to complete the Security Networks Acquisition by such date is attributable to certain breaches by Ascent Capital or the Company, the Company may be required to pay the sellers a $45,000,000 termination fee.  The Company currently expects to close the Security Networks Acquisition in mid-August 2013.

Independent Auditor’s Report

To the Member

Security Networks, LLC

We have audited the accompanying consolidated financial statements of Security Networks, LLC and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of operations, member’s equity and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Security Networks, LLC and Subsidiaries as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ CohnReznick LLP

Atlanta, Georgia
June 27, 2013

Security Networks, LLC and Subsidiaries

Consolidated Balance Sheet

December 31, 2012

Current Assets
Cash	$880,955
Accounts receivable, net of allowance of $346,497	1,594,772
Accounts receivable other, net of allowance of $—	165,044
Parts inventory	440,741
Deposits	95,717
Prepaid expenses	359,942
Total current assets	3,537,171
Fixed Assets
Furniture and fixtures	325,716
Computer software and equipment	3,458,799
Vehicles	160,620
Leasehold improvements	205,783
Total fixed assets	4,150,918
Accumulated depreciation	(2,254,594)
Total fixed assets, net	1,896,324
Other Assets
Acquired/originated contracts, net of accumulated amortization of $41,731,377	205,587,788
Deferred financing costs, net of accumulated amortization of $2,771,290	5,707,489
Trademarks	3,600,000
Goodwill	54,628,747
Total other assets	269,524,024
$274,957,519
Liabilities and Member’s Equity
Current Liabilities
Accounts payable	$1,506,410
Accrued expenses	729,682
Accrued interest	1,038,857
Deferred revenues	3,156,067
Due on acquired contracts—short term	2,704,176
Current portion of capital lease obligations	2,553
Total current liabilities	9,137,745
Long-Term Liabilities
Notes payable	208,136,654
Due on acquired contracts—long term	5,798,795
Total long-term liabilities	213,935,449
Commitments and Contingencies
Total member’s equity	51,884,325
$274,957,519

See notes to consolidated financial statements

Security Networks, LLC and Subsidiaries

Consolidated Statement of Operations

Year ended December 31, 2012

Revenues
Monitoring revenue, retail	$75,930,689
Monitoring revenue, wholesale	1,296,848
Service and other	1,250,519
Total revenues	78,478,056
Operating expenses
Monitoring	5,908,842
Service and other	6,353,273
Selling, general and administrative	20,134,312
Amortization of customer accounts	24,469,772
Depreciation	1,138,287
Contingent consideration expense	981,631
Total operating expenses	58,986,117
Operating income	19,491,939
Other expense
Interest expense (including amortization of deferred financing fees of $1,431,974)	15,815,945
Other expense	100,310
Total other expense	15,916,255
Net income	$3,575,684

See notes to consolidated financial statements

Security Networks, LLC and Subsidiaries

Consolidated Statement of Member’s Equity

Year ended December 31, 2012

	Contributed Capital	Distributions	Retained Earnings (Accumulated Deficit)	Total
Member’s equity December 31, 2011	$55,786,867	$—	$(8,527,420)	$47,259,447
Cash contributions	660,832	—	—	660,832
Adjustment for stock-based compensation	388,362	—	—	388,362
Net income	—	—	3,575,684	3,575,684
Member’s equity December 31, 2012	$56,836,061	$—	$(4,951,736)	$51,884,325

See notes to consolidated financial statements

Security Networks, LLC and Subsidiaries

Consolidated Statement of Cash Flows

Year ended December 31, 2012

Cash flows from operating activities:
Net income	$3,575,684
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,138,287
Amortization	25,901,746
Provision for uncollectible accounts receivable	1,930,096
Reversal of contingent legal liability	(836,694)
Change in fair value of contingent consideration	981,631
Stock-based compensation expense	388,362
(Increases) decreases in assets:
Accounts receivable	(2,242,980)
Accounts receivable—other	26,548
Prepaid expenses	(53,063)
Deposits	14,989
Increases (decreases) in liabilities:
Accounts payable and accrued expenses	451,120
Accrued legal obligations	(63,306)
Deferred revenue	1,074,674
Accrued interest	121,502
Net cash provided by operating activities	32,408,596
Cash flows from investing activities:
Purchase of property and equipment	(1,176,529)
Purchase of inventory	(16,503)
Origination of customer contracts	(88,409,646)
Deferred holdbacks paid	(1,066,595)
Net cash used in investing activities	(90,669,273)
Cash flows from financing activities:
Payments on capital leases	(37,442)
Borrowings under senior lending facilities	70,512,628
Payment of deferred financing fees	(2,592,989)
Capital contributions	660,832
Payment for contingent liability earn out	(10,000,000)
Net cash provided by financing activities	58,543,029
Net increase in cash	282,352
Cash, beginning of year	598,603
Cash, end of year	$880,955
Cash paid during the year for interest	$14,262,469
Supplemental disclosure of noncash—investing and financing activities:
Acquired/Originated contracts	$(2,792,821)
Due on originated contracts	2,792,821
$—

See notes to consolidated financial statements

Security Networks, LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

Note 1—Organization and Summary of Significant Accounting Policies

Security Networks, LLC and Subsidiaries (the Company) is a Florida limited liability company in West Palm Beach, Florida founded in April 2000. The Company is a full service life safety solutions company, specializing in maintenance and monitoring of commercial and residential burglar alarms and fire alarms throughout the United States. Security Networks Acceptance, LLC (SNA) is a wholly-owned subsidiary where a portion of the Company’s security alarm contracts are held. The Company has two other wholly-owned subsidiaries, SNMCM, LP and SNCA, LLC, which have no operations and were created to facilitate licensing in certain states. The Company has one other wholly-owned subsidiary, SN Puerto Rico, Inc., which is part of the consolidation and their activity is included in the accompanying financial statements.

On November 5, 2010, the Company was acquired under a recapitalization transaction whereby its former member’s ownership interests were redeemed by the sole new member, OHCP Security Networks Holdings, LLC. The financial statements of the Company reflect the allocation of the purchase price of the new owner.

The sole member of the Company is OHCP Security Networks Holdings, LLC (OHCP) with 100% ownership. The sole member of OHCP is OHCP Ultimate Security Holdings, LLC with 100% ownership.

A summary of significant accounting policies follows:

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounts Receivable and Bad Debt Expense

Accounts receivable are reported net of an allowance for doubtful accounts. Management’s estimate of the allowance is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that management’s estimate of the allowance will change. Bad debt expense was $1,930,096 during the year ended December 31, 2012. The allowance for bad debt was $346,497 as of December 31, 2012.

Revenue Recognition

Revenue is recognized as it is earned. Customers are ordinarily billed in advance for monitoring and maintenance services; however, these revenues are not recognized until the period in which the monitoring and maintenance services are rendered. Revenues that are billed and paid for in advance of the period in which the monitoring and maintenance services are rendered are deferred.

Fixed Assets

Fixed assets are carried at cost. Improvements are capitalized while expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives by use of the straight-line method for financial reporting purposes as follows:

Furniture and fixtures	5
Computer software and equipment	3
Vehicles	5
Leasehold improvements	3

Acquired/Originated Contracts

The Company has recorded specific intangibles related to customer contracts acquired/originated from others. The cost of these intangibles is being amortized over the estimated customer relationship period of ten years, using the 135% declining balance method of amortization, which approximates the rate of decline of associated revenues due to customer attrition. Amortization expense was $24,469,772 in 2012.

Estimated amortization expense for these contracts for each of the five ensuing years and thereafter is as follows.

2013	$18,745,438
2014	16,214,803
2015	14,025,805
2016	12,132,321
2017	10,494,458
Thereafter	133,974,963
$205,587,788

Deferred Financing Costs

The deferred financing costs in connection with the loans are being amortized over the term of the loan (five to seven years) using the straight-line method. Accounting principles generally accepted in the United States of America require that the effective yield method be used to amortize financing costs; however, the loans are non-amortizing and therefore the straight-line method is utilized. Amortization expense was $1,431,974 in 2012. Estimated amortization expense for each of the ensuing years through December 31, 2017 is estimated to be $1,645,566.

Income Taxes

The Company has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its members on their respective income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability corporation. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no other tax positions which must be considered for disclosure. Income tax returns filed by the Company are subject to examination by the Internal Revenue Service for a period of three years. The income tax return for 2011 is currently being examined by the Internal Revenue Service. Subsequently filed income tax returns also remain open and subject to examination by the Internal Revenue Service.

Goodwill and Other Intangible Assets

The Company follows the provisions of the Financial Accounting Standard Board’s (the FASB) Accounting Standards Update (ASU) 805, “Business Combinations,” which requires that all business combinations be accounted for under the acquisition method of accounting. Under ASU 805, all assets and liabilities acquired in a business combination, including goodwill, indefinite-lived intangibles and other intangibles, are recorded at fair value. The initial recording of goodwill and other intangibles requires subjective judgments concerning estimates of the fair value of the acquired assets and liabilities. Goodwill consists primarily of the excess of cost of the fair value of net assets acquired in the Company’s business combination from November 5, 2010, $54,628,747 at acquisition date, and is not amortized. Other intangible assets include identifiable intangible assets with indefinite lives of approximately $3,600,000 and identifiable intangible assets with finite lives of approximately $83,500,000, at acquisition date.

Intangible assets with indefinite lives are not amortized and intangible assets with finite lives (contracts acquired) are amortized over 10 years using the 135% declining method.

For each amortizable intangible asset, a method of amortization is used that reflects the pattern in which the economic benefits of the intangible asset are consumed.

The Company follows the provisions of ASC 350, “Goodwill and Other Intangible Assets,” which requires an annual impairment test of goodwill and indefinite lived intangible assets. The Company performs an annual impairment assessment in the fourth quarter of each year, unless circumstances dictate assessments that are more frequent. The Company’s annual assessment concluded that there was no impairment of goodwill or indefinite lived intangible assets as of December 31, 2012.

Contingent Liability—Earn Out

In 2010, the Company was purchased and pursuant to the terms of the purchase and sale agreement, the seller of the Company may be entitled to additional consideration from the buyer, up to $10,000,000. The contingent purchase consideration is based on the Earn-Out Multiple, as defined, multiplied by the positive amount, if any by which the Business Affiliate Program RMR, as defined, exceeds the Base Business Affiliate Program RMR, as defined, as of September 30, 2012. The earn-out shall in no event exceed $10,000,000. The contingent purchase consideration was paid as of September 30, 2012. Accounting guidance requires a re-measurement of the fair value of the contingent liability each reporting period until the contingency has been satisfied. As of the date of the purchase the contingent consideration was fair valued to be $737,083, and included in goodwill on the accompanying balance sheet. As of September 30, 2012, the contingent consideration earn out was calculated at the maximum $10,000,000 and paid in full on October 30, 2012, of which $8,281,286 was recognized as contingent consideration expense in 2011 and the remaining $981,631 was recognized in 2012.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In September 2011, the FASB issued ASU 2011-08, “Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment.” ASU 2011-08 allows, but does not require, entities to first assess qualitatively whether it is necessary to perform the two-step goodwill impairment test. If an entity believes, as a result of its qualitative assessment, that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the quantitative two-step impairment test is required; otherwise, no further testing is required. The Company adopted the standards update as of January 1, 2012 and the adoption did not have an impact on the Company’s financial position, results of operations or cash flows.

Parts Inventory

Parts inventory is stated at the lower of cost or market and is comprised of small parts used in maintenance and service of security monitoring systems. Cost is determined using the first-in, first-out method.

Due on Originated Contracts

The Company has entered into long term agreements with unrelated companies who originate customer contracts on behalf of the Company (the Affiliates). For the majority of these Affiliates, the Company withholds a portion of the origination price until such time as an acceptable reserve of funds has been set aside, which for active Affiliates is always for a period that is greater than one year from the contract origination. These amounts withheld are therefore classified as long term liabilities. This reserve is maintained until such time as the relationship between the Company and the Affiliate is severed, at which time these reserves are converted to short term liabilities. Upon expiration of the one year guaranty period, the inactive Affiliate’s reserve is reconciled, and used to adjust the purchase price for any contracts that are determined to fall outside the parameters specified in the Affiliate agreement. In addition, the Company has one large affiliate, where the reserve is reconciled one year from each account origination date, and the reserve is specifically classified as a short term liability as it is withheld. The total amount due on originated contracts—short term at December 31, 2012 is $2,704,176. The total amount due on originated contracts—long term at December 31, 2012 is $5,798,795.

Leases

Expenses under operating leases are recognized over the term of the lease using the straight-line method in accordance with accounting principles generally accepted in the United States. Assets obtained under capital leases have been capitalized, and the related lease payments that are due over the term of the lease have been recorded as a liability. The assets are being depreciated using methods described previously in Note 1.

Note 2—Capital Contributions

As of December 31, 2012, OHCP Security Networks Holdings, LLC had made capital contributions totaling $56,026,625. During 2012, an additional capital contribution of $660,832 was made. No distributions were made to OHCP Security Networks Holdings, LLC during the year ended December 31, 2012. All capital contributions have been received.

Note 3—Notes Payable

On November 5, 2010, the Company entered into a $10,000,000 subordinated note with Bank of New York Mellon-Alcentra Mezzanine Partners and a $10,000,000 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP. The first note matures on November 5, 2017 and the second on November 5, 2018. The notes shall bear interest on the aggregate adjusted principal amount outstanding at a rate of 12% per annum payable quarterly in arrears in cash on the last day of the quarter in each year and at a rate of 2% per annum compounded quarterly on each interest payment date by capitalizing such interest by an increase in the aggregate adjusted principal amount of the notes outstanding.

On September 6, 2012, the Company entered into a $2,046,571 subordinated note and a $714,286 subordinated note with Northwestern Mutual Life Insurance Company. The Company entered into a $96,286 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP. The Company entered into a $1,142,857 subordinated note with United Insurance Company of America. On October 29, 2012, the Company entered into a $5,116,428 subordinated note and a $1,785,714 subordinated note with Northwestern Mutual Life Insurance Company. The Company entered into a $240,714 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP and a $2,857,143 subordinated note with United Insurance Company of America. These notes mature on November 5, 2018. The notes shall bear interest on the aggregate adjusted principal amount outstanding at a rate of 11.00% per annum payable quarterly in arrears in cash on the last day of the quarter in each year and at a rate of 1.75% per annum compounded quarterly on each interest payment date by capitalizing such interest by an increase in the aggregate adjusted principal amount of the notes outstanding. As of December 31, 2012, total principal of $34,947,486 was outstanding.

As of December 31, 2012, $3,334,486 of interest was incurred and $348,451 remains payable on the total amounts outstanding.

Per the agreement, the following financial loan covenants are required:

Maximum Consolidated Capital Expenditures	$1,800,000
Maximum Creation Multiple	41.80
Maximum Total Leverage Ratio	33.00:1.00
Maximum Senior Leverage Ratio	27.50:1.00
Maximum Attrition Rate	15.40%
Minimum Consolidated Liquidity	$900,000

The Company is in compliance with all covenants as of December 31, 2012.

On November 5, 2010, the Company entered into a $120,000,000 multi-term loan and a $30,000,000 revolving commitment with Goldman Sachs Specialty Lending Group, LP and Barclays Private Credit Partners, LLC (the Lenders). As

of April 17, 2012, the Company extended the total revolver up to $250,000,000, which is made up of a total $220,000,000 on the multi-term loan and $30,000,000 for the revolving commitment. Under the terms of these agreements, funds borrowed under these facilities will accrue interest at a rate equal to LIBOR with floor at 1.5% plus the applicable margin as defined in the agreements. The agreement is secured by a first priority lien on substantially all of its assets, including a pledge of all of the capital stock of each of its domestic subsidiaries and 65% of all of the capital stock of its foreign subsidiaries. This agreement will mature on November 5, 2016. As of December 31, 2012, total principal of $173,189,168 was outstanding.

Interest is paid monthly in arrears. As of December 31, 2012, $11,049,485 of interest was incurred and $690,406 remains payable on the total amounts outstanding.

Per the agreement, the following financial loan covenants are required:

Maximum Consolidated Capital Expenditures	$1,500,000
Maximum Creation Multiple	38.00
Maximum Total Leverage Ratio	30.00:1.00
Maximum Senior Leverage Ratio	25.00:1.00
Maximum Attrition Rate	14.00%
Minimum Consolidated Liquidity	$1,000,000

The Company is in compliance with all covenants as of December 31, 2012.

Estimated maturities of notes payable are as follows:

2013	$—
2014	—
2015	—
2016	173,189,168
2017	10,832,458
Thereafter	24,115,028
$208,136,654

Note 4—Acquired/Originated Contracts, Net

The following is an analysis of the changes in acquired/originated customer contracts for the year ended December 31, 2012:

Balance, beginning of the period	$138,855,093
Origination of customer accounts from affiliates	91,202,467
Amortization of customer accounts	(24,469,772)
Balance, end of the period	$205,587,788

Note 5—Commitments, Contingencies, and Related Party Transactions

Steven M. Ellman vs. Security Networks, LLC

During the year ended December 31, 2011, the Company was involved with litigation surrounding the violation of the Telephonic Consumer Protection Act.

As of December 31, 2011, no settlement had been reached; however, management had estimated costs associated with the lawsuit would be $900,000.

This amount included estimated plaintiff legal fees, the Company’s cost of defense, class action administration and claims.

Based on facts that were discovered during 2012, the case was dismissed on July 26, 2012. Since the case was dismissed, the Company only incurred $63,306 of the $900,000 expected legal costs. The remaining accrual from the prior year was reversed.

ADT, LLC vs. Security Networks, LLC

During the year ended December 31, 2012, the Company was involved with litigation alleging that affiliates had violated federal and state law by making deceptive sales statements to certain ADT customers. The likelihood of an unfavorable outcome or an amount of potential loss is not currently estimable.

Legal Proceedings

The Company experiences routine litigation in the normal conduct of its business. The Company believes that any such pending litigation will not have, individually or in the aggregate, a material adverse effect on its business, financial condition or results of operations.

Lease Obligations

On January 1, 2005, the Company entered into a master lease agreement with Enterprise Fleet Services under which various vehicles have been leased. These leases qualify for treatment as capital leases; therefore, the assets have been capitalized and are included in fixed assets on the balance sheet. The associated liability for the vehicles leased to date is $2,553 at December 31, 2012.

The Company leases its corporate headquarters from a corporation owned by a member of the Company. The current lease commenced in June 2010 and expired on May 31, 2011. Management exercised the option to extend this lease for an additional 2 years through May 31, 2013. The annual rent is $274,817.

The Company also leases space in Kissimmee, Florida. The Kissimmee space is leased under two separate leases that expired on April 30, 2011 and May 31, 2011. Management exercised the option to extend these leases for an additional 3 years through April 30, 2014. The total annual rents under these leases are $124,490.

In November 2010, the Company signed an additional lease agreement for office space near its corporate headquarters. The lease commenced on January 1, 2011 and expires on December 31, 2015. The annual rent for the year 2012 is $240,631.

The Company has signed leases with Enterprise for various vehicles. The leases commenced at various dates with the final lease schedule to expire in 2015. The annual lease for the year 2012 is $269,399.

The Company has signed a lease with Toshiba for various copiers. The leases commenced at various dates with the final lease schedule to expire in 2016. The annual lease for the year 2012 is $31,056.

At December 31, 2012, future minimum lease payments under operating leases and capital leases are as follows:

	Operating Leases			Capital Lease
	Rent	Vehicle	Copier	Vehicle
2013	$508,253	$377,111	$31,056	$2,573
2014	326,576	305,132	31,056	—
2015	302,300	109,575	12,255	—
2016	—	—	4,990	—
2017	—	—	—	—
Thereafter	—	—	—	—
	$1,137,129	$791,818	$79,357	$2,573
Less interest				(20)
Capital lease obligations reflected as current ($2,553) and non-current ($—) liabilities				$2,553

Note 6—Concentration of Risk

The Company’s cash accounts are maintained in a chartered banking institution and are insured by the Federal Deposit Insurance Corporation. At times, these balances may exceed the federal insurance limits; however, the Company has not experienced any losses with respect to its bank balances in excess of government provided insurance. Management believes that no significant concentration of credit risk exists with respect to these cash balances as of December 31, 2012.

Note 7—Contingent Considerations

The Company was sold on November 5, 2010 and as part of the purchase and sales agreement, the Company agreed to pay out contingent consideration based on the future performance of operations. During the year ended December 31, 2011, contingent consideration fair value was determined to be $8,281,286. As of September 30, 2012, the contingent consideration earn out was calculated at the maximum $10,000,000 and paid in full on October 30, 2012, of which $8,281,286 was recognized as contingent consideration expense in 2011 and the remaining $981,631 was recognized in 2012.

Note 8—Stock-Based Compensation

In November 2010, the parent company’s board of directors approved the 2010 OHCP Ultimate Security Holdings LLC Stock Option Plan (the Plan) for the grant of stock awards, including Class A common membership interests, to certain employees or entities, as defined in the Plan. This definition includes employees of subsidiary companies, including Security Networks, LLC.

Stock awards are granted at prices which approximate the fair value of the awards at the date of grant. Individual grants vest ratably over a period of 4.5 years from the date of grant. The contractual term of the options is 6 years from the date of grant.

Under the stock-based compensation plan offered by OHCP Ultimate Security Holdings, LLC (OHCP Ultimate), the board of directors of OHCP Ultimate may grant options to employees or entities that are providing, or have agreed to provide, services to the Company. The fair value of the options on each of the grant dates is calculated using the Black-Scholes option-pricing model. The options are amortized using the straight-line method of the calculated values as compensation cost over the requisite service period of the entire award.

The calculated value of each option granted has been determined as of the date of grant using the Black-Scholes option pricing model with the following assumptions:

	November 2010	March 2012	October 2012
Fair value of common stock	$1.00	$1.43	$1.71
Expected dividend yield	0%	0%	0%
Expected volatility	34.79%	39.12%	36.74%
Risk-free interest rate	1.10%	1.13%	0.62%
Expected term of options	4.5 years	4.5 years	6 years

For the year ended December 31, 2012, the expected term of options was determined using the “simplified method,” as historical data is not sufficient or reliable for purposes of estimating the expected term of new grants. The dividend yield is factored at zero because OHCP Ultimate does not expect to declare dividends in the future. The interest rate was determined using the appropriate U.S. Treasury note rates as of the date of grant. The expected volatility is based on an analysis of certain public company peers OHCP Ultimate believes reflects either its nature of operations or other economic characteristics, as there is limited historical information on OHCP Ultimate’s stock prices.

The weighted-average grant-date fair value of options granted during the year ended December 31, 2012 was $0.57. There were no exercises or settlements of options during the year ended December 31, 2012.

	Number of Shares	Weighted- Average Exercise Price Per Share	Weighted-Average Remaining Contractural Term (in Years)
Outstanding as of December 31, 2011	5,943,372	$1.00
Granted	815,000	1.61
Cancelled	—	—
Oustanding as of December 31, 2012	6,758,372	$1.07	4.93
Exercisable at December 31, 2011	1,188,674	$1.00	4.85
Exercisable at December 31, 2012	2,377,349	$1.00	3.85

The fair value of common stock was established by management as of November 2010, March 2012, and October 2012. The fair values were determined by the parent company’s management using an established purchase multiple to determine the Company’s market value, which is determined to be the recurring monthly revenue (RMR) multiplied by the multiple. Additionally, management compared the calculated fair value of common stock and multiple to comparable publicly traded companies. Management believes that this method is a reasonable approach to estimating the per share value on the respective grant dates.

Total stock-based compensation recognized for stock options in the accompanying consolidated statement of operations for the year ended December 31, 2012 was $388,362. Total stock-based compensation recognized as of December 31, 2011 and recognized in the consolidated statement of member’s equity was $421,074.

During October 2012, 515,000 shares were issued that vest only upon a change in control and the total unrecognized stock-based compensation related to these options is $318,539. These options have a term of 6 years. As of December 31, 2012, $3,247,513 (which excludes the fair value of stock-based options that vest upon a change in control) of total unrecognized compensation cost related to non-vested stock option agreements was granted under the Plan. Those costs are expected to be recognized over a weighted-average period of 5 years.

Note 9—Subsequent Events

Events that occur after the balance sheet date but before the financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements. Subsequent events which provide evidence about conditions that existed after the balance sheet date require disclosure in the accompanying notes. Management evaluated the activity of the Company through June 27, 2013 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

Independent Auditors’ Review Report

The Board of Directors

Security Networks, LLC:

We have reviewed the accompanying consolidated balance sheet of Security Networks, LLC and its subsidiaries as of June 30, 2013, and the related consolidated statements of operations for the three and six-month periods ended June 30, 2013 and 2012, member’s equity for the six-month period ended June 30, 2013, and cash flows for the six-month periods ended June 30, 2013 and 2012.

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with U.S. generally accepted accounting principles; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with U.S. generally accepted accounting principles.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas
August 15, 2013

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

(unaudited)

June 30,
2013
Assets
Current assets:
Cash	$1,886,285
Accounts receivable, net of allowance of $439,965	1,635,889
Accounts receivable other	143,967
Parts inventory	477,107
Deposits	60,347
Prepaid expenses	499,426
Total current assets	4,703,021

Fixed assets:
Furniture and fixtures	375,697
Computer software and equipment	4,256,863
Equipment	7,626
Leasehold improvements	205,783
Total fixed assets	4,845,969
Accumulated depreciation	(2,741,499)
Total fixed assets, net	2,104,470

Other assets:
Acquired/originated contracts, net of accumulated amortization of $56,744,360	239,650,565
Deferred financing costs, net of accumulated amortization of $3,621,955	4,856,824
Trademarks	3,600,000
Goodwill	54,628,747
Total other assets	302,736,136

Total assets	$309,543,627

See accompanying notes to consolidated financial statements.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Balance Sheet

(unaudited)

June 30,
2013
Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$1,645,230
Accrued expenses	3,440,996
Accrued interest	1,178,478
Deferred revenues	3,778,065
Due on acquired contracts – short term	2,681,338
Total current liabilities	12,724,107

Noncurrent liabilities:
Notes payable	237,971,742
Due on acquired contracts – long term	6,551,527
Total noncurrent liabilities	244,523,269

Commitments and Contingencies

Total member’s equity	52,296,251

Total liabilities and member’s equity	$309,543,627

See accompanying notes to consolidated financial statements.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues:
Monitoring revenue, retail	$24,424,868	18,027,412	$46,973,698	$34,143,713
Monitoring revenue, wholesale	317,709	339,689	643,342	669,054
Service and other	408,227	308,078	790,052	601,944
Total revenues	25,150,804	18,675,179	48,407,092	35,414,711

Operating expenses:
Monitoring	2,121,237	1,405,725	4,018,615	2,641,928
Service and other	1,824,672	1,384,595	3,728,114	2,720,418
Selling, general and administrative	6,255,883	4,973,455	12,283,648	9,593,082
Amortization of customer accounts	7,881,537	5,534,880	15,012,984	10,403,920
Depreciation	334,533	275,884	620,709	537,363
Total operating expense	18,417,862	13,574,539	35,664,070	25,896,711

Operating income	6,732,942	5,100,640	12,743,022	9,518,000

Other expense:
Interest expense (including amortization of deferred financing fees of $415,114 and $850,666 for 2013 and $371,352 and $673,014 for 2012)	5,128,923	3,784,688	10,010,242	6,842,788
Other expense	2,480,267	81,515	2,518,000	82,134
Total other expense	7,609,190	3,866,203	12,528,242	6,924,922

Net (loss) income	$(876,248)	1,234,437	$214,780	2,593,078

See accompanying notes to consolidated financial statements.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Statement of Member’s Equity

(unaudited)

	Contributed Capital	Distributions	Accumulated Deficit	Total Member’s Equity

Balance at December 31, 2012	$56,836,061	$—	$(4,951,736)	$51,884,325

Adjustment for stock-based compensation	197,146	—	—	197,146

Net income	—	—	214,780	214,780

Balance at June 30, 2013	$57,033,207	$—	$(4,736,956)	$52,296,251

See accompanying notes to consolidated financial statements.

SECURITY NETWORKS, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Six months ended
	June 30,
	2013	2012

Cash flows from operating activities:
Net income	$214,780	2,593,078
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	620,709	537,363
Amortization	15,863,649	11,076,934
Provision for uncollectible accounts receivable	1,119,705	760,532
Stock-based compensation expense	197,146	191,216
Changes in assets and liabilities:
Accounts receivable	(1,160,824)	(652,149)
Accounts receivable - other	21,077	(11,938)
Deposits	35,370	(9,410)
Prepaid expenses	(139,484)	(432,363)
Accounts payable and accrued expenses	2,850,135	597,636
Accrued Interest	139,621	33,453
Deferred revenue	621,999	634,727

Net cash provided by operating activities	20,383,883	15,319,079

Cash flows from investing activities:
Purchase of property and equipment	(828,855)	(598,349)
Purchase of inventory	(36,366)	(25,954)
Origination of customer contracts	(49,075,761)	(47,596,082)
Deferred holdbacks paid/held	729,894	2,114,604

Net cash used in investing activities	(49,211,088)	(46,105,781)

Cash flows from financing activities:
Payments on capital leases	(2,552)	(23,057)
Borrowings under senior lending facilities	29,835,088	33,457,889
Payments of deferred financing fees	—	(2,084,500)

Net cash provided by financing activities	29,832,536	31,350,332

Net increase in cash and cash equivalents	1,005,331	563,630

Cash at beginning of period	880,954	598,603

Cash at end of period	$1,886,285	1,162,233

See accompanying notes to condensed consolidated financial statements.

Note 1 — Basis of Presentation

Security Networks, LLC and subsidiaries (the “Company”) is a Florida limited liability company in West Palm Beach, Florida founded in April 2000.  The Company is a full service life safety solutions company, specializing in maintenance and monitoring of commercial and residential burglar alarms and fire alarms throughout the United States.  Security Networks Acceptance, LLC (“SNA”) is a wholly-owned subsidiary where a portion of the Company’s security alarm contracts are held.  The Company has two other wholly-owned subsidiaries, SNMCM, LP and SNCA, LLC, which have no operations and were created to facilitate licensing in certain states.  The Company has one other wholly-owned subsidiary, SN Puerto Rico, Inc., which is part of the consolidation and their activity is included in the accompanying financial statements.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes.  Actual results could differ from those estimates.

The accompanying interim consolidated financial statements are unaudited, but in the opinion of management, reflect all adjustments (consisting of normal recurring items) necessary for a fair presentation of the results for such periods.  The results of operations for any interim period are not necessarily indicative of the results to be expected for the full year.  These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2012.

Note 2 — Recent Accounting Pronouncements

There were no new accounting pronouncements issued during the six months ended June 30, 2013 that are expected to have a material impact on the Company.

Note 3 — Acquired/Originated Contracts, Net

The following is an analysis of the changes in acquired/originated customer contracts for the six months ended June 30, 2013:

Balance at December 31, 2012	$205,587,788
Origination of customer accounts from affiliates	49,075,761
Amortization of customer accounts	(15,012,984)
Impairment of customer contracts	—
Balance at June 30, 2013	$239,650,565

Note 4 - Notes Payable

Notes payable consisted of the following:

June 30, 2013

$10 million subordinated note matures November 5, 2017, 12% per annum cash interest and 2% per annum compounded quarterly for interest capitalization	$10,552,609
$10 million subordinated note matures November 5, 2018, 12% per annum cash interest and 2% per annum compounded quarterly for interest capitalization	10,552,609
Subordinated notes maturing November 5, 2018, 11% per annum cash interest and 1.75% compounded quarterly for interest capitalization	14,177,356
$220 million multi term loan matures November 5, 2016, LIBOR plus applicable margin, subject to a LIBOR floor of 1.5%	173,500,000
$30 million revolving commitment matures November 5, 2016, LIBOR plus applicable margin, subject to a LIBOR floor of 1.5%	29,189,168
237,971,742
Less current portion of Notes payable	—
Long-term Notes payable	$237,971,742

Subordinated Notes

On November 5, 2010, the Company entered into a $10,000,000 subordinated note with Bank of New York Mellon-Alcentra Mezzanine Partners and a $10,000,000 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP. The first note matures on November 5, 2017 and the second on November 5, 2018. The notes shall bear interest on the aggregate adjusted principal amount outstanding at a rate of 12% per annum payable quarterly in arrears in cash on the last day of the quarter in each year and at a rate of 2% per annum compounded quarterly on each interest payment date by capitalizing such interest by an increase in the aggregate adjusted principal amount of the notes outstanding.

On September 6, 2012, the Company entered into a $2,046,571 subordinated note and a $714,286 subordinated note with Northwestern Mutual Life Insurance Company. The Company entered into a $96,286 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP.  The Company entered into a $1,142,857 subordinated note with United Insurance Company of America.  On October 29, 2012, the Company entered into a $5,116,428 subordinated note and a $1,785,714 subordinated note with Northwestern Mutual Life Insurance Company. The Company entered into a $240,714 subordinated note with Northwestern Mutual Capital Mezzanine Fund II, LP and a $2,857,143 subordinated note with United Insurance Company of America. These notes mature on November 5, 2018. The notes shall bear interest on the aggregate adjusted principal amount outstanding at a rate of 11.00% per annum payable quarterly in arrears in cash on the last day of the quarter in each year and at a rate of 1.75% per annum compounded quarterly on each interest payment date by capitalizing such interest by an increase in the aggregate adjusted principal amount of the notes outstanding.

Per the agreements, the following financial loan covenants are required:

Maximum Consolidated Capital Expenditures	$1,800,000
Maximum Creation Multiple	41.80
Maximum Total Leverage Ratio	33.00:1.00
Maximum Senior Leverage Ratio	27.50:1.00
Maximum Attrition Rate	15.40%
Minimum Consolidated Liquidity	$900,000

Management believes that the Company is in compliance with all covenants as of June 30, 2013.

Credit Facility

On November 5, 2010, the Company entered into a $120,000,000 multi-term loan and a $30,000,000 revolving commitment with Goldman Sachs Specialty Lending Group, LP and Barclays Private Credit Partners, LLC (the Lenders). As of April 17, 2012, the Company extended the total revolver up to $250,000,000, which is made up of a total $220,000,000 on the multi-term loan and $30,000,000 for the revolving commitment. Under the terms of these agreements, funds borrowed under these facilities will accrue interest at a rate equal to LIBOR with floor at 1.5% plus the applicable margin as defined in the agreements. Interest is paid monthly in arrears.

The agreement is secured by a first priority lien on substantially all of its assets, including a pledge of all of the capital stock of each of its domestic subsidiaries and 65% of all of the capital stock of its foreign subsidiaries.  This agreement will mature on November 5, 2016.

Per the agreement, the following financial loan covenants are required:

Maximum Consolidated Capital Expenditures	$1,500,000
Maximum Creation Multiple	38.00
Maximum Total Leverage Ratio	30.00:1.00
Maximum Senior Leverage Ratio	25.00:1.00
Maximum Attrition Rate	14.00%
Minimum Consolidated Liquidity	$1,000,000

Management believes that the Company is in compliance with all covenants as of June 30, 2013.

Estimated maturities of notes payable as of June 30, 2013 are as follows:

Remainder of 2013	$—
2014	—
2015	—
2016	202,689,168
2017	10,552,609
2018	24,729,965
Thereafter	—
Total payments	$237,971,742

Note 5 — Commitments and Contingencies

The Company experiences routine litigation in the normal conduct of its business.  The Company believes that any such pending litigation will not have, individually or in the aggregate, a material adverse effect on its business, financial condition or results of operations.

ADT, LLC vs. Security Networks, LLC

As of June 30, 2013, the Company is involved with litigation alleging that affiliates had violated federal and state law by making deceptive sales statements to certain ADT customers. The likelihood of an unfavorable outcome or an amount of potential loss is not currently estimable.

Note 6 - Subsequent Events

On July 10, 2013, the holders of the equity interests of the Company entered into a securities purchase agreement with Monitronics International, Inc. (“Monitronics”), the wholly-owned operating subsidiary of Ascent Capital Group, Inc. (“Ascent Capital”), pursuant to which Monitronics will directly and indirectly acquire all of the equity interests of Security Networks, LLC and certain affiliated entities for a total estimated purchase price, subject to closing adjustments, of $487,500,000 in cash plus 253,333 shares of Ascent Capital’s Series A common stock, with an agreed value of $20,000,000.  Under the transaction, the Company’s existing debt and associated accrued interest will be paid off.  The transaction is expected to close in mid-August 2013.

Management evaluated the activity of the Company through August 15, 2013 (the date the financial statements were available to be issued) and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements, other than those presented above.

Monitronics International, Inc.

Offer to Exchange

9.125% Senior Notes due 2020

that have been registered under the Securities Act of 1933

for any and all

9.125% Senior Notes due 2020

that have not been registered under the Securities Act of 1933

Part II: Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers.

Monitronics International, Inc.

Texas Law

Sections 8.101 and 8.105 of the Texas Business Organizations Code (“TBOC”) permit corporations to indemnify a person who was or is a governing person, officer, employee or agent of such corporation or who serves at the corporation’s request as a representative of another enterprise, organization or employee benefit plan (an “outside enterprise”), who was, is, or is threatened to be named a respondent in a legal proceeding by virtue of such person’s position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person’s official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation or outside enterprise’s best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgment and expenses that are reasonable and actually incurred by the person in connection with the proceeding; however, indemnification is limited to reasonable expenses actually incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation, breach of the person’s duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. Indemnification pursuant to Section 8.101 of the TBOC can be made by the corporation only upon a determination made in the manner prescribed by Section 8.103 of the TBOC that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct for such indemnification.

Section 8.051 of the TBOC requires a corporation to indemnify a governing person, former governing person or person serving an outside enterprise at the corporation’s request against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person’s corporate position, if the person was wholly successful, on the merits or otherwise, in the defense of the proceeding.

Under certain circumstances, a corporation may also advance expenses to any of the above persons. Section 8.151 of the TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person’s status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

Certificate of Formation

Article VII of our amended certificate of formation provides as follows:

A director of Monitronics International, Inc. shall not be liable to Monitronics International, Inc or its shareholders for monetary damages for any act or omission in the director’s capacity as a director, except that Article VII does not eliminate or limit the liability of a director for:

(a)                               a breach of the director’s duty of loyalty to Monitronics International, Inc or its shareholders;

(b)                               an act or omission not in good faith that constitutes a breach of duty of the director to Monitronics International, Inc or that involves intentional misconduct of knowing violation of the law;

(c)                                a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of a director’s duties; or

(d)                               an act or omission for which the liability of a director is expressly provided for by statute.

If Texas law is amended, after approval of the foregoing paragraph by the shareholder or shareholders of Monitronics International, Inc entitled to vote thereon, to authorize action further eliminating or limiting the person liability of directors, then the liability of a director of Monitronics International, Inc shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended.  Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of Monitronics International, Inc existing at the time of such repeal or modification.

Bylaws

Article VIII of our bylaws provides as follows:

Section 1.                                           Indemnification.  Each person who at any time shall serve, or shall have served, as a director or officer of Monitronics International, Inc., or any such person who is or was serving at the request of Monitronics International, Inc as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent, member, manager or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, limited liability company, employee benefit plan or other enterprise (each such person referred to herein as an “Indemnitee”), shall be entitled to indemnification as and to the fullest extent permitted by Chapter 8 of the TBOC or any successor statutory provision, as from time to time amended.  The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, other provision of Monitronics International, Inc.’s bylaws, vote of shareholders or directors, or other arrangement.  Monitronics International, Inc., may enter into indemnification agreements with its executive officers and directors that contractually provide to them the benefits of the provisions of Article VIII of Monitronics International, Inc.’s bylaws and include related provisions meant to facilitate the Indemnitees’ receipt of such benefits and such other indemnification protections as may be deemed appropriate.

Section 2.                                           Advancement or Reimbursement of Expenses. The rights of an Indemnitee provided under the preceding section shall include, but not be limited to, the right to be indemnified and to have expenses advanced in all proceedings to the fullest extent permitted by Chapter 8 of the TBOC or any successor statutory provisions, as from time to time amended.  In the event that an Indemnitee is not wholly successful, on the merits or otherwise, in a proceeding but is successful, on the merits or otherwise, as to any claim in such proceeding, Monitronics International, Inc. shall indemnify such Indemnitee against all expenses actually and reasonably incurred by him or on his behalf relating to each claim.  The termination of a claim in a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim.  In addition, to the extent an Indemnitee is, by reason of his corporate status, a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.  Monitronics International, Inc. shall pay all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any proceeding or claim, whether brought by Monitronics International, Inc. or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Article VIII of Monitronics International, Inc.’s bylaws within 10 days after the receipt by Monitronics International, Inc. of a written request from such Indemnitee reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such proceeding or claim; provided that the Indemnitee affirms his good faith belief that he has met the standard of conduct necessary for indemnification under the TBOC and undertakes and agrees in writing that he will reimburse and repay Monitronics International, Inc. for any expenses so advanced to the extent that it shall ultimately be determined by a court, in a final adjudication from which there is no further right of appeal, that the Indemnitee is not entitled to be indemnified against such expenses.

Section 3.                                           Determination of Request.  Upon written request to Monitronics International, Inc. by an Indemnitee for indemnification pursuant to these bylaws, a determination, if required by applicable law, with respect to such Indemnitee’s entitlement thereto shall be made in accordance with Chapter 8 of the TBOC or any successor statutory provisions, as from time to time amended, provided, however, that notwithstanding the foregoing, if a change in control shall have occurred, such determination shall be made by independent counsel selected by the Indemnitee, unless the Indemnitee shall request that such determination be made in accordance with Section 8.103(a)(1) or (2) of the TBOC or any successor statutory provisions, as from time to time amended.  Monitronics International, Inc. shall pay any and all reasonable fees and expenses of independent counsel incurred in connection with any such determination.  If a change in control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in Article VIII of Monitronics International, Inc.’s bylaws) to be entitled to indemnification under Article VIII of Monitronics International, Inc.’s bylaws upon submission of a request to Monitronics International, Inc. for indemnification, and thereafter Monitronics International, Inc. shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.  The presumption shall be used by independent counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless Monitronics International, Inc. provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of independent counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

Section 4.                                           Effect of Certain Proceedings. The termination of any proceeding or of any claim in a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in Article VIII of Monitronics International, Inc.’s bylaws) by itself adversely affect the right of an Indemnitee to indemnification or create a presumption that an Indemnitee did not conduct himself in good faith and in a manner that he reasonably believed in the case of conduct in his official capacity, that was in the best interests of Monitronics International, Inc. or, in all other cases, that was not opposed to the best interests of Monitronics International, Inc. or, with respect to any criminal proceeding, such Indemnitee had reasonable cause to believe that his conduct was unlawful and such Indemnitee shall be deemed to have been found liable in respect of any claim only after he shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

Section 5.                                           Expenses of Enforcement of Article. In the event that an Indemnitee, pursuant to Article VIII of Monitronics International, Inc.’s bylaws, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, rights created under or pursuant to Article VIII of Monitronics International, Inc.’s bylaws, such Indemnitee shall be entitled to recover from Monitronics International, Inc., and shall be indemnified by Monitronics International, Inc. against, any and all expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein.  If it shall be determined in said judicial adjudication that such Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for such Indemnitee.  Notwithstanding the foregoing, if a change in control shall have occurred, an Indemnitee shall be entitled to indemnification under Section 5 of Article VIII of Monitronics International, Inc.’s bylaws regardless of whether such Indemnitee ultimately prevails in such judicial adjudication.

Section 6.                                           Insurance. Monitronics International, Inc. may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Monitronics International, Inc. or who is or was serving at the request of Monitronics International, Inc. as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such a person, whether or not Monitronics International, Inc. would have the power to indemnify him or her against that liability under Article VIII of Monitronics International, Inc.’s bylaws or the TBOC.

Section 7.                                           Amendment of the TBOC. If the TBOC hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Monitronics International, Inc., in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended statute.  Any amendment, repeal or modification of Article VIII, Section 7 of Monitronics International, Inc.’s bylaws shall be prospective only and shall not adversely affect any right or protection of a director of Monitronics International, Inc. existing at the time of such amendment, repeal or modification.

Section 8.                                           Indemnification of Others. The provisions of Article VIII of Monitronics International, Inc.’s bylaws shall not be deemed to preclude the indemnification of any person who is not specified in Article VIII of Monitronics International, Inc.’s bylaws but whom Monitronics International, Inc. has the power or obligation to indemnify under the applicable provisions of the TBOC.

Indemnification Agreements

Ascent has entered into indemnity agreements with our directors and certain of our executive officers that require Ascent to indemnify such persons against judgments, penalties, settlements, fines, excise or similar taxes and all reasonable attorneys’ fees, court costs and other expenses incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another enterprise, to the fullest extent permitted by applicable law. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder and provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law. Ascent currently has directors’ and officers’ liability insurance policies to insure its directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Subsidiary Guarantors

MIBU Servicer, Inc.; Platinum Security Solutions, Inc.; Monitronics Canada, Inc

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

MIBU Servicer, Inc.

Article VIII of the certificate of incorporation of MIBU Servicer, Inc. (“MIBU Servicer”) (“the MIBU Servicer Charter”) provides as follows (with capitalized terms used but not defined herein having the meanings assigned to them in the MIBU Servicer Charter):

(a)                                 To the fullest extent permitted by law, none of the stockholders, directors, officers, employees, representatives or agents of MIBU Servicer, nor any member, shareholder, partner, manager, director, officer, employee, representative, agent or Affiliate of any such Person (each a “Indemnified Person” and collectively, the “Indemnified Persons”) shall be liable to MIBU Servicer or any other Person that is a party to, or is otherwise bound by, the MIBU Servicer Charter or the by-laws of MIBU Servicer for any Damages incurred by reason of any act or omission performed or omitted by such Indemnified Person arising out of or in connection with the management or conduct of the business and affairs of MIBU Servicer, except that an Indemnified Person shall be liable for any such Damages to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the gross negligence, willful misconduct, or bad faith of such Indemnified Person claiming exculpation or the willful violations of the express provisions hereof by such Indemnified Person.

(b)                                 To the fullest extent permitted by applicable law, MIBU Servicer shall indemnify, defend and hold harmless each Indemnified Person for any liability, loss, damage or claim incurred by such Indemnified Person, including attorney’s fees and costs and any amounts expended in the settlement of any such claims of liability, loss, damage or claim by reason of any act or omission performed or omitted by such Indemnified Person in connection with the business of MIBU Servicer and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the MIBU Servicer Charter and the by-laws of MIBU Servicer, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of such Indemnified Person’s bad faith, gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Article VIII of the MIBU Servicer Charter by MIBU Servicer shall be provided out of and to the extent of MIBU Servicer assets only, and no stockholder shall have personal liability on account thereof.  MIBU Servicer may pay for insurance covering its liability to the Indemnified Persons.

(c)                                  To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by MIBU

Servicer prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by MIBU Servicer of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Article VIII of the MIBU Servicer Charter.

(d)                                 An Indemnified Person shall be fully protected in relying in good faith upon the records of MIBU Servicer and upon such information, opinions, reports or statements presented to MIBU Servicer by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of MIBU Servicer, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the stockholders might properly be paid.

(e)                                  To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to MIBU Servicer or to any other Person, such Indemnified Person acting under the MIBU Servicer Charter and the by-laws of MIBU Servicer shall not be liable to MIBU Servicer or to any other Person bound by the MIBU Servicer Charter and the by-laws of MIBU Servicer for its good faith reliance on the provisions of the MIBU Servicer Charter and the by-laws of MIBU Servicer or any approval or authorization granted by MIBU Servicer or any other Indemnified Person, except that such Indemnified Person shall not be exculpated from any such liability incurred by reason of such Indemnified Person’s gross negligence, bad faith or willful misconduct.  The provisions of the MIBU Servicer Charter and the by-laws of MIBU Servicer, to the extent that they restrict or eliminate the duties and liabilities of an Indemnified Person to MIBU Servicer or its members otherwise existing at law or in equity, are agreed by MIBU Servicer to replace such other duties and liabilities of such Indemnified Person.

(f)                                   These foregoing provisions of Article VIII of the MIBU Servicer Charter shall survive the resignation, removal or termination of any Indemnified Person from the management or conduct of the business and affairs of MIBU Servicer or any repeal or modification of Article VIII by the stockholders of MIBU Servicer.

Article VIII of MIBU Servicer’s bylaws provides that any director or officer of MIBU Servicer who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of MIBU Servicer shall be entitled to indemnification by MIBU Servicer to the extent and in the manner provided in Article VIII of the MIBU Servicer Charter.

Platinum Security Solutions, Inc.

Article X of the Platinum Security Solutions, Inc. (“Platinum”) certificate of incorporation provides that no director of Platinum shall have any liability to Platinum or to its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL.  Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of Platinum existing hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

Article VIII of Platinum’s bylaws provides as follows:

Section 1.                                           General.  Platinum shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended from time to time, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Platinum or is or was serving at the request of Platinum as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the proceeding.  However, Platinum shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Platinum.

Section 2.                                           Advances For Expenses.  Platinum shall pay the reasonable expenses (including attorneys’ fees) incurred by a director or officer of Platinum in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon a receipt of an undertaking by the director or officer to repay all expenses (including attorneys’ fees) advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VIII of Platinum’s bylaws or otherwise.  Payment of such expenses incurred by other employees and agents of Platinum may be made by the Board in its discretion upon such terms and conditions, if any, as it deems appropriate.

Section 3.                                           Rights Not Exclusive.  The rights conferred on any person by Article VIII of Platinum’s bylaws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of Platinum’s certificate of incorporation, Platinum’s bylaws, agreement, vote of stockholders or disinterested directors or otherwise.  The indemnification and advancement of expenses provided for by Article VIII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4.                                           Claims.  Notwithstanding any other provision of Article VIII, if a claim for indemnification or advancement of expenses under Article VIII is not paid in full within sixty days after a written claim therefor has been received by Platinum, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action Platinum shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 5.                                           Other Indemnification.  In the event of any payment under Article VIII of Platinum’s bylaws, Platinum shall be subrogated to the extent of such payment to all of the rights of recovery of the recipient of the payment, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable Platinum to bring suit to enforce such rights. Platinum shall not be liable to make any payment of amounts otherwise indemnifiable or subject to advancement hereunder if and to the extent that a person has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. To the extent that Platinum maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of Platinum or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of Platinum, such person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. Platinum’s obligation to indemnify or advance expenses hereunder to a person who is or was serving at the request of Platinum as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 6.                                           Amendment Or Repeal.  Any repeal or modification of the foregoing provisions of Article VIII of Platinum’s bylaws shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Monitronics Canada, Inc.

Article Tenth of the certificate of incorporation of Monitronics Canada, Inc. (“Monitronics Canada”) provides that Monitronics Canada shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (defined as any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, any inquiry or investigation that could lead to such an action, suit, or proceeding) by reason of the fact that he or she (i) is or was a director or officer of Monitronics Canada or (ii) while a director or officer of Monitronics Canada is or was serving at the request of Monitronics Canada as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL.  Such right shall be a contract right and as such shall inure to the benefit of any director or officer who is elected and accepts the position of director or officer of Monitronics Canada or elects to continue to serve as a director or officer of Monitronics Canada while Article Tenth is in effect.  Any repeal or amendment of Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of Monitronics Canada with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to Article Tenth.  Such right shall include the right to be paid by Monitronics Canada expenses (including without limitation attorneys’ fees) actually and reasonably incurred by him in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended.  If a claim for indemnification or advancement of expenses hereunder is not paid in full by Monitronics Canada within sixty days after a written claim has been received by Monitronics Canada , the claimant may at any time thereafter bring suit against Monitronics Canada to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim.  It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the DGCL, but the burden of proving such defense shall be on Monitronics Canada.  Neither the failure of Monitronics Canada (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor any actual determination by Monitronics Canada (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible.  In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives.  The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

Article Ninth of Monitronics Canada’s certificate of incorporation provides that no director of Monitronics Canada shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Monitronics Canada or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  In addition to the circumstances in which a director of Monitronics Canada is not personally liable as set forth in the preceding sentence, a director of Monitronics Canada shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director.

Article VI of the bylaws of Monitronics Canada provides as follows:

Section 1.                                             Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of Monitronics Canada or is or was serving or has agreed to serve at the request of Monitronics Canada as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by Monitronics Canada to the fullest extent authorized by the DGCL, (but, in the case of any such amendment, only to the extent that such amendment permits Monitronics Canada to provide broader indemnification rights than said law permitted Monitronics Canada to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that Monitronics Canada shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought under Section 3 of Article VI of the Monitronics Canada bylaws, initiated by such person or his or her heirs, executors and administrators only if such proceeding (or part thereof) was authorized by the board of directors of Monitronics Canada.  The right to indemnification conferred in Article VI of the Monitronics Canada bylaws shall be a contract right and shall include the right to be paid by Monitronics Canada the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to Monitronics Canada of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under Section 2 of Article VI of the  Monitronics Canada bylaws or otherwise.

Section 3.                                             Right of Claimant to Bring Suit.  If a written claim received by Monitronics Canada from or on behalf of an indemnified party under Article VI of the Monitronics Canada bylaws is not paid in full by Monitronics Canada within ninety days after such receipt, the claimant may at any time thereafter bring suit against Monitronics Canada to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to Monitronics Canada) that the claimant has not met the standards of conduct which make it permissible under the DGCL for Monitronics Canada to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on Monitronics Canada.  Neither the failure of Monitronics Canada (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by Monitronics Canada (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.                                             Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in Article VI of the Monitronics Canada bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the certificate of incorporation of Monitronics Canada, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Monitronics Funding, LP and Monitronics Security, LP

Section 108 of the Delaware Revised Uniform Limited Partnership Act provides that subject to its partnership agreement, a limited partnership can exercise the power to indemnify and hold harmless any partner from and against any and all claims and demands.

Section 4.1 of the partnership agreements of each of Monitronics Funding, LP and Monitronics Security, LP provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the respective partnership agreement) that “[n]one of the Limited Partner, the General Partner, any Affiliate of the General Partner, any Officer, agent, employee or advisor of the Partnership, nor any officer, director, manager, member, employee, stockholder, or partner of the General Partner or any of its Affiliates, shall be liable, responsible, or accountable in Damages or otherwise to the Partnership or any Partner by reason of, or arising from or relating to the management and conduct of the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Partnership, except to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the gross negligence, willful misconduct, or bad faith of the Person claiming exculpation or the willful violations of the express provisions hereof by the Person claiming exculpation.”

Section 4.2 of the partnership agreements of each of Monitronics Funding, LP and Monitronics Security, LP provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the respective partnership agreement) that “[t]he Partnership shall indemnify the General Partner, each Affiliate of the General Partner, each Officer of the Partnership and each officer, director, stockholder, manager, member, and partner of the General Partner or any of its Affiliates, and if so determined by the General Partner, each employee of the General Partner or any of its Affiliates, against any claim, loss, damage, liability, or expense (including reasonable attorneys’ fees, court costs, and costs of investigation and appeal) suffered or incurred by any such indemnitee by reason of, or arising from or relating to the operations, business, or affairs of, or any action taken or failure to act on behalf of, the Partnership, except to the extent any of the foregoing (a) is determined by final, nonappealable order of a court of competent jurisdiction to have been primarily caused by the gross negligence, willful misconduct, or bad faith of the Person claiming indemnification or (b) is suffered or incurred as a result of any claim (other than a claim for indemnification under this Agreement) asserted by the indemnitee as plaintiff against the Partnership.  Unless a determination has been made (by final, nonappealable order of a court of competent jurisdiction) that indemnification is not required, the Partnership shall, upon the request of any indemnitee, advance or promptly reimburse such indemnitee’s reasonable costs of investigation, litigation, or appeal, including reasonable attorneys’ fees; provided, however, that the affected indemnitee shall, as a condition of such indemnitee’s right to receive such advances and reimbursements, undertake in writing to repay promptly the Partnership for all such advancements or reimbursements if a court of competent jurisdiction determines that such indemnitee is not then entitled to indemnification under this Section 4.2.”

Security Networks LLC

Section 608.4229 of the Florida Revised Limited Liability Company Act provides that “a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.”

Section 18 of the Fifth Amended and Restated Limited Liability Company Operating Agreement of Security Networks LLC (“SN”), dated November 5, 2010, provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the Amended and Restated Operating Agreement of SN) that:  “To the fullest extent permitted by law, the Company shall indemnify, hold harmless, protect and defend each of the Members and officers, employees and agents, if any, of the Company (collectively, the ‘Indemnitees’), against any losses, claims, damages or liabilities, including, without limitation, legal and other expenses incurred in investigating or defending against any such loss, claim, damages or liabilities, and any amounts expended in settlement of any claim (collectively, ‘Liabilities’), to which any Indemnitee may become subject by reason of any act or omission (even if negligent or grossly negligent) performed or omitted to be performed on behalf of the Company or by reason of the fact that such Indemnitee is or was a Member, or officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, trustee, manager, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, provided, however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes (a) that his or her acts or omissions were committed in bad faith or involved intentional misconduct or a knowing violation of law or (b) that he or she personally gained through such an act or omission a financial profit or other advantage to which he or she was not legally entitled.  The provisions of this Section shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a Member, officer, employee, or agent of the Company.  Any indemnity under this Section 18 or otherwise shall be paid out of and to the extent of the Company’s assets only.”

MI Servicer LP, LLC and Security Networks Acceptance LLC

Section 108 of the Delaware Limited Liability Company Act provides that a limited liability company has the power to absolutely indemnify and hold harmless any member or manager from and against any claims.

MI Servicer LP, LLC

Section 20 of the Limited Liability Company Agreement of MI Servicer LP, LLC provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the Limited Liability Company Agreement of MI Servicer LP, LLC) that:

“(i)                               To the fullest extent permitted by law, none of the Members, Managers, Officers, employees, representatives, advisors or agents of the Company, nor any member, shareholder, partner, manager, director, officer, employee, representative, agent or Affiliate of any such Person (each a ‘Indemnified Person’- and collectively, the ‘Indemnified Persons’) shall be liable to the Company or any other Person that is a party to, or is otherwise bound by, this Agreement for any Damages incurred by reason of any act or omission performed or omitted by such Indemnified Person arising out of or in connection with the management or conduct of the business and affairs of the Company, except that an Indemnified Person shall be liable for any such Damages to the extent that any of the foregoing is determined, by a final, nonappealable order of a court of competent jurisdiction, to have been primarily caused by the gross negligence, willful misconduct, or bad faith of such Indemnified Person claiming exculpation or the willful violations of the express provisions hereof by such Indemnified Person.

(ii)                                  To the fullest extent permitted by applicable law, the Company shall indemnify, defend and hold harmless each Indemnified Person for any liability, loss, damage or claim incurred by such Indemnified Person, including attorney’s fees and costs and any amounts expended in the settlement of any such claims of liability, loss, damage or claim by reason of any act or omission performed or omitted by such Indemnified Person in connection with the business of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of such Indemnified Person’s bad faith, gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.  The Company may pay for insurance covering its liability to the Indemnified Persons.

(iii)                               To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in this Section 20.

(iv)                              An Indemnified Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

(vi)                              To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Person, such Indemnified Person acting under this Agreement shall not be liable to the Company or to any other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Indemnified Person, except that such Indemnified Person shall not be exculpated from any such liability incurred by reason of such Indemnified Person’s gross negligence, bad faith or willful misconduct.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of an Indemnified Person to the Company or its members otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnified Person.

(b)                                 Survival.  The foregoing provisions of this Section 20 shall survive the resignation, removal or termination of any Indemnified Person hereunder or any termination of this Agreement.”

Security Networks Acceptance LLC

Section 18 of the Amended and Restated Operating Agreement of Security Networks Acceptance LLC (“SN Acceptance”), dated November 5, 2010, provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the Amended and Restated Operating Agreement of SN Acceptance) that:  “To the fullest extent permitted by law, the Company shall indemnify, hold harmless, protect and defend each of the Members and officers, employees and agents, if any, of the Company (collectively, the ‘Indemnitees’), against any losses, claims, damages or liabilities, including, without limitation, legal and other expenses incurred in investigating or defending against any such loss, claim, damages or liabilities, and any amounts expended in settlement of any claim (collectively, ‘Liabilities’), to which any Indemnitee may become subject by reason of any act or omission (even if negligent or grossly negligent) performed or omitted to be performed on behalf of the Company or by reason of the fact that such Indemnitee is or was a Member, or officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, trustee, manager, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, provided, however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes (a) that his or her acts or omissions were committed in bad faith or involved intentional misconduct or a knowing violation of law or (b) that he or she personally gained through such an act or omission a financial profit or other advantage to which he or she was not legally entitled.  The provisions of this Section shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a Member, officer, employee, or agent of the Company.  Any indemnity under this Section 18 or otherwise shall be paid out of and to the extent of the Company’s assets only.”

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description of Exhibit
2.1

Securities Purchase Agreement, dated July 10, 2013, by and among Monitronics International, Inc., certain funds affiliated with Oak Hill Capital Partners, certain other holders and, for the limited purposes set forth therein, Ascent Capital Group, Inc. (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the Current Report on Form 8-K/A of Ascent Capital Group, Inc. (File No. 001-34176), filed with the Commission on July 12, 2013)

3.1

Amendments to the Certificate of Formation of Monitronics International, Inc. (included as Exhibit A to the Certificate of Merger of Mono Lake Merger Sub, Inc. with and into Monitronics International, Inc.), dated December 17, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.2

Amended and Restated Bylaws of Monitronics International Inc., dated as of December 17, 2010 (incorporated by reference to Exhibit 3.2 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.3

Certificate of Incorporation of Monitronics Canada, Inc. dated as of April 18, 2006 (incorporated by reference to Exhibit 3.3 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.4

Certificate of Correction to the Certificate of Incorporation of Monitronics Canada, Inc., dated as of April 25, 2006 (incorporated by reference to Exhibit 3.4 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.5	Bylaws of Monitronics Canada, Inc. (incorporated by reference to Exhibit 3.5 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)
3.6

Certificate of Incorporation of Platinum Security Solutions, Inc., dated as of March 28, 2011 (incorporated by reference to Exhibit 3.6 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.7

Bylaws of Platinum Security Solutions, Inc., dated as of March 28, 2011(incorporated by reference to Exhibit 3.7 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.8

Third Amended and Restated Certificate of Incorporation of MIBU Servicer, Inc., dated as of March 23, 2012 (incorporated by reference to Exhibit 3.8 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.9	By-Laws of MIBU Servicer, Inc., dated as of March 23, 2012 (incorporated by reference to Exhibit 3.9 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)
3.10

Certificate of Limited Partnership of Monitronics LP, dated as of January 12, 2007 (incorporated by reference to Exhibit 3.10 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.11

Certificate of Amendment to the Certificate of Limited Partnership of Monitronics LP, dated January 24, 2007 (incorporated by reference to Exhibit 3.11 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.12

Amendment to the Certificate of Limited Partnership of Monitronics Security, LP, dated February 25, 2010 (incorporated by reference to Exhibit 3.12 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.13	Amendment to the Certificate of Limited Partnership of Monitronics Security, LP, dated September 30, 2013*
3.14	Third Amended and Restated Limited Partnership Agreement of Monitronics Security, LP, dated as of September 30, 2013*
3.15

Certificate of Limited Partnership of Monitronics Funding LP, dated as of January 12, 2007 (incorporated by reference to Exhibit 3.14 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.16

Amendment to the Certificate of Limited Partnership of Monitronics Funding LP, dated as of February 25, 2010 (incorporated by reference to Exhibit 3.15 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.17	Amendment to the Certificate of Limited Partnership of Monitronics Funding LP, dated as of September 30, 2013*
3.18	Third Amended and Restated Limited Partnership Agreement of Monitronics Funding LP, dated as of September 30, 2013*
3.19	Articles of Organization of Security Networks LLC, dated as of March 10, 2000, together with the

Certificate of Merger for Florida Limited Liability Company of Security Networks LLC, dated as of December 27, 2007*
3.20	Fifth Amended and Restated Limited Liability Company Operating Agreement of Security Networks LLC, dated as of November 5, 2010*
3.21	Certificate of Formation of Security Networks Acceptance LLC, dated as of November 13, 2007*
3.22	Amended and Restated Operating Agreement of Security Networks Acceptance LLC, dated as of November 5, 2010*
4.1

Indenture, dated as of March 23, 2012, by and among Monitronics International, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of Ascent Capital Group, Inc. (File No. 001-34176), filed with the Commission on May 9, 2012)

4.2	Supplemental Indenture, dated as of August 16, 2013, by and among Monitronics International, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee*
4.3	Second Supplemental Indenture, dated as of August 26, 2013, by and among Monitronics International, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee*
4.4

Registration Rights Agreement, dated as of July 17, 2013, by and among Monitronics Escrow Corporation, Monitronics International, Inc., the Guarantors named therein and the Initial Purchasers named therein*

4.5

Counterpart to Registration Rights Agreement, dated as of August 16, 2013, by and among Monitronics Escrow Corporation, Monitronics International, Inc., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and the other Initial Purchasers*

5.1	Opinion of Baker Botts L.L.P. as to the validity of the securities being registered*
8.1	Opinion of Baker Botts L.L.P. with respect to federal tax matters*
10.1

Credit Agreement, dated as of March 23, 2012, among Monitronics International, Inc. as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q of Ascent Capital Group, Inc. (File No. 001-34176), filed with the Commission on May 9, 2012)

10.2

Form of Amendment No. 1 to the Credit Agreement, dated November 7, 2012, by and among Monitronics International, Inc., Bank of America, N.A., individually and as administrative agent, and the other financial institutions signatory thereto (incorporated by reference to Exhibit 4.7 to the Annual Report on Form 10-K of Ascent Capital Group, Inc. (File No. 001-34176), filed with the Commission on February 27, 2013)

10.3

Form of Amendment No. 2 to the Credit Agreement, dated March 25, 2013, by and among Monitronics International, Inc., Bank of America, N.A., individually and as administrative agent, and other financial institutions signatory thereto (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of Monitronics International, Inc. (File No. 333-110025), filed with the Commission on May 14, 2013)

10.4

Form of Indemnification Agreement between Ascent Capital Group, Inc. and its Directors and Executive Officers (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form 10 of Ascent Capital Group, Inc. (File No. 000-53280), filed with the Commission on July 23, 2008)

12.1	Computation of Ratio of Earnings to Fixed Charges*
21.1	Subsidiaries of the Registrant*
23.1	Consent of KPMG L.L.P.*
23.2	Consent of CohnReznick LLP*
23.3	Consent of Ernst & Young LLP*
23.4	Consent of Baker Botts, L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney for each Registrant (beginning on page II-14)
25.1	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank National Association, as Trustee*
99.1	Form of Letter of Transmittal*
99.2	Form of Letter to Clients*
99.3	Form of Letter to Depository Trust Company Participants*

* filed herewith.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 18, 2013.

Monitronics International, Inc.

By:	/s/ William E. Niles
Name:	William E. Niles
Title:	Executive Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Michael R. Haislip	President and Chief Executive Officer
Michael R. Haislip	(Principal Executive Officer)	October 18, 2013

/s/ William R. Fitzgerald
William R. Fitzgerald	Director	October 18, 2013

/s/ William E. Niles
William E. Niles	Director	October 18, 2013

/s/ Michael R. Meyers	Chief Financial Officer, Vice President and Assistant Secretary
Michael R. Meyers	(Principal Financial and Accounting Officer)	October 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, Monitronics Canada, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 18, 2013.

Monitronics Canada, Inc

By:	/s/ Michael R. Meyers

Name:	Michael R. Meyers
Title:	Chief Financial Officer, Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Michael R. Haislip	President and Chief Executive Officer
Michael R. Haislip	(Principal Executive Officer)	October 18, 2013

/s/ Michael R. Meyers	Director, Chief Financial Officer, Vice President and Assistant Secretary
Michael R. Meyers	(Principal Financial and Accounting Officer)	October 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, MIBU Servicer Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 18, 2013.

MIBU Servicer Inc.

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Vice President, Assistant Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Michael R. Haislip	Director and President
Michael R. Haislip	(Principal Executive Officer)	October 18, 2013

/s/ Michael R. Meyers	Director, Vice President, Assistant Secretary and Treasurer
Michael R. Meyers	(Principal Financial and Accounting Officer)	October 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the undersigned registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 18, 2013.

Monitronics Funding LP

By: Monitronics International, Inc., general partner

By:	/s/ Michael R. Meyers
Name: Michael R. Meyers
Title: Chief Financial Officer, Vice President and Assistant Secretary

Monitronics Security LP

By: Monitronics International, Inc., general partner

By:	/s/ Michael R. Meyers
Name: Michael R. Meyers
Title: Chief Financial Officer, Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

President, Monitronics Funding LP, Monitronics Security LP
/s/ Michael R. Haislip	(Principal Executive Officer)	October 18, 2013
Michael R. Haislip

Vice President, Assistant Secretary and Treasurer,
Monitronics Funding LP, Monitronics Security LP
/s/ Michael R. Meyers		(Principal Financial and Accounting Officer)	October 18, 2013
Michael R. Meyers

Monitronics International, Inc.

By:	/s/ Michael R. Haislip	General Partner of Monitronics Funding LP and Monitronics
Name: Michael R. Haislip		Security LP	October 18, 2013
Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, Platinum Security Solutions, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 18, 2013.

Platinum Security Solutions, Inc.

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Vice President, Assistant Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Michael R. Haislip	Director and President
Michael R. Haislip	(Principal Executive Officer)	October 18, 2013

/s/ Michael R. Meyers	Director, Vice President, Assistant Secretary and Treasurer
Michael R. Meyers	(Principal Financial and Accounting Officer)	October 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, MI Servicer LP, LLC. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 18, 2013.

MI Servicer LP, LLC

By:	/s/ Michael R. Meyers
Name: Michael R. Meyers
Title: Vice President, Assistant Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Title	Date

/s/ Michael R. Haislip	Manager and President
Michael R. Haislip	(Principal Executive Officer)	October 18, 2013

/s/ Michael R. Meyers	Manager, Vice President, Assistant Secretary and Treasurer
Michael R. Meyers	(Principal Financial and Accounting Officer)	October 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, Security Networks LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 18, 2013.

Security Networks LLC

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Executive Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature		Title	Date

/s/ Michael R. Haislip		Chief Executive Officer
Michael R. Haislip		(Principal Executive Officer)	October 18, 2013

/s/ Kenneth Wiesenfeld		Chief Financial Officer
Kenneth Wiesenfeld		(Principal Financial and Accounting Officer)	October 18, 2013

Monitronics International, Inc.

By:	/s/ Michael R. Haislip	Sole Member-Manager of the Registrant	October 18, 2013
Name: Michael R. Haislip
Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, Security Networks Acceptance LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 18, 2013.

Security Networks Acceptance LLC

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Executive Vice President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints William E. Niles, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature		Title	Date

/s/ Michael R. Haislip		Chief Executive Officer
Michael R. Haislip		(Principal Executive Officer)	October 18, 2013

/s/ Kenneth Wiesenfeld		Chief Financial Officer
Kenneth Wiesenfeld		(Principal Financial and Accounting Officer)	October 18, 2013

Security Networks LLC

By:	/s/ Michael R. Haislip	Sole Member-Manager of the Registrant	October 18, 2013
Name: Michael R. Haislip
Title: Chief Executive Officer

Exhibit List

Exhibit No.	Description of Exhibit
2.1

Securities Purchase Agreement, dated July 10, 2013, by and among Monitronics International, Inc., certain funds affiliated with Oak Hill Capital Partners, certain other holders and, for the limited purposes set forth therein, Ascent Capital Group, Inc. (incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the Current Report on Form 8-K/A of Ascent Capital Group, Inc. (File No. 001-34176), filed with the Commission on July 12, 2013)

3.1

Amendments to the Certificate of Formation of Monitronics International, Inc. (included as Exhibit A to the Certificate of Merger of Mono Lake Merger Sub, Inc. with and into Monitronics International, Inc.), dated December 17, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.2

Amended and Restated Bylaws of Monitronics International Inc., dated as of December 17, 2010 (incorporated by reference to Exhibit 3.2 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.3

Certificate of Incorporation of Monitronics Canada, Inc. dated as of April 18, 2006 (incorporated by reference to Exhibit 3.3 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.4

Certificate of Correction to the Certificate of Incorporation of Monitronics Canada, Inc., dated as of April 25, 2006 (incorporated by reference to Exhibit 3.4 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.5	Bylaws of Monitronics Canada, Inc. (incorporated by reference to Exhibit 3.5 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)
3.6

Certificate of Incorporation of Platinum Security Solutions, Inc., dated as of March 28, 2011 (incorporated by reference to Exhibit 3.6 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.7

Bylaws of Platinum Security Solutions, Inc., dated as of March 28, 2011(incorporated by reference to Exhibit 3.7 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.8

Third Amended and Restated Certificate of Incorporation of MIBU Servicer, Inc., dated as of March 23, 2012 (incorporated by reference to Exhibit 3.8 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.9	By-Laws of MIBU Servicer, Inc., dated as of March 23, 2012 (incorporated by reference to Exhibit 3.9 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)
3.10

Certificate of Limited Partnership of Monitronics LP, dated as of January 12, 2007 (incorporated by reference to Exhibit 3.10 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.11

Certificate of Amendment to the Certificate of Limited Partnership of Monitronics LP, dated January 24, 2007 (incorporated by reference to Exhibit 3.11 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.12

Amendment to the Certificate of Limited Partnership of Monitronics Security, LP, dated February 25, 2010 (incorporated by reference to Exhibit 3.12 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.13	Amendment to the Certificate of Limited Partnership of Monitronics Security, LP, dated September 30, 2013*
3.14	Third Amended and Restated Limited Partnership Agreement of Monitronics Security, LP, dated as of September 30, 2013*
3.15

Certificate of Limited Partnership of Monitronics Funding LP, dated as of January 12, 2007 (incorporated by reference to Exhibit 3.14 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.16

Amendment to the Certificate of Limited Partnership of Monitronics Funding LP, dated as of February 25, 2010 (incorporated by reference to Exhibit 3.15 to the Company’s Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012)

3.17	Amendment to the Certificate of Limited Partnership of Monitronics Funding LP, dated as of September 30, 2013*
3.18	Third Amended and Restated Limited Partnership Agreement of Monitronics Funding LP, dated as of September 30, 2013*
3.19	Articles of Organization of Security Networks LLC, dated as of March 10, 2000, together with the

Certificate of Merger for Florida Limited Liability Company of Security Networks LLC, dated as of December 27, 2007*
3.20	Fifth Amended and Restated Limited Liability Company Operating Agreement of Security Networks LLC, dated as of November 5, 2010*
3.21	Certificate of Formation of Security Networks Acceptance LLC, dated as of November 13, 2007*
3.22	Amended and Restated Operating Agreement of Security Networks Acceptance LLC, dated as of November 5, 2010*
4.1

Indenture, dated as of March 23, 2012, by and among Monitronics International, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of Ascent Capital Group, Inc. (File No. 001-34176), filed with the Commission on May 9, 2012)

4.2	Supplemental Indenture, dated as of August 16, 2013, by and among Monitronics International, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee*
4.3	Second Supplemental Indenture, dated as of August 26, 2013, by and among Monitronics International, Inc., the Guarantors named therein and U.S. Bank National Association, as Trustee*
4.4

Registration Rights Agreement, dated as of July 17, 2013, by and among Monitronics Escrow Corporation, Monitronics International, Inc., the Guarantors named therein and the Initial Purchasers named therein*

4.5

Counterpart to Registration Rights Agreement, dated as of August 16, 2013, by and among Monitronics Escrow Corporation, Monitronics International, Inc., the Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and the other Initial Purchasers*

5.1	Opinion of Baker Botts L.L.P. as to the validity of the securities being registered*
8.1	Opinion of Baker Botts L.L.P. with respect to federal tax matters*
10.1

Credit Agreement, dated as of March 23, 2012, among Monitronics International, Inc. as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q of Ascent Capital Group, Inc. (File No. 001-34176), filed with the Commission on May 9, 2012)

10.2

Form of Amendment No. 1 to the Credit Agreement, dated November 7, 2012, by and among Monitronics International, Inc., Bank of America, N.A., individually and as administrative agent, and the other financial institutions signatory thereto (incorporated by reference to Exhibit 4.7 to the Annual Report on Form 10-K of Ascent Capital Group, Inc. (File No. 001-34176), filed with the Commission on February 27, 2013)

10.3

Form of Amendment No. 2 to the Credit Agreement, dated March 25, 2013, by and among Monitronics International, Inc., Bank of America, N.A., individually and as administrative agent, and other financial institutions signatory thereto (incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of Monitronics International, Inc. (File No. 333-110025), filed with the Commission on May 14, 2013)

10.4

Form of Indemnification Agreement between Ascent Capital Group, Inc. and its Directors and Executive Officers (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form 10 of Ascent Capital Group, Inc. (File No. 000-53280), filed with the Commission on July 23, 2008)

12.1	Computation of Ratio of Earnings to Fixed Charges*
21.1	Subsidiaries of the Registrant*
23.1	Consent of KPMG L.L.P.*
23.2	Consent of CohnReznick LLP*
23.3	Consent of Ernst & Young LLP*
23.4	Consent of Baker Botts, L.L.P. (included in Exhibit 5.1)
24.1	Power of Attorney for each Registrant (beginning on page II-14)
25.1	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank National Association, as Trustee*
99.1	Form of Letter of Transmittal*
99.2	Form of Letter to Clients*
99.3	Form of Letter to Depository Trust Company Participants*

* filed herewith.